Filed Pursuant to Rule 424(h)
Registration Nos. 333-265682 and 333-265682-04

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS, DATED SEPTEMBER 10, 2024

PROSPECTUS

$797,750,000 or $1,005,250,000(1)
Mercedes-Benz Auto Lease Trust 2024-B
Issuer (CIK: 0002033250)

$220,000,000(2) (3)			____% Class A-1 Asset Backed Notes
$368,500,000(3)	{	SOFR Rate +	____% Class A-2A Asset Backed Notes(4) ____% Class A-2B Asset Backed Notes(4)(5)
$368,500,000(3)			____% Class A-3 Asset Backed Notes
$60,750,000 (3)			____% Class A-4 Asset Backed Notes

(1)	The determination regarding the initial principal amount of the Notes will be made no later than the day of pricing.
(2)	The Class A-1 Notes are not offered hereby and will be retained by the Depositor or one or more of its affiliates.
(3)
If the aggregate principal amount of Notes to be offered is $797,750,000, the aggregate initial principal amount of Notes issued will be $1,017,750,000 and the initial principal amounts of each class of Notes will be as set forth above.  If the aggregate principal amount of Notes to be offered is $1,005,250,000, the aggregate initial principal amount of Notes issued will be $1,283,250,000 and the initial principal amounts of each class of Notes will be $278,000,000 of Class A-1 Notes, $464,500,000 of Class A-2 Notes, $464,500,000 of Class A-3 Notes and $76,250,000 of Class A-4 Notes.

(4)
The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread. However, the Benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the Benchmark and the applicable spread may change, see “Description of the Notes — Payments of Interest.” The aggregate principal amount of the Class A-2A and Class A-2B Notes will be $368,500,000 (or $464,500,000) but the allocation of such aggregate principal amount between the Class A-2A and Class A-2B Notes will be determined no later than the day of pricing.  The Depositor expects that the initial principal amount of the Class A 2B Notes will not exceed $276,375,000 if the aggregate principal amount of the Class A-2A and Class A-2B Notes is $368,500,000, or $348,375,000 if the aggregate principal amount of the Class A-2A and Class A-2B Notes is $464,500,000.

(5)
If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread is less than 0.00% for any accrual period, then the interest rate for the Class A-2B Notes for such accrual period will be 0.00%, as described under “Description of the Notes—Payments of Interest.”

Mercedes-Benz Trust Leasing LLC Depositor (CIK: 0001537805)	Mercedes-Benz Financial Services USA LLC Sponsor, Servicer and Administrator (CIK: 0001540252)

The underwriters are offering the following classes of Notes pursuant to this prospectus:
	Price to Public		Underwriting Discounts and Commissions		Net Proceeds to the Depositor(1)
Class A-2A Asset Backed Notes	$	%	$	%	$	%
Class A-2B Asset Backed Notes	$	%	$	%	$	%
Class A-3 Asset Backed Notes	$	%	$	%	$	%
Class A-4 Asset Backed Notes	$	%	$	%	$	%
Total	$		$		$

(1)	The net proceeds to the Depositor exclude expenses, estimated at $1,200,000.

The price of the offered Notes will also include accrued interest, if any, from the date of initial issuance.  Distributions on the Notes will generally be made monthly on the 15th day of each month or, if not a business day, on the next business day, beginning October 15, 2024.  The main sources for payment of the Notes are the assets of the Issuer, which will consist primarily of an exchange note, issued by Mercedes-Benz Vehicle Trust, backed by a pool of Mercedes-Benz passenger car and sport utility vehicle leases and the related leased vehicles.  Credit enhancement will consist of overcollateralization, excess spread and a reserve fund.

The Notes will represent obligations of the Issuer only and will not represent obligations of Mercedes-Benz Vehicle Trust, Mercedes-Benz Trust Leasing LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.  All or a portion of one or more classes of the offered Notes may be retained by the Depositor or one or more of its affiliates.

Before you purchase any of the offered Notes, be sure you understand the structure and the risks.  You should read carefully the risk factors beginning on page 24.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about September __, 2024.

Joint Bookrunners
MUFG	BNP PARIBAS	Citigroup
Co-Managers
BofA Securities		SMBC Nikko

__________, 2024

Tables of Contents
Reading This Prospectus

This prospectus contains information about the Issuer and the terms of the Notes.

We suggest you read this prospectus in its entirety.  We include cross-references to sections in this document where you can find further related discussions.  Refer to the Table of Contents to locate the referenced sections.  Capitalized terms used in this prospectus are defined in the “Glossary of Terms.”

You should rely only on information on the Notes provided in this prospectus.  Neither we nor the underwriters have authorized anyone to provide you with different information.  We and the underwriters are making offers to sell the Notes offered by this prospectus only in places where offers and sales are permitted.

This prospectus may contain forward-looking statements, including without limitation statistical information based on assumed facts.  Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except as may be required under applicable federal securities laws.

In this prospectus, the terms “we,” “us” and “our” refer to Mercedes-Benz Trust Leasing LLC.

Available Information

Mercedes-Benz Trust Leasing LLC, as the Depositor for the Issuer, has filed a Registration Statement on Form SF-3 (file no. 333-265682) with the SEC under the Securities Act for the offering of the offered Notes.  This prospectus is part of the Registration Statement but the Registration Statement includes additional information.  In connection with the offering of the offered Notes under the Registration Statement, the Depositor has met the registrant requirements of Section I.A.1 of the General Instructions to Form SF-3.

The Registration Statement and any other materials filed by the Depositor or the Issuer with the SEC will be available for viewing at the SEC’s website, www.sec.gov, where you can find reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  Filings by the Depositor or the Issuer can be found under the Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR) on the SEC’s website using the Depositor’s or Issuer’s CIK number.  The CIK numbers of the Issuer, the Depositor and Mercedes-Benz Financial Services USA LLC are set forth on the cover page.

Mercedes-Benz Financial Services USA LLC, as the Servicer, will file for the Issuer annual reports on Form 10-K, distribution reports on Form 10-D and reports on Form ABS-EE, any current reports on Form 8-K and amendments to those reports with the SEC.  A copy of each such report may be viewed under the Issuer’s CIK number on the SEC’s website or obtained by any noteholder by request to the Indenture Trustee or the Depositor.  See “Description of the Transaction Documents—Reports to be Filed with the SEC.”  The Indenture Trustee shall make each monthly investor report available to the holders of the Notes through the Indenture Trustee’s internet website See “Description of the Transaction Documents—Statements to Noteholders.”

Notice to Investors: European Economic Area

Prohibition on Sales to EU Retail Investors

The offered Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any EU Retail Investor in the EEA.  Consequently, no key information document required by the EU PRIIPS Regulation for offering or selling the offered Notes or otherwise making them available to EU Retail Investors in the EEA has been prepared; and therefore offering or selling the offered Notes or otherwise making them available to any EU Retail Investor in the EEA may be unlawful under the EU PRIIPS Regulation.

Tables of Contents
Other EEA Offering Restrictions

This prospectus is not a prospectus for the purposes of the EU Prospectus Regulation.  This prospectus has been prepared on the basis that any offer of offered Notes in the EEA will only be made to a legal entity which is an EU Qualified Investor.  Accordingly any person making or intending to make an offer in the EEA of offered Notes which are the subject of the offering contemplated in this prospectus may only do so with respect to EU Qualified Investors.  None of the Issuer, the Depositor or the underwriters have authorized, nor do they authorize, the making of any offer of offered Notes in the EEA other than to EU Qualified Investors.

MiFID II Product Governance

Any distributor subject to MiFID II that is offering, selling or recommending the offered Notes is responsible for undertaking its own target market assessment in respect of the offered Notes and determining appropriate distribution channels for the purposes of the MiFID II product governance rules under the Delegated Directive.  None of the Issuer, the Depositor, or any underwriter make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Notice to Investors: United Kingdom

Prohibition on Sales to UK Retail Investors

The offered Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any UK Retail Investor in the United Kingdom.  Consequently, no key information document required by the UK PRIIPS Regulation for offering or selling the offered Notes or otherwise making them available to UK Retail Investors in the United Kingdom has been prepared; and therefore offering or selling the offered Notes or otherwise making them available to any UK Retail Investor in the United Kingdom may be unlawful under the UK PRIIPS Regulation.

Other United Kingdom Offering Restrictions

This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.  This prospectus has been prepared on the basis that any offer of offered Notes in the United Kingdom will only be made to a legal entity which is a UK Qualified Investor.  Accordingly any person making or intending to make an offer in the United Kingdom of offered Notes which are the subject of the offering contemplated in this prospectus may only do so with respect to UK Qualified Investors.  None of the Issuer, the Depositor or the underwriters have authorized, nor do they authorize, the making of any offer of offered Notes in the United Kingdom other than to UK Qualified Investors.

UK MiFIR Product Governance

Any distributor subject to the UK MiFIR Product Governance Rules that is offering, selling or recommending the offered Notes is responsible for undertaking its own target market assessment in respect of the offered Notes and determining appropriate distribution channels.  None of the Issuer, the Depositor, or any underwriter make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

Tables of Contents
Other United Kingdom Regulatory Restrictions

In the United Kingdom, this prospectus is only being distributed to, and is only directed at, persons known as “Relevant Persons” that are (1) persons having professional experience in matters relating to investments and qualifying as investment professionals under Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, known as the “Order”, (2) persons falling within Article 49(2)(a) to (d) of the Order or (3) any other person to whom this prospectus may otherwise lawfully be communicated or caused to be communicated in accordance with the Order.  This prospectus and any of its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom.  Any investment or investment activity to which this prospectus relates is available in the United Kingdom only to Relevant Persons and will, in the United Kingdom, be engaged in only with Relevant Persons.  Any person in the United Kingdom that is not a Relevant Person must not act or rely on this prospectus or any of its contents.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” certain information that we file with the SEC.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference into this prospectus any distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report that we file with the SEC prior to the termination of the offering of the Notes offered by this prospectus.  These periodic and current reports will be filed under the name of the Issuer.  In addition, the disclosures filed as exhibits to each Form ABS-EE filed by the Issuer with the SEC by the date of filing of this prospectus are incorporated by reference into this prospectus.  You may locate these materials on the SEC’s website as described under “Available Information.”

The Depositor will provide without charge to each person, including any beneficial owner of Notes, to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any of the documents incorporated by reference into this prospectus.  Requests for such copies should be directed to:

Mercedes-Benz Trust Leasing LLC
35555 W. Twelve Mile Road, Suite 100
Farmington Hills, MI 48331
(248) 991-6700

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.

Tables of Contents
Summary of Transaction

This chart provides only a simplified overview of the structure of this securitization transaction and the credit enhancement available for the Notes.  Refer to this prospectus for a further description.

(1)	The Exchange Note will be backed by the Reference Pool.
(2)
The Class A-1 Notes will be retained by the Depositor or one or more of its affiliates.  Some or all of one or more of the offered classes of Notes may be initially retained by the Depositor or its affiliates.

(3)
The Certificates represent the residual interest that will be held initially by the Depositor and represent the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuer or make deposits in the Reserve Fund. The Depositor will hold the Certificates as described under “Credit Risk Retention.”

(4)	The Reserve Fund will be funded on the Closing Date in an amount at least equal to 0.25% of the Cutoff Date Aggregate Securitization Value.
(5)
Overcollateralization is the amount by which the Aggregate Securitization Value of the Leases exceeds the Note Balance of the Notes.  Initially, the overcollateralization for the Notes will be approximately 11.50% of the Cutoff Date Aggregate Securitization Value.

(6)	The Target Overcollateralization Amount is calculated as described under “Description of the Notes — Credit Enhancement — Overcollateralization.”
(7)
Excess spread will be available, as a portion of Available Funds, to make required principal payments on the Notes and, as a result, will provide a source of funds to absorb losses on the Leases and related Leased Vehicles and to reach and maintain overcollateralization at the Target Overcollateralization Amount, as further described under “Description of the Notes — Credit Enhancement — Excess Spread.”

Tables of Contents
Transaction Credit Enhancement Diagram

This diagram is a simplified overview of the credit enhancement available for the Notes on the Closing Date for this securitization transaction and how credit enhancement is used to absorb losses on the Leases and related Leased Vehicles.  You should read this prospectus completely for more details about the credit enhancement available for the Notes.

(1)
If the aggregate principal amount of the Notes to be issued is $1,017,750,000, the percentage of the Cutoff Date Aggregate Securitization Value with respect to each class of Notes will be as set forth in this table.  If the aggregate principal amount of the Notes to be issued is $1,283,250,000, the percentage of the Cutoff Date Aggregate Securitization Value with respect to the Class A-1 Notes will be 19.17%, the Class A-2 Notes will be 32.03%, the Class A-3 Notes will be 32.03% and the Class A-4 Notes will be 5.26%.

(2)
If floating rate notes are issued, the Class A-2 Notes will consist of the Class A-2A Notes and the Class A-2B Notes.  The allocation of the aggregate principal amount of the Class A-2 Notes between the Class A-2A and Class A-2B Notes will be determined no later than the day of pricing.

(3)	On the Closing Date, the Reserve Fund will be funded in an amount at least equal to 0.25% of the Cutoff Date Aggregate Securitization Value.
(4)
Excess spread is available as a portion of Available Funds to make required principal payments on the Notes and, as a result, provides a source of funds to absorb losses on the Leases and related Leased Vehicles and to reach and maintain overcollateralization at the Target Overcollateralization Amount.

(5)
Overcollateralization is the amount by which the Aggregate Securitization Value of the Leases exceeds the Note Balance of the Notes.  Initially, the overcollateralization for the Notes will be approximately 11.50% of the Cutoff Date Aggregate Securitization Value.

Tables of Contents
Summary of Monthly Deposits to and Withdrawals from Accounts*

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus for a further description.

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus for a further description.

Tables of Contents
Transaction Documents Diagram

This diagram shows the role of each transaction document in this securitization transaction.  Forms of the transaction documents are exhibits to the registration statement filed with the SEC that includes this prospectus.

Tables of Contents
Summary of Terms

This summary describes the main terms of the issuance of and payments on the notes, the assets of the issuer, the cash flows in this securitization transaction and the credit enhancement available for the notes.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offering of the notes, you will need to read this prospectus in its entirety.

Principal Parties

Issuer

Mercedes-Benz Auto Lease Trust 2024-B, a Delaware statutory trust, will be governed by an amended and restated trust agreement between the depositor and the owner trustee.  The issuer will issue the notes and the certificates to the depositor as consideration for the transfer by the depositor to the issuer of an exchange note backed by a pool of Mercedes-Benz passenger car and sport utility vehicle leases and the related leased vehicles.  The issuer will rely upon collections on the exchange note and the funds on deposit in certain accounts to make payments on the notes.  The issuer will be solely liable for the payment of the notes.

The notes will be obligations of the issuer secured by the assets of the issuer.  The notes will not represent obligations of Mercedes-Benz Trust Leasing LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.

Depositor

Mercedes-Benz Trust Leasing LLC, a Delaware limited liability company, will transfer the exchange note to the issuer.

Mercedes-Benz Trust Leasing LLC’s principal executive offices are located at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.

Sponsor, Servicer and Administrator

Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company, will be the sponsor of the securitization, the administrator for the issuer and responsible for servicing the leases and the related leased vehicles.

Mercedes-Benz Financial Services USA LLC’s principal executive offices are located at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.
Owner Trustee

Wilmington Trust, National Association, a national banking association, will act as owner trustee of the issuer.

Indenture Trustee

U.S. Bank Trust Company, National Association, a national banking association, will act as indenture trustee with respect to the notes.

Titling Trust

Mercedes-Benz Vehicle Trust, a Delaware statutory trust.  Mercedes-Benz dealers have assigned and will assign closed-end retail lease contracts and the related leased vehicles to the titling trust.  Some of the leases and related leased vehicles assigned to the titling trust have been allocated to a separate pool of assets in the titling trust, which we call the “reference pool,” cash flow from which is directed to make payments on a note called the “exchange note.”  The titling trust will issue, and the issuer will hold, the exchange note.

Titling Trustee

BNY Mellon Trust of Delaware, a Delaware banking corporation.

Initial Beneficiary

Mercedes-Benz Trust Holdings LLC, a Delaware limited liability company.

Titling Trust Administrator

Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company.

Collateral Agent

Collateral Title Co., a Delaware corporation.

Tables of Contents
Administrative Agent

U.S. Bank Trust National Association, a national banking association.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company.

Terms of the Securities

The Notes

The following classes of notes, referred to herein as the “notes,” are being issued by the issuer in an aggregate principal amount of $1,017,750,000 or $1,283,250,000:

Note Class		Initial Note Balance	Interest Rate Per Annum
A-1		$220,000,000(1)	0.00%
A-2A(2) A-2B(2)	}	$368,500,000 (1)	____% SOFR Rate + __%(3)
A-3		$368,500,000 (1)	____%
A-4		$60,750,000 (1)	____%

(1)
If the aggregate principal amount of the notes to be issued is $1,017,750,000, the aggregate initial principal amount of the notes will be as set forth in this table.  If the aggregate principal amount of the notes to be issued is $1,283,250,000, the aggregate initial principal amounts of the notes will be $278,000,000 of class A-1 notes, $464,500,000 aggregate amount of the class A-2 notes, $464,500,000 of the class A-3 notes and $76,250,000 of the class A-4 notes.

(2)
The aggregate principal amount of the class A-2A notes and class A-2B notes will be $368,500,000 (or $464,500,000) but the allocation of such aggregate principal amount between the class A-2A notes and class A-2B notes will be determined no later than the day of pricing.

(3)
If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread is less than 0.00% for any accrual period, then the interest rate for the class A-2B notes for such accrual period will be 0.00%, as described under “Description of the Notes—Payments of Interest.”

The class A-1 notes are not offered by this prospectus and will be retained by the depositor or one or more of its affiliates.  The information in this prospectus relating to the class A-1 notes is presented solely to provide you with a better understanding of the notes offered hereby.

The interest rate for the class A-2 notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described above. However, the Benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the Benchmark and the applicable spread may change, see “Description of the Notes — Payments of Interest.”
The determination regarding the initial principal balance of the notes will be made no later than the day of pricing based on, among other considerations, market conditions at such time.

The class A-2A notes and the class A-2B notes are referred to as the “class A-2 notes.”  The class A-2B notes are sometimes referred to as the “floating rate notes.”  The class A-2A notes, the class A-3 notes and the class A-4 notes will be “fixed rate notes.”  The class A-2A notes and the class A-2B notes have equal rights to payments of principal and interest, which will be made on a pro rata basis.

The offered notes will bear interest at the rates set forth above and interest will be calculated in the manner described under “Interest Accrual.”  The class A-1 notes will not bear interest.

The offered notes will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

In addition to the class A-1 notes, the depositor or its affiliates may initially retain some or all of one or more classes of the notes offered hereby.

The Certificates

The issuer will issue Mercedes-Benz Auto Lease Trust 2024-B certificates to the depositor.  The certificates, which reflect the residual interest in the issuer, are not being offered by this prospectus.  The depositor will initially retain the certificates in satisfaction of the risk retention obligations of the sponsor.  See “Credit Risk Retention” for more information.  The certificates will not have a principal balance and will not bear interest.  All distributions in respect of the certificates will be subordinated to payments on the notes.  Any information in this prospectus relating to the certificates is presented solely to provide you with a better understanding of the notes.

Tables of Contents
Important Dates

Cutoff Date

The cutoff date is the close of business on July 31, 2024.  Unless otherwise indicated, the statistical information presented in this prospectus is presented as of the cutoff date.

Closing Date

The closing date will be on or about September __, 2024.

Collection Periods

For any payment date, the month immediately preceding the month in which the related payment date occurs (or, in the case of the first collection period, the period from but excluding the cutoff date to and including the last day of the month immediately preceding the month in which the first payment date occurs).

Payment Dates

Payments will be made on the 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day).  The first payment date will be October 15, 2024.

Final Scheduled Payment Dates

The final principal payment for each class of notes is due and payable on the final scheduled payment date for such class listed below:

Note Class	Final Scheduled Payment Date
A-1	October 15, 2025
A-2A	December 15, 2026
A-2B	December 15, 2026
A-3	February 15, 2028
A-4	June 17, 2030

Record Dates

On each payment date, the issuer will make payments to the holders of the notes as of the related record date.  So long as the notes are in book-entry form, the record date will be the business day immediately preceding such payment date or, with respect to any notes that have been issued in fully registered, certificated form, the last business day of the month preceding the payment date.
Interest Accrual

Class A-1 Notes

The class A-1 notes will not bear interest.

Class A-2A Notes, Class A-3 Notes and Class A-4 Notes

“30/360,” accrued from and including the 15th day of the prior calendar month (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

Class A-2B Notes

“Actual/360,” accrued from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date.

Interest Payments

On each payment date, to the extent that funds are available, the noteholders of each interest-bearing class of notes will receive accrued interest at the interest rate for that class.  Interest payments on each class of notes will have the same priority.  Interest accrued but not paid on any payment date will be due on the immediately succeeding payment date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate.

If the notes are accelerated following the occurrence of an event of default under the indenture, any fees, expenses and indemnified amounts of the collateral agent, the administrative agent, the asset representations reviewer, the owner trustee and the indenture trustee will be payable in an unlimited amount prior to the payment of interest on the notes as described under “Changes in Priority of Distributions Following Acceleration.”

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest,” “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” and “Application of Available Funds—Priority of Payments.”

Tables of Contents
Principal Payments

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (3) and (5) under “Priority of Distributions,” the issuer will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2A notes and the class A-2B notes, pro rata, until they have been paid in full;

(3)	to the class A-3 notes until they have been paid in full; and

(4)	to the class A-4 notes until they have been paid in full.

If a payment date is a final scheduled payment date for one or more classes of notes, as specified under “Terms of the Securities—The Notes,” all principal and interest with respect to such class of notes will be payable in full (if not previously paid).

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuer will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full; and

(2)	to the class A-2A notes, the class A-2B notes, the class A-3 notes and the class A-4 notes, pro rata, until all classes of notes have been paid in full.

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal,” “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” and “Application of Available Funds—Priority of Payments.”

Priority of Distributions

On each payment date prior to the occurrence of an event of default under the indenture and acceleration of the maturity of the notes, from amounts received by the issuer with respect to payments on the exchange note for the related collection period and, with respect to the distributions described in clauses (1) through (3), amounts available for withdrawal from the reserve fund, the issuer will distribute the following amounts in the following order of priority:
(1)
pro rata, if not previously paid, the fees, if any, expenses and indemnified amounts due to the indenture trustee, the owner trustee, the collateral agent, the administrative agent and the asset representations reviewer for the related collection period, plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior collection periods to each such party; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $250,000 in any given calendar year;

(2)	the interest distributable amount for the interest-bearing notes, to the distribution account, for payment ratably to the holders of the interest-bearing notes;

(3)
principal of the notes in an amount equal to the excess, if any, of (a) the aggregate principal amount of the notes (before giving effect to any payments made to the holders of the notes on the related payment date) over (b) the aggregate securitization value as of the last day of the related collection period, to the distribution account for payment to the holders of the notes;

(4)
the amount, if any, necessary to fund the reserve fund up to the required reserve amount, which will be an amount equal to at least 0.25% of the aggregate securitization value of the leases as of the cutoff date or, on any payment date occurring on or after the date on which the aggregate principal amount of the notes has been reduced to zero, zero, into the reserve fund;

(5)
principal of the notes in an amount equal to (a) the excess, if any, of (i) the aggregate principal amount of the notes (before giving effect to any payments made to the holders of the notes on the related payment date) over (ii) the aggregate securitization value as of the last day of the related collection period minus the target overcollateralization amount described under “Description of the Notes—Credit Enhancement—Overcollateralization” less (b) any amounts allocated to pay principal as described in clause (3) above, to the distribution account for payment to the holders of the notes;

(6)
if a successor servicer has replaced the servicer, any unpaid transition expenses due in respect of the transfer of servicing and any additional servicing fees for the related collection period to the successor servicer;

Tables of Contents
(7)
any fees, expenses and indemnified amounts due to the owner trustee, indenture trustee, collateral agent, administrative agent and asset representations reviewer, pro rata, that have not been paid as described in clause (1) above; and

(8)	any remaining amounts to the certificateholders.

For purposes of these distributions, on any payment date the principal amount of a class of notes will be calculated as of the immediately preceding payment date after giving effect to all payments made on such preceding payment date, or, in the case of the first payment date, as of the closing date.

All amounts distributed in respect of principal of the notes will be paid in the manner and priority described under “Principal Payments.”

In addition, if the sum of the amounts on deposit in the exchange note collection account and the reserve fund on any payment date equals or exceeds the aggregate principal amount of the notes, accrued and unpaid interest thereon and certain amounts due to the collateral agent, the administrative agent, the asset representations reviewer, the owner trustee, the indenture trustee and the servicer, all such amounts will be applied up to the amount necessary to retire the notes and pay all amounts due to each such entity.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, see “Description of the Notes” and “Application of Available Funds—Priority of Payments.”

Changes in Priority of Distributions Following Acceleration

If the notes are accelerated following the occurrence and continuation of an event of default under the indenture, the priority of distributions will change to the following order of priority:

(1)
pro rata, the fees, expenses and indemnified amounts of the owner trustee, the indenture trustee, the collateral agent, the administrative agent and the asset representations reviewer due to each of them, without limitation;

(2)	the interest distributable amount for the interest-bearing notes, ratably to the holders of the interest-bearing notes;
(3)	principal of the class A-1 notes, to the holders of the class A-1 notes, until the class A-1 notes have been paid in full;

(4)
principal of the class A-2A notes, the class A-2B notes, the class A-3 notes and the class A-4 notes, pro rata, to the holders of the class A-2A notes, the class A-2B notes, the class A-3 notes and the class A-4 notes, until all such classes of notes have been paid in full;

(5)
if any entity has replaced the servicer, any unpaid transition expenses due in respect of a transfer of servicing and any additional servicing fees for the related collection period to the successor servicer; and

(6)	any remaining amounts to the certificateholders.

Following the occurrence and continuation of an event of default that has not resulted in an acceleration of the notes, no change will be made in the priority of payments on the notes on each payment date.

For a more detailed description of the priority of distributions and the allocation of funds following an acceleration of the notes resulting from the occurrence of an event of default under the indenture see “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

Credit Enhancement

General

Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing credit losses on the leases, residual losses on the related leased vehicles and other shortfalls in cash flows.  The available credit enhancement will be limited.  Losses on the leases and related leased vehicles in excess of available credit enhancement will not result in a write down of the principal amounts of the notes.  Instead, if losses on the leases and related leased vehicles exceed the amount of available credit enhancement, the amount available to make payments on the notes will be reduced to the extent of such losses.

Credit enhancement for the notes generally will include the following:

Tables of Contents
Overcollateralization

Overcollateralization will represent the amount by which the aggregate securitization value of the leases and the related leased vehicles exceeds the aggregate principal amount of the notes.  Overcollateralization will be available to absorb credit losses on the leases and residual losses on the related leased vehicles that are not otherwise covered.

The initial amount of overcollateralization will be approximately 11.50% of the aggregate securitization value as of the cutoff date of the leases and related leased vehicles to be allocated to the reference pool on the closing date which will equal approximately $132,252,080.36 if the aggregate initial note balance is $1,017,750,000, or approximately $166,747,421.25 if the aggregate initial note balance is $1,283,250,000.

The application of funds as described in clause (5) of “Priority of Distributions” is designed to reach and then maintain the amount of overcollateralization as of any payment date at a target amount.  The amount of target overcollateralization for each payment date will equal 13.00% of the aggregate securitization value as of the cutoff date of the leases and related leased vehicles to be allocated to the reference pool on the closing date.

Excess Spread

More interest is expected to be paid by the lessees in respect of the leases in the reference pool than is necessary to pay the related servicing fee, certain amounts due to the collateral agent, the administrative agent, the asset representations reviewer, the owner trustee, the indenture trustee and the servicer and accrued and unpaid interest on the notes each month.  Any such excess interest payments from lessees will serve as additional credit enhancement.

For a more detailed description of the use of excess spread as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Excess Spread.”
Reserve Fund

On the closing date, the servicer will establish with the securities intermediary, in the name of the indenture trustee, a reserve fund into which certain amounts on the closing date and certain excess collections on or in respect of the leases and leased vehicles will be deposited pursuant to clause (4) of “Priority of Distributions.”  The reserve fund will afford noteholders limited protection against losses on the leases and leased vehicles.  The reserve fund will be fully funded on the closing date with a deposit by the depositor of an amount at least equal to 0.25% of the aggregate securitization value as of the cutoff date of the leases and leased vehicles to be allocated to the reference pool on the closing date.

The amount required to be on deposit in the reserve fund on any payment date will be at least $2,875,005.20 if the aggregate initial note balance is $1,017,750,000, or at least $3,624,993.55 if the aggregate initial note balance is $1,283,250,000; provided, that the required amount may not be greater than the aggregate principal amount of the notes.

On each payment date, the indenture trustee will deposit in the reserve fund, from amounts collected on or in respect of the exchange note during the related collection period that are not used on that payment date to make required payments to the collateral agent, the administrative agent, the asset representations reviewer, the owner trustee, the indenture trustee, the servicer and the noteholders, the amount, if any, by which (i) the amount required to be on deposit in the reserve fund on that payment date exceeds (ii) the amount on deposit in the reserve fund on that payment date.

On each payment date, the indenture trustee will withdraw (or cause to be withdrawn) funds from the reserve fund, up to the amount on deposit therein, to the extent needed to make the following payments:

(1)
pro rata, if not previously paid, to the indenture trustee, the owner trustee, the collateral agent, the asset representations reviewer and the administrative agent, the fees, if any, expenses and indemnified amounts due to such parties for the related collection period plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior collection periods to each such party; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $250,000 in any given calendar year;

(2)
to the noteholders, monthly interest described in clause (2) and the amounts allocated to pay principal described in clause (3) under “Priority of Distributions,” if any, required to be paid on the interest-bearing notes on that payment date plus any overdue monthly interest due to any class of notes for the previous payment date; and

Tables of Contents
(3)	to the noteholders, principal payments required to reduce the principal amount of a class of notes to zero on or after its final scheduled payment date.

For a more detailed description of the deposits to and withdrawals from the reserve fund, see “Description of the Notes—Credit Enhancement—Reserve Fund.”

The various forms of credit enhancement described herein are intended to reduce the risk of payment default by the issuer.  Available collections and certain funds available from credit enhancement will be applied in accordance with the priority set forth in “Application of Available Funds—Priority of Payments” or following the occurrence of an event of default under the indenture, set forth in “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”  To the extent available collections and certain funds available from credit enhancement are insufficient to make all such distributions, such collections and amounts would be applied to the items having the then-highest priority of distribution, in which case items having lower priority of distribution may not be paid, either in whole or in part.

Optional Purchase of Exchange Note

The servicer will have the right to cause the redemption of the notes in whole by exercising its option to purchase the exchange note from the issuer on any payment date when the aggregate principal amount of the notes is less than or equal to 5% of the aggregate principal amount of the notes as of the closing date.  The purchase price will equal the unpaid principal amount of the exchange note plus accrued and unpaid interest thereon as of the last day of the related collection period; provided, however, that the purchase price must equal or exceed the aggregate outstanding principal amount of the notes, plus accrued and unpaid interest thereon.  The issuer will apply the payment of such purchase price to the payment of principal and interest on the notes in full and to pay amounts due to the servicer, the owner trustee, the indenture trustee, the collateral agent, the asset representations reviewer and the administrative agent.

For a more detailed description of this optional purchase right, see “Description of the Transaction Documents—Optional Purchase.”
Events of Default

Following the occurrence and continuation of any of the following events of default, the indenture trustee or the holders of at least 51% of the aggregate principal amount of the notes may accelerate the notes to become immediately due and payable:

•	a default for five days or more in payment of interest on the notes when due;

•	a default in the payment of principal of any note on its final scheduled payment date;

•
a default in the observance or performance of any other covenant or agreement of the issuer made in the indenture, which default is materially adverse to the holders of the notes and has not been cured for a period of 60 days after written notice thereof has been given to the issuer by the depositor or the indenture trustee or to the issuer, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes;

•
any representation or warranty made by the issuer in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuer by the depositor or the indenture trustee or to the issuer, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes; or

•	an insolvency or a bankruptcy with respect to the issuer (which, if involuntary, is not dismissed within 90 days);

provided, that a delay in or failure of performance referred to under the first, second, third and fourth bullet points for a period of 120 days will not constitute an event of default if that failure or delay was caused by a force majeure.

Also, upon an event of default and acceleration of the notes, the indenture trustee may liquidate or sell the assets of the issuer; provided, that if such event of default is not caused by a failure to pay interest or principal, then the following conditions must be met:

Tables of Contents
•	the proceeds of the sale or liquidation of the issuer’s assets would be sufficient to repay the noteholders in full;

•	100% of the holders of the notes consent to such sale or liquidation; or

•
the indenture trustee has determined pursuant to the provisions of the indenture that the assets of the issuer will be insufficient to continue to make all required payments of principal and interest on the notes when due and payable, and the holders of notes evidencing at least 66 2/3% of the aggregate principal amount of the notes consent to such sale or liquidation.

For a more detailed description of the events of default under the indenture and the related remedies, see “Description of the Notes—Events of Default” and “—Rights Upon an Event of Default.”

Property of the Issuer

General

The property of the issuer will include the following:

•	an exchange note secured by the leases and the related leased vehicles allocated to the reference pool;

•	amounts on deposit in the accounts owned by the issuer and permitted investments of those accounts;

•	rights under certain transaction documents; and

•	the proceeds of any and all of the above.

For more information regarding the issuer’s property, see “—Reference Pool” and “—The Exchange Note” below and “The Issuer—Property of the Issuer,” “The Exchange Note” and “The Leases.”

Reference Pool

If the aggregate initial note balance is $1,017,750,000, as of the cutoff date the leases had the following characteristics:

•	the aggregate securitization value, based on the securitization rate, of the leases and leased vehicles was $1,150,002,080.36;
•	the total number of leases was 23,394;

•	the discounted aggregate residual value of the leases being financed was approximately 52.33% of the aggregate securitization value;

•	the weighted average original number of monthly payments of the leases was 42.19 months; and

•	the weighted average remaining number of monthly payments of the leases was 27.03 months.

If the aggregate initial note balance is $1,283,250,000, as of the cutoff date the leases had the following characteristics:

•	the aggregate securitization value, based on the securitization rate, of the leases and leased vehicles was $1,449,997,421.25;

•	the total number of leases was 29,489;

•	the discounted aggregate residual value of the leases being financed was approximately 52.36% of the aggregate securitization value;

•	the weighted average original number of monthly payments of the leases was 42.16 months; and

•	the weighted average remaining number of monthly payments of the leases was 27.02 months.

For more detailed information regarding the characteristics of the leases in the reference pool, see “The Leases—Characteristics of the Leases.”

The cutoff date aggregate securitization value of the leases allocated to the reference pool will equal the sum of (1) the present value of the remaining monthly payments payable under such leases and (2) the present value of the residual values of the related leased vehicles, each determined using the securitization rate.

The residual value of a leased vehicle will equal the lowest of (1) the value of the leased vehicle at the lease maturity date established or assigned by the servicer at the time of origination of the related lease, (2) the expected wholesale value of the leased vehicle at the lease maturity date based on a residual value estimate of the JA24 edition (July/August edition) provided by J.D. Power-ALG in July 2024 and (3) the expected wholesale value of the leased vehicle at the lease maturity date based on a residual value estimate provided by J.D. Power-ALG at the time such lease was originated.

Tables of Contents
The securitization rate for any lease and the related leased vehicle allocated to the reference pool will be the higher of the related contract rate and a discount rate equal to 10.95%.

The securitization rate will be established based on, among other things, market interest rates and the assumed interest rates on the notes.

The Exchange Note

Mercedes-Benz has assigned motor vehicle retail lease contracts and the related leased vehicles to the titling trust.  The leases have been underwritten using the underwriting criteria described under “MBFS USA—Underwriting.”  The titling trust has purchased these lease contracts from such dealers through cash advances made by Mercedes-Benz Financial Services USA LLC, as lender, to the titling trust, under the terms of a revolving facility.

On the closing date, the titling trust will issue an exchange note for the series 2024-B transaction secured by the reference pool of leases and the related leased vehicles.  The initial principal amount of the exchange note will be $1,092,501,976.34 if the aggregate initial note balance is $1,017,750,000 or $1,377,497,550.19 if the aggregate initial note balance is $1,283,250,000.   The exchange note will bear interest at a per annum rate equal to ____% per annum.  The final scheduled maturity date of the exchange note will be June 17, 2030.

The titling trust will issue the exchange note to Mercedes-Benz Financial Services USA LLC, as lender, which will then sell the exchange note to the depositor.  The exchange note will be transferred by the depositor to the issuer at the time the issuer issues the notes.  The issuer will assign and pledge the exchange note to the indenture trustee, which will hold a first priority, perfected security interest in the exchange note for the benefit of the noteholders.  The exchange note will evidence a debt secured by the leases and related leased vehicles included in the reference pool.  The issuer, as holder of the exchange note, will not have an interest in any other assets of the titling trust.  Payments made on or in respect of any other titling trust assets will not be available to make payments on the exchange note.
The exchange note will not be offered to you under this prospectus.

For more information regarding the exchange note and exchange note payments, see “The Exchange Note” and “Application of Available Funds— Sources of Funds for Distributions.”

Removal of Assets

The servicer may be required to repurchase from the reference pool certain leases and leased vehicles if, among other things, (1) there is a breach of the representations and warranties relating to those leases or leased vehicles and such breach materially and adversely affects the interests of the issuer and is not timely cured or (2) the servicer extends a lease so that it matures later than the payment date occurring six months prior to the final scheduled payment date of the latest maturing class of notes.

Reallocation of Leases and Leased Vehicles from the Reference Pool

The servicer will be obligated to deposit or cause to be deposited into the exchange note collection account an amount equal to the securitization value of any leases and related leased vehicles, including any interest accrued and unpaid with regard to such lease, that breach certain representations and warranties and such breach materially and adversely affects the issuer and is not timely cured.

For more information regarding the representations and warranties made by the servicer and the depositor, see “The Leases—General” and “—Representations and Warranties.”  For more information regarding the obligation of the servicer to reallocate leases and the related leased vehicles from the reference pool, see “The Leases—MBFS USA Must Repurchase Certain Leases” and “Description of the Transaction Documents—Sales or Other Disposition of Leased Vehicles.”

Servicing and Servicer Compensation

Mercedes-Benz Financial Services USA LLC’s responsibilities as servicer will include, among other things, collection of payments, realization on the residual values of the leased vehicles, selling or otherwise disposing of leased vehicles relating to delinquent or defaulted leases and monitoring the performance of the leases.  In return for its services, the issuer will be required to pay the servicer a servicing fee on each payment date for the related collection period equal to the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first payment date) and the aggregate securitization value as of the first day of the related collection period (or as of the cutoff date in the case of the first payment date).

Tables of Contents
The servicing fee will be payable on each payment date prior to any other distributions as described in clause (1) under “The Exchange Note –Payments on the Exchange Note.”

In addition, as supplemental servicing compensation, the servicer will be entitled to retain any and all fees and charges paid by lessees, including, among other things, late payment fees, returned instrument or automatic clearing house transaction charges, extension fees, purchase option fees, service fees, disposition fees, termination fees and similar charges received with respect to any lease other than excess wear and tear or excess mileage charges.  For more detailed information about additional servicing compensation, see “Description of the Transaction Documents—Servicing Compensation.”

Servicer Advances

The servicer may, at its option, advance to the issuer lease payments that are due but unpaid by the lessees.  The servicer will not be required to make any servicer advance if it determines that it will not be able to recover such servicer advance from future payments on the related lease or leased vehicle.  The servicer will be reimbursed for any nonrecoverable advances as described in clause (1) under “The Exchange Note –Payments on the Exchange Note.”

Ratings

The sponsor expects that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.  A rating is not a recommendation to purchase, hold or sell the offered notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor.  A rating agency rating the offered notes may, in its discretion, lower or withdraw its rating in the future as to any class of offered notes.

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, titling trustee, collateral agent, administrative agent or any of their respective affiliates will be required to monitor any changes to the ratings on the notes.
Tax Status

Opinions of Counsel

In the opinion of Sidley Austin llp, assuming compliance with all of the provisions of the applicable transaction documents, for United States federal income tax purposes, the offered notes will be characterized as debt if held by persons other than the beneficial owner of 100% of the equity of the issuer or an affiliate of such beneficial owner for such purposes, and the issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

If you purchase notes, you agree by your purchase that you will treat the notes as indebtedness for United States federal income tax purposes.  You should consult your own tax advisor regarding the United States federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences.”

ERISA Considerations

The offered notes may generally be purchased by or with the assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “Certain ERISA Considerations.”  Each investing employee benefit or other benefit plan subject to ERISA or Section 4975 of the Internal Revenue Code, and each person investing on behalf of or with the assets of such plans, will be deemed to make certain representations.

For a more detailed description of certain ERISA considerations applicable to a purchase of the notes, see “Certain ERISA Considerations.”

Certain Investment Company Act Considerations

The issuer is not registered as an “investment company” under the Investment Company Act.  In determining that the issuer is not required to be registered as an investment company, the issuer is relying on the exemption in Rule 3a-7 under the Investment Company Act, although other exclusions or exemptions may also be available to the issuer.

Tables of Contents
Certain Legal Investment Considerations

The issuer is structured so as not to constitute a “covered fund” for purposes of the regulations commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Tables of Contents
Summary of Risk Factors

There are risks involved in any investment in the notes.  Before you invest in any of the notes, you should be sure you understand the structure and the risks.  The following is a summary of the risks that are described in more detail under “Risk Factors” beginning on page 24.  To understand these risks fully, you should read the “Risk Factors” in their entirety.

Risks Relating to the Characteristics of the Notes and Transaction Structure

•	An adequate secondary market in the notes may not develop.

•	The principal amount of each class of notes will be one of the amounts set forth for that class on the cover page, but will not be determined until pricing.

•	The notes are obligations solely of the issuer. Only the limited assets of the issuer will be available to make payments on the notes.

•	As asset backed securities, the rate of principal payments on the notes cannot be predicted.

•
The reserve fund and overcollateralization provide credit enhancement for the notes but the amount on deposit in the reserve fund is limited and overcollateralization may not increase to or be maintained at the target level.

•	A failure to pay principal on a class of notes based on the funds available to the issuer will not be an event of default until the final scheduled payment date.

•
In an event of default, the liquidation of the issuer’s assets may not be sufficient to pay the notes in full and the classes that have higher numerical class designations are generally more exposed to the risk of loss.

•
The hired rating agencies could lower, qualify or withdraw their ratings of the notes and unsolicited ratings could also be assigned.  An evaluation of the notes, including the creditworthiness of the leases and leased vehicles allocated to the reference pool, credit enhancement and servicing, should be made independently of the ratings.

•
The depositor or one of its affiliates will retain the class A-1 notes and may retain some or all of one or more of the classes of offered notes which could adversely affect the market value or ability to resell those notes.

Risks Relating to the Issuance of a Floating Rate Class of Notes and the Uncertainty of SOFR

•	The issuer may issue floating rate notes but will not enter into any interest rate swaps or other derivative transactions which could mitigate this interest rate risk.

•	The allocation of the principal amount of the class A-2 notes between fixed-rate class A-2A notes and any floating rate class A-2B notes will not be determined until pricing.

•	Decreases in SOFR (or replacement benchmark) will reduce the rate of interest on the floating rate notes.

•	SOFR is a relatively new benchmark, and there may be problems in its use, calculation and performance, as well as uncertainties regarding its market longevity and acceptance.

•
Certain events or determinations made by the administrator may result in a replacement of SOFR as the benchmark for the floating rate class or in changes to the rate calculation methodology for such class.

Risks Relating to the Leases and Leased Vehicles

•	The residual values of the leased vehicles could be adversely affected by many factors, including discount pricing and other marketing actions by MBFS USA and the market for pre-owned vehicles.

•	Vehicle recalls could occur with regard to the models represented by the leased vehicles which could adversely affect collections on those leases.

•	The geographic concentration of the leases means that the notes will be more sensitive to adverse economic changes in those states where concentration exists.

Tables of Contents
•	The concentration of leased vehicles among particular models means that the notes will be more sensitive to the residual values of those models.

•	The rate at which lessees elect to turn-in their leased vehicles at the end of their lease term could adversely affect residual values.

Risks Relating to MBFS USA

•	The total amount paid for servicing the leases declines as the pool pays down which could make it more difficult to obtain a successor servicer should it become necessary to replace MBFS USA.

•	To the extent that collections on the lessees and leased vehicles are commingled with the servicer’s own funds, an insolvency of the servicer could impede payments of those collections to the issuer.

•	If a servicer default occurs, the replacement of MBFS USA with another servicer could create additional costs for the issuer, adversely affect collections and disrupt servicing.

•	Adverse events with respect to MBFS USA, its affiliates or other third party servicers could affect their ability to perform under the transaction documents and the value of the notes.

•	Mercedes-Benz Group AG and its subsidiaries, including MBFS USA, are subject to legal proceedings, claims as well as government investigations and orders on a number of topics.

Legal and Regulatory Risks

•
A bankruptcy of MBFS USA or the depositor could result in challenges to the issuer’s ownership of the exchange note or its rights to collections on the leases and leased vehicles in the reference pool.

•
The issuer will not own the leases or leased vehicles, but will instead own the exchange note issued by the titling trust which in turn owns the reference pool of leases and leased vehicles.  An assertion by a third-party of an interest adverse to the issuer in the reference pool, including an ERISA claim by the Pension Benefit Guaranty Corporation, could adversely affect collections.

•
When lessees seek bankruptcy protection their lease obligations can be reduced or discharged by the court, and payments on the notes may therefore be adversely affected by the rate at which lessees seek such protection.

•
The leases must comply with numerous federal and state consumer protection and related laws and any failure to so could create liabilities for the issuer or the titling trust and defenses against enforcing the leases.

•
If a party that incurs an injury involving a leased vehicle is able to sue the titling trust as owner of the leased vehicle under a vicarious liability theory, costs and liabilities to the titling trust could result.

•	The Servicemembers Civil Relief Act could impede collection efforts on vehicles that are leased to members of the military.

•	Financial regulatory reforms can impose costs and constraints on MBFS USA’s servicing and other activities that affect the notes.

General Risks

•	Economic downturns and financial market disruptions can adversely affect the notes.

Tables of Contents
Risk Factors

You should consider the following risk factors in deciding whether to purchase the notes.  The following risk factors describe the principal risk factors of an investment in the notes:

Risks Relating to the Characteristics of the Notes and Transaction Structure

The notes are not suitable investments for all investors

The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

You may have difficulty selling your notes and/or obtaining your desired price

There may be no secondary market for the notes.  The underwriters may participate in making a secondary market in the offered notes, but are under no obligation to do so.  The underwriters and other brokers and dealers may also be unwilling or unable to publish quotations for the notes or otherwise facilitate trading of the notes due to regulatory developments or other factors.  Any secondary market maintained by an underwriter may be affected or terminated at any time. We cannot assure you that a secondary market will develop or, if it does develop, that such market will provide noteholders with sufficient liquidity of investment at any time during the period for which your notes are outstanding.  Each investor in the notes must be prepared to hold its notes for an indefinite period of time or until the related final scheduled payment date or alternatively such investor may only be able to sell its notes at a discount to its original purchase price of those notes.

In addition, there have been times in the past where there have been very few buyers of asset backed notes and thus there has been a lack of liquidity in the secondary market.  The COVID-19 pandemic caused disruptions and volatility in global financial markets.  Future epidemics and pandemics (in addition to or in combination with other future events), could result in a similar lack of liquidity in the secondary market in the future.  As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

Risks associated with unknown aggregate initial principal amount of the notes

Whether the issuer will issue notes with an aggregate initial principal amount of $1,017,750,000 or $1,283,250,000 is not expected to be known until the day of pricing.  The determination regarding the aggregate initial principal amount of the notes will be made based on, among other considerations, market conditions at the time of pricing.  The size of a class of notes may affect liquidity of that class, with smaller classes being less liquid than a larger class may be.  In addition, if your class of notes is larger than you expected, then you will hold a smaller percentage of that class of notes and the voting power of your notes will be diluted.

Tables of Contents
The issuer’s assets are limited,
only the assets of the issuer are
available to make payments on
your notes and you may
experience a loss if lease defaults
or residual value losses exceed
the available credit enhancement

The notes represent indebtedness of the issuer and will not be insured or guaranteed by MBFS USA, the depositor, the servicer, any of their respective affiliates or any other person or entity.  The only source of payment on your notes will be payments received on the leases and the related leased vehicles in the reference pool and the other credit enhancement described herein.  The notes and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity.  Therefore, you must rely solely on the assets of the issuer for repayment of your notes.  If these assets are insufficient, you may suffer losses on your notes.

The residual values are future projections that are based on projections by J.D. Power-ALG, as described herein.  There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct.

If the residual values of the leased vehicles are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement is exceeded.

Prepayments, including lease prepayments, may adversely affect the average lives of, and rates of return on, the notes

You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes.  Faster than expected prepayments on the leases may cause the issuer to make payments on its notes earlier than expected.  A variety of economic, social and other factors will influence both the rate of optional prepayments on the leases and the level of defaults.  We cannot predict the effect of prepayments on the average lives of your notes.

All leases, by their terms, may be prepaid at any time.  Prepayments include:

•      prepayments in whole or in part by the lessee;

•      prepayments in whole or in part resulting from damages to a leased vehicle and the related insurance proceeds received;

•      liquidations due to default;

•      partial payments with proceeds from amounts received as a result of rebates, insurance premiums and physical damage, theft, credit life and disability insurance policies;

•      payments due to a required repurchase from the reference pool of leases and the related leased vehicles by the servicer for specified breaches of certain servicing obligations or representations, warranties and covenants, to the extent such breach materially and adversely affects the interest of the issuer and such breach is not timely cured; and

Tables of Contents

•      an optional repurchase of the issuer’s assets by the servicer, as described under “Description of the Transaction Documents—Optional Purchase.”

You will bear any reinvestment risks resulting from prepayments and the corresponding acceleration of payments on the notes.

As a result of prepayments, the final payment of each class of notes is expected to occur prior to its final scheduled payment date.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes will occur later than scheduled.

Amounts on deposit in the reserve fund will be limited and subject to depletion

The amount on deposit in the reserve fund will be used to fund certain payments of monthly interest and certain distributions of principal to noteholders on each payment date if payments received on or in respect of the leases and leased vehicles allocated to the reference pool, including amounts recovered in connection with the repossession and sale of leased vehicles that secure defaulted leases, are not sufficient to make such payments.  There can be no assurances, however, that the amount on deposit in the reserve fund will be sufficient on any payment date to assure payment of your notes.  If the leases experience higher losses than were projected in determining the amount required to be on deposit in the reserve fund on the closing date, the actual amount on deposit in the reserve fund on a payment date may be less than projected.  If, on any payment date, available collections and amounts in the reserve fund are not sufficient to pay in full the monthly interest and distributions of principal due on the notes, you may experience payment delays with respect to your notes.  If on subsequent payment dates the amount of that insufficiency is not offset by excess collections on or in respect of the leases and leased vehicles allocated to the reference pool and amounts recovered in connection with the repossession and sale of leased vehicles that secure defaulted leases, you will experience losses with respect to your notes.

Overcollateralization may not increase or be maintained as expected

The initial overcollateralization amount will be less than the target overcollateralization amount. Excess spread may be used to increase overcollateralization to, and maintain overcollateralization at, the target overcollateralization amount by paying principal of the notes in an amount greater than the decrease in the aggregate securitization value of the reference pool from the amortization of the leases and related leased vehicles. Such amounts will be applied, to the extent available, to increase overcollateralization to, and to the extent necessary to maintain overcollateralization at, the target amount. It is not certain, however, that the target overcollateralization amount will be reached or maintained, or that the leases will generate sufficient collections to pay your notes in full.

For more information about overcollateralization as a form of credit enhancement for your notes, see “Description of the Notes — Credit Enhancement — Overcollateralization.”

Failure to pay principal on your notes will not constitute an event of default until maturity

The amount of principal required to be paid to noteholders on any payment date will be limited to amounts available for that purpose in the exchange note collection account and amounts in the reserve fund.  Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Tables of Contents
Proceeds of the liquidation of the assets of the issuer may not be sufficient to pay your notes in full

If so directed by the holders of the requisite percentage of the notes in writing, following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the issuer only in limited circumstances.  The noteholders will suffer losses if the indenture trustee sells the assets of the issuer for less than the total amount due on its notes.  We cannot assure you that sufficient funds would be available to repay those noteholders in full.

Payment priorities and changes in the order of the payment priorities following an indenture event of default increase risk of loss or delay in payment to certain classes of notes

Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  In addition, because the principal of each class of notes generally will be paid sequentially, classes of notes that have higher numerical class designations generally are expected to be outstanding longer and therefore will be exposed to the risk of losses on the leases during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

If an event of default under the indenture has occurred and the notes have been accelerated, note principal payments and amounts that would otherwise be payable to the holders of the certificates will be paid first to the class A-1 notes until they have been paid in full, then pro rata to the other classes of notes based upon the principal amount of each such class.  As a result, in relation to the class A-1 notes, the yields of the class A-2A notes, the class A-2B notes, the class A-3 notes and the class A-4 notes will be relatively more sensitive to losses on the leases and the related leased vehicles and the timing of such losses.  If available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

In addition, the notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to the servicing fee and the related servicer advance reimbursement amount due to the servicer and certain capped fees, expenses and indemnities due to the owner trustee, the indenture trustee, the collateral agent, the asset representations reviewer and the administrative agent (or, after the occurrence of an event of default and the acceleration of the notes, uncapped fees, expenses and indemnities due to the owner trustee, the indenture trustee, the collateral agent, the asset representations reviewer and the administrative agent).  This subordination could result in reduced or delayed payments of principal and interest on the notes.

For more information on interest and principal payments, see “Description of the Notes—Payments of Interest” and “—Payments of Principal.”

Tables of Contents
Withdrawal or downgrade of the
initial ratings of the notes, or the
issuance of unsolicited ratings,
will affect the resale prices for
the notes, and the payment of
rating agency fees by the sponsor
or the issuer may present a
conflict of interest

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor.  The ratings of the notes address the assigning rating agency’s assessment of the likelihood of the payment of principal and interest on the notes according to their terms.  We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, withdraw or qualify its rating if, in its judgment, circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the sponsor or the depositor to rate the notes, may nonetheless provide a rating for the notes that will be lower than any rating assigned by a hired rating agency.  In addition, in the event that a rating with respect to any notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to such notes.  A reduction, withdrawal or qualification of a note’s rating would adversely affect its value.

The sponsor will not hire any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  Under SEC rules, however, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.

An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their respective affiliates will have any obligation to inform you of any unsolicited ratings assigned on or after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, the depositor, the owner trustee, the indenture trustee, the collateral agent or any of their respective affiliates will be required to monitor any changes to the ratings on the notes.  Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the leases and leased vehicles allocated to the reference pool and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor or the issuer pays the fee charged by the rating agency for its rating services.

Tables of Contents
Retention of notes could adversely affect the market value of your notes and/or limit your ability to resell your notes

The depositor or its affiliates will retain the class A-1 notes and the certificates and may retain some or all of one or more of the offered classes of notes.  As a result, the market for a partially retained class of notes may be less liquid than would otherwise be the case and, if retained notes are later sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Risks Relating to the Issuance of a Floating Rate Class of Notes and the Uncertainty of SOFR

The issuer may issue floating rate notes but will not enter into any interest rate swaps and you may suffer losses if interest rates rise

The leases allocated to the issuer will provide for level monthly payments and the exchange note will bear interest at a fixed rate while the class A-2B notes will, if issued, bear interest at a floating rate based on the SOFR Rate (or the then-current Benchmark) plus the applicable spread. Even if the issuer issues floating rate notes, it will not enter into any interest rate swaps or other derivative transactions, which could mitigate this interest rate risk.

If the floating rate payable by the issuer on the class A-2B notes increases due to an increase in the SOFR Rate to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuer, exceeds the amount of collections and other funds available to the issuer to make such payments, the issuer may not have sufficient funds to make payments on the notes. If the issuer does not have sufficient funds to make required payments on the notes, you may experience delays or reductions in the interest and principal payments on your notes which may result in a loss on your investment.  An Event of Default will occur if the full amount of interest due on the notes is not paid within five days of the related payment date.

If the SOFR Rate (or the then-current Benchmark) rises or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuer will make payments on any floating rate notes out of its generally available funds. Therefore, an increase in the SOFR Rate (or the then-current Benchmark) would reduce the amounts available for distribution to holders of all notes, not just the holders of the floating rate notes.

The allocation of the principal amount of the class A-2 notes is unknown

The allocation of the principal amount of the class A-2 notes between fixed-rate class A-2A notes and any floating rate class A-2B notes that may be issued may not be determined until the day of pricing.  A higher allocation to the floating rate notes will correspondingly increase the exposure of the issuer to increases in the interest rate payable on the floating rate notes.  In addition, a reduction in liquidity in the secondary market for the class A-2A or class A-2B notes may result if either class has a smaller principal amount compared to the other.

Tables of Contents
A decrease in SOFR rates would reduce the rate of interest on the floating rate notes

The interest rate of the class A-2B notes is based on a spread over the secured overnight financing rate (“SOFR”) as published by the Federal Reserve Bank of New York (“FRBNY”).  Changes in the SOFR Rate (or the then-current Benchmark) will affect the rate at which the class A-2B notes accrue interest and the amount of interest payments on the class A-2B notes. If the SOFR Rate (or the then-current Benchmark) decreases for an accrual period compared to the prior period, the rate at which the class A-2B notes accrue interest for such accrual period will be reduced by the amount by which the SOFR Rate (or the then-current Benchmark) decreases, provided that the interest rate on the class A-2B notes for any interest accrual period will not be less than 0.00%.  A negative SOFR Rate (or the then-current Benchmark) rate could result in the interest rate applied to the class A-2B notes decreasing to 0.00% for the related accrual period.

SOFR is a relatively new reference rate and its composition and characteristics are not the same as LIBOR

SOFR is a relatively new benchmark rate that is still under development and may ultimately not be widely used as a benchmark rate or could eventually be eliminated.  Further, the way that SOFR, including any market accepted adjustments to SOFR, are determined may change over time.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S.  Treasury securities.  SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service.  The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC.  The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the sponsor and the issuer’s control or direction and neither the sponsor nor the issuer has control over its determination, calculation or publication.  The activities of the FRBNY may directly affect prevailing SOFR rates in ways the issuer is unable to predict.  There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the investors in the class A-2B notes.  If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on and the trading prices of the class A-2B notes.

The FRBNY began to publish SOFR in April 2018.  The FRBNY has also been publishing historical indicative secured overnight financing rates going back to 2014.  Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR.  As an overnight lending rate, SOFR may be subject to higher levels of volatility relative to other interest rate benchmarks.  Due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their class A-2B notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the class A-2B notes.

Tables of Contents

The use of SOFR may present additional risks that could adversely affect the value of and return on the class A-2B notes.  In contrast to other indices, SOFR may be subject to direct influence by activities of the FRBNY, which activities may directly affect prevailing SOFR rates in ways the issuer is unable to predict.

The composition and characteristics of SOFR are not the same as those of London interbank offered rate (“LIBOR”) and other floating interest benchmark rates.  SOFR is different from LIBOR, as SOFR is a secured, overnight rate, while LIBOR, in its synthetic form, is intended to be an approximation of the economic components of a secured, forward-looking rate representing interbank funding over different maturities (e.g., three months). Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR.  Although changes in compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the class A-2B notes may fluctuate more than floating rate debt securities that are linked to less volatile rates.  As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Any failure of SOFR to gain market acceptance could adversely affect the floating rate notes

According to the Alternative Reference Rates Committee, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market.  However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks.  This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR.  Any failure of SOFR to gain wide market acceptance could adversely affect the return on and value of the class A-2B notes and the price at which investors can sell the class A-2B notes in the secondary market.

Tables of Contents

Particularly since SOFR is a relatively new market index, market terms for the class A-2B notes, such as the spread over the rate reflected in interest rate provisions, may evolve over time, and trading prices of the class A-2B notes may be lower than those of later-issued notes with interest rates based on SOFR as a result.  Relatively limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies.  Similarly, if SOFR does not become widely adopted for securities like the class A-2B notes or the specific formula for the compounded SOFR rate used in the class A-2B notes may not be widely adopted by other market participants, the trading prices of the class A-2B notes may be lower than those of securities like the class A-2B notes linked to indices that are more widely used.  Investors in the class A-2B notes may not be able to sell their notes at all or may not be able to sell them at prices that will provide them with yields comparable to those of similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.

Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the floating rate notes

The FRBNY began to publish, in March 2020, compounded averages of SOFR, which are used to determine compounded SOFR.  The interest rate on the class A-2B notes will initially be based on the SOFR Rate plus the applicable spread.  The SOFR Rate will be based on Compounded SOFR.

Under certain circumstances, as described under “Description of the Notes — Payments of Interest.” if the administrator (on behalf of the issuer) has determined prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate of the class A-2B notes may cease to be based upon SOFR and instead be based upon the Benchmark Replacement.

Further, the administrator (on behalf of the issuer) may, from time to time, in its sole discretion, make Benchmark Conforming Changes (i.e., technical, administrative or operational changes) without the consent of noteholders or any other person, which could change the methodology used to determine the SOFR Rate.  The issuer can provide no assurance that the methodology to calculate compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the life of the class A-2B notes relative to the results that would have occurred had the interest rates been based on compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology.  Noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

It is possible that there will be limited interest in securities products based on compounded SOFR, or in the implementations of compounded SOFR with respect to the class A-2B notes.  As a result, you should consider whether any future reliance on compounded SOFR may adversely affect the market values and yields of the class A-2B notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

Additionally, the issuer and the administrator cannot anticipate how long it will take to develop the systems and processes necessary to adopt a specific Benchmark Replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

Tables of Contents

It is intended that the replacement of the then-current Benchmark will not be a taxable event for holders of the class A-2B notes.  However, we cannot provide any assurances that the IRS will not take a contrary view.  There is no targeted IRS tax guidance regarding a possible change in the Benchmark as contemplated herein (as there is for transitions from LIBOR to non-LIBOR rates) and hence there is significant uncertainty regarding the U.S. federal income tax consequences of such a change.  If the IRS treats a change in the then-current Benchmark of the class A-2B notes as a taxable event, holders of the class A-2B notes may be required to recognize taxable gain or loss at that time.  Holders of the class A-2B notes should consult with their own tax advisors regarding the potential consequences of the setting of an alternative Benchmark.

Risks Relating to the Leases and Leased Vehicles

The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and other factors

Historical residual value loss experience on leased vehicles is partially attributable to new vehicle pricing policies of all manufacturers.  Discount pricing incentives or other marketing incentive programs on new vehicles introduced by MBFS USA, its affiliates or its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for pre-owned vehicles.  The reduced demand for pre-owned vehicles resulting from discount pricing incentives or other marketing incentive programs may reduce the prices consumers will be willing to pay for pre-owned vehicles, including leased vehicles included in the reference pool at the end of the related leases and thus reduce the residual value of such leased vehicles.

In addition, the pricing of pre-owned vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, general economic factors and conditions, fuel costs, the introduction and pricing of new vehicle models, legislation relating to emissions and fuel efficiency, possible vehicle recalls and other factors that are beyond the control of the issuer, the depositor or the servicer.  Consumer preferences relating to pre-owned vehicles can change rapidly and can be influenced by a variety of economic and social factors, such as the current or anticipated future costs of gasoline.  Perceptions of the increased severity of the effects of climate change, particularly when combined with predictions that those effects may continue to grow and intensify in both the short and long term, could influence consumer efforts to mitigate or reduce climate change-related events by purchasing or leasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity).  Significant increases in the inventory of pre-owned automobiles during periods of economic slowdown or recession may also depress the prices at which off-lease automobiles may be sold or delay the timing of these sales.

Additionally, if a lessee fails to maintain appropriate insurance with respect to a leased vehicle, insurance coverage with respect to a damaged leased vehicle may be unavailable or be exhausted and no third-party reimbursement for the damage may be obtained.  Although each lease contract and applicable state law require that appropriate insurance with respect to leased vehicles be maintained by the lessees, MBFS USA is not obligated to, and does not, monitor whether the lessees are in fact maintaining such insurance.

As a result of any of these factors, the proceeds received by the titling trust upon disposition of leased vehicles may be reduced.  If the resulting residual value losses exceed the credit enhancement available for the notes, you may suffer a loss on your investment.

Tables of Contents
Vehicle recalls could adversely affect the performance of the reference pool assets

Lessees of leased vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their leases.  Significant increases in the inventory of pre-owned vehicles subject to a recall may also depress the prices at which repossessed vehicles may be sold or delay the timing of those sales.  If the default rate on the leases allocated to the reference pool increases and the price at which the related leased vehicles may be sold declines, you may experience losses with respect to your notes.  If any of these events materially affect collections on the leases allocated to the reference pool, you may experience delays in payments or losses on your investment.

Leased vehicle losses may be affected disproportionately because of geographic concentration of the leases

If the aggregate initial note balance is $1,017,750,000, the servicer’s records indicate that, as of the cutoff date, 29.29%, 13.88%, 13.62%, 8.11% and 5.58% of the aggregate securitization value of the leases and leased vehicles allocated to the reference pool are related to lessees with mailing addresses in California, New York, Florida, New Jersey and Texas, respectively.  If the aggregate initial note balance is $1,283,250,000, the servicer’s records indicate that, as of the cutoff date, 29.27%, 13.84%, 13.53%, 8.19% and 5.62% of the aggregate securitization value of the leases and leased vehicles allocated to the reference pool are related to lessees with mailing addresses in California, New York, Florida, New Jersey and Texas, respectively.  In either case, no other state accounted for more than 5.00% of the aggregate securitization value as of the cutoff date.

If any such states experience adverse economic changes, such as an increase in the unemployment rate, lessees in those states may be unable to make timely payments on their leases which may affect the rate of prepayment and defaults on such leases and the ability to sell or dispose of the related leased vehicles for an amount at least equal to their residual values and you may experience payment delays or losses on your notes.

Extreme weather conditions, including wildfires, hurricanes and floods, or other natural disasters could cause substantial business disruptions, economic losses, unemployment and an economic downturn.  The effects of climate change could exacerbate such conditions and cause such events to occur with greater frequency and severity. As a result, the related lessees’ ability to make timely payments could be adversely affected.    Particularly if any of these adverse events occurs in a state where there is a concentration of leased vehicles, the issuer’s ability to make payments on the notes could be adversely affected.

For a discussion of the breakdown of the leases and leased vehicles by state, see “The Leases – Characteristics of the Leases.”

Tables of Contents
The concentration of leased vehicles to particular models could negatively affect the reference pool assets

If the aggregate initial note balance is $1,017,750,000, the GLE, GLC, C, S, GLS and E Class models represent approximately 20.00%, 14.79%, 11.02%, 9.52%, 8.73% and 7.87%, respectively, of the aggregate securitization value as of the cutoff date of the leases and leased vehicles allocated to the reference pool.  If the aggregate initial note balance is $1,283,250,000, the GLE, GLC, C, S, GLS and E Class models represent approximately 20.00%, 14.82%, 10.90%, 9.47%, 8.78% and 7.85%, respectively, of the aggregate securitization value as of the cutoff date of the leases and leased vehicles allocated to the reference pool.  No other model accounted for more than 5.00% of the aggregate securitization value as of the cutoff date.  Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle.  If residual value losses result that are not otherwise covered by available credit enhancement, you may incur a loss on your investment.

Turn-in rates may increase losses

Under each lease, the lessee may elect to purchase the related vehicle during the related lease term or at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease, subject to certain concessions MBFS USA may offer to such lessee.  Lessees who decide not to purchase their leased vehicles will expose the issuer to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values.

The level of turn-ins at lease termination could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by MBFS USA), the level of purchase option prices for the related leased vehicles compared to new and pre-owned vehicle prices and economic conditions generally.  The grant of extensions, including extensions in connection with severe hurricanes, public health emergencies or other natural disasters that may occur from time to time, and the early termination of leases allocated to the reference pool may affect the number of turn-ins in a particular month.  If lessees purchase the related leased vehicles for less than their stated residual values or if lessees opt to not purchase the related leased vehicles and such vehicles are then re-sold in the used car market at prices below their related stated residual values, and such residual losses related to these turn-ins exceed the credit enhancement available, you may suffer a loss on your investment.

Risks Relating to MBFS USA

Paying the servicer a fee based on a percentage of the securitization value of the leases may result in the inability to obtain a successor servicer

Because the servicer will be paid its base servicing fee based on a percentage of the aggregate securitization value of the leases, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining leases and leased vehicles.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period which could delay payments and reports to noteholders, adversely affect collections and ultimately lead to losses or delays in payments on your notes.

Tables of Contents
Commingling by the servicer may result in delays and reductions in payments on your notes

The servicer, if it satisfies certain requirements, will be permitted to hold with its own funds collections it receives from lessees on the leases and the repurchase payment for any leases and related leased vehicles required to be reallocated from the reference pool until the day prior to the date on which the distributions are made on the notes.  During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds.  If the servicer is unable to pay these amounts to the issuer on or before the related payment date, you might incur a delay in payment or a loss on your notes.

For more information about the servicer’s obligations regarding payments on the leases, see “Description of the Transaction Documents—Collections.”

A servicer default may result in additional costs or a diminution in servicing performance, any of which may have an adverse effect on your notes

If a servicer default occurs, the exchange noteholder (which shall be the indenture trustee acting on behalf of the holders of notes evidencing at least 66 2/3% of the aggregate principal amount of the notes) may direct the titling trustee to remove the servicer, without the consent of the owner trustee or the holders of any securities subordinate to the notes, including certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•      the cost of the transfer of servicing to the successor servicer; or

•      the ability of the successor servicer to perform the obligations and duties of the servicer under the servicing agreement.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

Adverse events with respect to
MBFS USA, its affiliates or third
party servicers to whom MBFS
USA outsources its activities may
affect the timing of payments or
have other adverse effects on
your notes

Adverse events with respect to MBFS USA, its affiliates or a third party servicer to whom MBFS USA outsources its activities may result in servicing disruptions or reduce the market value of your notes.  MBFS USA currently outsources some of its activities as servicer to third party servicers with respect to delinquent leases.  In the event of a termination and replacement of MBFS USA as the servicer, or if any of the third party servicers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent leases and therefore delinquencies and credit losses could increase.  As servicer, MBFS USA will be required to repurchase certain leases that do not comply with representations and warranties made by MBFS USA (for example, representations relating to the compliance of the lease contracts with applicable laws).  If MBFS USA becomes unable to repurchase any of those leases or make the related payment to the issuer, investors could suffer losses.  In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities.  For example, MBFS USA is an indirect wholly-owned subsidiary of Mercedes-Benz Group AG.  Although Mercedes-Benz Group AG is not guaranteeing the obligations of the issuer, if Mercedes-Benz Group AG ceased to manufacture vehicles or support the sale of vehicles or if Mercedes-Benz Group AG faced financial or operational difficulties, those events may reduce the market value of Mercedes-Benz, and ultimately the amount realized on any Mercedes-Benz leased vehicle, including the leased vehicles allocated to the reference pool.

Tables of Contents
Mercedes-Benz Group AG and/or its subsidiaries are subject to legal risks relating to pending legal proceedings, claims as well as governmental investigations and orders

Mercedes-Benz Group AG and its subsidiaries (“Mercedes-Benz”), which include MBFS USA, are confronted with various legal proceedings, claims as well as government investigations and orders on a large number of topics, including vehicle safety, emissions, fuel economy, financial services, dealer, supplier and other contractual relationships, intellectual property rights (especially patent infringement lawsuits), warranty claims, environmental matters, antitrust matters (including actions for damages) as well as investor litigation.

The automotive industry is subject to extensive governmental regulations worldwide. Laws in various jurisdictions govern occupant safety and the environmental impact of vehicles, including emissions levels, fuel economy and noise, as well as the emissions of the plants where vehicles or parts thereof are produced. Furthermore, regulation, particularly in the European Union, governs the external reporting on ESG reporting (environmental, social or governance topics), whereby the complexity of such regulation is continuously increasing. The introduction of certain new regulations may initially be associated with uncertainties relating to their interpretation. In case regulations applicable in the different regions are not complied with, this could result in significant penalties, damages claims and reputational harm or, in case of regulations applicable to vehicles, the inability to certify vehicles in the relevant markets. The cost of compliance with these regulations is considerable, and in this context, Mercedes-Benz continues to expect a significant level of costs.  Product-related litigation involves claims alleging faults in vehicles. Some of these claims are asserted by way of class actions. If the outcome of such legal proceedings is detrimental to Mercedes-Benz or such proceedings are settled, Mercedes-Benz may encounter substantial financial burdens, e.g. from damages payments or service actions, recall campaigns, monetary penalties or other costly actions. Some of these proceedings and related settlements may also have an impact on Mercedes-Benz’ reputation.

Tables of Contents

Mercedes-Benz is continuously subject to governmental information requests, inquiries, investigations, administrative orders and proceedings relating to various laws and regulations in connection with diesel exhaust emissions.

The corresponding activities of various authorities worldwide are partly ongoing, as described below. These activities particularly relate to test results, the emission control systems used in Mercedes-Benz diesel vehicles and/or the interactions of Mercedes-Benz with the relevant authorities as well as related legal issues and implications, including, but not limited to, under applicable environmental, criminal, consumer protection and antitrust laws.

In the United States, Mercedes-Benz Group AG and Mercedes-Benz USA, LLC (MBUSA) reached agreements in the third quarter of 2020 with various authorities to settle civil environmental claims regarding the emission control systems of certain diesel vehicles. These agreements have become final and effective. The authorities took the position that Mercedes-Benz had failed to disclose Auxiliary Emission Control Devices (AECDs) in certain of its US diesel vehicles and that several of these AECDs were illegal defeat devices.

As part of these settlements, Mercedes-Benz has denied the allegations by the authorities and has not admitted liability, but has agreed to, among other things, pay civil penalties, conduct an emission modification program for the affected vehicles and take certain other measures. The failure to meet certain of those obligations may trigger additional stipulated penalties. In the first quarter of 2021, Mercedes-Benz paid the civil penalties.

In April 2016, the U.S. Department of Justice (“DOJ”) requested that Mercedes-Benz conduct an internal investigation. Mercedes-Benz conducted such an internal investigation in cooperation with the DOJ‘s investigation. In March 2024, the DOJ informed Mercedes-Benz that based on the information available to it, it has closed its investigation; thus, the DOJ will not bring any criminal charges against Mercedes-Benz.

In Canada, the environmental regulator Environment and Climate Change Canada (“ECCC”) is conducting an investigation in connection with diesel exhaust emissions based on the suspicion of potential violations of, among others, the Canadian Environmental Protection Act as well as potential undisclosed AECDs and defeat devices. Mercedes-Benz continues to cooperate with the investigating authorities.

In Germany, the Stuttgart public prosecutor’s office issued a fine notice against Mercedes-Benz in September 2019 based on a negligent violation of supervisory duties, thereby concluding the related administrative offense proceedings against Mercedes-Benz. In July 2021, the local court of Böblingen issued penal orders against three Mercedes-Benz employees based on, among others, fraud, which have become final. The criminal investigation proceedings of the Stuttgart public prosecutor’s office against further Mercedes-Benz employees on the suspicion of, among others, fraud have meanwhile been discontinued.

Tables of Contents

Between 2018 and 2020, the German Federal Motor Transport Authority (“KBA”) issued subsequent auxiliary provisions for the EC type approvals of certain Mercedes-Benz diesel vehicles, and ordered mandatory recalls as well as, in some cases, stops of the first registration. In autumn 2022 and in December 2023, the KBA issued further decisions regarding vehicles equipped with various EU6 or EU5 diesel engines. In each of those cases, it held that certain calibrations of specified functionalities are to be qualified as impermissible defeat devices. Mercedes-Benz has a contrary legal opinion on this question and has filed timely objections against the KBA’s administrative orders and determinations mentioned above. Insofar as the KBA has not remedied the objections, Mercedes-Benz has filed lawsuits with the competent administrative court to have the controversial questions at issue clarified in a court of law. Irrespective of such objections and the lawsuits that are now pending, Mercedes-Benz continues to cooperate fully with the KBA. To a large extent, the remedial actions requested by the KBA were developed by Mercedes-Benz and assessed and approved by the KBA; the necessary recalls were initiated. For some of the vehicles affected by the KBA’s decision from December 2023, developments, examinations and approvals of the remedial measures are still pending. It cannot be ruled out that under certain circumstances, software updates may have to be reworked, or further delivery and registration stops may be ordered or resolved by Mercedes-Benz as a precautionary measure, also with regard to the used-car, leasing and financing businesses. In the course of its regular market supervision, the KBA routinely conducts further reviews of Mercedes-Benz vehicles and asks questions about technical elements of the vehicles. In addition, Mercedes-Benz continues to be in a dialogue with the German Federal Ministry for Digital and Transport (BMDV) to conclude the analysis of the diesel-related emissions matter and to further the update of affected customer vehicles. In light of the aforementioned administrative orders issued by the KBA, and continued discussions with the KBA and the BMDV, it cannot be ruled out completely that additional administrative orders may be issued in the course of the ongoing and/or further investigations. Since September 1, 2020, this also applies to responsible authorities of other member states and the European Commission, which conduct market surveillance under the new European Type Approval Regulation and can take measures upon assumed non-compliance, irrespective of the place of the original type approval, and also to the British market surveillance authority DVSA (Driver and Vehicle Standards Agency).

In addition to the aforementioned authorities, authorities of various foreign states, particularly the South Korean Ministry of Environment and the South Korean competition authority (Korea Fair Trade Commission) are conducting various investigations and/or procedures in connection with diesel exhaust emissions.  In this context, these South Korean authorities have made determinations and imposed sanctions against Mercedes-Benz, which Mercedes-Benz appealed.  In the same context, national antitrust authorities of various countries are also conducting investigations, including the South Korean antitrust authority, which has made certain findings and imposed fines on some car manufacturers. In February 2024, the criminal proceeding in South Korea was concluded. In this context, in July 2024, the Brazilian antitrust authority opened an antitrust proceeding against some car manufacturers, including Mercedes-Benz Group AG.

Mercedes-Benz continues to fully cooperate with the authorities and institutions. Irrespective of such cooperation and in light of the past developments, it is possible that further regulatory, criminal and administrative investigative and enforcement actions and measures relating to Mercedes-Benz and/or its employees will be taken or administrative orders will be issued. Additionally, further delays in obtaining regulatory approvals necessary to introduce new or recertify existing vehicle models could occur.

Tables of Contents

Regarding the proceedings and processes still in progress, Mercedes-Benz cannot at this time make any statement to their outcome. In light of the legal positions taken by U.S. regulatory authorities and the KBA as well as the South Korean Ministry of Environment, among others, it cannot be ruled out that, besides these authorities, one or more authorities worldwide will reach the conclusion that other passenger cars and/or vans with the brand name Mercedes-Benz or other brand names of the Mercedes-Benz Group are equipped with impermissible defeat devices. Likewise, such authorities could take the view that certain functionalities and/or calibrations are not proper and/or were not properly disclosed. It cannot be ruled out that Mercedes-Benz will become subject to, as the case may be, significant additional fines and other sanctions, measures and actions. The occurrence of the aforementioned events in whole or in part could cause significant collateral damage including reputational harm. Further, due to negative allegations or findings with respect to technical or legal issues by one of the various governmental agencies, other agencies – or also plaintiffs – could also adopt such allegations or findings. Thus, a negative allegation or finding in one proceeding carries the risk of being able to have an adverse effect on other proceedings, also potentially leading to new or expanded investigations or proceedings, including lawsuits.

In addition, the ability of Mercedes-Benz to defend itself in proceedings could be impaired by concluded proceedings and their underlying allegations as well as by unfavorable results or developments in any of the information requests, inquiries, investigations, administrative or criminal orders, legal actions and/or proceedings discussed above.

In particular, any remediation requirements, recalls or delivery and registration stops of Mercedes-Benz diesel vehicles, or reputational harm to the Mercedes-Benz brand, could adversely affect the sales prices of used Mercedes-Benz passenger cars and sport utility vehicles and the residual values of Mercedes-Benz passenger cars and sport utility vehicles that are leased, including those that are allocated to the reference pool securing the exchange note that will collateralize the notes. None of the leased vehicles that will be allocated to the reference pool will be diesel vehicles.

Notwithstanding the foregoing, MBFS USA does not believe that the outcome of any of the inquiries and investigations pertaining to Mercedes-Benz will have a material adverse effect on the financial condition of MBFS USA or on the ability of MBFS USA to perform its obligations under the transaction documents relating to the issuance of the notes.

Legal and Regulatory Risks

The bankruptcy of MBFS USA or the depositor could result in losses or delays in payments on your notes and could delay the appointment of a successor servicer

Following a bankruptcy or insolvency of MBFS USA or the depositor, a court could conclude that the exchange note is owned by MBFS USA or the depositor, instead of the issuer.  This conclusion could be reached either because the court concluded that the transfer of the exchange note from the depositor to the issuer was a pledge of the exchange note and not a “true sale” or because the court concluded that the depositor or the issuer should be consolidated with MBFS USA or the depositor for bankruptcy purposes.  If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

Tables of Contents

•      the “automatic stay,” which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution of collateral in limited circumstances;

•      tax or government liens on MBFS USA’s or the depositor’s property (that arose prior to the transfer of the exchange note to the issuer) having a prior claim on collections before the collections are used to make payments on the notes; and

•      the fact that neither the issuer nor the indenture trustee has a perfected security interest in the leased vehicles allocated to the reference pool and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the reference pool held by MBFS USA at the time that a bankruptcy proceeding begins.

The depositor will take steps in structuring the transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with MBFS USA for bankruptcy purposes or conclude that the transfer of the exchange note was not a “true sale.”

In addition, in the event of a servicer default by MBFS USA resulting solely from certain events of insolvency or the bankruptcy of MBFS USA, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the holders of notes from appointing a successor servicer or prevent MBFS USA from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the leases may occur.  Any delay in the collection of payments on the leases may delay or reduce payments to noteholders.

Interests of other persons in the leases and the leased vehicles could be superior to the issuer’s interest, which may result in delayed or reduced payment on your notes

Because the exchange note will be secured by the leases and leased vehicles allocated to the reference pool, you will be dependent on payments made on these leases and proceeds received in connection with the sale or other disposition of the leased vehicles for payments on your notes.

The issuer will not have an ownership interest in the leases or an ownership interest or perfected security interest in the leased vehicles, which will be titled in the name of the titling trust or the titling trustee on behalf of the titling trust.  It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the titling trust could limit the amounts payable in respect of the exchange note to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles.

Tables of Contents

Further, although unlikely, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust.

To the extent a third-party makes a claim against, or files a lien on, the assets of the titling trust, including the leased vehicles allocated to the reference pool, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the exchange note.

If any of the foregoing events occurs, you may experience delays in payment or losses on your investment in the notes.

If ERISA liens are placed on the titling trust assets, you could suffer a loss on your investment

Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes MBFS USA and its affiliates.

Because the collateral agent in connection with the exchange note has a prior perfected security interest in the leases and leased vehicles (other than for leased vehicles in Kansas, Maryland, Missouri, Nebraska, Nevada and South Dakota), these liens would not, however, have priority over the interest of the collateral agent in the assets securing the exchange note.

While MBFS USA believes that the likelihood of this liability being asserted against the assets of the titling trust or, if so asserted, being successfully pursued, is remote, you cannot be sure the leases and leased vehicles will not become subject to an ERISA liability.

Federal bankruptcy or state debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes

If a lessee sought protection under federal bankruptcy or state debtor relief laws, a court could reduce or discharge completely the lessee’s obligations to repay amounts due on its lease.  As a result, that lease would be written off as uncollectible.  You could suffer a loss if no funds are available from credit enhancement or other sources and amounts allocated to the notes are insufficient to cover the applicable default amount.

Leases that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment

Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Consumer Financial Protection Bureau, impose requirements on retail lease contracts.  California has enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  The failure by the titling trust to comply with these requirements may give rise to liabilities on the part of the titling trust (as lessor under the leases) or the issuer (as owner of the exchange note).  Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles.  A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the lessee be refunded.  MBFS USA will make representations and warranties that each lease complies with all requirements of applicable law in all material respects.  If any such representation and warranty proves incorrect, has a material and adverse effect on the interest of the issuer and is not timely cured, MBFS USA will be required to make a repurchase payment in respect of the related lease and leased vehicle and reallocate the related lease and related leased vehicle out of the reference pool.  To the extent that MBFS USA fails to make such repurchase, or to the extent that a court holds the titling trust or the issuer liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the titling trust or the issuer.  If sufficient funds are not available to make both payments to lessees and on your notes, you may suffer a loss on your investment in the notes.

Tables of Contents
Vicarious tort liability may result in a loss

Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership.  Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

The Transportation Act, more fully described under “Certain Legal Aspects of the Leases and Leased Vehicles—Vicarious Tort Liability,” provides that, absent negligence or criminal wrongdoing on its part, an owner (or an affiliate of an owner) of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease.  The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after the effective date of the Transportation Act.  While the outcome in these cases have thus far upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

MBFS USA maintains primary and excess liability insurance policies on behalf of the titling trust and contingent liability insurance coverage against third party claims against the titling trust.  If vicarious liability imposed on the titling trust exceeds this coverage, or if lawsuits are brought against either the titling trust or MBFS USA involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you or you may ultimately suffer a loss on your investment.

Tables of Contents
The return on your notes may be reduced by application of the Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service may be entitled to protections that state the lessor may not terminate the lease contract for breach of the terms of the contract, including non-payment.  Furthermore, under the Servicemembers Civil Relief Act, a lessee may, under certain circumstances, terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders.  No early termination charges may be imposed on the lessee for such termination.  No information can be provided as to the number of leases that may be affected by these laws.

The foregoing laws may impose limitations that would impair the ability of the servicer to repossess a vehicle under a defaulted lease during the related lessee’s period of active duty and, in some cases, may require the servicer to extend the lease termination date of the related lease, lower the monthly payments and adjust the payment schedule for a period of time after the completion of the lessee’s military service.  It is not clear that the Servicemembers Civil Relief Act would apply to leases such as the leases allocated to the reference pool or how many leases would be affected by it.  If a lessee’s obligation to make lease payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts.

Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

Federal financial regulatory reform could have an adverse effect on the sponsor, the depositor or the issuer

The Dodd–Frank Wall Street Reform and Consumer Protection Act provides for enhanced regulation of financial institutions and non-bank financial companies, derivatives and asset-backed securities offerings and enhanced oversight of credit rating agencies.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.  MBFS USA is subject to the supervisory and examination authority of the CFPB to assess compliance with federal consumer financial laws.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as MBFS USA or its affiliates.  No assurance can be given that the new standards will not have an adverse impact on the marketability of asset-backed securities such as the notes, the servicing of the leases and leased vehicles allocated to the reference pool, MBFS USA’s securitization program or the regulation or supervision of MBFS USA.

Tables of Contents

In an ongoing federal court case, the CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles.  On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers.  CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.).  On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for an immediate appeal and stayed the case pending resolution of any appeal.  On April 29, 2022, the Third Circuit Court of Appeals granted the defendants trusts’ petition for permission to appeal.  On November 14, 2022, the attorneys general of 22 states and the District of Columbia filed an amicus brief supporting the CFPB’s position. On March 19, 2024, the Court of Appeals for the Third Circuit affirmed the district court’s decision, and the case will now proceed in the district court. The CFPB and state attorneys general may rely on this decision as precedent in investigating and bringing enforcement actions against other securitization vehicles, including the issuer, in the future.

The Dodd-Frank Act also creates a liquidation framework under which the FDIC may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies,” and commonly referred to as “systemically important entities,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries.  With respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to the sponsor or its subsidiaries, including the issuer and the depositor, although the expectation embedded in the Dodd-Frank Act is that the framework will be invoked only very rarely.  Guidance from the FDIC indicates that such new framework will in certain cases be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositor and the issuer.  The provisions of the new framework, however, provide the FDIC with certain powers not possessed by a trustee in bankruptcy under existing bankruptcy laws.  Under some applications of these and other provisions of the new framework, payments on the notes could be reduced, delayed or otherwise negatively affected.

Further, changes to the regulatory framework in which MBFS USA operates, including, for example, laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) could have a significant impact on the servicer or the issuer and could adversely affect the timing and amount of payments on your notes.

General Risks

Adverse economic conditions could adversely affect the performance of the reference pool assets, which could result in losses on your notes

An economic downturn may adversely affect the performance of the leases and leased vehicles.  High unemployment, declines in consumer confidence, price inflation and expectations of future inflation, rising interest rates and a general reduction in the availability of credit may lead to increased delinquencies and default rates by lessees, as well as decreased consumer demand for pre-owned vehicles and reduced pre-owned vehicle prices, which could adversely affect residual values and increase the amount of losses on leases and leased vehicles.  No prediction can be given as to the degree of increases in the rates of delinquencies, defaults on the leases or losses on the leases resulting from deteriorating economic conditions, but if not covered by credit enhancement, these increases could result in delays in payments and losses on the notes.

Tables of Contents
Financial market disruptions and economic developments may adversely affect the performance and market value of your notes

The COVID-19 pandemic resulted in disruptions in global financial markets that have reduced liquidity and created uncertainty regarding future market performance and viability. Current conditions, including inflation and economic pressures arising from the Russian invasion of Ukraine, and armed conflicts in the Middle East, have also created and exacerbated such uncertainties.  For several years after the 2008 financial crisis, events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as the government bailout programs for financial institutions and assistance programs designed to increase credit availability, support economic activity and facilitate renewed consumer lending, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities and the lowering of ratings on certain asset-backed securities, caused a significant reduction in liquidity in the secondary market for these asset-backed securities.  Such events, or the occurrence of future events having widespread market impacts, including in connection with regional or worldwide epidemics or pandemics or resulting from the seizure, failure or receivership of one or more depository institutions, whether domestic or foreign, could adversely affect the market value of your notes and/or limit your ability to resell your notes. Furthermore, over the past several years, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Concerns regarding sovereign debt may spread to other countries at any time.  There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could adversely affect the market value of your notes.

Tables of Contents
Overview of the Transaction

Please refer to “Summary of Transaction” for a diagram providing an overview of the transaction described in this prospectus.

Dealers have assigned, and will assign, leases and the related vehicles to the Titling Trust.  The Titling Trust was created to facilitate the titling of motor vehicles in connection with the securitization of motor vehicle leases.  The Titling Trust has issued to the Initial Beneficiary the Specified Interest.  The Titling Trust Administrator will deliver a notice from the Initial Beneficiary to the Titling Trustee to the effect that:

•	the Exchange Note will be issued by the Titling Trust; and

•	the Leases and the related Leased Vehicles will be allocated from the revolving facility pool to the Reference Pool.

The Exchange Note will represent debt secured by the Leases and Leased Vehicles included in the Reference Pool.  Upon creation of the Exchange Note, the Reference Pool Assets will no longer be a part of the assets of the Titling Trust represented by the revolving facility pool, and the interest in the Titling Trust Assets represented by the revolving facility pool will be reduced accordingly.  The Exchange Note will evidence an indirect interest, rather than a direct legal interest, in the Reference Pool Assets.  Payments made on or in respect of any Titling Trust Assets other than the Reference Pool Assets will not be available to make payments on the Notes or the Certificates.  The Initial Beneficiary has previously executed, and will continue from time to time to execute, notices to the Titling Trust Administrator to permit the creation of additional exchange notes other than the Exchange Note.  The Issuer (and, accordingly, its Noteholders) will have no interest in the Specified Interest, any Other Exchange Note or any other assets of the Titling Trust Assets.  See “The Exchange Note” and “The Titling Trust.”

The Titling Trust will issue to MBFS USA the Exchange Note.  MBFS USA, as Sponsor, will sell, transfer and assign its interest in the Exchange Note to the Depositor.  The Depositor will in turn transfer and assign its interest in the Exchange Note to the Issuer.  The Issuer will issue four classes of Notes in an amount equal to the Initial Note Balance.  The Issuer will also issue one class of Certificates.  The Issuer will pledge the Exchange Note to the Indenture Trustee as security for the Notes.  Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Issuer.  Payments in respect of the Certificates will be subordinated to payments in respect of the Notes to the extent described herein.  The Notes (other than the Class A-1 Notes) are being offered hereby.  The Certificates are not being offered to you in this offering.

The Sponsor will also act as the Servicer of the Leases and the related Leased Vehicles.  The Servicer will service the Leases and related Leased Vehicles pursuant to the Servicing Agreement and will be compensated for those services as described under “Description of the Transaction Documents—Servicing Compensation.”

Use of Proceeds

MBFS USA will sell the Exchange Note and certain related property to the Depositor.  The Depositor in turn will transfer the Exchange Note and related property to the Issuer in exchange for the Notes and the Certificates.  The Depositor will use the net proceeds from the sale of the offered Notes to the underwriters (1) as partial consideration for the purchase of the Exchange Note from MBFS USA, (2) to deposit an amount equal to the Reserve Fund Deposit into the Reserve Fund and (3) to pay expenses incurred in connection with the issuance and sale of the Notes.

No expenses incurred in connection with the selection of the Leases and Leased Vehicles or the allocation of the Leases and Leased Vehicles to the Reference Pool will be payable from the offering proceeds.

Tables of Contents

The Issuer

Limited Purpose and Limited Assets

The Depositor and the Owner Trustee formed the Issuer, a Delaware statutory trust, on July 26, 2024.  The Issuer has been formed under Delaware law solely for the purposes of the transactions described herein.  The Issuer will be governed by the Trust Agreement.

The Issuer will not engage in any activity other than:

•	acquiring, holding and managing the Exchange Note sold to the Issuer on the Closing Date, the other assets of the Issuer, and the proceeds of the Exchange Note and the other assets;

•	issuing and executing the Notes and Certificates;

•
using (or permitting the Depositor to use) the proceeds of the sale of the Notes to (i) fund the Reserve Fund, (ii) pay the organizational, start-up and transactional expenses of the Issuer and (iii) pay the balance to the Depositor;

•	assigning and pledging the property of the Issuer to the Indenture Trustee;

•	paying interest on and principal of the Notes to the Noteholders and any excess collections to the Certificateholders;

•	entering into and performing its obligations under the Transaction Documents to which it is a party; and

•	engaging in those activities, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuer will issue the Notes under the Indenture.  The Certificates will be issued under the Trust Agreement.  Except for the Securities and additional notes or certificates issued by the Issuer in exchange for the Certificates, as described under “Description of the Transaction Documents—Residual Interest; Issuance of Additional Securities,” the Issuer is also prohibited from borrowing money or making loans to any other person.

If the various protections provided to the Noteholders by overcollateralization, the Reserve Fund and excess spread are insufficient, the Issuer will have to rely solely upon payments by lessees under the Leases and the proceeds from the repossession and sale or other disposition of the Leased Vehicles allocated to the Reference Pool to make payments on the Notes.

The Issuer’s principal offices are in care of Wilmington Trust, National Association, as Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.  The Issuer’s fiscal year ends on December 31.

Under the Administration Agreement, the Administrator will perform the administrative obligations of the Issuer under the Trust Agreement and the Indenture.

Tables of Contents
Capitalization of the Issuer

The following table illustrates the expected capitalization of the Issuer as of the Closing Date as if the issuance and sale of the Notes had taken place on that date if the Initial Note Balance is $1,017,750,000:

Class A-1 Notes(1)		$220,000,000.00
Class A-2A Notes	}	368,500,000.00
Class A-2B Notes
Class A-3 Notes		368,500,000.00
Class A-4 Notes		60,750,000.00
Initial Overcollateralization		132,252,080.36
Total		$1,150,002,080.36

The following table illustrates the expected capitalization of the Issuer as of the Closing Date as if the issuance and sale of the Notes had taken place on that date if the Initial Note Balance is $1,283,250,000:

Class A-1 Notes(1)		$278,000,000.00
Class A-2A Notes	}	464,500,000.00
Class A-2B Notes
Class A-3 Notes		464,500,000.00
Class A-4 Notes		76,250,000.00
Initial Overcollateralization		166,747,421.25
Total		$1,449,997,421.25

(1) The Class A-1 Notes are not being offered hereby.

The Issuer will not issue any debt other than the Notes or issue any securities other than the Notes and the Certificates, except that the Depositor or any affiliate of the Depositor, in either case, if it is the sole Certificateholder, may exchange all or a portion of the Certificates for additional notes or certificates issued by the Issuer upon certain conditions, as described under “Description of the Transaction Documents—Residual Interest; Issuance of Additional Securities.”

Property of the Issuer

The property of the Issuer will consist of the Exchange Note secured by the Reference Pool of Leases and the related Leased Vehicles.  See “The Titling Trust.”  The Titling Trust has issued to the Initial Beneficiary the Specified Interest Certificates representing the entire beneficial interest in the Specified Interest.  Pursuant to the Titling Trust Agreement, the Initial Beneficiary has acknowledged that the Titling Trust may allocate the Leases and the related Leased Vehicles from the revolving facility pool to the Reference Pool related to the Exchange Note pursuant to the Collateral Agency Agreement and the Exchange Note Supplement.  Under the Collateral Agency Agreement and the Titling Trust documents, on or before the Closing Date, the Titling Trustee:

•	will allocate the Leases and Leased Vehicles from the revolving facility pool to the Reference Pool; and

•	will issue the Exchange Note secured by the Reference Pool to the Lender.

Upon creation of the Exchange Note, the Reference Pool Assets will no longer be a part of the revolving facility pool.

Neither the Issuer as holder of the Exchange Note nor the Indenture Trustee as pledgee of the Exchange Note will have any interest in the Titling Trust Assets allocated to any Other Reference Pool with respect to Other Exchange Notes or to the revolving facility pool, including any payments made on or proceeds from those assets.

Tables of Contents
MBFS USA will sell, transfer and assign its interest in the Exchange Note to the Depositor.  On the Closing Date, the Depositor will transfer and assign the Exchange Note to the Issuer.  To fund the purchase of the Exchange Note, the Issuer will issue the Notes and Certificates.  The Issuer will pledge its interest in the Exchange Note to the Indenture Trustee as security for the Notes.  Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Issuer.  See “The Exchange Note—Transfers of the Exchange Note.”

After giving effect to the transactions described above, the Trust Estate will include:

•	the rights of the Issuer in the Exchange Note issued by the Titling Trust, including the right to receive payments with respect to the Exchange Note;

•
the rights of the Issuer to funds on deposit from time to time in certain trust accounts established pursuant to the Indenture, the Servicing Supplement or the Trust Agreement, as applicable, including all investment earnings thereon (net of losses and investment expenses);

•
the rights of the Issuer under the Transaction Documents, including the rights of the Issuer, as assignee of the Depositor under the First-Tier Sale Agreement and the rights of the Issuer as a third-party beneficiary of the Servicing Agreement and the Exchange Note Supplement; and

•	all proceeds of the foregoing, which shall include Sales Proceeds.

Under the Indenture the Trust Estate will be pledged by the Issuer to the Indenture Trustee.

Restrictions on Merger and Consolidation

The Issuer may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any State;

•
the entity expressly assumes the Issuer’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•
the Issuer has delivered prior written notice of such consolidation or merger to each Rating Agency and each Rating Agency, within a specified amount of time, either (1) confirms in writing that such consolidation or merger shall not cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn, or (2) has not confirmed in writing that such consolidation or merger shall cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn;

•
the Issuer has received an opinion of counsel to the effect that (1) following such consolidation or merger, the Issuer (or the surviving entity or transferee) will not be classified as (a) an association or (b) a publicly traded partnership taxable as a corporation, each for United States federal income tax purposes, (2) such consolidation or merger will not cause the Notes to be characterized other than as indebtedness for United States federal income tax purposes and (3) such consolidation or merger will not cause the Notes to be deemed to have been exchanged pursuant to Treasury Regulations Section 1.1001-3 (or a successor provision);

•	any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

Tables of Contents
•
the Issuer has delivered to the Servicer, the Depositor and the Indenture Trustee an opinion of counsel and an officer’s certificate each stating that such consolidation or merger satisfies all requirements under the Indenture.

Other Negative Covenants

The Issuer will not, among other things, except as expressly permitted by the Transaction Documents:

•	engage in any business or activities other than financing, purchasing, owning, acquiring, selling, pledging and managing the Exchange Note;

•	sell, transfer, exchange or otherwise dispose of any of its assets;

•
claim any credit on or make any deduction from the principal and interest payable in respect of the Notes, other than amounts withheld under the Internal Revenue Code or applicable State law, or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Issuer or its property;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the Indenture to be subordinated or otherwise impaired, except as may be expressly permitted by the Indenture;

•
permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations under the Indenture except as may be expressly permitted thereby;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens on the Leased Vehicles (arising solely as a result of an action or omission of the related lessee) and except as may be created by the terms of the Indenture;

•	permit the lien of the Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents.

Annual Compliance Statement

The Issuer will be required to file an annual written statement with the Indenture Trustee certifying the fulfillment of its obligations under the Indenture.

The Depositor

Mercedes-Benz Trust Leasing LLC, a Delaware limited liability company will be the Depositor.  The sole equity member of the Depositor is MBFS USA.  The Depositor maintains its principal executive offices at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331.  Its telephone number is (248) 991-6700.

The Depositor was organized solely for the purpose of acquiring exchange notes, securities and other property, forming one or more securitization trusts, such as the Issuer, and transferring the related property and rights to those trusts and engaging in related transactions.  The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.  Other than the obligation to consent to amendments to the Trust Agreement or other consent rights given to the holder of the residual interest in the Issuer, the payment of organizational expenses of the Issuer, the maintenance and establishment of certain trust accounts, the maintenance of books and records, and the indemnification of the Owner Trustee, the Depositor will have no ongoing duties with respect to the Issuer.

Tables of Contents
None of the Depositor, MBFS USA or any of their respective affiliates will insure or guarantee the Leases or the Notes.

The Depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.  The Depositor is not a party to any legal proceedings that could reasonably be expected to have a material adverse effect on the Issuer or the interests of any Noteholders.

The limited liability company agreement of the Depositor includes corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either MBFS USA or any affiliate of MBFS USA in the event of a bankruptcy or insolvency proceeding of MBFS USA or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either federal or any State court without the consent of its board of managers, including at least two independent managers.

The Trustees

The Owner Trustee

General.  Wilmington Trust, National Association will be the Owner Trustee under the Trust Agreement.  Wilmington Trust, National Association is a national banking association with trust powers incorporated under the federal laws of the United States.  The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  Wilmington Trust, National Association is an affiliate of Wilmington Trust Company and both Wilmington Trust, National Association and Wilmington Trust Company are subsidiaries of M&T Bank Corporation.  Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto leases.

Wilmington Trust, National Association is subject to various legal proceedings that arise from time to time in the ordinary course of business.  Wilmington Trust, National Association does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Other than the above two paragraphs, Wilmington Trust, National Association has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Depositor, MBFS USA, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

Duties of the Owner Trustee.  The Owner Trustee’s main duties will be:

•	creating the Issuer by filing a certificate of trust with the Delaware Secretary of State;

•	maintaining (or causing to be maintained) a certificate distribution account for the benefit of the Certificateholders; and

•	executing documents on behalf of the Issuer.

The Owner Trustee’s liability in connection with the issuance and sale of the Securities is limited solely to its express obligations set forth in the Trust Agreement.  The Owner Trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the Administrator or any Certificateholder.  The Owner Trustee will not be required to expend or risk its own funds or incur any financial liability in respect of any of its actions as Owner Trustee if the Owner Trustee has reasonable grounds to believe that reimbursement to it of such funds or adequate indemnity against such risk or liability is not reasonably assured.

Tables of Contents
The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Exchange Note, the Notes or Certificates (other than the authentication of the Certificates) or of any Leases or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Exchange Note, or the investment of any monies by the Servicer before those monies are deposited into the Exchange Note Collection Account.  The Owner Trustee will not independently verify the Leases.  The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Those duties generally will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.

The Owner Trustee will not be required to perform any of the obligations of the Issuer under the Trust Agreement or the other Transaction Documents that are required to be performed by:

•	the Servicer under the Servicing Agreement, the Exchange Note Supplement or the Asset Representations Review Agreement;

•	the Administrator under the Trust Agreement, the Administration Agreement, the Indenture or the Asset Representations Review Agreement;

•	the Depositor under the Second-Tier Sale Agreement or the Trust Agreement; or

•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement, make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto or to any other Transaction Document at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Owner Trustee will administer the Issuer in the interest of the Certificateholders, subject to the lien of the Indenture and the obligations of the Issuer with respect to the Notes, in accordance with the Trust Agreement and the other Transaction Documents.

Compensation and Indemnification.  The Depositor and the Administrator will indemnify the Owner Trustee and its officers, directors, successors, assigns, agents and servants for all liabilities, losses, damages and expenses incurred by the Owner Trustee or arising out of the Owner Trustee’s performance of its duties under the Trust Agreement unless caused by the willful misconduct, bad faith or negligence of the Owner Trustee or as a result of breaches of representations made by the Owner Trustee in the Trust Agreement.  The Administrator will indemnify the Owner Trustee for all liabilities and damages arising out of the Owner Trustee’s performance of its duties unless caused by willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties.

The Issuer will pay the fees of the Owner Trustee, reimburse the Owner Trustee for expenses incurred in performing its duties, and pay any indemnities due to the Owner Trustee, in each case to the extent such amounts have not been paid or reimbursed by the Depositor or the Administrator.  The Issuer will pay these amounts to the Owner Trustee on each Payment Date up to any limit specified herein before the Issuer makes any payment to the Noteholders.  Except as otherwise provided herein, following the occurrence of an Event of Default and the acceleration of the Notes, all Owner Trustee fees, expenses and indemnities will be paid without limit prior to payments to the Noteholders.

Removal, Resignation and Termination.  The Owner Trustee may resign at any time by notifying the Administrator.  The Administrator may remove the Owner Trustee at any time and for any reason or if the Owner Trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as Owner Trustee under the Trust Agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the Owner Trustee will be effective until a successor Owner Trustee is in place.

Tables of Contents
The Trust Agreement will terminate when:

•	the last Lease is paid in full, settled, sold or charged off and all collections are applied; or

•	the Issuer has paid all the Notes in full and all other amounts payable by it under the Transaction Documents.

Upon termination of the Trust Agreement, any remaining Issuer assets will be distributed to the Certificateholders and the Issuer will be terminated.

The Indenture Trustee

General.   U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as Indenture Trustee, registrar and paying agent under the Indenture.

U.S. Bank National Association (“U.S. Bank N.A.”) has made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company.  (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank.”).  Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A. The Servicer will cause the Indenture Trustee to maintain the accounts of the Issuer in the name of the Indenture Trustee and on behalf of the Issuer and Noteholders at the Securities Intermediary, U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $680 billion as of June 30, 2024, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States.  As of June 30, 2024, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 domestic and 3 international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2024, U.S. Bank was acting as trustee with respect to over 149,000 issuances of securities with an aggregate outstanding principal balance of over $6.2 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly investor report available to the Noteholders via the Indenture Trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2024, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 199 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $89,189,900,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts.  The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts.  Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

Tables of Contents
U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously.  However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans.  This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”).  The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans.  Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated.  On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases.  On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses.  It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The Depositor, MBFS USA, and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

Duties of the Indenture Trustee.  Except upon the occurrence and during the continuation of an Event of Default, the Indenture Trustee:

•	will perform those duties and only those duties that are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against the Indenture Trustee;

•
may, in the absence of bad faith, rely conclusively on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

•
will examine any certificates and opinions which are specifically required to be furnished to the Indenture Trustee under the Indenture to determine whether or not they conform to the requirements of the Indenture.

The Indenture Trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in respect of any of its actions as Indenture Trustee if it has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

Tables of Contents
The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than authentication of the Notes) or of the Exchange Note or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Exchange Note, or the investment of any monies by the Servicer before those monies are deposited into the Exchange Note Collection Account.  The Indenture Trustee will not independently verify the Leases.  The Indenture will provide that the Indenture Trustee will not be deemed to have knowledge about any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture or that litigation (other than those relating to an asset representations review demand) at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Indenture Trustee, its agents and its counsel in connection with the exercise of those rights.  A Noteholder’s right to institute any proceeding with respect to the Indenture Trustee will be conditioned upon (1) the Noteholder providing the Indenture Trustee with written notice of the Event of Default, (2) the holders of Notes evidencing not less than 25% of the Note Balance of the Notes having made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture, (3) the Indenture Trustee having for 60 days failed to institute that proceeding and (4) no direction inconsistent with such written request having been given to the Indenture Trustee during such 60-day period by Noteholders evidencing at least 51% of the Note Balance of the Notes.  No obligation of the Indenture Trustee shall arise unless the Noteholders have offered to the Indenture Trustee indemnity satisfactory to it.

Upon the continuance of an Event of Default of which a responsible officer of the Indenture Trustee shall have actual knowledge, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Indenture Trustee’s Annual Report.  If required by the Trust Indenture Act, the Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Reports by Indenture Trustee to Noteholders.  The Indenture Trustee will provide to Noteholders (which shall be Cede & Co. as the nominee of DTC, unless Definitive Notes are issued under the limited circumstances described herein), monthly investor reports as described under “Description of the Transaction Documents—Statements to Noteholders.”  Copies of these reports may be obtained at no charge at the offices or the website of the Indenture Trustee specified herein.

The Indenture Trustee will also deliver, at the expense of the Issuer, to each Noteholder such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its United States federal and State income tax returns.

The Indenture Trustee will be required to furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Transaction Documents.

Compensation and Indemnification.  The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services, reimburse the Indenture Trustee for all expenses (including extraordinary out-of-pocket expenses) and disbursements reasonably incurred or made by it and indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the Issuer and the performance of its duties under the Indenture.

Tables of Contents
The Issuer will pay these amounts to the Indenture Trustee on each Payment Date up to any limit specified herein before the Issuer makes any payment to the Noteholders.  Except as otherwise provided herein, following the occurrence of an Event of Default and an acceleration of the Notes, all Indenture Trustee fees, expenses and indemnities will be paid without limit, prior to payments to the Noteholders.

The Indenture Trustee will be required to notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification shall not relieve the Issuer or the Administrator of its obligations under the Indenture.

The Indenture Trustee will not, however, be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith.  The Indenture Trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the Noteholders in accordance with the terms of the Indenture; or

•	for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing.

The Indenture Trustee will not be deemed to have knowledge of any Event of Default or a breach of representation or warranty unless a responsible officer of the Indenture Trustee has actual knowledge of the default or has received written notice of the default in accordance with the Indenture.

Resignation of Indenture Trustee Due to Conflict of Interest.  Under the Trust Indenture Act, the Indenture Trustee may be considered to have a conflict of interest and be required to resign as Indenture Trustee for the Notes or any class of Notes if a default occurs under the Indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of Notes.  Even if separate indenture trustees are appointed, only the indenture trustee acting on behalf of all Notes representing the applicable percentage of the Notes will have the right to exercise remedies and only the related Noteholders will have the right to direct or consent to any action to be taken.

Replacement of Indenture Trustee.  The holders of Notes evidencing at least 51% of the Note Balance of the Notes may remove the Indenture Trustee without cause by providing 30 days’ prior written notice to the Indenture Trustee, the Issuer, the Administrator (who shall notify each Rating Agency) and the Depositor of that removal and, following that removal, may appoint a successor Indenture Trustee.  Any successor Indenture Trustee must at all times satisfy the applicable requirements of the Trust Indenture Act and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

The Indenture Trustee may resign at any time by providing 30 days’ prior written notice to the Issuer, the Administrator, the Depositor and the Noteholders.  The Issuer will be required to remove the Indenture Trustee if the Indenture Trustee:

•	ceases to be eligible to continue as the Indenture Trustee under the Indenture;

•	is adjudged to be bankrupt or insolvent;

•	comes under the charge of a receiver or other public officer; or

Tables of Contents
•	otherwise becomes incapable of acting.

Upon the resignation or removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal of the Indenture Trustee without cause, the Administrator will be required promptly to appoint a successor Indenture Trustee under the Indenture.  Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of such appointment by the successor Indenture Trustee.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the Asset Representations Reviewer under the Asset Representations Review Agreement.  Clayton is a wholly-owned subsidiary of Covius Services, LLC and with its affiliates has provided independent due diligence loan review and servicer oversight services to its clients since 1989. Clayton has been engaged as the asset representations reviewer on more than 700 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 17 million loan reviews and have provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  Clayton and its affiliates have performed these services primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is an “eligible asset representations reviewer,” meaning that (1) it is not affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their respective affiliates and (2) neither it nor any of its affiliates has been hired by the Sponsor or the underwriters to perform pre-closing due diligence work on the Leases.  For so long as any Notes remain outstanding, the Asset Representations Reviewer must be an eligible asset representations reviewer.  The Asset Representations Reviewer will not be responsible for (a) reviewing the Leases for compliance with the representations under the Transaction Documents, except in connection with a review under the Asset Representations Review Agreement or (b) determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Lease is required to be repurchased.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each review lease following receipt of a review notice from the Indenture Trustee; and

•	providing a report on the results of the review to the Issuer, the Servicer and the Indenture Trustee.

For a description of the review to be performed by the Asset Representations Reviewer, see “The Leases — Asset Representations Review.”

The Asset Representations Reviewer will not be liable for any action, omission or error in judgment unless caused by its willful misconduct, bad faith or negligence.  In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if it has been advised of the likelihood of the loss or damage and regardless of the form of action.

The Issuer and the Administrator will indemnify the Asset Representations Reviewer for liabilities and damages resulting from the Asset Representations Reviewer’s performance of its obligations under the Asset Representations Review Agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the Asset Representations Reviewer or as a result of any breach of representations made by the Asset Representations Reviewer in the Asset Representations Review Agreement.

Tables of Contents
The Issuer will pay the annual fees and review fees of the Asset Representations Reviewer, reimburse the Asset Representations Reviewer for its reasonable out-of-pocket travel expenses for a review and pay any indemnities due to the Asset Representations Reviewer, to the extent, in the case of indemnified amounts, those amounts are not paid or reimbursed by the Administrator.  The Issuer will pay these amounts to the Asset Representations Reviewer on each Payment Date, along with similar amounts owed to the Indenture Trustee, the Owner Trustee, the Administrative Agent, the Collateral Agent and expenses incurred by the Issuer under the Transaction Documents, up to the total limit of $250,000 per year, before the Issuer makes any other payments.  The Issuer will pay any of these amounts in excess of the limit, on a pro-rata basis with any other amounts due and unpaid to the Indenture Trustee, the Owner Trustee, the Administrative Agent and the Collateral Agent, only after making all payments of interest and principal on the Notes due on that Payment Date, any required deposits in the Reserve Fund and any payments due to a successor Servicer, if any.  Following an Event of Default and acceleration of the Notes, however, all of these fees, expenses and indemnities will be payable in an unlimited amount prior to any payments of interest or principal on the Notes.

The Asset Representations Reviewer may not resign unless it becomes legally unable to perform its obligations as Asset Representations Reviewer.  The Issuer may remove the Asset Representations Reviewer if the Asset Representations Reviewer (1) ceases to be an eligible asset representations reviewer, (2) breaches any of its representations, warranties, covenants or obligations in the Asset Representations Review Agreement or (3) becomes subject to a bankruptcy.  No resignation or removal of the Asset Representations Reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place.  The Asset Representations Reviewer will pay the expenses of transitioning the Asset Representations Reviewer’s obligations to the successor asset representations reviewer.

The Titling Trust

General

Mercedes-Benz Vehicle Trust, a Delaware statutory trust, is the Titling Trust and is governed by the Titling Trust Agreement.  Mercedes-Benz Vehicle Trust was formed on March 15, 2022 and commenced acting as the Titling Trust on January 31, 2023 when Daimler Trust was merged into Mercedes-Benz Vehicle Trust.  Daimler Trust was formed in 2007 and, prior to such merger, functioned as the titling trust for motor vehicle lease securitization transactions sponsored by MBFS USA.  The merger was entered into for the purpose of having Mercedes-Benz Vehicle Trust continue the titling trust activities previously conducted by Daimler Trust in all material respects in the same manner and under the same terms but under the “Mercedes-Benz” name, as part of the global re-branding undertaken by Mercedes-Benz Group AG after the renaming of Daimler AG as Mercedes-Benz Group AG in 2022.  The description of the Titling Trust in this prospectus includes, where relevant, Daimler Trust up to the effectiveness of its merger into Mercedes-Benz Vehicle Trust.

Purpose of the Titling Trust

The primary business purpose of the Titling Trust is to acquire leases, including the Leases, and serve as record holder of title to vehicles, including the Leased Vehicles, in connection with asset-backed securities securitizations.

The Titling Trust Assets consist of:

•	leases originated by MBFS USA and assigned by dealers pursuant to dealer agreements entered into with MBFS USA, all monies due from lessees under such leases and all proceeds thereof;

•	the related leased vehicles, together with all accessories, additions and parts constituting a part thereof and all accessions thereto and all proceeds thereof;

Tables of Contents
•	proceeds from sales of the leased vehicles;

•	the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the leases or the related lessees or the leased vehicles; and

•	all proceeds of the foregoing.

After the date of this prospectus, dealers will continue to assign additional leases to the Titling Trust and, as described herein, title the related leased vehicles in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust.

Under the Servicing Agreement, MBFS USA will service the Titling Trust leases and leased vehicles, including the Leases and Leased Vehicles.

Specified Interest, Revolving Facility Pool, Reference Pool and Exchange Note

The Titling Trust has one or more series of specified interests.  The beneficial interests in the Specified Interest are currently held by the Initial Beneficiary.

Revolving Facility Pool.  In order to provide an ongoing source of funds to finance the acquisition of leases and the related leased vehicles from dealers, the Titling Trust is a party to a financing facility with the Lender, with scheduled commitment termination dates.  This facility is secured pursuant to the Collateral Agency Agreement.

Creation of the Reference Pool and Issuance of the Exchange Note.  Under the Titling Trust Agreement, the Lender, with the consent of the Initial Beneficiary, will direct the Titling Trust, as borrower, to issue the Exchange Note in exchange of amounts owed to it under the revolving facility pool in an amount up to the sum of the advances made by MBFS USA pursuant to the Collateral Agency Agreement.

The terms of the Exchange Note will be set forth in the Exchange Note, the Collateral Agency Agreement and the Exchange Note Supplement.  The Exchange Note Supplement will designate the Leases and the related Leased Vehicles allocated to the Reference Pool.  When the Exchange Note is issued, the Servicer will enter into the Servicing Supplement, which will provide for the servicing of those Leases and Leased Vehicles allocated to the Reference Pool.

Other Transactions Involving the Creation of the Reference Pool.  In connection with other securitizations and transactions, the Titling Trust will issue or has previously issued Other Exchange Notes to MBFS USA.  The holder of the Exchange Note will receive the proceeds of and collections on the Leases and Leased Vehicles in the Reference Pool.  The holder of the Exchange Note will not receive proceeds from any other leases or leased vehicles.  Each holder of the Exchange Note, and each person to whom such Exchange Note is pledged, will also be required to expressly disclaim any interest in the Titling Trust Assets other than those allocated to the Reference Pool and to fully subordinate any claims to those other assets.  In turn, each holder of an Other Exchange Note and the Lender with respect to the revolving facility pool, and each pledgee of any of these, must similarly expressly disclaim (or will be deemed to have disclaimed) any interest in the Reference Pool related to the Exchange Note transferred to the Issuer and fully subordinate their respective claims to all Leases and Leased Vehicles in the Reference Pool.

Limited Powers of Titling Trust

The Titling Trust will not, among other things:

•	engage in any activity other than a permitted transaction described below;

•
create, incur or assume any indebtedness, other than pursuant to any Titling Trust debts, including the Exchange Note, any enhancement or any transactions entered into in connection therewith, in each case in accordance with the Titling Trust documents;

Tables of Contents
•
become or remain liable, directly or contingently, in connection with any indebtedness or other liability of the Initial Beneficiary or any of its affiliates, except in connection with a permitted transaction described below;

•	make or suffer to exist any loans or advances to, or extend any credit to, or make any investments in, any affiliate other than in connection with certain permitted transactions;

•
enter into any transaction of merger or consolidation with or into any other entity, or convey its properties and assets substantially in their entirety to any entity, other than with respect to certain permitted transactions;

•
become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any certificate, any notice of registered pledge, any Titling Trust debt, any Titling Trust debt document or any other any documents relating to a permitted transaction; and

•
amend, modify, alter, change or repeal the provisions of the Titling Trust Agreement that require the Titling Trust to be operating as a special-purpose, bankruptcy remote entity; provided, however, that, the Titling Trust may amend, alter, change or repeal any provision contained in the certificate of trust or the Titling Trust documents in a manner now or hereafter prescribed by the Delaware Statutory Trust Act.

Permitted transactions under the Titling Trust documents include, among others:

•
holding title to Titling Trust leases and related vehicles and other Titling Trust Assets for the benefit of the holders of the related titling trust certificates, all in accordance with the terms of the Titling Trust documents and the servicing agreements;

•
issuing Specified Interest Certificates representing a separate series of beneficial interest in the Titling Trust and the related Titling Trust Assets in accordance with the terms of the Titling Trust documents and the related specification notice;

•
at the direction of the holders of any Specified Interest Certificates relating to the Specified Interest, issuing one or more Titling Trust debts, including exchange notes, with respect to such Specified Interest, entering into the related Titling Trust document and pledging any or all of the related specified assets to secure such Titling Trust debts;

•
assigning or otherwise transferring title to Titling Trust leases, Titling Trust leased vehicles and Titling Trust Assets to, or to the order of, the holders of the related Specified Interest Certificates; and

•
borrowing on a revolving basis or otherwise under one or more Titling Trust debt documents or any other arrangements, as from time to time in effect, to finance the purchase of leases and related vehicles.

For more information about the permitted and required activities of the Titling Trust, see “Description of the Transaction Documents.”

The Initial Beneficiary

Mercedes-Benz Trust Holdings LLC, a Delaware limited liability company, is the Initial Beneficiary under the Titling Trust Agreement.  The sole member of the Initial Beneficiary is MBFS USA.  The Initial Beneficiary was formed as a limited liability company under the laws of Delaware on August 1, 2007.  Currently, its sole purposes are (1) being the initial beneficiary of the Titling Trust, (2) holding the Specified Interest in the Titling Trust and the Specified Interest Certificates and (3) engaging in related transactions.

Tables of Contents
Mercedes-Benz Trust Holdings LLC maintains its principal executive offices in care of Mercedes-Benz Financial Services USA LLC at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331.  Its telephone number is (248) 991-6700.

The Titling Trustee and the Titling Trust Administrator

BNY Mellon Trust of Delaware is the Titling Trustee for the Titling Trust.  BNY Mellon Trust of Delaware is a Delaware banking corporation and its principal offices are located at 103 Bellevue Parkway, Wilmington, Delaware 19809.  The Depositor, the Servicer and their affiliates may maintain normal commercial banking relationships with the Titling Trustee and its affiliates.

The Titling Trustee will make no representations as to the validity or sufficiency of the Reference Pool or the Exchange Note or of any Lease, Leased Vehicle or related document.  The duties of the Titling Trustee will generally be limited to the acceptance of assignments of the Titling Trust Assets, the creation of the Reference Pool and the Specified Interest and the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the Titling Trust Agreement, in which case the Titling Trustee will only be required to examine them to determine whether they conform to the requirements of the Titling Trust Agreement.

MBFS USA is the Titling Trust Administrator for the Titling Trust.  The duties of the Titling Trust Administrator will be limited to those set forth in the Titling Trust Agreement, including maintaining records with respect to investments of the holders in the Titling Trust, establishing and maintaining one or more deposit accounts, taking all action necessary for the continuation of the Titling Trust’s valid existence as a statutory trust under Delaware law and preparing and filing, or causing to be prepared and filed, any United States federal, State or local tax returns required to be filed by the Titling Trust.

Neither the Titling Trustee nor the Titling Trust Administrator will be responsible for performing any of the duties of the Initial Beneficiary or the Servicer and neither will be accountable for the use, application or investment of any amounts received from the Leases and related Leased Vehicles allocated to the Reference Pool before such monies are deposited into the accounts relating to the Exchange Note.  Neither the Titling Trustee nor the Titling Trust Administrator will independently verify any Leases or the related Leased Vehicles.

Neither the Titling Trustee nor the Titling Trust Administrator will be under any obligation to exercise any of the rights or powers vested in it by the Titling Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the Initial Beneficiary, the Servicer or the holders of any certificate issued by the Titling Trust, unless such party or parties have offered to the Titling Trustee or the Titling Trust Administrator, as applicable, reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby.  The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Titling Trustee or the Titling Trust Administrator, will be a reimbursable expense of the Titling Trustee or the Titling Trust Administrator, respectively.

Each of the Titling Trustee and the Titling Trust Administrator may resign at any time only with the consent of the Initial Beneficiary, unless the Titling Trustee or the Titling Trust Administrator, as applicable, ceases to be eligible under the Titling Trust Agreement or is incapable of acting or it would be illegal for the Titling Trustee or the Titling Trust Administrator, as applicable, to act.  The Initial Beneficiary will be required to remove the Titling Trustee if at any time the Titling Trustee (1) ceases to be a corporation or a banking association organized under the laws of the United States or any State, (2) ceases to be authorized to exercise corporate trust powers, (3) no longer has a combined capital surplus of not less than $50,000,000 or (4) is incapable of acting or it would be illegal for the Titling Trustee to act.  The Initial Beneficiary will be required to remove the Titling Trust Administrator if such party is incapable of acting or it would be illegal for the Titling Trust Administrator to act.  In addition, the Initial Beneficiary may remove the Titling Trustee or the Titling Trust Administrator, as applicable, (1) at any time the Titling Trustee or the Titling Trust Administrator, as applicable, is adjudged bankrupt or insolvent, (2) if a receiver of the Titling Trustee, the Titling Trust Administrator or their respective properties has been appointed, (3) if any public officer has taken charge or control of the Titling Trustee, the Titling Trust Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation or (4) at its discretion.

Tables of Contents
Upon the removal of the Titling Trustee or the Titling Trust Administrator, the Initial Beneficiary will promptly appoint a successor titling trustee or titling trust administrator, as applicable.  Any resignation or removal of the Titling Trustee or the Titling Trust Administrator and appointment of a successor will not become effective until acceptance of appointment by the successor Titling Trustee or Titling Trust Administrator, as applicable.  Any successor Titling Trustee or Titling Trust Administrator will execute and deliver to the Initial Beneficiary and its predecessor, written acceptance of its appointment as Titling Trustee or Titling Trust Administrator, as applicable.

The Titling Trustee and the Titling Trust Administrator, including their respective officers, directors, shareholders, employees and agents, will be indemnified and held harmless by the holders of the Specified Interest Certificates with respect to any loss, liability or expense, including reasonable attorneys’ and other professionals’ fees and expenses, arising out of or incurred in connection with any of the related Titling Trust Assets with respect to that Specified Interest, including any liabilities arising out the indemnified person’s acceptance or performance of the trusts and duties contained in the Titling Trust documents.  Notwithstanding the foregoing, the Titling Trustee will not be indemnified or held harmless from or against any loss, liability or expenses incurred by the Titling Trustee by reason of:

•	its willful malfeasance or gross negligence; or

•	its breach of its representations and warranties made in the Titling Trust documents.

The Collateral Agent and the Administrative Agent

Collateral Title Co. is the Collateral Agent under the Collateral Agency Agreement.  Its principal offices are located at 190 South LaSalle Street, Chicago, IL 60603.  Prior to February 1, 2023, the name of the Collateral Agent was “Daimler Title Co.”

The Collateral Agent will:

•	hold a security interest in the collateral for the benefit of the Lender and the holders of the exchange notes;

•
execute and deliver all supplements and amendments to the Collateral Agency Agreement and all financing statements, continuation statements, instruments of further assurance and other instruments, and take such other action necessary or advisable (including recording such financing statements or other instruments in a public filing office) in order to (1) maintain or preserve the security interest (and the priority of such security interest) granted under the Collateral Agency Agreement or carry out the purposes of the Collateral Agency Agreement, (2) perfect, publish notice of or protect the validity of any security interest granted pursuant to the Collateral Agency Agreement, (3) enforce the collateral or (4) preserve and defend title to the collateral and the rights of the holder of the Exchange Note in such collateral against the claims of all persons;

•
if so determined by the Servicer pursuant to the Servicing Agreement, cause the certificate of title for each Leased Vehicle to reflect “Collateral Title Co.” (or, for Leased Vehicles titled prior to the change of name described above, “Daimler Title Co.”), or such substantially similar words as the relevant State’s registrar of titles will accept, as the recorded lienholder or recorded holder of a security interest in such Leased Vehicle;

•
with respect to each Leased Vehicle that is permitted or required by the Transaction Documents to be sold or otherwise disposed of by the Titling Trust, take all action necessary to cause (1) the security interest granted pursuant to the Collateral Agency Agreement in such Leased Vehicle to be released and (2) the evidence of the Collateral Agent as lienholder on the related certificate of title to be removed; and

•	take the actions required to be taken by the Collateral Agent pursuant to the Collateral Agency Agreement.

Tables of Contents
U.S. Bank Trust National Association, a national banking association, is the Administrative Agent under the Collateral Agency Agreement.  Its principal offices are located at 190 South LaSalle Street, Chicago, IL 60603.

The Administrative Agent will record on its books the outstanding balance of the revolving facility from time to time based on the monthly reports provided to it by the Servicer.  In addition, the Administrative Agent will agree for the benefit of the Collateral Agent and the holder of the Exchange Note, to perform, on behalf of the Collateral Agent, all of the duties that the Collateral Agent is required to perform under the Collateral Agency Agreement.

Titling of Leased Vehicles

The Servicer will, on behalf of the Titling Trust, originate or acquire leases and the related leased vehicles on an ongoing basis during the term of the Servicing Agreement.  Each lease will be originated on a form providing for assignment of the related leased vehicle by the dealer to the Titling Trust, including the Leases and the related Leased Vehicles allocated to the Reference Pool.  Under each Lease, the Titling Trust or the Titling Trustee on behalf of the Titling Trust will be listed as the owner of the related Leased Vehicle on the Leased Vehicle’s certificate of title.

The certificates of title to Leased Vehicles in all States other than Kansas, Maryland, Missouri, Nebraska, Nevada and South Dakota reflect a first lien recorded in favor of the Collateral Agent.  This lien exists to assure delivery of the certificates of title for the Leased Vehicle to the Servicer and to perfect the security interest in and to the Leased Vehicles and other Titling Trust Assets granted to the Collateral Agent by the Titling Trust under the Collateral Agency Agreement.  The Servicer will not have any interest in the Leased Vehicles.  For administrative convenience, the Servicer (or, in certain circumstances, a separate custodian) will hold the certificates of title as custodian on behalf of the Titling Trust and the Collateral Agent.  No other liens will be placed on the certificates of title, and new certificates of title will not be issued, to reflect the interest of the Issuer, as holder of the Exchange Note, in the Leased Vehicles.  See “Certain Legal Aspects of the Titling Trust and the Exchange Note” for additional legal discussion on titling of Leased Vehicles.

The certificates of title for the Leased Vehicles will not reflect the indirect interest of the Issuer in the Leased Vehicles by virtue of its ownership of the Exchange Note.  Therefore, the Issuer will not have a direct perfected lien in the Leased Vehicles, but will have filed a financing statement to perfect the security interest in the Exchange Note, but only to the extent that the security interest may be perfected by filing under the UCC.  The Servicer has agreed to file or cause to be filed a financing statement and any appropriate continuation statements in each of the appropriate jurisdictions.

MBFS USA

General

MBFS USA will be (1) the Sponsor of the securitization in which the Notes are offered, (2) responsible for structuring the securitization and selecting the transaction parties other than MBFS USA and its affiliates, (3) the Servicer of the Leases and the related Leased Vehicles, (4) the Administrator for the Issuer and (5) the Titling Trust Administrator for the Titling Trust.  MBFS USA is a wholly-owned indirect subsidiary of Mercedes-Benz Group AG, a German corporation that is a globally leading producer of premium passenger cars and vans.  MBFS USA is a Delaware limited liability company.  Its principal executive offices are located at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331 and its telephone number is (248) 991-6700.

Mercedes-Benz Group AG and its predecessor have owned at least one U.S. financial services subsidiary since 1982.  MBFS USA was formed in 2007.

Tables of Contents
MBFS USA conducts at least one of the following lines of business in most States (excluding Wyoming) and Puerto Rico: indirect automobile and commercial vehicle installment sales contracts, installment lending and lease financing.  MBFS USA purchases both consumer and/or commercial retail installment sales contracts and leases from Mercedes-Benz dealers.  Leases are purchased by the Titling Trust from dealers in accordance with the underwriting standards described under “—Underwriting.”  MBFS USA provides direct installment sales contract and installment loan financing to finance the purchase by lessees of leased vehicles in accordance with the same underwriting standards.  MBFS USA also provides direct wholesale financing to many dealers by financing inventories and other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.  MBFS USA’s managed lease portfolio amounts to $15.5 billion at June 30, 2024.

MBFS USA services all of the leases which the Titling Trust has purchased.  See “—Servicing Responsibilities.”  Historical delinquency and loss information for the leases originated and serviced by MBFS USA, as well as data showing the size and growth of both originations and of the serviced portfolio is presented herein.

MBFS USA frequently purchases leases with contract rates that are lower than would be the case based on its targeted rates of return, pursuant to incentive finance programs intended to increase sales of new and pre-owned Mercedes-Benz automobiles and vans.

The following table sets forth information regarding the growth of MBFS USA’s United States retail lease portfolio since 2019.

	At June 30,
	2024	2023
Number of Lease Contracts Outstanding	261,770	288,818
Lease Contracts Outstanding ($ in thousands)(1)	$15,521,257	$15,280,242

(1)	Outstanding balance is equal to the net book value of the related Lease.

	At December 31,
	2023	2022	2021	2020	2019
Number of Lease Contracts Outstanding	270,331	322,094	419,393	481,265	495,326
Lease Contracts Outstanding ($ in thousands)(1)	$15,187,763	$15,933,143	$19,851,448	$22,401,616	$23,184,422

(1)	Outstanding balance is equal to the net book value of the related lease.

MBFS USA’s wholly-owned affiliate, the Depositor, will initially retain the residual interest in the Issuer.  The residual interest will be evidenced by the Certificates and represent the ownership interest in the Issuer and the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuer or make deposits in the Reserve Fund.

Underwriting

MBFS USA’s underwriting standards assess a prospective lessee’s ability and willingness to pay the amounts due on the lease contract and the adequacy of the related leased vehicle as collateral.  MBFS USA employs automated decisioning to the extent possible, using a proprietary scorecard developed for its exclusive use, and approval authority levels.

Applicants complete a credit application providing various items of personal information including address, date of birth, income and employment history.  The primary applicant may apply with a joint-applicant , each of whom is jointly and severally liable for the debt.  A business applicant may also apply with a guarantor.  Additional financial information may be requested if necessary to help with the credit analysis, such as net worth statements or bank statements.

Dealers electronically submit lease application information, together with related vehicle information and deal structure.  MBFS USA obtains one or more credit reports on the applicant from a national credit bureau (generally, TransUnion).  A second credit report is obtained from Equifax or Experian if MBFS USA believes a second report may contain relevant additional credit information.  The credit report is used to evaluate the creditworthiness of the proposed lessee and co-lessee, if any.

Tables of Contents
MBFS USA evaluates each application using a proprietary credit scorecard developed with a third party credit scoring company exclusively for MBFS USA. The scorecard is used to assess the creditworthiness of the applicant and uses credit bureau data, along with other non-bureau attributes such as loan to value and payment to income ratios (along with others) to assign a proprietary credit score. The scorecard was most recently updated in June 2022.  The proprietary credit score is used to price the statistical risk of default represented by each application, as well as to determine system-recommended rejected applications.  Using the scorecard process, MBFS USA has stratified the range of acceptable credit scores into tiers, and an approved customer is assigned to one of these credit tiers, depending on the customer’s proprietary credit score.  Certain customers that fit specific credit criteria may be assigned a more favorable tier.  If MBFS USA’s proprietary scorecard assigns an applicant to a tier that signifies greater credit risk, the tier assignment will assign the applicant a higher lease rate.  The analyst or dealer can structure the lease to reduce the amount MBFS USA will advance, which may move the applicant to a better credit tier and reduce the assigned lease rate.  Ultimately, the final decision is rendered using the proprietary scorecard.

Amounts advanced in excess of 100% of a vehicle’s retail price or market value generally are due to balances owing on trade-in vehicles or various fees and taxes.  In some instances, they may also include financing of dealer-installed accessories, insurance policies, extended service contracts and dealer markups.

As part of the approval process, MBFS USA’s credit process may require that some of the information provided by the applicant must be verified, such as income, employment, residence or credit history.  Credit analysts in MBFS USA’s consumer credit department are responsible for properly structuring and pricing deals that do not meet automated approval criteria, as well as clearing Office of Foreign Assets Control, European Sanctions List and “red flags” identified in applicable guidelines.  An application may not meet the automated credit approval criteria because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels.  In such cases, a credit analyst evaluates the applications using the same underwriting guidelines that are structured into the automated process and weighs other factors as applicable, such as the prospective lessee’s prior experience with MBFS USA, current and previous vehicle registrations, housing values and ownership, liquidity and proof of income.  If data entry or inconsistent information is the reason an application was not automatically approved, the credit analyst will take steps to determine if the data in question can be verified and to make corrections if necessary or obtain proof of the inconsistent data.  Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, condition the application, reject the application or forward the application for review by an MBFS USA credit analyst with higher approval authority.  Ultimately, the final decision is rendered using the proprietary scorecard as applied through the automated process and analysis by the credit analyst where that analysis is warranted under MBFS USA’s credit process.

That an application does not meet the automatic approval criteria or has other characteristics that require referral to a credit analyst does not mean that it has failed to meet MBFS USA’s underwriting standards.  The automated approval criteria are not a separate level of underwriting from those applied by credit analysts.  Rather, the automated decision process uses models that are designed to replicate the judgmental evaluation that would be applied by an experienced credit analyst based on MBFS USA’s established underwriting standards.  The automatic approval criteria are reviewed at least once a year, or as needed, to address changes in market conditions and risk tolerance.  It is common under MBFS USA’s underwriting procedures for applications to be referred to MBFS USA’s credit analysts for application of MBFS USA’s underwriting standards.

Credit analysts have the authority to approve or deny different types of credit applications depending on their level of experience.  Less experienced credit analysts are generally allowed to approve only the highest credit quality applications up to their assigned aggregate dollar credit limit.  Experienced analysts can approve lower credit quality applications that are within MBFS USA’s underwriting standards.   The retail credit operation manager, retail credit manager, senior retail credit analyst and retail credit analyst can approve any credit application up to their authority limits.  Retail credit managers receive and review reports, sorted by credit analysts that highlight credit application approvals where the credit score approved by the analyst differs from the system-assigned credit score.

Tables of Contents
MBFS USA utilizes automated fraud detection tools to identify certain applications that require further research by the Fraud Control Department.  Applications with fraudulent attributes will be first reviewed by the credit analyst who will provide a summary before submitting to the Fraud Control Department for further investigation.  Applications that are confirmed fraudulent will be declined and subsequently discussed with the dealer.

In the case of commercial applicants, MBFS USA reviews recent financial information, including financial statements when available.  A commercial transaction is also scored using attributes from the applicant’s financial statements and the deal structure.  Individuals may be required to participate as a co-obligor or personal guarantor in respect of their business’ obligations under the related lease contract, and the foregoing application process applies to the co-obligor or personal guarantor.  In the case of a commercial applicant where there is no individual co‑obligor, MBFS USA analyzes the applicant’s financial statements and investigates current and previous credit references (including reports prepared by PayNet, Inc., a commercial credit bureau) to determine creditworthiness.

Once a credit application has been received, the system automatically returns a response acknowledging receipt.  The system processes the information and instantly returns either an approved or a declined credit decision  or sends the application to a credit analyst for manual review.  If a decision to decline or to conditionally approve the application is made, the weaknesses of the credit application is discussed with the dealer.  Dealers then have the ability to restructure the credit application to meet the conditions for an approval.  The credit application is then resubmitted for credit evaluation.  If the final credit application is declined or the applicant does not accept the restructured terms, then the applicant will receive a Notice of Action Taken letter within the regulatory required time frame specifying the reason for declination.  Upon acceptance, the dealer can fund the lease contract at the time of credit approval through MBFS USA’s electronic funds transfer system.

If the dealer and applicant accept the terms of the approval, the dealer executes the lease agreement either in the form of a paper contract or in the form of an electronic contract, also known as an “eContract”.  The dealer delivers paper contracts along with required ancillary documentation to MBFS USA’s vendor in Memphis, Tennessee for processing.  The file presented by the dealer is imaged and held for 45 days at the vendor’s location in case MBFS USA desires a second scanning of certain documents for clarity purposes.  The Ft. Worth, Texas funding team audits the lease contract documentation for completeness, legal compliance and consistency with the application.  Upon satisfactory review, the contract is activated.  The original documents are stored offsite for ten years after contract termination.

In the event that a customer is party to an eContract, the dealer creates the eContract digitally within the dealer’s management system (DMS).  The eContract and ancillary documents are then presented, either in-store or remotely, to the customer  on an iPad, docuPad or similar dealer or customer device where the dealer obtains the customer’s electronic signatures.  The authoritative copy of the eContract and ancillary documents are stored in the dealer’s portion of an electronic vault until the point of transmission.  During transmission, all documents are sent electronically to MBFS USA for review.  MBFS USA utilizes automated business rules in conjunction with manual reviews where necessary during the review process.  Upon satisfactory review, the contract is activated and the authoritative copy of the eContract and ancillary documentation are automatically moved from the dealer’s portion of the electronic vault to MBFS USA’s portion of the electronic vault.  MBFS USA will retain the authoritative copy in MBFS USA’s portion of the electronic vault where the documents are stored in accordance with legal requirements for electronic chattel paper.  If the review results are unsatisfactory, the authoritative copy and all ancillary documents will be returned to the dealer’s portion of the vault.

Determination of Residual Values

The Residual Values of the Leased Vehicles will be calculated by the Servicer based on the lowest of the Contract Residual Value, the ALG Residual Value and the ALG Current Residual Value.

If the Contract Residual Value is higher than the ALG Residual Value and the ALG Current Residual Value, the Securitization Value for the related Lease will be calculated by the Servicer based upon the lower of the two ALG provided residual values.  As a result, the excess of the Contract Residual Value over ALG Residual Values will not be financed in a securitization transaction.  The purchase price (which if paid is part of collections available to the Issuer) for a Leased Vehicle at the related Lease maturity date will, however, be based upon the Contract Residual Value, subject to certain concessions MBFS USA may offer to the lessee.

Tables of Contents
If the Residual Values of the Leased Vehicles relating to the Issuer, as originally determined by MBFS USA, are higher than the sales proceeds actually realized upon the sale of such Leased Vehicles, you may suffer losses on your investment.  See “Risk Factors – Risks Relating to the Leases and Leased Vehicles – The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and other factors.”  For more information regarding MBFS USA’s procedures for realizing the Residual Value of Leased Vehicles, see “—Remarketing.”

Insurance

Each Lease requires the lessee to maintain vehicle liability insurance and physical damage insurance coverage on the Leased Vehicle in the amounts stated in the Lease.  Each such policy must name the Titling Trust as loss payee and as additional insured.  While the lessee is required to maintain physical damage insurance on the related Leased Vehicle, MBFS USA is not obligated to, and does not, monitor whether the lessee is maintaining that insurance.  Failure to maintain the required insurance is an event of default under the related Lease.

The dealer agreements require the dealers to establish that the required insurance coverage is in effect at the time the related lease contract is purchased by the Titling Trust.

MBFS USA does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Leases on behalf of the lessees in the event of disability or death.  To the extent that this type of insurance coverage is obtained on behalf of a lessee, payments received in respect of the coverage will be applied to payments on the related Lease.

Contingent and Excess Liability Insurance

In addition to the vehicle liability and physical damage insurance coverage required to be obtained and maintained by the lessee pursuant to the Leases, and as additional protection in the event the lessee fails to maintain the required insurance, MBFS USA maintains contingent liability insurance for the benefit of, among others, the Titling Trust, which provides coverage for liability caused by any Leased Vehicle owned by the Titling Trust.  This insurance policy provides insurance coverage at an amount equal to $10 million.  Claims could be imposed against the assets of the Titling Trust if such coverage were exhausted and damages were assessed against the Titling Trust.  In that event, investors in the Notes could incur a loss on their investment.  See “Risk Factors—Legal and Regulatory Risks—Vicarious tort liability may result in a loss,” “The Exchange Note” and “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” for a discussion of related risks.

With respect to damage to the Leased Vehicles, a lessee is required by the related Lease to maintain comprehensive and collision insurance.  As more fully described under “—Insurance,” the Servicer does not monitor the maintenance of required lessee insurance and will not be required to do so in the Transaction Documents.  In the event that the foregoing insurance coverage was exhausted and no third-party reimbursement for that damage was available, investors in the Notes could incur a loss on their investment.

Servicing Responsibilities

MBFS USA is the Servicer for the Leases and the related Leased Vehicles held by the Titling Trust.  MBFS USA, in its capacity as Servicer, will be responsible for managing, administering, servicing and making collections on the Leases allocated to the Exchange Note and for the repossession, termination or other disposition of the Leased Vehicles related to such Leases.  MBFS USA will have the right to delegate any or all of its servicing duties to its affiliates or to contract with unrelated third parties to perform any of its servicing duties.  Notwithstanding the foregoing, MBFS USA will remain obligated and liable for servicing the Leases and the related Leased Vehicles as if it alone were servicing such Leases.

Tables of Contents
To facilitate the servicing of the Leases, the Servicer will retain physical possession of the Leases and the other documents related thereto on behalf of the Titling Trust, as custodian for the Titling Trust.

MBFS USA’s servicing procedures are summarized in the remaining portions of this section.  Servicing operations are conducted primarily out of its servicing center in Ft. Worth, Texas.

Collection Procedures

The servicing process includes the routine collection and processing of payments, responding to lessee inquiries, and repossessing and selling the leased vehicles.

19 days before a payment is due, lessees are provided a billing statement directing them to make a payment on the date indicated.  Numerous payment methods are offered to lessees in addition to direct debit (i.e., Auto Pay), on a volume basis the most important of which include  paper check, online banking, MBFS USA online bill pay, credit card payments and phone pay.

MBFS USA measures delinquency by the number of days elapsed from the date a payment is due under the related Lease.  MBFS USA considers a payment to be delinquent when the lessee fails to remit more than 90% of a scheduled payment on or before the related due date.

Account delinquency data is directed to collection software that tracks and monitors delinquency status.  A risk-based collection system assigns a risk level to each obligor based on its behavioral score and a treatment plan according to its risk level and estimated loss amount.  Factors considered in the assignment of the behavioral score include internal MBFS account characteristics, such as the number of times delinquent, and external credit bureau attributes from TransUnion, which include number of months since most recent delinquency and number of tradelines 90 days past due or worse.

Telephone collection intervention can begin as early as one (1) day after the due date for a delinquent payment.  Dialers assist with this process for delinquent accounts generally up to 90 days past due.  Assessment of risk with respect to delinquent lessees is ongoing throughout the collection process on each individual account.

Various technologies are used to promote both an efficient and effective collection process, including:

•	Skip Trace Technology – Provides access to databases that offer current address and telephone information on customers that have relocated;

•	Collections Management System– Provides account information required for collection agents to discuss and resolve delinquency;

•	Imaging System – Allows collection agents to view customer account documents online;

•	Multiple Payment Options – Enables on-the-spot phone pay transactions to cure delinquency at the time of telephone contact;

•	Quality Monitoring System – Facilitates coaching critical collection behaviors necessary to produce effective telephone contacts; and

•	Speech Analytics Tool– Vendor search engine for data associated with recorded calls.

MBFS USA may, in its sole discretion, arrange with the lessee on a lease to defer or modify the payment schedule.  Deferrals may be granted, and a deferral fee may be charged, to a current or delinquent lessee to cure a short-term cash flow problem.  The deferral process allows for the deferral of payments by adding the deferred amount to the maturity of the lease.  Deferrals are granted on an individual basis and the deferral has to bring the account current.  Deferrals are reported and monitored closely by MBFS USA.

Tables of Contents
Repossessions

Involuntary repossessions occur after all collection techniques have been unable to bring the account current, or the customer is a high risk to become a skip account (e.g., contact is lost with both the customer and the vehicle).  Voluntary repossessions occur when customers voluntarily surrender a leased vehicle due to the inability to continue making payments.

Prior to repossession, a collections team leader or higher-level manager reviews the account in detail and approves the assignment to a repossession company.  Any required legal notices are sent prior to and after repossession.  Unless the lessee exercises the lease purchase option or reinstates their lease (provided that is an option), the vehicle is transported to an auction for disposal.  MBFS USA inspects the vehicle and performs any necessary reconditioning or repairs to prepare it for sale.  All repossessed vehicles are sold at auctions that may be physical or virtual via the internet, in each case in an “open sale” environment available to all registered dealers.  Proceeds from the sale, net of auction fees and reconditioning and other costs, are applied pursuant to the default provisions and Early Termination Liability calculation under the lease to determine the amount due from the customer.

All involuntary repossessions must be authorized by a collections team leader or higher level manager and be in compliance with all applicable consumer protection laws and regulations.

Charge-offs

MBFS USA’s policy requires lease accounts to be reviewed by a member of the leadership team for charge-off approval after it reaches 120 days past due, if MBFS USA does not have physical possession of the leased vehicle or is unable to locate the leased vehicle, and if evidence does not exist that collection is imminent.  MBFS USA’s policy also generally requires that a lease contract be charged-off:

•	upon unsatisfactory resolution of a bankruptcy proceeding or the incurrence of an uninsured loss; or

•	upon a determination by MBFS that the leased vehicle is of no value or the leased vehicle is abandoned by MBFS USA due to condition and cost to repossess.

Lessees are contacted, and when warranted by circumstances, MBFS USA (or an external agent acting on its behalf) establishes a repayment schedule that is monitored until the outstanding lease balance is paid in full, a settlement agreement is reached, or collection becomes impractical to pursue.

MBFS continues to pursue repossession of leased vehicles following charge-off.  In the event a vehicle is repossessed following charge-off, the customer’s lease balance will be adjusted to reflect the recovery and subsequent sale of the leased vehicle.

Leased Vehicle Maintenance and Excess Wear and Tear

Each lease contract states that the customer is responsible for maintaining, servicing and repairing the leased vehicle in accordance with the manufacturer’s recommendations and any applicable warranty.  Customers must keep the vehicle in good operating condition.  Customers must comply with all recall notices and agree to pay for all operating costs including but not limited to gas, oil, antifreeze, parking fees, inspection, certification fees, towing and replacement tires.  MBFS USA does not provide maintenance services unless a separate maintenance agreement was purchased at lease origination.

Upon return of a leased vehicle to MBFS USA, the vehicle will be inspected by a third party inspection company.  The inspection company identifies, and the lessee is charged for, damage meeting certain criteria including but not limited to  any scratches through the paint or dents that are larger than the size of a credit card, seat damage or any other interior damage regardless of size, exterior cracks, gouges or collective damages regardless of size, cracked or starred windshields, lights, wheels and tires, missing original equipment and any scheduled maintenance not performed).  The lessee is required to pay MBFS USA the estimated cost to repair any damages to the vehicle resulting from unreasonable or “excessive” wear and tear including excess mileage.  MBFS USA may, however, waive all or part of the excessive wear and tear or mileage billed to the lessee.

Tables of Contents
Extensions and Pull-Ahead Programs

MBFS USA will grant extensions of lease contracts in accordance with its customary servicing procedures, if the lessee requests such extension and is not in default on any of its obligations under the lease.  Currently MBFS USA distinguishes between two forms of extension:

•
Fixed extension:  any extension of four months or greater require confirmation of a purchase order on a new vehicle; extension may be granted up to three months without a purchase order, however, dealer engagement is required; MB USA will provide estimated delivery dates for purchase orders in which leases are approved for extensions up to 12 months; and

•	Open extension: month-to-month.

Generally, extensions of any type may not exceed 12 months.  In rare circumstances MBFS USA accommodates extensions outside of the guidelines to support brand loyalty.

MBFS USA, as Servicer, may also permit a lessee to terminate a lease prior to its maturity in order to allow that lessee, among other things, to enter into a new lease for a different Mercedes-Benz vehicle or to finance a different Mercedes-Benz vehicle.  These programs are employed to promote customer loyalty by offering attractive early termination options and to provide lessees with an incentive to purchase or lease new Mercedes-Benz vehicles.  Over the past years, such incentives have been used as an ongoing marketing campaign with payment waivers from three to five months plus waiver of the customer’s end of lease disposition fee.  Future programs could offer an increase or decrease in the number of payment waivers depending on market conditions and company strategies.

Nevertheless, an early termination with respect to any Lease allocated to the Reference Pool will not be permitted unless the waived monthly payments under the Lease will be deposited in the Exchange Note Collection Account within the time period required for the Servicer to deposit collections into the Exchange Note Collection Account once the payment waiver has been processed on the Lease account.

Following this early termination, the Servicer will charge the lessee any outstanding amounts due in accordance with the early termination provisions of the lease and Servicer’s customary servicing practices with respect to Leases that are terminated early by the related lessee in the absence of such “pull-ahead” or other marketing program.

Remarketing

MBFS USA handles all pre-termination remarketing activities of leased vehicles and repossessions.  This department is managed from MBFS USA’s Operations Center in Ft. Worth, Texas.

180 Days to Maturity.  Direct mailings/emails are sent which provide lessees with information about lease-end obligations and opportunities which include scheduling a pre-inspection, vehicle inspection information, turn-in requirements, and purchase options (either cash sales or financing opportunities).

120 Days to Maturity.  Emails including a lease-end video are sent to lessees.  The video provides lease-end information (vehicle inspection information, turn-in requirements, purchase options) and encourages lessees to schedule a courtesy voluntary pre-inspection to take place any time from 120 days to 15 days prior to maturity.

90 Days to Maturity.  When an account is 90 days to maturity, direct mailings/emails are sent encouraging lessees to schedule a courtesy voluntary pre-inspection to take place any time from 90 days to 15 days prior to maturity.  When an account is 90 days to maturity, MBFS USA directs all inbound customer calls to the remarketing department.

Tables of Contents
75 Days to Maturity.  Emails to lessees including loyalty reminders, return instructions, and a lease-end video providing information on vehicle inspection information, turn-in requirements and purchase options.

60 Days to Maturity. When an account is 60 days to maturity, the remarketing agents proactively call lessees to determine their intent for the lease vehicle at lease-end, discuss their options, and encourage scheduling a courtesy voluntary pre-inspection to take place from 60 days to 15 days prior to maturity.  Remarketing agents will encourage dealer engagement and may provide lease extensions to support delivery of new Mercedes-Benz vehicles.

Vehicle Turn-In Process.  If the customer had a third party pre-inspection completed, and there is no change to the condition of the vehicle, the dealer will ground the vehicle and can provide the customer a maturity bill.  If there is any change to the condition of the vehicle, the dealer will inform MBFS USA electronically and a grounding inspection will be requested and performed by the third party inspection company.  If there was no pre-inspection completed and the vehicle is returned, an inspection will be requested and completed by the third party inspection company.  The information from that inspection is electronically transmitted to MBFS USA.  The inspection generates the maturity bill and the lessee is provided with a final copy of the bill which would include any charges for excess wear and tear, excess mileage charges, outstanding amounts due from the lease and any other charges if applicable.

Asset-Disposal Process.  The grounding dealer has the opportunity to purchase the leased vehicle once the account has been terminated.  If the dealer does not exercise this option, the vehicle is inspected and offered for sale on-line to franchise and independent dealers while at the grounding dealer.  If the vehicle does not sell, it will be transported to an auction location where the vehicle is thoroughly inspected, reconditioned if necessary, and then photographed.  The auction inspection along with photos are transmitted to an online website and posted for sale to Mercedes-Benz franchised dealers as well as independent dealers.

Repossessed vehicles are also sold at live auctions, both physical and online, once applicable State  legal requirements are met.  Net proceeds from the sale are applied to the account pursuant to the Default provisions and Early Termination Liability calculation under the lease to determine the amount due from the customer.

The auction process is handled on behalf of MBFS USA by its affiliate Mercedes-Benz USA.  MB USA is responsible for the distribution and marketing of Mercedes-Benz and smart products in the United States.  To conduct the auction process on behalf of MBFS USA, MB USA leverages auction facilities throughout the United States which are optimally dispersed based on concentration of leasing markets along with a supporting demand for pre-owned luxury vehicles.  In addition, MB USA utilizes various other locations at different times for special sale events and other programs to match buyer demand for specific products.

Certified Pre-Owned Program

MB USA established a Certified Pre-Owned (CPO) Vehicle Program to create customer and dealer demand for pre-owned Mercedes-Benz vehicles and enhance the value of Mercedes-Benz vehicles.  A CPO vehicle is a Mercedes-Benz vehicle that is fewer than six model years old, has fewer than 75,000 miles and has been inspected by a Mercedes-Benz dealer and passed a 165+ point vehicle inspection.  Every CPO Mercedes-Benz vehicle is backed by the remaining 4-year/50,000-mile New Vehicle Limited Warranty.  Once that expires, the CPO Limited Warranty goes into effect, providing an additional 12-months of coverage with unlimited miles.  After that, an option to purchase a CPO Extended Limited Warranty is available for one or two years, also with unlimited miles.  Customer benefits from purchasing a CPO Mercedes-Benz vehicle include a seven day or 500 mile exchange privilege, roadside assistance and a Carfax vehicle history report.

Occasionally, as more fully described under “—Extensions and Pull-Ahead Programs,” incentives are offered to lessees to lease a new vehicle whose lease contracts are nearing expiration.  These programs can also be used to shift vehicles out of peak terminating months and increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price of off-lease vehicles tend to be higher.

Tables of Contents
Securitization Program

MBFS USA has had an active securitization program for retail auto leases in the United States since 2011.  MBFS USA also sponsors public offerings of asset-backed notes collateralized by retail auto receivables and has sponsored privately placed securitizations of dealer floorplan asset-backed notes.

Since 2012, with the exception of 2022, MBFS USA has sponsored one or two public offerings of auto lease asset-backed notes annually.  None of these transactions has experienced any event of default or servicer default or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.  MBFS USA has never taken any action out of the ordinary to prevent such an occurrence.

Delinquency, Repossession and Loss Information

Set forth below is delinquency and loss information relating to MBFS USA’s total portfolio of U.S. motor vehicle retail lease contracts for new and pre-owned automobiles.  The portfolio consists of contracts in all 50 States of the United States and the District of Columbia.  For a description of MBFS USA’s charge-off policies, see “MBFS USA—Charge-offs.”

Lease Delinquency Experience (1)(2)
(Dollars in Thousands)

	At June 30,
	2024	2023
Lease Contracts Outstanding ($)(3)	$15,521,257	$15,280,242

Number of Lease Contracts Outstanding	261,770	288,818

	Units	%	Units	%
Number of Lease Contracts Delinquent
31-60 days	2,102	0.80%	1,822	0.63%
61-90 days	766	0.29%	653	0.23%
91-120 days	277	0.11%	253	0.09%
more than 120 days	103	0.04%	154	0.05%
Total	3,248	1.24%	2,882	1.00%

	At December 31,
	2023	2022	2021	2020	2019
Lease Contracts Outstanding ($)(3)	$15,187,763	$15,933,143	$19,851,448	$22,401,616	$23,184,422
Number of Lease Contracts Outstanding	270,331	322,094	419,393	481,265	495,326

	Units	%	Units	%	Units	%	Units	%	Units	%
Number of Lease Contracts Delinquent
31 – 60 days	2,431	0.90%	1,863	0.58%	1,998	0.48%	2,373	0.49%	2,588	0.52%
61 – 90 days	898	0.33%	616	0.19%	568	0.14%	684	0.14%	698	0.14%
91 – 120 days	359	0.13%	264	0.08%	223	0.05%	194	0.04%	212	0.04%
More than 120 days	261	0.10%	135	0.04%	32	0.01%	19	0.00%	27	0.01%
Total	3,949	1.46%	2,878	0.89%	2,821	0.67%	3,270	0.68%	3,525	0.71%

(1)	Data presented in the table is based upon lease balance for new and pre-owned automobiles (including those that have been sold but are serviced by MBFS USA).
(2)	Percentages and numbers may not add to total due to rounding.
(3)	Outstanding balance is equal to the net book value of the related lease.

Tables of Contents
Net Credit Loss and Repossession Experience(1)
(Dollars in Thousands)

	For the Six Months Ended At June 30,
	2024	2023
Lease Contracts Outstanding ($)(2)	$15,521,257	$15,280,242
Average Lease Contracts Outstanding ($)	$15,408,744	$15,445,156
Number of Lease Contracts Outstanding	261,770	288,818
Average Number of Lease Contracts Outstanding(3)	265,202	301,652
Number of Repossessions Sold(4)	1,157	777
Number of Repossessions Sold as a Percentage of the Average Number of Lease Contracts Outstanding(7)	0.87%	0.52%
Charge-offs ($)(5)	$89,605	$46,692
Recoveries ($)(6)	$(23,624)	$(19,148)
Net Losses ($)	$65,980	$27,545
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding(7)	0.86%	0.36%

	For the Year Ended December 31,
	2023	2022	2021	2020	2019
Lease Contracts Outstanding ($)(2)	$15,187,763	$15,933,143	$19,851,448	$22,401,616	$23,184,422
Average Lease Contracts Outstanding ($)	$15,328,603	$17,655,380	$21,465,719	$22,803,669	$22,962,555
Number of Lease Contracts Outstanding	270,331	322,094	419,393	481,265	495,326
Average Number of Lease Contracts Outstanding(3)	289,490	366,090	458,249	492,879	494,244
Number of Repossessions Sold(4)	1,657	1,287	1,230	1,211	2,098
Number of Repossessions Sold as a Percentage of the Average Number of Lease Contracts Outstanding	0.57%	0.35%	0.27%	0.25%	0.42%
Charge-offs ($)(5)	$112,217	$75,680	$69,187	$116,865	$110,787
Recoveries ($)(6)	$(34,952)	$(38,705)	$(48,579)	$(41,328)	$(36,770)
Net Losses ($)	$77,265	$36,974	$20,608	$75,536	$74,017
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding	0.50%	0.21%	0.10%	0.33%	0.32%

(1)	Data presented in the table is based upon Lease Balance for new and pre-owned automobiles (including those that have been sold but are serviced by MBFS USA).
(2)	Outstanding balance is equal to the net book value of the related lease.
(3)	Averages are computed by taking an average of the month-end outstanding amounts for each period presented.
(4)	Accounts where the vehicle was repossessed and sold.
(5)
Charge-offs generally represent the total aggregate outstanding Lease Balance of the Leases determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in note (6).  For a description of MBFS USA’s charge-off policy and a description of recent changes to that policy, see “MBFS USA—Charge-offs.”

(6)	Recoveries generally include amounts received with respect to lease contracts previously charged-off, net of the proceeds realized in connection with the sale of the related leased vehicles.
(7)	Percentages are annualized for partial year data.

Residual Value Loss Experience(1)

	For the Six Months Ended At June 30,
	2024	2023
Total Number of Vehicles Terminated(2)	56,630	71,243
Number of Vehicles Returned to MBFS USA(2)	19,295	13,380
Vehicles Returned to MBFS USA Ratio	34.07%	18.78%
Total Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA(3) (4)	$66,553,860	$66,206,480
Average Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA(3) (4)	$3,449	$4,948
Total ALG Residual on Vehicles Returned to MBFS USA(3)	$564,052,742	$394,986,164
Total Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA as a Percentage of ALG Residuals of Returned Vehicles sold by MBFS USA(3) (4)	11.80%	16.76%

Tables of Contents
	For the Year Ended December 31,
	2023	2022	2021	2020	2019
Total Number of Vehicles Terminated(2)	133,330	157,572	185,294	161,516	170,506
Number of Vehicles Returned to MBFS USA(2)	28,440	30,134	92,093	136,701	154,406
Vehicles Returned to MBFS USA Ratio	21.33%	19.12%	49.70%	84.64%	90.56%
Total Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA(3)(4)	$131,464,875	$122,871,847	$407,281,547	$137,212,726	$(330,380,980)
Average Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA(3)(4)	$4,623	$4,078	$4,423	$1,004	$(2,140)
Total ALG Residual on Vehicles Returned to MBFS USA(3)	$831,442,928	$869,796,664	$2,526,540,991	$3,926,890,350	$4,630,985,185
Total Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA as a Percentage of ALG Residuals of Returned Vehicles sold by MBFS USA(3)(4)	15.81%	14.13%	16.12%	3.49%	(7.13%)

(1)	Data presented in the table is based upon lease balances for new and pre-owned automobiles (including those that have been sold but are serviced by MBFS USA).
(2)	Excludes repossessions, skips and vehicles in inventory, but includes early terminations.
(3)	If ALG at inception was not available, the gain/(loss) was calculated based on the related contract residual value.
(4)	Residual loss is net of remarketing expenses and end of lease collections.

As the characteristics of the Leases will be different from those of MBFS USA’s entire portfolio of leases, no assurances can be given that the performance of the Leases will be similar. In addition, delinquency, repossession and loss experience may be influenced by a variety of economic and geographic conditions and other factors.  As a result, no assurances can be given that the performance of the Leases will be similar, particularly during periods of economic disruption or downturn to the historical delinquency, credit loss and residual loss information included in the tables above.

Repurchase History

The transaction documents for prior securitizations of motor vehicle retail leases sponsored by MBFS USA require MBFS USA or the depositor to repurchase a lease for breach of the representations made about the leases that has a material adverse effect on the lease and is not corrected before the date the lease is required to be repurchased.

During the three years ending June 30, 2024, no assets underlying a securitization of motor vehicle retail leases sponsored by MBFS USA were the subject of a demand to repurchase for breach of any representation or warranty, and there was no activity with respect to any demand made prior to such period.

MBFS USA, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for assets that were the subject of a demand to repurchase on SEC Form ABS-15G.  MBFS USA filed its most recent Form ABS-15G with respect to repurchase demands with the SEC on February 2, 2024.  The report can be accessed on the SEC’s website (www.sec.gov) using MBFS USA’s CIK number, which is set forth on the cover page.

Affiliations and Related Transactions

The Titling Trust, the Initial Beneficiary, the Titling Trust Administrator and the Depositor are affiliates of MBFS USA.  MBFS USA, which acts as Sponsor, Servicer and Administrator, is the sole equity member of the Depositor.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Titling Trust, the Initial Beneficiary, the Titling Trust Administrator, the Depositor, the Issuer and the Sponsor.

The Indenture Trustee is an affiliate of the Collateral Agent.

Tables of Contents
The Exchange Note

General

As further described under “The Titling Trust,” the Lender provides an ongoing source of funds to finance the acquisition of leases and the related leased vehicles by the Titling Trust.  With the consent of the Initial Beneficiary, the Lender has the right and option to request that the Titling Trust issue the Exchange Note to the Lender.

The Exchange Note will be issued by the Titling Trust under the Exchange Note Supplement to the Collateral Agency Agreement.  To provide for the servicing of the Leases and the related Leased Vehicles in the Reference Pool, the Titling Trust, the Collateral Agent and the Servicer will enter into the Servicing Agreement.

The Exchange Note will be secured by the Leases and Leased Vehicles allocated to the Reference Pool, which Leases and Leased Vehicles are pledged by the Titling Trust to the Collateral Agent under the Collateral Agency Agreement for the benefit of the Lender and each subsequent holder of the Exchange Note.  In addition to the Reference Pool, the Exchange Note will be secured by certain other assets, which include the following:

•	amounts in the Exchange Note Collection Account for the Reference Pool, received in respect of the Leases or the sale or other disposition of the Leased Vehicles after the Cutoff Date;

•
certain monies due under or payable in respect of the Leases and the Leased Vehicles after the Cutoff Date, including the right to receive payments made to the Titling Trust, the Titling Trustee or the Servicer under any insurance policy relating to the Leases, the Leased Vehicles or the related lessees;

•	the right to receive the proceeds of any dealer recourse;

•	all other assets of the Titling Trust related to the Leases and the Leased Vehicles; and

•	all proceeds of the foregoing.

The initial principal amount of the Exchange Note will be $1,092,501,976.34 if the Initial Note Balance is $1,017,750,000, or $1,377,497,550.19 if the Initial Note Balance is $1,283,250,000.  The Exchange Note will bear interest at a per annum rate equal to _____% per annum.  The final scheduled maturity date of the Exchange Note will be June 17, 2030.

None of the Issuer, the Noteholders or the Certificateholders will have a legal or beneficial interest in the revolving facility pool, any Other Reference Pool, any Other Exchange Note or any other assets of the Titling Trust.

Payments on the Exchange Note

On or prior to each Payment Date, the Servicer will instruct the Indenture Trustee to make the following distributions on such Payment Date in an amount equal to the designated pool collections for such payment date from the Exchange Note Collections Account in the following order of priority:

(1)	to the Servicer, the Servicing Fee (plus any overdue Servicing Fees for one or more prior Collection Periods) and any Nonrecoverable Advances for the related Collection Period;

(2)	to the Issuer, in its capacity as owner of the Exchange Note, the Exchange Note Interest Payment Amount;

Tables of Contents
(3)
to the Issuer, in its capacity as owner of the Exchange Note, the Exchange Note Principal Payment Amount, as a payment of principal of the Exchange Note until the Exchange Note balance has been reduced to zero;

(4)
the amount, if any, by which the amounts payable by the Issuer on the Notes under clauses (1) through (7) under “Application of Available Funds —Priority of Payments” (or, if applicable, under clauses (1) through (5) under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”) on that Payment Date exceed the amount it received pursuant to clauses (2) and (3) above on that Payment Date; and

(5)	all remaining amounts, to be distributed to the Issuer for distribution on the Certificates.

Transfers of the Exchange Note

Upon issuance by the Titling Trust of the Exchange Note to the Lender, the Exchange Note will be sold by MBFS USA to the Depositor pursuant to the First-Tier Sale Agreement.  MBFS USA will covenant to treat the conveyance of the Exchange Note to the Depositor as an absolute sale and contribution, rather than a pledge or assignment of only a security interest, for all purposes.

Immediately after the transfer of the Exchange Note to the Depositor, the Depositor will:

•
sell, transfer and assign to the Issuer, without recourse, all of its right, title and interest in and to the Exchange Note, including all collections thereon, under the Second-Tier Sale Agreement; and

•	deliver the Exchange Note to the Issuer.

In exchange for the assets transferred by the Depositor, the Issuer will transfer to the Depositor the Notes and the Certificates.

Immediately following the transfer of the Exchange Note to the Issuer, the Issuer will pledge its interest in the Trust Estate, which includes the Exchange Note, to the Indenture Trustee as security for the Notes.

Exchange Note Default

Any of the following events or occurrences with respect to the Exchange Note will constitute an Exchange Note Default:

•
the Titling Trust fails to pay or cause to be paid any part of the interest due and payable on the Exchange Note specified in the Exchange Note Supplement and that failure continues for five Business Days after the due date;

•
the Titling Trust fails to pay or cause to be paid any principal of the Exchange Note on the final scheduled maturity date of the Exchange Note and, if such failure is due to an administrative omission, mistake or technical difficulty, that failure continues for five Business Days after the date when such principal became due;

•
there is a default in the observance or performance of any covenant or agreement of the Titling Trust made in the Collateral Agency Agreement or the Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another Exchange Note Default), the holders of the Exchange Note are materially and adversely affected by such default and such default is not cured on or before the 60th day after the Titling Trust has received a notice from the holders of the Exchange Note that states that it is a “notice of Exchange Note Default” and specifies the default; and

Tables of Contents
•
any representation or warranty of the Titling Trust made in the Collateral Agency Agreement, the Exchange Note Supplement or in any certificate or other document delivered in connection with the Collateral Agency Agreement or the Exchange Note Supplement proves to have been incorrect as of the time made, the holders of the Exchange Note are materially and adversely affected by such incorrectness and such incorrectness is not cured on or before the 60th day after the Titling Trust has received a notice from such holders of the Exchange Note that states that it is a “notice of Exchange Note Default” and specifies the default.

Within two Business Days after an authorized officer of the Titling Trustee or MBFS USA, as Titling Trust Administrator, first has actual knowledge of the occurrence of an Exchange Note Default with respect to the Exchange Note, the Titling Trustee or the Titling Trust Administrator, as applicable, will notify the Servicer, the Administrative Agent and the holder of the Exchange Note of its status and what action, if any, is being taken or is proposed to be taken with respect to that Exchange Note Default.

If an Exchange Note Default occurs and is continuing with respect to the Exchange Note, the holder of the Exchange Note (which shall be the Indenture Trustee acting on behalf of holders of 66 2/3% of the Note Balance of the Notes) may, by notice to the Titling Trust, the Servicer, the Collateral Agent and the Administrative Agent, declare the Exchange Note to be immediately due and payable, and upon any such declaration the outstanding principal amount of the Exchange Note, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

If an event of bankruptcy of the Titling Trust has occurred and is continuing or an Exchange Note Default has occurred and is continuing and the holder of the Exchange Note has declared the Exchange Note to be immediately due and payable, subject to certain limitations on enforcement set forth in the Collateral Agency Agreement, the holder of the Exchange Note may (1) commence appropriate proceedings and pursue any of its other rights, remedies, powers or privileges under the Collateral Agency Agreement, the Exchange Note Supplement or otherwise and (2) direct the Collateral Agent to, and the Collateral Agent will, (a) institute proceedings for the complete or partial foreclosure on the Leases and Leased Vehicles included in the Reference Pool, (b) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of such holder of the Exchange Note and/or (c) sell or otherwise liquidate all or a portion of the collateral pledged to the Collateral Agent under the Collateral Agency Agreement and included in the Reference Pool, or any right or interest included in that collateral, at one or more public or private sales called and conducted in any manner permitted by law.  The proceeds of any liquidation or sale of the collateral included in the Reference Pool will be applied in the manner as set forth herein.

The Leases

General

The Issuer will own the Exchange Note, which is backed by the Reference Pool consisting of the Leases and the Leased Vehicles, which will be described in a schedule appearing as an exhibit to the Servicing Agreement.  As of the Cutoff Date, if the Initial Note Balance is $1,017,750,000, the Reference Pool consisted of a pool of 23,394 Leases and the related Leased Vehicles that had a Cutoff Date Aggregate Securitization Value of $1,150,002,080.36, and if the Initial Note Balance is $1,283,250,000, the Reference Pool consisted of a pool of 29,489 Leases and the related Leased Vehicles that had a Cutoff Date Aggregate Securitization Value of $1,449,997,421.25.

The Aggregate Securitization Value for any date will mean an amount calculated as of the close of business on such day equal to the sum of the Securitization Values of all Leases.  For more information regarding how the Securitization Value for each Lease is calculated, see “—Calculation of the Securitization Value of the Leases.”

Each of the Leases was purchased by the Titling Trust from a dealer in the ordinary course of such dealer’s business in accordance with the underwriting procedures described under “MBFS USA—Underwriting.”  The Leases are operating leases under generally accepted accounting principles and have been selected by the Sponsor based upon the criteria specified in the Servicing Supplement and described below and under “—Representations and Warranties.”  All Leased Vehicles have been or will be titled in the name of the Titling Trust (which, for Leased Vehicles relating to Leases purchased prior to the merger described under “The Titling Trust—General,” is “Daimler Trust”) or the Titling Trustee on behalf of the Titling Trust.

Tables of Contents
Currently, MBFS USA securitizes leases that were originated in all States except Wyoming.  MBFS USA will represent and warrant that aside from such criteria, it used no adverse selection procedures in selecting the Leases from the pool of leases for allocation to the Reference Pool and that aside from such criteria, it is not aware of any bias in the selection of the Leases that would cause delinquencies or losses on the Leases to be worse than any other leases held by the Titling Trust.  There can be no assurance, however, as to actual delinquencies or losses on the Leases.

Each Lease will provide for a Base Monthly Payment, that does not include other amounts payable by the lessee, such as late charges, returned check fees, taxes and similar items (some of which may be retained by the Servicer as supplemental servicing fees), that incorporates depreciation and any amortized amounts plus the rent charge.  The initial Outstanding Balance of a Lease equals the adjusted capitalized cost set forth in the Lease.  The adjusted capitalized cost of a Lease represents the initial agreed upon value of the related Leased Vehicle (which value may exceed the manufacturer’s suggested retail price and may include certain fees and costs related to the origination of the Lease) less any trade-in allowance, rebate, cash and non-cash credits.  The initial Outstanding Balance amortizes over the term of the Lease to an amount equal to the Contract Residual Value.

All of the Leases will be closed-end leases.  Under a closed-end lease, at the end of its term, if the lessee does not elect to purchase the related Leased Vehicle by exercise of the purchase option contained in such Lease contract, the lessee is required to return the Leased Vehicle to MBFS USA, at which time the lessee will then owe (in addition to unpaid monthly payments) only incidental charges for excess mileage, excessive wear and tear and other items as may be due or past due under such Lease.

An amount equal to the Sales Proceeds from sales of Leased Vehicles to the lessees, dealers or at auction and all amounts assessed and collected by the Servicer in connection with excessive wear and tear and excess mileage charges upon return of the Leased Vehicles will be available to make payments in respect of the Exchange Note.  Because the Leases are closed-end leases, the lessees will not be responsible for any amount by which the Contract Residual Value of the Leased Vehicle exceeds the Sales Proceeds received for the Leased Vehicle at expiration of the Lease.

Each Lease will provide that the lessee or the lessor may terminate the Lease before the scheduled end of the Lease term in the circumstances discussed below.  In addition, MBFS USA may adopt incentive plans that encourage lessees to terminate Leases before the related scheduled end of term.  See “MBFS USA—Extensions and Pull-Ahead Programs.”

The lessee may purchase the Leased Vehicle before scheduled lease end for an amount equal to (1) any lease payments or other amounts due under the lease at the time of termination, plus (2) all applicable fees and taxes assessed on or billed in connection with the lease or the vehicle, plus (3) an amount equal to the vehicle turn-in fee, plus (4) the adjusted lease balance, plus (5) 4% of the adjusted lease balance, where allowed by state law.

In addition to purchasing the Leased Vehicle, a lessee has the right to cause an early termination by returning the Leased Vehicle to MBFS USA.  A lessee who terminates their Lease early will be assessed an Early Return of Vehicle Charge, if allowed by state law.  In most states this charge is equal to the lesser of the following two calculations as allowed by state law:

•
The sum of (1) all unpaid monthly payments that have accrued up to the date of termination, plus (2) all other unpaid amounts, other than excess wear and use and mileage charges due under the Lease, plus (3) all official fees and taxes related to the Lease or the Leased Vehicle in connection with Lease termination, plus (4) any turn-in fee specified in the Lease, plus (5) any positive amount determined by subtracting the Leased Vehicle’s then fair market wholesale value from the adjusted lease balance, plus (6) any early termination fee specified in the Lease.

Tables of Contents
•
The sum of (1) all monthly payments not yet due under the Lease, plus (2) all unpaid monthly payments that have accrued up to the date of termination, plus (3) all other unpaid amounts due under the Lease, plus (4) all official fees and taxes related to the Lease or the Leased Vehicle in connection with lease termination, plus (5) any turn-in fee specified in the Lease, plus (6) any amounts assessed by the Servicer as a result of excessive wear and tear or excess mileage.

The adjusted lease balance is calculated by reducing the adjusted capitalized cost each month, on each monthly payment due date, by the difference in the base monthly payment and the part of the rent charge earned in that month calculated on a constant yield basis.

Each Lease will provide that MBFS USA may terminate the Lease and repossess the related Leased Vehicle following a Lease Default.  Typical Lease Defaults include, but may not be limited to, failure of the lessee to make payments when due, certain events of bankruptcy or insolvency of the lessee, failure to maintain required insurance, failure to comply with any other term or condition of the Lease or any other act by the lessee constituting a default under applicable law.  MBFS USA does not track lessees’ compliance with their insurance maintenance obligations.

If a lessee is in default of a Lease, the lessee will be liable for Early Termination Liability, according to the following calculation, as allowed by law: the sum of (1) all unpaid monthly payments that have accrued up to the date of termination, plus (2) all other unpaid amounts, other than excess wear and use and mileage charges due under the Lease, plus (3) all official fees and taxes related to the Lease or the Leased Vehicle in connection with Lease termination, plus (4) any turn-in fee specified in the Lease, plus (5) any positive amount determined by subtracting the Leased Vehicle’s then fair market wholesale value from the adjusted lease balance, plus (6) any early termination fee specified in the Lease.

The lessee will also be liable, to the extent not prohibited by law, for all expenses incurred by MBFS USA related to recovering, storing and preparing for sale and selling the related Leased Vehicle, including any attorney’s fees, collection costs and court costs.

If a lessee is in default of a Lease, MBFS USA may do any or all of the following:

•	take any reasonable measures to correct the default or save MBFS USA from loss;

•
terminate the Lease and the lessee’s rights to use and possess the Leased Vehicle, and if the lessee does not voluntarily return the Leased Vehicle, take possession of the Leased Vehicle by any method permitted by law;

•	make a claim for insurance, service, maintenance or other optional contract benefits or refunds available on the lessee’s default and apply such amounts to the amount owed under the Lease; or

•	pursue any other remedy permitted by law.

Pool Underwriting

The Reference Pool Assets were originated in accordance with the underwriting criteria described in “MBFS USA—Underwriting.”  The Sponsor does not consider any of the Reference Pool Assets to constitute exceptions to its underwriting criteria.

Selection of the Leases

The Leases will be selected randomly from the leases held by the Titling Trust for inclusion in the Reference Pool, by reference to several criteria.  Certain of these criteria include the requirement that, as of the Cutoff Date, each Lease:

•	was originated in one of the 50 States of the United States;

Tables of Contents
•
is secured by a new Mercedes-Benz passenger car or sport utility vehicle or one that has been used in the Mercedes-Benz Courtesy Vehicle Program, in each case with a model year between 2020 and 2024, inclusive, that is not powered by a diesel engine (under the Courtesy Vehicle Program, new vehicles are used by Dealers for loaner, demonstration or similar purposes for a limited period and under 10,000 miles);

•	had an original term to maturity of not more than 60 months and not fewer than 24 months;

•	provides for level scheduled monthly payments that fully amortize the initial Lease Balance of the lease at the Contract Rate to the related Contract Residual Value over the lease term;

•	is not delinquent by more than 30 days and is not a defaulted lease;

•	does not relate to a lessee who is the subject of a bankruptcy proceeding;

•	was originated in compliance with customary origination practices;

•	relates to a Lease that had a Securitization Value as of the Cutoff Date no greater than $250,000 and no less than $15,000; and

•	was not selected using selection procedures believed by MBFS USA to be adverse to the Noteholders.

Each Lease will also comply with certain representations and warranties, as set forth under “—Representations and Warranties.”

The following table sets forth the delinquency experience regarding the Leases that will be in the Reference Pool if the Initial Note Balance is $1,017,750,000:

Historical Delinquency Status	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
Delinquent no more than once for 31-60 days(2)	766	3.27%	$36,193,045.34	3.15%
Delinquent at least once for 61 days or more	0	0.00	0.00	0.00
No history of delinquency	22,628	96.73	1,113,809,035.02	96.85
Total	23,394	100.00%	$1,150,002,080.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
(2)	Delinquent no more than once for 31-60 days represents Leases that were delinquent once but never exceeded 60 days past due.

Tables of Contents
The following table sets forth the delinquency experience regarding the Leases that will be in the Reference Pool if the Initial Note Balance is $1,283,250,000:

Historical Delinquency Status	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
Delinquent no more than once for 31-60 days(2)	976	3.31%	$46,628,883.95	3.22%
Delinquent at least once for 61 days or more	0	0.00	0.00	0.00
No history of delinquency	28,513	96.69	1,403,368,537.30	96.78
Total	29,489	100.00%	$1,449,997,421.25	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
(2)	Delinquent no more than once for 31-60 days represents Leases that were delinquent once but never exceeded 60 days past due.

Initial Asset-Level Data

The Depositor prepared asset-level data and information for the Reference Pool if the Initial Note Balance is $1,017,750,000 and for the Reference Pool if the Initial Note Balance is $1,283,250,000, and the Issuer filed such data and information with the SEC by the date of filing of this prospectus as exhibits to the related Form ABS-EE, or the “initial asset-level data.”  Each such Form ABS-EE filed with the SEC by the date of filing of this prospectus, and any information attached as exhibits to the form, is incorporated by reference into this prospectus.  The initial asset-level data contains detailed information for each Lease and Leased Vehicle about its identification, origination, lease terms, leased vehicle, lessee, payment activity, servicing and status.  Certain asset-level data, such as data related to scheduled termination dates and vehicle types, may not match the data provided in this prospectus due to differences in how this data is required to be reported for asset-level data and how this data is reported for this prospectus.  Investors should carefully review the initial asset-level data, including any asset related document attached as an exhibit to each Form ABS-EE.

Characteristics of the Leases

Characteristics of the Leases and Leased Vehicles as of the Cutoff Date if the Initial Note Balance is either  $1,017,750,000 or $1,283,250,000 are as set forth in the following tables.

Tables of Contents
Composition of the 2024-B Leases as of the Cutoff Date
(if the Initial Note Balance is $1,017,750,000)

Cutoff Date Aggregate Securitization Value	$1,150,002,080.36
Number of 2024-B Leases	23,394
Average Securitization Value	$49,157.99
Securitization Value Range	$15,071.66 to $241,855.96
Percentage Mercedes-Benz Passenger Cars	43.82%
Percentage Mercedes-Benz Sport Utility Vehicles / Crossovers	56.18%
Aggregate Residual Value	$753,439,594.50
Aggregate Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	65.52%
Average Residual Value	$32,206.53
Residual Value Range	$11,061 to $119,749
Aggregate of Discounted Residual(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	52.33%
Weighted Average Original Term(2)	42.19 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	27.03 months
Remaining Term Range	1 to 57 months
Weighted Average FICO® Score(2)	785.83
Range of FICO® Scores	600 to 899

(1)	Discounted by the Securitization Rate.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

Tables of Contents
Composition of the 2024-B Leases as of the Cutoff Date
(if the Initial Note Balance is $1,283,250,000)

Cutoff Date Aggregate Securitization Value	$1,449,997,421.25
Number of 2024-B Leases	29,489
Average Securitization Value	$49,170.79
Securitization Value Range	$15,071.66 to $241,855.96
Percentage Mercedes-Benz Passenger Cars	43.73%
Percentage Mercedes-Benz Sport Utility Vehicles / Crossovers	56.27%
Aggregate Residual Value	$950,319,643.33
Aggregate Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	65.54%
Average Residual Value	$32,226.24
Residual Value Range	$10,095 to $119,749
Aggregate of Discounted Residual(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	52.36%
Weighted Average Original Term(2)	42.16 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	27.02 months
Remaining Term Range	1 to 57 months
Weighted Average FICO® Score(2)	785.67
Range of FICO® Scores	600 to 899

(1)	Discounted by the Securitization Rate.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

The FICO® score for each lessee of a Lease was determined at the time of application.  A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk.  FICO® models are updated from time to time.  The FICO® scores used with respect to the 2024-B Leases are known as FICO® 8 scores.  MBFS USA has been utilizing FICO® 8 scores since 2011.  FICO® scores are intended to show the likelihood that an individual might default on a debt based on past credit history.  An individual’s credit history may not reliably predict his or her future creditworthiness.  Additionally, the reliability of the credit scoring the FICO® scores provide is limited by the accuracy of the data contained within the credit bureau files.  Accordingly, FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Leases.

Tables of Contents
Distribution of the 2024-B Leases by Original Term to Maturity
as of the Cutoff Date
(if the Initial Note Balance is $1,017,750,000)

Original Term to Maturity (months)	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
13-24	427	1.83%	$27,672,832.09	2.41%
25-36	10,377	44.36	508,030,272.44	44.18
37-48	11,111	47.50	519,213,748.76	45.15
49-60	1,479	6.32	95,085,227.07	8.27
Total	23,394	100.00%	$1,150,002,080.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the 2024-B Leases by Original Term to Maturity
as of the Cutoff Date
(if the Initial Note Balance is $1,283,250,000)

Original Term to Maturity (months)	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
13-24	537	1.82%	$34,717,253.22	2.39%
25-36	13,090	44.39	642,816,064.25	44.33
37-48	14,006	47.50	653,149,738.77	45.04
49-60	1,856	6.29	119,314,365.01	8.23
Total	29,489	100.00%	$1,449,997,421.25	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the 2024-B Leases by Remaining Term to Maturity
as of the Cutoff Date
(if the Initial Note Balance is $1,017,750,000)

Remaining Term to Maturity (months)	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
1-12	6,131	26.21%	$207,062,255.27	18.01%
13-24	5,296	22.64	241,385,496.47	20.99
25-36	8,195	35.03	450,251,242.78	39.15
37-48	3,465	14.81	221,215,291.05	19.24
49-60	307	1.31	30,087,794.79	2.62
Total	23,394	100.00%	$1,150,002,080.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the 2024-B Leases by Remaining Term to Maturity
as of the Cutoff Date
(if the Initial Note Balance is $1,283,250,000)

Remaining Term to Maturity (months)	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
1-12	7,770	26.35%	$262,314,313.05	18.09%
13-24	6,690	22.69	304,467,711.63	21.00
25-36	10,279	34.86	566,841,096.60	39.09
37-48	4,367	14.81	278,586,186.87	19.21
49-60	383	1.30	37,788,113.10	2.61
Total	29,489	100.00%	$1,449,997,421.25	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the 2024-B Leases by FICO® Score Range
as of the Cutoff Date
(if the Initial Note Balance is $1,017,750,000)

FICO® Score Range	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
600-649	582	2.49%	$26,913,246.92	2.34%
650-699	2,238	9.57	103,966,071.32	9.04
700-749	4,348	18.59	212,775,414.79	18.50
750-799	5,434	23.23	270,587,804.87	23.53
800-849	5,974	25.54	301,951,462.57	26.26
850-899	4,818	20.60	233,808,079.89	20.33
Total	23,394	100.00%	$1,150,002,080.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the 2024-B Leases by FICO® Score Range
as of the Cutoff Date
(if the Initial Note Balance is $1,283,250,000)

FICO® Score Range	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
600-649	749	2.54%	$34,599,468.98	2.39%
650-699	2,786	9.45	129,073,791.21	8.90
700-749	5,518	18.71	269,194,854.66	18.57
750-799	6,853	23.24	344,130,322.84	23.73
800-849	7,521	25.50	378,900,757.02	26.13
850-899	6,062	20.56	294,098,226.54	20.28
Total	29,489	100.00%	$1,449,997,421.25	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the 2024-B Leased Vehicles by State
as of the Cutoff Date
(if the Initial Note Balance is $1,017,750,000)

State	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
California	6,681	28.56%	$336,804,127.10	29.29%
New York	3,386	14.47	159,609,328.48	13.88
Florida	3,076	13.15	156,597,676.31	13.62
New Jersey	2,076	8.87	93,260,955.09	8.11
Texas	1,245	5.32	64,136,113.46	5.58
Pennsylvania	693	2.96	30,359,246.07	2.64
Ohio	546	2.33	23,969,936.90	2.08
Massachusetts	518	2.21	23,663,290.39	2.06
Illinois	424	1.81	21,124,746.96	1.84
Maryland	369	1.58	19,470,500.31	1.69
Georgia	348	1.49	18,657,799.10	1.62
Virginia	316	1.35	15,797,084.63	1.37
Arizona	292	1.25	14,706,839.88	1.28
Connecticut	309	1.32	14,400,080.42	1.25
Michigan	292	1.25	14,394,956.08	1.25
Colorado	235	1.00	12,384,164.50	1.08
North Carolina	253	1.08	12,332,873.49	1.07
Washington	249	1.06	11,125,077.89	0.97
Nevada	206	0.88	10,692,702.62	0.93
Tennessee	158	0.68	8,492,385.15	0.74
South Carolina	144	0.62	8,050,397.44	0.70
Oregon	165	0.71	7,614,342.62	0.66
Louisiana	129	0.55	7,369,853.73	0.64
Alabama	128	0.55	7,145,534.88	0.62
Missouri	104	0.44	5,360,860.29	0.47
Minnesota	101	0.43	4,960,407.35	0.43
Indiana	98	0.42	4,698,572.05	0.41
Wisconsin	90	0.38	4,537,243.33	0.39
Kentucky	86	0.37	4,289,724.85	0.37
Oklahoma	72	0.31	3,900,880.68	0.34
District of Columbia	68	0.29	3,594,642.77	0.31
Rhode Island	73	0.31	3,188,888.60	0.28
Utah	54	0.23	2,915,250.61	0.25
Mississippi	47	0.20	2,595,353.18	0.23
Other(2)	363	1.55	17,800,243.15	1.55
Total	23,394	100.00%	$1,150,002,080.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
(2)	Each State included in the “Other” category accounted for less than 0.20% of the Cutoff Date Aggregate Securitization Value.

Tables of Contents
Distribution of the 2024-B Leased Vehicles by State
as of the Cutoff Date
(if the Initial Note Balance is $1,283,250,000)

State	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
California	8,468	28.72%	$424,368,720.27	29.27%
New York	4,251	14.42	200,647,371.78	13.84
Florida	3,835	13.00	196,113,891.74	13.53
New Jersey	2,638	8.95	118,710,117.58	8.19
Texas	1,582	5.36	81,446,794.82	5.62
Pennsylvania	873	2.96	37,570,616.60	2.59
Ohio	671	2.28	29,881,063.18	2.06
Massachusetts	643	2.18	29,431,951.23	2.03
Illinois	531	1.80	26,968,006.36	1.86
Maryland	474	1.61	24,848,073.43	1.71
Georgia	452	1.53	24,359,005.57	1.68
Virginia	395	1.34	20,305,780.54	1.40
Connecticut	405	1.37	19,064,898.19	1.31
Arizona	370	1.25	19,006,087.24	1.31
Michigan	366	1.24	18,245,030.21	1.26
Colorado	305	1.03	15,640,068.03	1.08
North Carolina	312	1.06	15,238,720.21	1.05
Washington	326	1.11	14,987,170.00	1.03
Nevada	255	0.86	13,296,153.79	0.92
Tennessee	192	0.65	10,404,215.32	0.72
Oregon	208	0.71	9,616,336.18	0.66
South Carolina	172	0.58	9,426,358.26	0.65
Louisiana	159	0.54	8,778,480.11	0.61
Alabama	149	0.51	8,377,904.75	0.58
Indiana	128	0.43	6,629,262.46	0.46
Missouri	125	0.42	6,364,730.11	0.44
Minnesota	123	0.42	5,809,826.07	0.40
Wisconsin	112	0.38	5,547,597.35	0.38
Kentucky	107	0.36	5,429,571.20	0.37
Oklahoma	87	0.30	4,860,253.76	0.34
District of Columbia	95	0.32	4,798,173.27	0.33
Rhode Island	92	0.31	4,023,574.65	0.28
Utah	67	0.23	3,844,961.36	0.27
Mississippi	57	0.19	3,175,981.94	0.22
Other(2)	464	1.57	22,780,673.69	1.57
Total	29,489	100.00%	$1,449,997,421.25	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
(2)	Each State included in the “Other” category accounted for less than 0.20% of the Cutoff Date Aggregate Securitization Value.

Tables of Contents
Distribution of the 2024-B Leased Vehicles by Model
as of the Cutoff Date
(if the Initial Note Balance is $1,017,750,000)

Model	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
GLE	4,100	17.53%	$229,977,944.67	20.00%
GLC	4,558	19.48	170,142,033.69	14.79
C	3,486	14.90	126,744,923.00	11.02
S	1,300	5.56	109,501,503.37	9.52
GLS	1,384	5.92	100,430,031.23	8.73
E	1,992	8.52	90,500,532.01	7.87
GLB	1,730	7.40	56,922,632.32	4.95
EQS	725	3.10	54,629,586.69	4.75
G	346	1.48	50,853,428.91	4.42
GLA	1,310	5.60	37,739,410.45	3.28
EQE	590	2.52	31,166,878.55	2.71
SL	228	0.97	23,402,888.96	2.04
CLA	659	2.82	21,160,261.06	1.84
GT/GTS	178	0.76	17,658,225.26	1.54
EQB	327	1.40	11,939,501.02	1.04
CLE	100	0.43	5,996,447.18	0.52
A	267	1.14	5,686,186.67	0.49
CLS	114	0.49	5,549,665.32	0.48
Total	23,394	100.00%	$1,150,002,080.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the 2024-B Leased Vehicles by Model
as of the Cutoff Date
(if the Initial Note Balance is $1,283,250,000)

Model	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
GLE	5,168	17.53%	$289,978,847.34	20.00%
GLC	5,752	19.51	214,919,008.73	14.82
C	4,355	14.77	158,121,374.10	10.90
S	1,626	5.51	137,249,903.36	9.47
GLS	1,744	5.91	127,279,625.49	8.78
E	2,516	8.53	113,895,340.43	7.85
GLB	2,178	7.39	71,660,154.50	4.94
EQS	903	3.06	67,975,524.21	4.69
G	437	1.48	64,924,248.81	4.48
GLA	1,642	5.57	47,169,946.99	3.25
EQE	759	2.57	40,192,552.32	2.77
SL	289	0.98	29,555,405.47	2.04
CLA	847	2.87	27,089,791.99	1.87
GT/GTS	231	0.78	22,447,128.92	1.55
EQB	415	1.41	15,079,664.48	1.04
CLS	153	0.52	7,515,697.43	0.52
CLE	125	0.42	7,494,289.23	0.52
A	349	1.18	7,448,917.45	0.51
Total	29,489	100.00%	$1,449,997,421.25	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of 2024-B Leases by Fuel Type as of the Cutoff Date
(if the Initial Note Balance is $1,017,750,000)

Fuel Type	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value (1)
Battery Electric	1,642	7.02%	$97,735,966.26	8.50%
Gasoline	21,481	91.82	1,032,562,632.11	89.79
Plug-in Hybrid	271	1.16	19,703,481.99	1.71
Total	23,394	100.00%	$1,150,002,080.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of 2024-B Leases by Fuel Type as of the Cutoff Date
(if the Initial Note Balance is $1,283,250,000)

Fuel Type	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value (1)
Battery Electric	2,077	7.04%	$123,247,741.01	8.50%
Gasoline	27,064	91.78	1,301,430,387.39	89.75
Plug-in Hybrid	348	1.18	25,319,292.85	1.75
Total	29,489	100.00%	$1,449,997,421.25	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the 2024-B Leased Vehicles by Year and Quarter of Maturity
as of the Cutoff Date
(if the Initial Note Balance is $1,017,750,000)

Year and Quarter of Maturity	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
2024 4th Quarter	1,618	6.92%	$48,497,303.94	4.22%
2025 1st Quarter	1,750	7.48	58,312,572.36	5.07
2025 2nd Quarter	1,888	8.07	67,425,011.76	5.86
2025 3rd Quarter	1,235	5.28	46,506,890.20	4.04
2025 4th Quarter	1,196	5.11	48,011,264.33	4.17
2026 1st Quarter	1,454	6.22	67,935,963.89	5.91
2026 2nd Quarter	1,490	6.37	71,709,695.72	6.24
2026 3rd Quarter	1,240	5.30	62,790,586.67	5.46
2026 4th Quarter	1,618	6.92	85,457,345.35	7.43
2027 1st Quarter	2,069	8.84	112,097,908.59	9.75
2027 2nd Quarter	3,545	15.15	197,870,749.93	17.21
2027 3rd Quarter	722	3.09	44,097,878.03	3.83
2027 4th Quarter	710	3.03	44,313,208.96	3.85
2028 1st Quarter	734	3.14	47,047,818.85	4.09
2028 2nd Quarter	1,619	6.92	106,029,849.18	9.22
2028 3rd Quarter	226	0.97	14,007,177.22	1.22
2028 4th Quarter	47	0.20	4,347,647.25	0.38
2029 1st Quarter	75	0.32	7,690,928.44	0.67
2029 2nd Quarter	158	0.68	15,852,279.69	1.38
Total	23,394	100.00%	$1,150,002,080.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the 2024-B Leased Vehicles by Year and Quarter of Maturity
as of the Cutoff Date
(if the Initial Note Balance is $1,283,250,000)

Year and Quarter of Maturity	Number of 2024-B Leases	Percentage of Total Number of 2024-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
2024 4th Quarter	2,033	6.89%	$60,786,212.69	4.19%
2025 1st Quarter	2,212	7.50	74,054,840.51	5.11
2025 2nd Quarter	2,411	8.18	85,461,707.18	5.89
2025 3rd Quarter	1,573	5.33	59,517,919.58	4.10
2025 4th Quarter	1,534	5.20	61,433,295.07	4.24
2026 1st Quarter	1,833	6.22	85,825,783.74	5.92
2026 2nd Quarter	1,844	6.25	88,305,790.48	6.09
2026 3rd Quarter	1,571	5.33	79,533,938.27	5.49
2026 4th Quarter	2,017	6.84	106,991,954.08	7.38
2027 1st Quarter	2,602	8.82	140,429,244.35	9.68
2027 2nd Quarter	4,457	15.11	250,967,286.92	17.31
2027 3rd Quarter	902	3.06	55,111,989.03	3.80
2027 4th Quarter	878	2.98	55,291,947.20	3.81
2028 1st Quarter	948	3.21	60,539,491.50	4.18
2028 2nd Quarter	2,047	6.94	133,610,539.03	9.21
2028 3rd Quarter	273	0.93	16,670,289.25	1.15
2028 4th Quarter	59	0.20	5,525,774.63	0.38
2029 1st Quarter	95	0.32	9,644,700.90	0.67
2029 2nd Quarter	200	0.68	20,294,716.84	1.40
Total	29,489	100.00%	$1,449,997,421.25	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents

Review of Reference Pool Assets

In connection with the offering of the Notes, the Depositor performed a review of the Reference Pool Assets, including the Leases.  The review was designed and effected to provide the Depositor with reasonable assurance that the information regarding the Reference Pool Assets contained in this prospectus is accurate in all material respects.

In selecting the leases to be included in the Reference Pool, the Sponsor and the Depositor followed their standard practices and methodologies to test and confirm the accuracy in all material respects of the information set forth in this prospectus.  The Sponsor used information from its portfolio management system and other system sources to create an electronic file or “data tape” for the Reference Pool.  The data tape contains relevant data regarding the Reference Pool Assets on a per-asset basis.  The Depositor used information in, or derived from, the data tape to prepare the pool composition and distribution tables set forth under “The Leases— Characteristics of the Leases.”  The Depositor used the data tape and information gained from the Sponsor’s portfolio management system and other system sources as well as discussions with senior officers of the Sponsor to obtain reasonable assurance that the Reference Pool Assets satisfy the selection criteria set forth under “The Leases— Selection of the Leases.”

Additionally, the Depositor compared the statistical data contained in this prospectus describing the Reference Pool Assets to data in, or derived from, the data tape.  The review included a recalculation from the data tape of the number of assets, dollar amounts, and percentages set forth under “The Leases— Characteristics of the Leases” and a comparison of the recalculated amounts to the related information in this prospectus.  This recalculation and comparison found no material discrepancies.

In structuring this offering, the Depositor reviewed the internal controls and systems of the Sponsor that were used to produce and verify the disclosure regarding the Reference Pool, including origination and reporting systems and processes, asset documentation and other origination functions.  Internal control audits that are performed regularly on material business functions were also reviewed.  The Depositor relied upon its internal controls and systems to review and confirm that the data tape accurately reflects in all material respects the individual asset data contained therein.  Additionally, the Depositor randomly selected 100 lease files from a pool of leases that satisfied the selection criteria described under “The Leases—Selection of the Leases,” and from which the Reference Pool was selected to determine whether selected data required to be contained in the lease file for each such asset conformed to the same information for such asset on the data tape.  The selected data included various lease characteristics, such as maturity date, base rent payment, vehicle model class and year, and various other criteria, such as FICO® score.  The Depositor found no discrepancies out of 1,500 data points reviewed or compared in the sample lease files.

A review was also conducted of the descriptions in this prospectus of the underwriting practices, lease terms, legal and regulatory considerations, representations and warranties, and other material information regarding the pool of assets.  These descriptions were reviewed with senior officers of the Sponsor and with counsel and found to be accurate in all material respects.

The Depositor engaged third parties to assist it in certain aspects of the review of statistical information and of legal matters.  The Depositor determined the scope of the assistance provided by third parties for purposes of its review and the sufficiency of those procedures.  The Depositor attributes to itself the findings and conclusions of the review.

After completion of the foregoing review, the Depositor has concluded that it has reasonable assurance that the disclosure regarding the Reference Pool Assets in this prospectus is accurate in all material respects.

Tables of Contents
Representations and Warranties

In the Servicing Agreement, MBFS USA will represent and warrant to the Issuer on behalf of the Noteholders, among other things, that at the Closing Date:

•	each Lease was originated in substantial compliance with the origination and servicing policies of MBFS USA;

•
each Leased Vehicle was titled, or the Servicer has started procedures that will result in such Leased Vehicle being titled, in a State in accordance with the Titling Trust Agreement and in a manner acceptable to the related registrar of titles, and the Collateral Agent is or will be noted as lienholder of the Leased Vehicle (other than in Kansas, Maryland, Missouri, Nebraska, Nevada and South Dakota);

•
each lessee is a person other than MBFS USA, any affiliate thereof or a governmental authority and, at the time of origination of each Lease, based on information provided by the related lessee, the related lessee was located in and has a billing address in a State;

•
each Lease is payable solely in United States dollars and is a closed-end lease that provides for equal monthly payments by the lessee, which scheduled payments, if made when due, fully amortize to an amount equal to the Contract Residual Value of the related Leased Vehicle based upon the related Contract Rate;

•
the Servicer, or its custodian, has possession or control of the original executed copy or authoritative copy, as applicable, of each Lease, which does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any person other than the Titling Trust;

•	each Lease complied in all material respects at the time it was originated with applicable laws;

•
each Lease is fully assignable and does not require the consent of the related lessee or any other person as a condition to any transfer, sale or assignment of the rights thereunder to the Titling Trust;

•	no Lease or the related Leased Vehicle allocated to the Reference Pool has been allocated to any Other Reference Pool;

•	the Titling Trust has good and marketable title to such Lease and the related Leased Vehicle, free and clear of any liens (other than any permitted liens);

•
each Lease is in full force and effect and not satisfied, subordinated or rescinded and no provision of a Lease has been waived in any manner that causes such Lease to not qualify with the selection criteria;

•
no Lease is subject to any right of rescission, cancellation, setoff, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the related lessee to payment of the amounts due thereunder, and no such right of rescission, cancellation, set-off, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened in writing;

•	as of its origination date, each Lease required the related lessee to obtain physical damage insurance covering the related Leased Vehicle; and

•	as of the Cutoff Date, the Servicer had not received actual notice that a lessee on any Lease is a debtor in a bankruptcy proceeding.

Tables of Contents
Modifications

Under the terms of the Servicing Agreement, MBFS USA may grant extensions, waivers, rebates, modifications or adjustments with respect to any Lease, except that if after the Cutoff Date MBFS USA grants an extension with respect to any Lease which extends its related Maturity Date to a date later than the Payment Date occurring six months prior to the Final Scheduled Payment Date of the Class A-4 Notes, MBFS USA will be required to repurchase such Lease as described under “—MBFS USA Must Repurchase Certain Leases.”  In addition, MBFS USA will represent and warrant that, as of the Cutoff Date, no Lease is subject to a current deferral or has been extended, although it may have otherwise been deferred or otherwise modified in accordance with MBFS USA’s applicable servicing policies then in effect, so long as such deferral or modification did not cause such Lease to not meet any other selection criteria.

MBFS USA Must Repurchase Certain Leases

If MBFS USA has actual knowledge, or receives notice from the Issuer, the Owner Trustee or the Indenture Trustee that any representation about a Lease or the related Leased Vehicle was untrue when made and the breach has a material adverse effect on the Lease, MBFS USA will be required to cure the breach or repurchase the Lease in the manner described below.  In addition, a Noteholder may make a request or demand that a Lease be repurchased due to a breach of a representation made about the Leases or the related Leased Vehicles and the Indenture Trustee will notify MBFS USA of any Noteholder’s or Note Owner’s request or demand it receives.  Any Note Owner who wishes to submit such request or demand must provide a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.

MBFS USA will be considered to have actual knowledge of a breach if a designated employee of MBFS USA who is responsible for the securitization transaction, or a “responsible person,” learns of the breach.  A noteholder may obtain a list of responsible persons by request to the Indenture Trustee or the Depositor.

On discovery of a breach or receipt of a notice of breach, a repurchase request or demand or a review report from the Asset Representations Reviewer indicating that a test was failed for a Lease or related Leased Vehicle, MBFS USA will investigate the Lease or Leases to confirm the breach and determine if it has a material adverse effect on any Lease.  MBFS USA will report any requests or demands to repurchase Leases and related activity and status on SEC Form ABS-15G.

Additionally, MBFS USA will agree in the Servicing Agreement to purchase any Lease as to which MBFS USA:

•
determines, in its sole discretion, that, as a result of a computer systems error or computer systems limitation or for any other reason, the Servicer is unable to service such Lease and the related Leased Vehicle in accordance with the terms of the Servicing Agreement, or fails to comply with certain other servicing covenants; or

•
has granted extensions after the Cutoff Date (other than any such extension that is required by applicable law) which extends the Maturity Date of such Lease to a date later than the Payment Date occurring six months prior to the Final Scheduled Payment Date of the latest maturing class of Notes.

In each instance described above, if the Servicer has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, the Servicer will repurchase the related Lease and Leased Vehicle as of the last day of such Collection Period by depositing an amount equal to the Repurchase Payment into the Exchange Note Collection Account on the related Deposit Date.

Upon the deposit of such Repurchase Payment, the related Lease and Leased Vehicle shall no longer constitute an asset of the Reference Pool and will be reallocated to the revolving facility pool.

Tables of Contents
The repurchase obligation of MBFS USA under the Servicing Agreement, including the rights of Noteholders described under “—Dispute Resolution for Repurchase Requests”  constitutes the sole remedy available to Noteholders for any losses resulting from a breach of the representations of MBFS USA about the Leases or the related Leased Vehicles.

Residual Values

The Residual Values of the Leased Vehicles for purposes of calculation of the Securitization Value will be calculated by the Servicer based on the lowest of (1) the Contract Residual Value, (2) the ALG Residual Value and (3) the ALG Current Residual Value.  ALG is an independent publisher of lease residual value percentages and is frequently used for comparison purposes by the vehicle leasing industry.

MBFS USA may distribute to dealers residual value percentages for certain vehicles that are higher than those determined pursuant to the methods described above.  As a result, the Contract Residual Value set forth in a Lease may be higher than the Residual Value determined using the method described above.  The Securitization Values have been and will be calculated by the Servicer based upon the Residual Values.  As a result, the excess of the Contract Residual Value over the related Residual Value will not be financed in the transaction described herein.  For additional information, see “MBFS USA—Determination of Residual Values.”

Calculation of the Securitization Value of the Leases

Under the Servicing Agreement, the Servicer will calculate the Securitization Value for each Lease in the Reference Pool equal to the following:

Calculation Date	Securitization Value Formula

As of the Cutoff Date
the sum of the present values, calculated using the Securitization Rate, of (1) the aggregate Base Monthly Payments remaining on such Lease (including Base Monthly Payments due but not yet paid) and (2) the Residual Value of the related Leased Vehicle

As of any date other than the Cutoff Date	the Securitization Value of such Lease as of the Cutoff Date less the principal portion of all payments made with respect to such Lease since the Cutoff Date

As of the end of the Collection Period during which a Lease (1) becomes a Liquidated Lease or a Defaulted Lease or (2) is repurchased	zero

Static Pools

Static pool information is included as Appendix A.  The static pool information reflects the static pool performance of the leases and leased vehicles included in the lease securitizations of the Sponsor issued during the last five years.  The information in Appendix A consists of prepayment, delinquency and loss data for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of the data.  Because MBFS USA regularly implements changes to various aspects of its origination, purchasing and underwriting policies, the policies used to originate the various static pools included in Appendix A differ somewhat from those used to originate the Reference Pool.  The prior pools are, however, generally comparable since these changes have not been substantial and the Leases were originated under the same general underwriting and purchasing policy framework as the leases in the prior pools.  Nevertheless, prepayments, delinquencies and losses for the pool of Leases in the securitization transaction described in this prospectus may differ from the information shown in Appendix A for prior securitized pools of leases, due to the differing characteristics of the pools along with the varying economic conditions applicable to those securitizations of the Sponsor.

Tables of Contents
Asset Representations Review

The Asset Representations Reviewer will perform a review of Leases to test for compliance with the representations made by MBFS USA and the Depositor about the Leases if each of the following occurs:

•
if the Aggregate Securitization Value of Leases that are more than 60 days delinquent as a percentage of the Reference Pool as of the end of a Collection Period meets or exceeds the percentage for that month set by MBFS USA as described under “— Delinquency Trigger”; and

•
Noteholders of at least 5% of the aggregate principal amount of Notes demand a vote and, subject to a 5% voting quorum, the holders of Notes evidencing at least 51% of the Note Balance of the Notes that are voted vote for a review as described under “— Voting Trigger.”

Delinquency Trigger.  The delinquency trigger will be 5.684%.  MBFS USA developed the delinquency trigger by considering the monthly greater than 60-day delinquency rate observed in its prior securitizations of retail lease contracts since 2011.  The delinquency rate will be calculated by determining the Aggregate Securitization Value of the Leases that are more than 60 days delinquent (excluding Defaulted Leases and Liquidated Leases) as a percentage of the Securitization Value of all Leases in the Reference Pool as of the end of a Collection Period.  Liquidated Leases and Defaulted Leases, including repossessed vehicle leases, are not included in the calculation of Securitization Value or considered to be delinquent, and therefore will not be included in determining whether the delinquency trigger has been met for any Collection Period.

If the delinquency trigger occurs, it will be reported on the investor report for that Collection Period and reported in the Form 10-D for that Collection Period.

MBFS USA set the delinquency trigger at 7 times the highest monthly greater than 60-day delinquency rate observed in MBFS USA’s prior securitizations of retail lease contracts over the last five years.  MBFS USA believes that the delinquency trigger is appropriate based on:

•	its experience with delinquency in its prior securitized pools of retail lease contracts, and in its portfolio of retail lease contracts,

•	its observation that greater than 60 day delinquency rates and net cumulative losses in its retail lease contract securitization transactions are correlated, and

•	its assessment of the amount of net cumulative losses that would likely result in a loss to Noteholders of the most junior Notes in its prior securitized pools.

Static pool information regarding MBFS USA’s prior securitized pools for the past five years is included in Appendix A.

Voting Trigger.  If the delinquency trigger occurs on the last day of a Collection Period, Noteholders of at least 5% of the Note Balance of the Notes may demand that the Indenture Trustee call a vote of all Noteholders on whether to direct the Asset Representations Reviewer to perform a review.  If a Noteholder is not a Noteholder of record but is rather a Note Owner, its demand must be accompanied by a written certification that the Noteholder is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  If Noteholders of at least 5% of the Note Balance of the Notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the Issuer’s Form 10-D filing for the Collection Period in which the demand requirement was met will include a statement that sufficient requesting Noteholders are requesting a full Noteholder vote to commence an asset representations review.  The Form 10-D filing will also describe the applicable voting procedures.  The vote will remain open until the 150th day after the filing of that Form 10-D.  Assuming a voting quorum of Noteholders holding at least 5% of the Note Balance of the Notes is reached, if the holders of Notes evidencing at least 51% of the Note Balance of the Notes that are voted vote to direct a review, the Indenture Trustee will notify the Asset Representations Reviewer and the Servicer to start the review.  Upon receipt of such notice from the Indenture Trustee, the Servicer will report in the Form 10-D filing for the related Collection Period that the voting trigger has occurred and the asset representations review will be conducted.  Notes owned by MBFS USA or its affiliates are deemed to not be outstanding for purpose of the voting trigger.  If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the delinquency trigger.

Tables of Contents
Asset Representations Review Process.  The review will be performed on each Lease that is more than 60 days delinquent at the end of the Collection Period when the delinquency trigger was met, or the “review Leases.”  Within 60 days of the receipt of a review notice, the Servicer will give the Asset Representations Reviewer access to the Lease files and other information necessary for the review of all of the review Leases.  Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of the review Leases and complete its review within 60 days after receiving access to all review materials.  The review will consist of performing specific tests for each representation and each review Lease and determining whether each test was passed or failed.  The review period may be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials or requires clarification of any review materials or testing procedures, in which case the Asset Representations Reviewer will promptly, and in no event less than 30 days before completing the review, request such review materials or information from the Servicer and the Servicer will have 60 days to give the Asset Representations Reviewer access to such review materials or information.  If the Asset Representations Reviewer is not provided with the requested missing review materials within the 60-day period, the related review Lease will be reported as having failed each test that requires use of the missing review materials.  If the Servicer notifies the Asset Representations Reviewer that a review Lease was paid in full or repurchased from the Reference Pool before the review report is delivered, the Asset Representations Reviewer will terminate the tests of that review Lease and the review of that review Lease will be considered complete.  The review fees will be $175 for each Lease tested in the review.

The tests were designed by MBFS USA to determine whether a review Lease was not in compliance with the representations made about it in the Transaction Documents at the relevant time, which is usually at origination of the Lease or as of the Cutoff Date or Closing Date.  There may be multiple tests for each representation.  The review is not designed to determine why the lessee is delinquent or the creditworthiness of the lessee, either at the time of the review or at origination.  The review is not designed to determine whether the Lease was serviced in compliance with the Servicing Agreement after the Cutoff Date.  The review is not designed to establish cause, materiality or recourse for any failed test.  The review is not designed to determine whether MBFS USA’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report.  Within five days after completion of the review, the Asset Representations Reviewer will provide a report to the Issuer, the Servicer and the Indenture Trustee indicating whether the related tests were passed, failed or considered completed.  The test results will be considered “completed” rather than passed or failed if the Lease is paid in full or purchased from the Reference Pool pursuant to the terms of the Servicing Agreement prior to the completion of the review.  Upon receipt of any such report of the Asset Representations Reviewer, MBFS USA will review the report and determine whether any observed noncompliance with the representations and warranties constitutes a breach that materially and adversely affects the interest of the Issuer in the related Lease or Leased Vehicle.  The Asset Representations Reviewer will not be responsible for determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Lease is required to be repurchased.

On receipt of the report, the review fee will be paid to the Asset Representations Reviewer according to the priority of payments as described under “Application of Available Funds — Priority of Payments.”  A summary of the report of the asset representations review will be included in the Form 10-D for the Issuer in the next month.

For more information about the Asset Representations Reviewer, see “The Asset Representations Reviewer.”

Tables of Contents
Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a Lease due to a breach of a representation made about the Leases, and the repurchase is not resolved within 180 days after receipt by MBFS USA of notice of the repurchase request, the requesting party, including a Noteholder or a Note Owner who provides a written certification and appropriate supporting documentation evidencing its beneficial ownership of a Note, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  The requesting party must start the mediation or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period.  MBFS USA and the Depositor must agree to participate in the selected resolution method.  Dispute resolution to resolve repurchase requests will be available regardless of whether the Noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding.  If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by MBFS USA, using its relevant rules then in effect.  If, however, any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the Transaction Documents, the procedures in the Transaction Documents will control.  Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the Depositor or the Sponsor.  Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect.  The mediator or arbitrator must be impartial, an attorney admitted to practice law in New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.  The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation.  If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or may commence legal proceedings to resolve the dispute.

For an arbitration, the arbitrator will establish procedures and will have the authority to schedule, hear and determine motions made by the parties.  Discovery will be scheduled for completion within 60 days of selection of the arbitrator and the evidentiary hearing on the merits will start no later than 90 days after the selection of the arbitrator.  At the hearing each party will be entitled to equal time for the presentation of evidence and cross examination.  The hearing will be scheduled to last no more than 10 business days.  The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 120 days after its selection.  The arbitrator will not have the power to award punitive or consequential damages.  The arbitrator will determine the allocation among the parties of any expenses of the arbitration, including attorneys’ fees.  The final determination of the arbitrator may not be appealed and may be entered and enforced in any court having jurisdiction.  By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the Depositor nor the Sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  Each party will agree to keep the details of the repurchase request and the dispute resolution confidential; however, such confidentiality limitations will not prevent disclosure required by any applicable laws.

Maturity and Prepayment Considerations

Specific information regarding maturity and prepayment considerations with respect to the Notes is set forth under “Risk Factors—Risks Relating to the Characteristics of the Notes and Transaction Structure—Prepayments, including prepayments on the leases and the related leased vehicles, may adversely affect the average life of, and rate of return on, your notes” and under “Weighted Average Lives of the Notes.”

Tables of Contents
The weighted average lives of the Notes will generally be influenced by the rate at which payments on or in respect of the Leases and Leased Vehicles allocated to the Reference Pool are made, which payment may be in the form of scheduled amortization or prepayments.  Prepayments for these purposes includes the following circumstances:

•	prepayments in full by lessees, who may prepay at any time without penalty;

•	Repurchase Payments made by MBFS USA under the circumstances set forth under “The Leases—MBFS USA Must Repurchase Certain Leases”;

•	Sales Proceeds resulting from early lease terminations;

•	Sales Proceeds due to Lease Defaults;

•	payments made in respect of dealer recourse; and

•	prepayments from proceeds from physical damage, credit life and disability insurance policies.

In light of the foregoing considerations, we cannot assure you as to the amount of principal payments to be made on the Notes on each Payment Date since that amount will depend primarily on the amount of principal collected on the Exchange Note during the related Collection Period.  Any reinvestment risks resulting from a faster or slower incidence of prepayment of Leases will be borne entirely by the Noteholders.

The rate of prepayments on the Leases may be influenced by a variety of economic, social and other factors, including competing automobile lessors, incentive programs and the conditions in the used automobile market.  These factors may also include unemployment, servicing decisions, destruction of vehicles by accident, sales of vehicles and market interest rates.  In general, prepayments of Leases will shorten the weighted average life of the Notes, which is the average amount of time during which each dollar of the principal amount of a Note is outstanding.

In addition, the Notes will be prepaid in full if the Servicer exercises its option to purchase the Exchange Note and other assets of the Issuer.  See “Description of the Transaction Documents—Termination” and “Description of the Transaction Documents—Optional Purchase.”

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “MBFS USA—Delinquency, Repossession and Loss Information.”   MBFS USA can give no assurances that the Leases will experience the same rate of prepayment or default as MBFS USA’s historical prepayment and default rates, or that the residual value loss experience of Leased Vehicles related to Leases will be the same as MBFS USA’s historical residual value loss experience for all of the retail leases in its portfolio.

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the Leases on the weighted average lives of the Notes under the stated assumptions below and is not a prediction of the prepayment rate that might actually be experienced by the Leases.

Prepayments on motor vehicle lease contracts can be measured relative to a prepayment standard or model.  The model used in this prospectus, the Absolute Prepayment Model, or “ABS,” represents an assumed rate of prepayment each month relative to the original number of leases in a pool of leases.  ABS further assumes that all of the leases are the same size and amortize at the same rate and that each lease in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay each month.

Tables of Contents
The base prepayment assumption assumes that the original lease balance of the leases will prepay at 100% of the following curve:

(1)	0.20% ABS in month one, increasing by 0.01% (precisely 0.16%/16) ABS in each subsequent month until reaching 0.36% ABS in the 17th month of the life of the lease;

(2)	0.51% ABS in month 18, increasing by 0.15% (precisely 0.90%/6) ABS in each subsequent month until reaching 1.41% ABS in the 24th month of the life of the lease; and

(3)	1.15% ABS in months 25 through 37, decreasing to 0.50% in month 38, and remaining at that level until the original lease balance of the lease contract has been paid in full.

Neither ABS nor the base prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the Leases.  There can be no assurance that the Leases will prepay at the indicated levels of the base prepayment assumption or any other rate.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Leases.  For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Payment Dates.  The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The ABS Tables below have been prepared on the basis of the following assumptions:

•	the Leases and Leased Vehicles have the characteristics set forth herein;

•	all Base Monthly Payments are received timely and no Lease is ever delinquent;

•	all Base Monthly Payments are made in accordance with the cashflow schedule appearing in Appendix B;

•
the interest rate on the Class A-1 Notes is 0.00%, the interest rate on the Class A-2A Notes is 5.27% based on a 30/360 day count, the interest rate on the Class A-2B Notes is 5.95000% based on an actual/360 day count, the interest rate on the Class A-3 Notes is 4.89% based on a 30/360 day count and the interest rate on the Class A-4 Notes is 4.85% based on a 30/360 day count;

•
the initial principal amount of each class of Notes is as set forth on the cover page of this prospectus; and, for the Class A-2 Notes, when the allocation of the initial principal amount of the Class A-2 Notes is determined on or before the day of pricing, if the initial Note Balance is $1,017,750,000, $92,125,000 initial principal amount of Class A-2A Notes and $276,375,000 initial principal amount of Class A-2B Notes are issued, and, if the initial Note Balance is $1,283,250,000, $116,125,000 initial principal amount of Class A-2A Notes and $348,375,000 initial principal amount of Class A-2B Notes are issued;

•	no Repurchase Payment is made in respect of any Lease;

•	there are no losses in respect of the Leases;

•	distributions of principal of and interest on the Notes are made on the 15th of each month, whether or not the day is a Business Day, commencing on October 15, 2024;

•
the Servicing Fee is 1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the related Collection Period multiplied by 1/12 (or 1/6, in the case of the first Payment Date);

Tables of Contents
•
no expenses, fees or indemnified amounts are due or paid to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Asset Representations Reviewer or the Administrative Agent in any Collection Period;

•	the Reserve Fund is funded with an amount equal to the Reserve Fund Deposit;

•
the amount of overcollateralization is approximately 11.50% of the Cutoff Date Aggregate Securitization Value based upon the Leases and Leased Vehicles allocated to the Reference Pool on the Closing Date;

•	the Residual Value for each Leased Vehicle is received on the Maturity Date of the related Lease in accordance with the cashflow schedule appearing in Appendix B;

•	all prepayments are prepayments in full;

•	the Closing Date is September 25, 2024; and

•	except as indicated in the ABS Tables, the Servicer does not exercise its Optional Purchase right as described in this prospectus under “Description of the Transaction Documents—Optional Purchase.”

No representation is made as to what the actual levels of losses and delinquencies on the Leases will be.  Because payments on the Leases will differ from those used in preparing the following tables, distributions of principal of the Notes may be made earlier or later than as set forth in the tables.  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of the Notes that would be outstanding after each of the dates shown based on a prepayment rate equal to 0%, 50%, 75%, 100%, 150% and 200% of the base prepayment assumption.  As used in the table, “0% prepayment assumption” assumes no prepayments on a Lease, “50% prepayment assumption” assumes that a Lease will prepay at 50% of the base prepayment assumption and so forth.

Tables of Contents
Percent of Initial Note Balance at Various ABS Percentages
(Initial Note Balance $1,017,750,000)

	Class A‑1 Notes						Class A‑2 Notes
Payment Date	0%	50%	75%	100%	150%	200%	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	79.15%	77.30%	76.34%	75.35%	73.28%	71.09%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	66.06%	62.93%	61.29%	59.58%	56.00%	52.14%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	53.20%	48.47%	45.95%	43.32%	37.69%	31.50%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	38.65%	32.02%	28.44%	24.67%	16.43%	7.11%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	25.29%	16.46%	11.62%	6.44%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	96.96%	88.89%
March 2025	12.19%	0.89%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	96.76%	92.68%	83.35%	71.89%
April 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	97.93%	89.61%	84.87%	79.66%	67.35%	51.31%
May 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	88.84%	78.81%	72.98%	66.45%	50.43%	27.75%
June 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	79.63%	68.46%	61.96%	54.66%	36.78%	11.69%
July 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	72.06%	59.78%	52.62%	44.58%	24.89%	0.00%
August 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	65.01%	51.69%	43.91%	35.17%	13.78%	0.00%
September 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	58.24%	43.95%	35.60%	26.20%	3.22%	0.00%
October 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	52.45%	37.20%	28.28%	18.25%	0.00%	0.00%
November 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	46.48%	30.37%	20.93%	10.32%	0.00%	0.00%
December 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	40.29%	23.40%	13.51%	2.38%	0.00%	0.00%
January 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	33.56%	16.03%	5.75%	0.00%	0.00%	0.00%
February 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	27.17%	9.05%	0.00%	0.00%	0.00%	0.00%
March 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	20.29%	1.71%	0.00%	0.00%	0.00%	0.00%
April 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	11.80%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	4.47%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years) (1),(2)	0.28	0.25	0.24	0.23	0.21	0.19	1.14	0.98	0.90	0.83	0.70	0.60
Weighted Average Life to Call (years)(2),(3)	0.28	0.25	0.24	0.23	0.21	0.19	1.14	0.98	0.90	0.83	0.70	0.60

(1)	Assumes that no Optional Purchase occurs.
(2)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(3)	The weighted average life to call assumes that an Optional Purchase occurs at the earliest possible opportunity and is exercised on such Payment Date.

Tables of Contents
Percent of Initial Note Balance at Various ABS Percentages
(Initial Note Balance $1,017,750,000)

	Class A‑3 Notes						Class A‑4 Notes
Payment Date	0%	50%	75%	100%	150%	200%	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%	97.46%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%	84.14%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	100.00%	71.53%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	100.00%	100.00%	93.70%	59.98%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	100.00%	100.00%	100.00%	84.36%	48.80%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2025	100.00%	100.00%	100.00%	100.00%	75.15%	37.96%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2026	100.00%	100.00%	100.00%	94.19%	65.91%	27.37%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2026	100.00%	100.00%	98.42%	86.46%	57.21%	17.43%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2026	100.00%	100.00%	90.81%	78.54%	48.54%	7.80%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2026	100.00%	93.03%	82.01%	69.61%	39.29%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	88.98%
May 2026	100.00%	85.48%	74.33%	61.78%	31.09%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	36.62%
June 2026	97.33%	78.19%	66.95%	54.29%	23.36%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 2026	90.70%	72.03%	61.11%	48.86%	19.11%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 2026	84.35%	66.14%	55.54%	43.68%	15.08%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 2026	78.39%	60.62%	50.32%	38.84%	11.30%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 2026	72.29%	55.00%	45.03%	33.95%	7.52%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November 2026	65.32%	48.67%	39.10%	28.50%	3.38%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 2026	58.71%	42.68%	33.50%	23.37%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	96.92%	0.00%
January 2027	50.88%	35.67%	27.00%	17.45%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	70.16%	0.00%
February 2027	44.98%	30.36%	22.05%	12.93%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	49.54%	0.00%
March 2027	36.87%	23.18%	15.43%	6.95%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	22.95%	0.00%
April 2027	26.18%	13.86%	6.89%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	95.74%	0.00%	0.00%
May 2027	11.91%	1.53%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	73.85%	35.29%	0.00%	0.00%
June 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	49.81%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	32.93%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	13.48%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years) (1),(2)	2.32	2.14	2.03	1.89	1.53	1.18	2.80	2.72	2.70	2.66	2.42	1.66
Weighted Average Life to Call (years)(2),(3)	2.32	2.14	2.03	1.89	1.53	1.18	2.72	2.72	2.64	2.64	2.30	1.63

(1)	Assumes that no Optional Purchase occurs.
(2)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(3)	The weighted average life to call assumes that an Optional Purchase occurs at the earliest possible opportunity and is exercised on such Payment Date.

Tables of Contents
Percent of Initial Note Balance at Various ABS Percentages
(Initial Note Balance $1,283,250,000)

	Class A‑1 Notes						Class A‑2 Notes
Payment Date	0%	50%	75%	100%	150%	200%	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	79.20%	77.35%	76.39%	75.40%	73.34%	71.15%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	66.23%	63.11%	61.46%	59.77%	56.18%	52.33%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	53.44%	48.71%	46.20%	43.57%	37.95%	31.77%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	38.90%	32.28%	28.71%	24.94%	16.72%	7.42%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	25.51%	16.70%	11.87%	6.71%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	97.13%	89.05%
March 2025	12.37%	1.10%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	96.89%	92.81%	83.47%	72.01%
April 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	98.03%	89.70%	84.96%	79.75%	67.44%	51.40%
May 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	88.98%	78.94%	73.11%	66.58%	50.56%	27.87%
June 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	79.85%	68.67%	62.17%	54.86%	36.97%	11.87%
July 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	72.06%	59.78%	52.63%	44.59%	24.90%	0.00%
August 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	65.03%	51.71%	43.94%	35.20%	13.81%	0.00%
September 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	58.19%	43.90%	35.55%	26.17%	3.20%	0.00%
October 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	52.32%	37.08%	28.17%	18.15%	0.00%	0.00%
November 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	46.34%	30.23%	20.81%	10.21%	0.00%	0.00%
December 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	40.08%	23.22%	13.34%	2.22%	0.00%	0.00%
January 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	33.31%	15.80%	5.55%	0.00%	0.00%	0.00%
February 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	27.04%	8.93%	0.00%	0.00%	0.00%	0.00%
March 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	19.99%	1.45%	0.00%	0.00%	0.00%	0.00%
April 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	11.52%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	4.28%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1),(2)	0.29	0.25	0.24	0.23	0.21	0.19	1.14	0.98	0.90	0.83	0.70	0.60
Weighted Average Life to Call (years)(2),(3)	0.29	0.25	0.24	0.23	0.21	0.19	1.14	0.98	0.90	0.83	0.70	0.60

(1)	Assumes that no Optional Purchase occurs.
(2)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(3)	The weighted average life to call assumes that an Optional Purchase occurs at the earliest possible opportunity and is exercised on such Payment Date.

Tables of Contents
Percent of Initial Note Balance at Various ABS Percentages
(Initial Note Balance $1,283,250,000)

	Class A‑3 Notes						Class A‑4 Notes
Payment Date	0%	50%	75%	100%	150%	200%	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%	97.48%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%	84.17%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	100.00%	71.52%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	100.00%	100.00%	93.63%	59.93%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	100.00%	100.00%	100.00%	84.27%	48.75%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2025	100.00%	100.00%	100.00%	100.00%	75.03%	37.89%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2026	100.00%	100.00%	100.00%	94.00%	65.77%	27.29%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2026	100.00%	100.00%	98.32%	86.37%	57.15%	17.41%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2026	100.00%	100.00%	90.57%	78.33%	48.39%	7.73%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2026	100.00%	92.79%	81.79%	69.41%	39.16%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	88.62%
May 2026	100.00%	85.32%	74.19%	61.65%	31.02%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	36.28%
June 2026	97.33%	78.20%	66.97%	54.32%	23.39%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 2026	90.77%	72.09%	61.18%	48.93%	19.18%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 2026	84.33%	66.13%	55.54%	43.69%	15.09%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 2026	78.32%	60.56%	50.27%	38.81%	11.30%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 2026	72.32%	55.04%	45.07%	33.99%	7.57%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November 2026	65.45%	48.80%	39.22%	28.61%	3.48%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 2026	58.81%	42.78%	33.59%	23.45%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	97.38%	0.00%
January 2027	51.01%	35.79%	27.11%	17.56%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	70.60%	0.00%
February 2027	45.13%	30.50%	22.18%	13.05%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	49.95%	0.00%
March 2027	36.92%	23.24%	15.48%	7.00%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	22.96%	0.00%
April 2027	26.34%	13.99%	7.02%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	96.47%	0.00%	0.00%
May 2027	12.21%	1.79%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	75.19%	36.33%	0.00%	0.00%
June 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	50.36%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	32.75%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	13.62%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years) (1),(2)	2.32	2.14	2.03	1.89	1.53	1.18	2.80	2.72	2.70	2.67	2.42	1.66
Weighted Average Life to Call (years)(2),(3)	2.32	2.14	2.03	1.89	1.53	1.18	2.72	2.72	2.64	2.64	2.30	1.63

(1)	Assumes that no Optional Purchase occurs.
(2)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(3)	The weighted average life to call assumes that an Optional Purchase occurs at the earliest possible opportunity and is exercised on such Payment Date.

The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Leases and Leased Vehicles which will differ from the actual characteristics and performance of the Leases and Leased Vehicles) and should be read in conjunction therewith.  The weighted average life of a Note is determined by multiplying the amount of each principal payment on the Note by the number of years from the Closing Date to the related Payment Date, adding the results and dividing the sum by the initial principal amount of the Note.

Tables of Contents
Description of the Notes

The material terms of the Notes are summarized below.  This summary is not a complete description of all the provisions of the Notes.  This summary should be read together with the description of the Indenture set forth under “Description of the Transaction Documents.”

Note Registration

The offered Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The Notes will initially be issued only in book-entry form.  See “Description of the Notes—Book-Entry Registration.”

Payments of Interest

Interest on the principal amounts of the interest-bearing Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be due on each Payment Date to the Noteholders of record on the related Record Date.

The Class A-1 Notes will not bear interest.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described on the cover page of this prospectus. However, the benchmark and the applicable spread may change under certain circumstances, as described below. The allocation of the principal amount between the Class A-2A Notes and any Class A-2B Notes will be determined on or before the day of pricing of the Notes. The Depositor expects that the principal amount of any Class A-2B Notes will not exceed $276,375,000 if the Initial Note Balance is $1,017,750,000, and $348,375,000, if the Initial Note Balance is $1,283,250,000.  If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread for the Class A-2B Notes is less than 0.00% for any Accrual Period, then the interest rate for the Class A-2B Notes for such Accrual Period will be 0.00%.

The interest rate for the Class A-3 Notes and the Class A-4 Notes will be a fixed rate as set forth on the cover page of this prospectus.

Calculation of Interest.  Interest will accrue and will be calculated on the interest-bearing Notes as follows:

Actual/360.  Interest on the Class A-2B Notes will accrue during the applicable Accrual Period, which will be the period from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the current Payment Date.  The interest due on the Class A-2B Notes on each Payment Date will be an amount equal to the product of:

•
the principal amount of that class of Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes for the applicable Accrual Period; and

•	the actual number of days elapsed during the applicable Accrual Period divided by 360.

30/360.  Interest on the Class A-2A Notes, the Class A-3 Notes and the Class A-4 Notes will accrue during the applicable Accrual Period, which will be the period from and including the 15th day of the prior calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).  The interest due on the Class A-2A Notes, the Class A-3 Notes and the Class A-4 Notes, as applicable, on each Payment Date will be an amount equal to the product of:

Tables of Contents
•
the principal amount of that class of Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or 20 in the case of the first Payment Date, assuming a Closing Date of September 25, 2024) divided by 360.

Unpaid Interest Accrues.  Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the Interest Rate applicable to that class for the related Accrual Period (to the extent lawful).

Priority of Interest Payments.  The Issuer will pay interest on the interest-bearing Notes on each Payment Date with Available Funds aggregated and paid out of the Distribution Account, in accordance with the priority set forth under “Application of Available Funds—Priority of Payments,” with interest payments to holders of the Class A-2A Notes, the Class A-2B Notes, the Class A-3 Notes and the Class A-4 Notes having the same priority.

If amounts available to make interest payments on a class of Notes are less than the full amount of interest due on that class of Notes on a Payment Date, the Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Notes.

An Event of Default will occur if the full amount of interest due on the Notes is not paid within five days of the related Payment Date, subject to, under certain circumstances, the related additional grace period.  See “Description of the Notes—Events of Default.”

Determination of Benchmark for the Floating Rate Notes.  Interest on the Class A-2B Notes will be calculated based on the Benchmark for the Class A-2B Notes plus the applicable spread.  Initially, the SOFR Rate  will be the Benchmark for the Class A-2B Notes.

The “SOFR Rate” will be obtained by the Paying Agent for each Accrual Period on the second U.S. Government Securities Business Day before the first day of such Accrual Period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not SOFR, the time determined by the Administrator (on behalf of the Issuer) after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”) and, except as provided below following a determination by the Administrator (on behalf of the Issuer) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2B Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR. However, the Administrator (on behalf of the Issuer) will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.

For the purposes of computing interest on the Class A-2B Notes the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1) the applicable compounded average of SOFR for the Corresponding Tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

Tables of Contents
The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

All percentages resulting from any calculation on the Class A-2B Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2B Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Notwithstanding the foregoing, if the Administrator (on behalf of the Issuer) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator (on behalf of the Issuer) will replace the then-current Benchmark for all purposes relating to the Class A-2B Notes in respect of such determination on such date and all such determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Administrator (on behalf of the Issuer), in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

The Administrator will deliver written notice (including by email) to each rating agency hired by the Sponsor to rate the Notes, the Indenture Trustee, the Paying Agent and the Servicer on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator (on behalf of the Issuer) has determined with respect to the related Accrual Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator (on behalf of the Issuer) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes will be given to the Indenture Trustee, the Paying Agent and the Servicer, and included in the monthly investor report. Notwithstanding anything in the Transaction Documents to the contrary, upon the receipt of such notice by the rating agencies hired by the Sponsor to rate the Notes, the Indenture Trustee, the Paying Agent and the Servicer, and inclusion of such information in the monthly investor report, the relevant Transaction Documents will be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant Transaction Documents.

Any determination, decision or election that may be made by the Issuer or the Administrator in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion (on behalf of the Issuer), and, notwithstanding anything to the contrary in the Transaction Documents, will become effective without consent from any other party. None of the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the Depositor, the Servicer, any Underwriter or their respective affiliates will have any liability for any determination made by or on behalf of the Issuer in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the Depositor, the Servicer, any Underwriter or their respective affiliates relating to any such determinations.

In no event will the Indenture Trustee or the Paying Agent be responsible for determining the SOFR Rate or any substitute for SOFR if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote SOFR or such substitute for SOFR.

Neither the Indenture Trustee nor the Paying Agent shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of the SOFR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. The foregoing obligations will be performed by the Administrator, on behalf of the Issuer, pursuant to the Administration Agreement.

Tables of Contents
Neither Trustee nor the Paying Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Indenture as a result of the unavailability of the SOFR Rate (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrator or the Issuer, in providing any direction, instruction, notice or information required or contemplated by the terms of the Indenture and reasonably required for the performance of such duties. Each Trustee and the Paying Agent shall be entitled to rely conclusively upon any determination made, and any instruction, notice, officer’s certificate or other instrument or information provided by the Administrator, Servicer or Depositor without independent verification, investigation or inquiry of any kind by either Trustee or the Paying Agent.

Neither Trustee nor the Paying Agent shall have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Notes, including but not limited to the FRBNY’s Website (or any successor source), for any rates compiled by the FRBNY or any successor thereto, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Payments of Principal

Priority and Amount of Principal Payments.  On each Payment Date, Noteholders will receive principal, to the extent funds are available, in an amount generally equal to the excess, if any, of:

•
the aggregate principal amount of the Notes on the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to any principal payments made on that preceding Payment Date; over

•	the Aggregate Securitization Value as of the last day of the related Collection Period, minus the Target Overcollateralization Amount.

On each Payment Date, all Available Funds allocated to payments of principal of the Notes as described below under clauses (3) and (5) under “Application of Available Funds—Priority of Payments” will be aggregated and will be paid out of the Distribution Account in the following amounts and order of priority:

(1)	to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(2)	to the Class A‑2A Notes and the Class A-2B Notes, pro rata, until the Class A‑2A Notes and the Class A-2B Notes have been paid in full;

(3)	to the Class A-3 Notes until the Class A-3 Notes have been paid in full; and

(4)	to the Class A-4 Notes until the Class A-4 Notes have been paid in full.

These general rules are subject, however, to the following exceptions:

•	in no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes; and

•
if the Notes have been accelerated following the occurrence of an Event of Default or the assets of the Issuer have been liquidated, the Issuer will distribute the funds allocated to the holders of the Notes to pay principal of the Notes as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

Tables of Contents
All payments in respect of the Certificates will be subordinated to payments on the Notes.

Final Scheduled Payment Dates.  The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Payment Date for that class.  The failure to pay principal in full on a class of Notes will result in an Event of Default only on the Final Scheduled Payment Date for such class of Notes subject to, under certain circumstances, the related grace period, including any additional grace period as described under “Description of the Notes—Events of Default.”

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Payment Date for that class and could be significantly earlier depending upon the rate at which payments on the Leases and the related Leased Vehicles are made.  See “Weighted Average Lives of the Notes” and “Maturity and Prepayment Considerations” for a further discussion of prepayments.

Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default

On each Payment Date after the Notes have been accelerated following the occurrence and continuation of an Event of Default, the Servicer will instruct the Indenture Trustee to apply Available Funds in the following amounts and order of priority:

(1)
to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Administrative Agent and the Asset Representations Reviewer, pro rata, the fees, if any, expenses and indemnified amounts due to each of them for the related Collection Period plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior Collection Periods;

(2)
to the holders of the interest-bearing Notes, the Interest Distributable Amount for the Notes, to pay interest due on each interest-bearing class of Notes outstanding on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate;

(3)	to the holders of the Class A-1 Notes, principal of the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(4)
to the holders of the Class A-2A Notes, the Class A-2B Notes, the Class A-3 Notes and the Class A-4 Notes, principal of the Class A-2A Notes, the Class A-2B Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, until all classes of Notes have been paid in full;

(5)	to any successor servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period; and

(6)	to the Certificateholders, any amounts remaining after the foregoing distributions.

Credit Enhancement

The protection afforded to the Noteholders will be effected both by the preferential right of such Noteholders to receive current distributions, overcollateralization, excess spread and the establishment of the Reserve Fund.  See “Risk Factors—Risks Relating to the Characteristics of the Notes and Transaction Structure—Payment priorities and changes in the order of the payment priorities following an indenture event of default increase risk of loss or delay in payment to certain classes of notes” and “Risk Factors—Risks Relating to the Characteristics of the Notes and Transaction Structure—The issuer’s assets are limited, only the assets of the issuer are available to make payments on your notes and you may experience a loss if lease defaults or residual value losses exceed the available credit enhancement.”

Overcollateralization.  Overcollateralization represents the amount by which the Aggregate Securitization Value of the Leases exceeds the Note Balance of the Notes.  The overcollateralization will be available to absorb losses on the Leases and the related Leased Vehicles that are not otherwise covered by excess collections on the Leases, if any.

Tables of Contents
The amount of overcollateralization on the Closing Date will be approximately 11.50% of the Cutoff Date Aggregate Securitization Value, or either $132,252,080.36 if the Initial Note Balance is $1,017,750,000 or $166,747,421.25 if the Initial Note Balance is $1,283,250,000.  This will represent the difference between the Cutoff Date Aggregate Securitization Value and the applicable Initial Note Balance of the Notes.

The Issuer will, to the extent of funds available on each Payment Date pursuant to the priority of payments, reach and maintain an overcollateralization amount equal to the Target Overcollateralization Amount.

Excess Spread.  The use of the Securitization Rate to calculate the Aggregate Securitization Value creates the effect of an interest component applicable to collections on the Leases.  Excess spread for any Payment Date generally will be the amount by which collections of such interest from lessees in respect of the Leases in the Reference Pool exceeds the amount necessary to pay the related Servicing Fee and Nonrecoverable Advances due to the Servicer, certain fees, expenses and indemnities of the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Asset Representations Reviewer and the Administrative Agent, the Interest Distributable Amount on the interest-bearing Notes each month and any amounts required to be deposited into the Reserve Fund so that funds on deposit therein equal the Reserve Fund Required Amount.  Any such excess in interest payments from lessees will serve as additional credit enhancement.  Any excess spread will be applied on each Payment Date, as a component of Available Funds, as described in clause (5) of “Application of Available Funds—Priority of Payments” to the extent necessary to reach and then maintain over time the amount of overcollateralization as of any Payment Date at the Target Overcollateralization Amount.  Generally, excess spread will provide a source of funds to absorb any losses on the Leases and the related Leased Vehicles and reduce the likelihood of losses on the Notes.

Reserve Fund.  On the Closing Date, the Servicer will establish in the name of and maintain with the Securities Intermediary on behalf of the Indenture Trustee the Reserve Fund into which certain amounts on the Closing Date and amounts described in clause (4) of “Application of Available Funds—Priority of Payments” will be deposited and from which amounts may be withdrawn to pay all monies due to the Collateral Agent, the Administrative Agent, the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee up to the cap described herein and to make required payments on the Notes.  The Reserve Fund will afford Noteholders limited protection against losses on the Leases and related Leased Vehicles.

The Depositor will deposit the Reserve Fund Deposit in the Reserve Fund on the Closing Date and the amounts on deposit in the Reserve Fund will be pledged to the Issuer.  On each Payment Date, the Indenture Trustee will deposit, or cause to be deposited, in the Reserve Fund, from Available Funds during the related Collection Period that are not used on that Payment Date to pay the Required Payment Amount, an amount up to the Reserve Fund Required Amount.

Except to the extent that the Servicer directs the Indenture Trustee to hold such funds uninvested, amounts on deposit in the Reserve Fund will be invested in Eligible Investments selected by the Servicer.  The Reserve Fund must be maintained as an Eligible Account.  Income received on the investment of funds on deposit in the Reserve Fund will be part of Available Funds.

On each Determination Date, the Servicer will determine the Reserve Fund Draw Amount, if any, for the related Payment Date.  If the Reserve Fund Draw Amount for any Payment Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the Reserve Fund, an amount equal to the lesser of the Reserve Fund Draw Amount and the amount on deposit in the Reserve Fund, and transfer the amount withdrawn to the Exchange Note Collection Account.  If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in funds on deposit in the Exchange Note Collection Account exceeds the amount on deposit in the Reserve Fund, a temporary shortfall in the amounts distributed to the Noteholders could result.  In addition, depletion of the Reserve Fund ultimately could result in losses on your Notes.

If the sum of the amounts on deposit in the Exchange Note Collection Account and the Reserve Fund on any Payment Date equals or exceeds the Note Balance of the Notes, accrued and unpaid interest thereon and all amounts due to the Servicer, the Collateral Agent, the Asset Representations Reviewer, the Administrative Agent, the Owner Trustee and the Indenture Trustee, all such amounts will be applied up to the amounts necessary to retire the Notes and pay such amounts due.  The final distribution to any Noteholder will be made only upon surrender and cancellation of the certificate representing its Notes at an office or agency of the Issuer specified in the notice of termination.  Any funds remaining in the Distribution Account, after the Indenture Trustee has taken certain measures to locate the Noteholders and those measures have failed, will be distributed to the Certificateholders.

Tables of Contents
After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes, the principal amount of the Notes and all amounts due to the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Asset Representations Reviewer and the Administrative Agent, any funds remaining on deposit in the Reserve Fund in excess of the Reserve Fund Required Amount will be paid to the Certificateholders.

Voting

Holders of each class of Notes will generally vote together as a single class under the Indenture.  For additional information about the voting rights of Noteholders, see “Description of the Notes—Rights Upon an Event of Default” and “Description of the Transaction Documents—Rights Upon Servicer Default,” “—Removal of Servicer” and “—Amendments.”

Optional Purchase of the Exchange Note

The Servicer may, at its option, purchase the Exchange Note for an amount equal to the Optional Purchase Price from the Issuer on any Payment Date on which the Note Balance of the Notes is 5% or less of the Initial Note Balance after giving effect to all principal payments made on such Payment Date.  See “Description of the Transaction Documents—Optional Purchase.”

Notes Owned by the Issuer, the Depositor, the Servicer and their Affiliates

Notes owned by the Issuer, the Depositor, the Servicer or any of their respective affiliates will be entitled to benefits under the Transaction Documents equally and proportionately to the benefits afforded other owners of Notes, except that such owned Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the Notes are owned by the Issuer, the Depositor, the Servicer or any of their respective affiliates.

Upon any sale or transfer of any Note (or interest therein) that was retained by the Issuer or a person considered the same person as the Issuer for United States federal income tax purposes as of the Closing Date, if for tax or other reasons it may be necessary to track any such Note (for example, if the Notes have original issue discount), tracking conditions such as requiring separate CUSIPs may be required by the Issuer as a condition to such transfer and the Issuer shall provide prior written notice of such sale or transfer and tracking condition to the Indenture Trustee.

Note Factors and Trading Information

The Servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the Notes.

Calculation of the Factor for Your Class of Notes.  The Servicer will compute a separate factor for each class of Notes issued.  The factor for each class of Notes will be computed by the Servicer prior to each distribution with respect to the related class of Notes indicating the remaining outstanding principal amount of that class of Notes as of the applicable Payment Date.  The Servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial outstanding principal amount of the related class of Notes.

Your Portion of the Outstanding Amount of the Notes.  For each Note you own, your portion of that class of Notes will be the product of:

•	the original denomination of your Note; and

Tables of Contents
•	the factor relating to your class of Notes computed by the Servicer in the manner described above.

The Note Factors Will Decline as the Issuer Makes Payments on the Notes.  The factor for each class of Notes will initially be 1.000000.  The factors will then decline to reflect reductions in the aggregate principal amount of the applicable class of Notes.

These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the Leases and related Leased Vehicles by MBFS USA and liquidations of the Leases.

Additional Information.  The Noteholders will receive reports generated by the Servicer on or about each Payment Date concerning, with respect to the:

•	related Collection Period, payments received on the Exchange Note, the Exchange Note principal amount, Note factors for each class of Notes described above and various other items of information; and

•
preceding Payment Date, as applicable, the Exchange Note principal amount as of the last day of the related Collection Period and any reconciliation of such principal amount with information provided by the Servicer.

In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See “Description of the Transaction Documents—Statements to Noteholders.”

Events of Default

Events of Defaults under the Indenture will consist of the occurrence and continuation of any of the following:

•	a default for five days or more in the payment of interest on the Notes when the same becomes due and payable;

•	a default in the payment of principal of the Notes of a class on its Final Scheduled Payment Date;

•
a default in the observance or performance of the Issuer in any material respect of any covenant or agreement made in the Indenture and the continuation of that default for a period of 60 days after written notice thereof is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of not less than 25% of the Note Balance of the Notes;

•
a breach of any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance of the Notes; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer (which, if involuntary, is not dismissed within 90 days).

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first, second, third and fourth bullet points above for a period of 120 days will not constitute an Event of Default if that failure or delay was caused by a force majeure or other similar occurrence.

Noteholders holding at least 51% of the Note Balance of the Notes may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of or interest on any of the Notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the Noteholders.

Tables of Contents
Rights Upon an Event of Default

If an Event of Default occurs and is continuing, the Indenture Trustee or the holders of Notes evidencing at least 51% of the Note Balance of the Notes may declare the principal of the Notes to be immediately due and payable by a notice in writing to the Issuer (who will provide such notice to the Rating Agencies), the Indenture Trustee (if notice is given by Noteholders), the Depositor and the Servicer.  This declaration may be rescinded by the holders of Notes evidencing at least 51% of the Note Balance of the Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if:

•
the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Notes, (2) all amounts advanced by the Indenture Trustee and its costs and expenses and (3) all other amounts that would then be due under the Indenture or upon the Notes as if the Event of Default giving rise to that declaration had not occurred; and

•	all Events of Default (other than the nonpayment of principal of the Notes that has become due solely due to that acceleration) have been cured or waived.

If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Estate, or elect to maintain the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration.  The Indenture Trustee may not, however, sell the Trust Estate following an Event of Default (other than the occurrence of an Event of Default described in the first two bullet points in the definition thereof) unless:

•	100% of the holders of the Notes consent thereto;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes; or

•
the Indenture Trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all required payments of principal and interest on the Notes when due and payable and the Indenture Trustee obtains the consent of holders of at least 66 2/3% of the Note Balance of the Notes.

The Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm to determine the sufficiency or insufficiency as it relates to the second and third bullet points in the immediately preceding paragraph.  Any sale of the Trust Estate of the Issuer is subject to the requirement that an opinion of counsel be delivered to the effect that following such transaction, the Titling Trust or an interest therein or a portion thereof will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

In the event of a sale of the Trust Estate following the occurrence of an Event of Default under the circumstances described in the prior paragraph, the proceeds of such sale, including any available monies on deposit in the Reserve Fund, will be distributed in the same manner as if the payment of the Notes had been declared immediately due and payable.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request.  Subject to such provisions for indemnification and some limitations contained in the Indenture, the holders of Notes evidencing at least 51% of the Note Balance of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee.  Additionally, subject to the duties of the Indenture Trustee, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Tables of Contents
Limitation on Suits.  No Noteholder will have the right to institute any proceeding with respect to the Indenture unless:

•	that Noteholder previously has given the Indenture Trustee written notice of a continuing Event of Default;

•
Noteholders holding not less than 25% of the Note Balance of the Notes have made written request of the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee under the Indenture;

•	the Noteholder has offered the Indenture Trustee satisfactory indemnity against any liabilities that the Indenture Trustee may incur in complying with the request;

•	the Indenture Trustee has, for 60 days after receipt of such notice, written request and offer of indemnity, failed to institute that proceeding; and

•	no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by holders of Notes evidencing at least 51% of the Note Balance of the Notes.

Notwithstanding the foregoing, a Noteholder will have the right to begin at any time a proceeding to enforce its right to receive principal and interest due to it under its Note, and that right may not be impaired without its consent.

The Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time that is prior to one year and one day after the date upon which all obligations and payments under the Transaction Documents have been paid in full, institute against the Issuer, the Depositor, the Titling Trust or the Initial Beneficiary any bankruptcy, reorganization or other proceeding under any federal or State bankruptcy or similar law.

With respect to the Issuer, neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will be personally liable for the payment of interest on or principal of the Notes or for the agreements of that Issuer contained in the Indenture or in the Trust Agreement.

Notices

Noteholders will be notified in writing by the Indenture Trustee of any Event of Default promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge of such an event.  A Noteholder may communicate with the Indenture Trustee and provide notices and make requests and demands and give directions to the Indenture Trustee as permitted by the Transaction Documents through the procedures of DTC and by notice to the Indenture Trustee.

Governing Law

The Indenture and the Notes are governed by and shall be construed in accordance with New York laws applicable to agreements made in and to be performed wholly within that jurisdiction.

Noteholder Communication

Three or more Noteholders may request a list of all Noteholders of the Issuer maintained by the Indenture Trustee for the purpose of communicating with other Noteholders about their rights under the Indenture or under the Notes.  Any request must be accompanied by a copy of the communication that the requesting Noteholders propose to send.

Tables of Contents
A Noteholder may also send a request to the Issuer or to the Servicer, on behalf of the Issuer, stating that the Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents.  The requesting Noteholder must include in the request a description of the method by which other Noteholders may contact the requesting Noteholder.  The Issuer will promptly deliver any such request to the Servicer.  On receipt of a communication request, the Servicer will include in the Form 10-D filed in the next month the following information:

•	a statement that the Issuer received a communication request;

•	the date the request was received;

•	the name of the requesting Noteholder;

•	a statement that the requesting Noteholder is interested in communication with other Noteholders about the possible exercise of rights under the Transaction Documents; and

•	a description of the method by which the other Noteholders may contact the requesting Noteholder.

Any expenses of the Issuer or the Servicer relating to an investor communication, including any review of documents evidencing ownership of a Note and the inclusion of the investor communication information in the Form 10-D, will be paid by the Servicer.

In order to make a request or demand or to provide notice to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor or the Servicer under the Transaction Documents, a Noteholder must either be a Noteholder of record or must provide a written certification stating that it is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.

Book-Entry Registration

Each class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., DTC’s nominee, except as set forth below.  The Notes will be available for purchase in the denominations specified herein and are available for purchase in book-entry form only.  Accordingly, the nominee is expected to be the holder of record of each class of Notes issued in book-entry form.  Unless and until Definitive Notes are issued under the limited circumstances described herein, you, as an owner of Notes will not be entitled to receive a physical certificate representing your interest in the Notes of that class.  Beneficial owners will not be recognized by the Indenture Trustee as “holders,” as such term will be used in the Indenture and will generally only be permitted to exercise the rights of holders indirectly through DTC and its participants.  Nevertheless, to exercise their rights with respect to the asset representations review, dispute resolutions and investor communications, beneficial owners of Notes may communicate directly with the Indenture Trustee, the Servicer or the Issuer, as appropriate, as long as such beneficial owners provide a written certification stating that they are beneficial owners of a Note and supporting documentation, such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  See “The Leases—Asset Representations Review—Voting,” “—Dispute Resolution for Repurchase Requests” and “Description of the Notes—Noteholder Communication.”

You may hold your Notes through DTC in the United States, or Clearstream or Euroclear in Europe.  The global notes will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  You should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payment and tax withholding applicable to your purchase of the Notes.

Tables of Contents
DTC is a limited-purpose trust company organized under New York law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers (who may include any of the underwriters), banks, trust companies and clearing corporations and may include certain other organizations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

All references herein to actions by holders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to the Noteholders in accordance with DTC’s procedures with respect thereto.  The rules applicable to DTC and its participants are on file with the SEC.

To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC.  The deposit of Notes with DTC and their registration in the name of Cede & Co. will not change beneficial ownership.  DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such Notes are credited, which may or may not be the ultimate owners.  Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that under existing industry practices, if we request any action of Noteholders or if a beneficial owner of a Note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.  Euroclear or Clearstream, as the case may be, will take action on behalf of their participants only in accordance with its relevant rules and procedures and subject to its respective depositaries’ ability to effect such actions on its behalf through DTC.

Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.  Noteholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Notes may do so only through direct or indirect participants.  In addition, Noteholders will receive all distributions of principal and interest from the Indenture Trustee through the participants who in turn will receive them from DTC.  Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Indenture Trustee to DTC’s nominee.  DTC will forward the payments to its participants which thereafter will forward them to indirect participants or Noteholders.  Noteholders will not be recognized by the Indenture Trustee as “noteholders” and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these Notes, may be limited due to the lack of a physical certificate for these Notes.

Neither DTC nor Cede & Co. will consent or vote with respect to the Notes.  Under its usual procedures, DTC will mail an omnibus proxy to the Indenture Trustee as soon as possible after each applicable record date for such a consent or vote.  The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the Notes will be credited on that record date, identified in a listing attached to the omnibus proxy.

Tables of Contents
DTC will advise the Administrator that it will take any action permitted to be taken by a Noteholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more participants to whose accounts with DTC the Notes are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

Non-United States holders of global notes will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

Definitive Notes

With respect to any class of Notes, such Notes will be issued as Definitive Notes to Noteholders or their respective nominees, rather than to DTC or its nominee, only if (1) the Administrator or the Servicer advises the Indenture Trustee, in writing, that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Notes and neither the Administrator nor the Indenture Trustee is able to locate a qualified successor or (2) after the occurrence of an Event of Default under the Indenture, holders of Notes representing at least 51% of the Note Balance of the Notes advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the Notes is no longer in the best interest of the holders of the Notes.

Upon the occurrence of any event described in the previous paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given class through participants of the availability of Definitive Notes.  Upon surrender by DTC of the Definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes to the Noteholders.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of such Definitive Notes in whose names the Definitive Notes were registered at the close of business on the record date for such Notes.  The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Application of Available Funds

On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee and the Owner Trustee a statement to be made available to the Noteholders on that Payment Date.  See “Description of the Transaction Documents—Statements to Noteholders.”

On each Payment Date, the Servicer will allocate the Collections transferred to the Exchange Note Collection Account during the related Collection Period to interest and principal payable to the holder of the Exchange Note.  On each Payment Date, the Indenture Trustee will make distributions from the Reserve Fund as well as from the Exchange Note Collection Account to make payments pursuant to the priorities set forth under “—Priority of Payments,” including making payments to the Distribution Account in an amount required to make payments pursuant to priorities (2) and (3) under “—Priority of Payments.”  The Indenture Trustee will make distributions to the Noteholders out of amounts on deposit in the Distribution Account and to the Certificateholders out of amounts on deposit in the Exchange Note Collection Account.  The amount to be distributed to the Securityholders will be determined in the manner described below.

Tables of Contents
Sources of Funds for Distributions

Distributions to the Noteholders

The funds available to the Issuer to make payments on the Notes on each Payment Date will come from the Available Funds, which will consist of (1) payments made to the Issuer with respect to the Exchange Note as described under “The Exchange Note—Payments on the Exchange Note” and (2) any Reserve Fund Draw Amount.  The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds in the “Glossary of Terms.”  The following chart shows the sources of Available Funds for each Payment Date:

Distributions on the Exchange Note

The funds available to make payments to the Issuer on the Exchange Note will come from the Collections.  The calculation of the funds available to make payments on the Exchange Note is set forth in the definition of Collections in the “Glossary of Terms.”  The following chart shows the sources of Collections available for payment on the Exchange Note for each Payment Date:

Tables of Contents

Priority of Payments

On each Payment Date, so long as the Notes have not been accelerated following the occurrence of an Event of Default, the Servicer will instruct the Indenture Trustee to apply Available Funds in the following amounts and order of priority:

(1)
to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Administrative Agent and the Asset Representations Reviewer, pro rata, if not previously paid, the fees, if any, expenses and indemnified amounts due to each of them for the related Collection Period, plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior Collection Periods; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $250,000 in any given calendar year;

(2)
to the Distribution Account for the benefit of the holders of the Notes, the Interest Distributable Amount, to pay interest due on each class of interest-bearing Notes outstanding on that Payment Date, ratably for each such class of Notes;

(3)
to the Distribution Account for the benefit of the holders of the Notes, the Priority Principal Distribution Amount, which will be allocated to pay principal of the Notes in the amounts and order of priority described under “Description of the Notes—Payments of Principal”;

(4)	to the Reserve Fund, the amount necessary to cause the amount on deposit in the Reserve Fund to equal the Reserve Fund Required Amount;

(5)
to the Distribution Account for the benefit of the holders of the Notes, the Regular Principal Distribution Amount, which will be allocated to pay principal of the Notes in the amounts and order of priority described under “Description of the Notes—Payments of Principal”;

(6)	to any successor servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period;

Tables of Contents
(7)
pro rata, to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Administrative Agent and the Asset Representations Reviewer, any accrued and unpaid expenses, indemnities and fees, if any, in each case to the extent the fees, expenses and indemnities have not been previously paid above; and

(8)	to the Certificateholders, any amounts remaining after the foregoing distributions.

In addition, if the aggregate amount on deposit in the Exchange Note Collection Account and the Reserve Fund on any Payment Date equals or exceeds the Note Balance of the Notes, accrued and unpaid interest thereon and all amounts due to the Collateral Agent, the Administrative Agent, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and the Servicer, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due.

Tables of Contents
The following chart shows how payments from Available Funds are made on each Payment Date unless the Notes are accelerated following the occurrence of an Event of Default:

Tables of Contents
Fees and Expenses of the Issuer

As set forth in the following table, the Issuer will be obligated to pay the Servicing Fee to the Servicer and the fees, expenses and indemnified amounts of the Collateral Agent, the Administrative Agent, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, subject to a cap, before it pays any amounts due on the Notes and any other liabilities.  Such cap will not apply following the occurrence of an Event of Default and the acceleration of the Notes.  In addition, the Servicer will be obligated to pay the fees and expenses of the Administrator from the Servicing Fee.

Recipient	Source	Amount
Servicer	Available Collections
1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the related Collection Period multiplied by 1/12 (or 1/6, in the case of the first Payment Date) plus any supplemental servicing fee, as described under “Description of the Transaction Documents—Servicing Compensation.”

Indenture Trustee	Available Funds	$6,000 per annum plus reasonable expenses.
Owner Trustee	Available Funds	$3,000 per annum plus reasonable expenses.
Collateral Agent	Available Funds	reasonable expenses.
Administrative Agent	Available Funds	reasonable expenses.
Asset Representations Reviewer	Available Funds	$5,000 per annum plus $175 for each reviewed asset on completion of a review.

Description of the Transaction Documents

This summary describes the material provisions of the documents under which MBFS USA will transfer the Exchange Notes to the Depositor, the Depositor will transfer the Exchange Notes to the Issuer and the Servicer will service the Leases and Leased Vehicles allocated to the Reference Pool securing the Exchange Notes on behalf of the Issuer.  These documents are the First-Tier Sale Agreement, the Second-Tier Sale Agreement and the Servicing Agreement.  This summary also describes the material provisions of the Indenture, the Trust Agreement and the Administration Agreement.  We will file a copy of these agreements with the SEC as exhibits to a Current Report on Form 8-K.

In general, the operations of the Issuer will be governed by the following Transaction Documents:

Document	Parties	Primary Purposes
Titling Trust Agreement	Initial Beneficiary, Titling Trustee and MBFS USA, as Titling Trust Administrator
Creates the Titling Trust

Creates the Specified Interest

Establishes rights and duties of the Initial Beneficiary, the Titling Trustee and the Titling Trust Administrator

Allows for the creation and issuance of the titling trust note, of which the Exchange Notes are a part

Tables of Contents
Document	Parties	Primary Purposes
Collateral Agency Agreement and Exchange Note Supplement	Titling Trust, Administrative Agent, Collateral Agent, Lender and Servicer
Establishes the revolving facility under which the Lender makes advances to the Titling Trust in exchange for certain Titling Trust Assets

Establishes terms of the revolving facility

Establishes rights and duties of the Collateral Agent and the Administrative Agent

Provides for the issuance and terms of the Exchange Notes

Servicing Agreement	Servicer, Lender, Titling Trust and Collateral Agent	Provides for the servicing of the Leases and the related Leased Vehicles
Trust Agreement	Depositor and Owner Trustee	Creates the Issuer Provides for issuance of Certificates and payments to Certificateholders Establishes rights and duties of the Owner Trustee Establishes rights of Certificateholders
Indenture	Issuer and Indenture Trustee
Provides for issuance of the Notes, the terms of the Notes and payments to Noteholders

Secures the Notes with a lien on the property of the Issuer, which includes the Exchange Note

Establishes rights and duties of the Indenture Trustee

Establishes rights of Noteholders

Administration Agreement	Issuer, Administrator and Indenture Trustee	Provides for certain services and the assumption of certain duties by the Administrator on behalf of the Issuer and the Owner Trustee
First-Tier Sale Agreement	MBFS USA, as seller, and Depositor	Provides for the sale, transfer and assignment of the Exchange Note from MBFS USA to the Depositor
Second-Tier Sale Agreement	Depositor and Issuer	Provides for the sale, transfer and assignment of the Exchange Note from the Depositor to the Issuer
Asset Representations Review Agreement	Issuer, Servicer and Asset Representations Reviewer	Provides for the review of delinquent leases by the Asset Representations Reviewer under the circumstances described under “The Leases – Asset Representations Review”

Tables of Contents
Transfer, Assignment and Pledge of the Exchange Note

On or prior to the Closing Date, the Initial Beneficiary will consent to the creation and issuance of the Exchange Note, as requested by the Lender.  Pursuant to the terms of the First-Tier Sale Agreement, MBFS USA will sell, transfer and assign the Exchange Note to the Depositor.  On the Closing Date, the Depositor will in turn sell, transfer and assign the Exchange Note to the Issuer pursuant to the Second-Tier Sale Agreement.  The Issuer will pledge its interest in the Exchange Note to the Indenture Trustee as security for the Noteholders.  See “The Exchange Note.”

The Trust Agreement and the Certificates

The Certificates are not being offered pursuant to this prospectus and all information presented regarding the Certificates is given to further a better understanding of the Notes.  The Certificates will be issued pursuant to the terms of the Trust Agreement.  The Certificates will evidence undivided ownership interests in the Issuer created pursuant to the Trust Agreement.

The Trust Agreement and the Certificates are governed by and shall be construed in accordance with Delaware law.

Accounts

On or prior to the Closing Date, the Servicer will establish, and the Securities Intermediary on behalf of the Indenture Trustee will maintain, (1) the Exchange Note Collection Account, into which collections on or in respect of the Leases and the Leased Vehicles will generally be deposited, together with income received on the investment of funds on deposit in the Exchange Note Collection Account and (2) the Distribution Account, into which amounts released from the Exchange Note Collection Account and, when necessary, from the Reserve Fund, will generally be deposited, and from which all distributions to the Noteholders will be made.

Each of the Exchange Note Collection Account, the Distribution Account and the Reserve Fund will be an Eligible Account.  If the Securities Intermediary or the Indenture Trustee at any time does not have the required rating, the Servicer shall, with the assistance of the Indenture Trustee, as necessary, cause the related account to be moved to a depository institution or trust company organized under the laws of the United States or any State that has the required rating.

On the Payment Date on which all Notes have been paid in full and following payment of any remaining obligations of the Depositor under the Transaction Documents, any amounts remaining on deposit in the Issuer accounts, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, will be paid to the Certificateholders.

All funds on deposit in the Issuer accounts will be invested in Eligible Investments to the extent so provided in the Servicing Supplement or Indenture.  Eligible Investments will generally be limited to obligations or securities that mature on or before the business day preceding the Payment Date following the Collection Period during which the investment is made (or, in the case of the Reserve Fund, on or before the business day preceding the Payment Date following the date of such investment).  Funds in the Issuer accounts may be invested in securities that will mature after the next Payment Date and will not be sold to meet any shortfalls.  Thus, the amount of cash in any Issuer account at any time may be less than the required balance of such account.  If required withdrawals from any Issuer account exceed the amount of cash in such Issuer account, a temporary shortfall in the amounts distributed to the Noteholders could result.  The average lives of the Notes could then increase.  All net investment earnings on funds on deposit in the Issuer accounts will be deposited in the Exchange Note Collection Account.

The Servicer will make all calculations and decisions regarding the allocation, transfer and disbursement of funds and there will not otherwise be any independent verification of the activity in the Issuer accounts, other than to the limited extent addressed in the annual officer’s certificate of the Servicer and the accountants’ report described under “—Annual Compliance Reports.”

Tables of Contents
Servicing

Under the Servicing Agreement, the Servicer will perform on behalf of the Titling Trust all of its obligations under the related Leases and Leased Vehicles allocated to the Reference Pool, including, but not limited to, collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles, overseeing the related Leases and related Leased Vehicles allocated to the Reference Pool and commencing legal proceedings to enforce related Leases, including accounting for collections, furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating United States federal income tax information.  In this regard, the Servicer will make reasonable efforts to collect all amounts due on or in respect of the Leases allocated to the Reference Pool and, in a manner consistent with the Servicing Agreement, will be obligated to service the related Leases and related Leased Vehicles allocated to the Reference Pool generally in accordance with the customary and usual procedures of the Servicer in respect of automobile leases serviced by it for its own account.  See “MBFS USA.”  The Servicer has discretion in servicing the related Leases and related Leased Vehicles allocated to the Reference Pool, including the ability to grant payment deferrals and to determine the timing and method of collection and liquidation procedures.

The Servicing Agreement will require the Servicer to obtain all licenses and make all filings required to be held or filed by the Titling Trust in connection with the ownership of the related Leases and related Leased Vehicles allocated to the Reference Pool and take all necessary steps to maintain evidence of the Titling Trust’s or Titling Trustee’s ownership on the certificates of title to the related Leased Vehicles.

The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Titling Trustee or the Titling Trust.

The Servicer may, in its sole discretion but consistent with its normal practices and procedures, modify or extend the term of a Lease.  If any extension of a Maturity Date is granted by the Servicer and such extension extends the Maturity Date of such Lease to a date later than the Payment Date occurring six months prior to the Final Scheduled Payment Date of the Class A-4 Notes, the Servicer will be required to repurchase such Lease by making a Repurchase Payment.  The purchase obligation of the Servicer under the Servicing Agreement will constitute the sole remedy available to the Issuer, the Noteholders, the Owner Trustee, the Indenture Trustee and the Certificateholders for any extension of a payment schedule that causes a Lease to remain outstanding after the Collection Period preceding the Final Scheduled Payment Date for the latest maturing class of Notes.

In addition, the Servicing Agreement will require the Servicer to notify as soon as practicable the Depositor (in the event that MBFS USA is not acting as the Servicer), the Indenture Trustee and the Titling Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Depositor or the Titling Trust in any Leases and related Leased Vehicles allocated to the Reference Pool.

Custody of Lease Documents and Certificates of Title

Under the Servicing Agreement, to reduce administrative costs and assure uniform quality in the servicing of the Leases, the Titling Trust and the Collateral Agent have appointed the Servicer as their agent, bailee and custodian of the Leases, the certificates of title relating to the Leased Vehicles and any other related items that from time to time come into possession of the Servicer.  Such documents will not be physically segregated from other leases, certificates of title or other documents related to other leases and vehicles owned or serviced by the Servicer.  The Servicer may delegate specific custodian duties to sub-contractors who are in the business of performing those duties.  For example, the Servicer may hire a third-party to hold original certificates of title for vehicles that it services.  The accounting records and certain computer systems of the Servicer will reflect the allocation of the Leases and related Leased Vehicles to the Reference Pool.  Upon instructions from the Collateral Agent, the Servicer will release or cause to be released any certificate of title to the Collateral Agent, at the place or places designated by the Collateral Agent.

Tables of Contents
Insurance on the Leased Vehicles

Each Lease will indicate that the related lessee will be required to provide during the related lease term a comprehensive liability, public liability, property damage liability and collision liability insurance policy covering the actual cash value of the related Leased Vehicle and naming the Titling Trust as loss payee and as additional insured, as described under “MBFS USA—Insurance.”  Because lessees may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary.

MBFS USA does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Leases on behalf of the lessees in the event of disability or death.  To the extent that this type of insurance coverage is obtained on behalf of a lessee, payments received in respect of the coverage may be applied to payments on the related Lease only to the extent that the lessee’s beneficiary chooses to do so.

In the event that a lessee fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to the Noteholders which is not covered by amounts on deposit in the Reserve Fund or by subordination of payments on the Certificates to the extent described in this prospectus, the Noteholders could suffer a loss on their investment.

Collections

As of the Closing Date, the Servicer will deposit all Collections received during each Collection Period into the Exchange Note Collection Account within two Business Days after receipt and identification thereof.  So long as the Servicer is required to deposit Collections into the Exchange Note Collection Account within two Business Days after receipt and identification thereof, all net investment earnings on funds on deposit in the Exchange Note Collection Account and the Reserve Fund will be available to be distributed in accordance with “Application of Available Funds—Priority of Payments.”  In the event that the Monthly Remittance Condition is satisfied and the Servicer is entitled to deposit Collections into the Exchange Note Collection Account on a monthly basis, any net investment earnings on Collections will be retained by the Servicer.

To the extent necessary to make the required payments on any Payment Date, on or before such Payment Date, the Servicer will instruct the Indenture Trustee to withdraw and deposit (or cause to be withdrawn and deposited) into the Exchange Note Collection Account, the Reserve Fund Draw Amount from the Reserve Fund.

Servicer Advances

The Servicer, at its option, may make Servicer Advances in respect of a Collection Period on the related Deposit Date by a deposit into the Exchange Note Collection Account.  The Servicer shall make a Servicer Advance only to the extent that the Servicer, in its sole discretion, shall determine that such Servicer Advance shall be recoverable.

In making Servicer Advances, the Servicer will assist in maintaining a regular flow of scheduled payments on the Leases and related Leased Vehicles allocated to the Reference Pool and, accordingly, in respect of the Notes, rather than guarantee or insure against losses.  Accordingly, all Servicer Advances will be reimbursable to the Servicer, without interest.  The Servicer will recover Servicer Advances from future payments on or in respect of the related Lease or Leased Vehicle or, upon the Servicer’s determination that such Servicer Advance is a Nonrecoverable Advance, from Available Funds as described in clause (1) under “The Exchange Note—Payments on the Exchange Note.”

Sales or Other Disposition of Leased Vehicles

Under the Servicing Agreement, the Servicer, on behalf of the Issuer, shall use commercially reasonable efforts to sell or otherwise dispose of Leased Vehicles related to Matured Vehicles not purchased by the lessee or a dealer and to repossess or recover and sell or otherwise dispose of any Liquidated Vehicle.  In accordance with the foregoing standards, the Servicer shall follow its customary servicing practices, which may include:

Tables of Contents
•	engaging in self-help repossession to the extent permitted under applicable law;

•	exercising efforts to realize upon dealer recourse as the Servicer may determine in its sole discretion;

•	consigning a Leased Vehicle to a dealer for resale or re-lease (to the extent permitted by applicable law);

•	selling a Leased Vehicle at public or private sale in a commercially reasonable manner; or

•	commencing and prosecuting proceedings with respect to such Lease or the related Leased Vehicle.

In connection with the sale or other disposition of a Liquidated Vehicle, the Servicer will deposit into the Exchange Note Collection Account Net Liquidation Proceeds received with respect to the sale or other disposition of the related Leased Vehicles during the related Collection Period within two Business Days after receipt and identification.  So long as the Monthly Remittance Condition is satisfied, however, the Servicer may retain such amounts until the related Deposit Date.

The Servicer will be required to purchase a Leased Vehicle before the Maturity Date of the related Lease and remit to the Exchange Note Collection Account a Repurchase Payment calculated as of the effective date of repurchase if the related lessee moves to a State in which the Titling Trust does not have all licenses necessary to own and lease vehicles and the Titling Trust has not been so licensed within 90 days of the Servicer becoming aware of such a move.

Realization Upon Charged-off Leases

The Servicing Agreement will provide that if the Servicer decides to repossess a Defaulted Vehicle, the Servicer will use commercially reasonable efforts to repossess and liquidate it.  Such liquidation may be effected through repossession and disposition through sale, or the Servicer may take any other action permitted by applicable law.  The Servicer may enforce all rights of the lessor under the related Defaulted Lease, sell that Defaulted Vehicle in accordance with such Defaulted Lease and commence and pursue any proceedings in connection with such Defaulted Lease.  In connection with any such repossession, the Servicer will follow such practices and procedures as are used by the Servicer in respect of any Leases serviced by it for its own account.  The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles but will be entitled to reimbursement.  Proceeds from the sale or other disposition of repossessed Leased Vehicles allocated to the Reference Pool will constitute Sales Proceeds and will be deposited into the Exchange Note Collection Account.

Servicing Compensation

The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date.  The Servicer will also be entitled to retain as supplemental servicing compensation fees and charges paid by lessees in respect of each Collection Period, including, among other things, late payment fees, returned instrument or automatic clearing house transaction charges, extension fees, purchase option fees, service fees, disposition fees, termination fees and similar charges received with respect to any Lease or Leased Vehicle other than excess wear and tear or excess mileage charges during that Collection Period.  The Servicer will be paid the Servicing Fee for each Collection Period on the Payment Date related to that Collection Period.  The Servicing Fee will be paid in accordance with the priority of payments set forth under “The Exchange Note—Payments on the Exchange Note.”

The Servicing Fee and the supplemental servicing fee are intended to compensate the Servicer for performing the functions of a third party servicer of the Leases and the related Leased Vehicles as an agent for the Issuer, including collecting and posting all payments, responding to inquiries of lessees, investigating delinquencies, sending payment coupons to lessees, reporting United States federal income tax information to lessees, paying costs of collections and policing the Leased Vehicles.  The fees will also compensate the Servicer for administering the Issuer, including making Servicer Advances, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating United States federal income tax information for the Issuer.  The fees, if any, also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Leases and the related Leased Vehicles.

Tables of Contents
The Issuer will pay the Servicing Fee out of collections from the Leases and the Leased Vehicles included in the Reference Pool, prior to distributions to Noteholders.

Statements to Noteholders

On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee and Owner Trustee a statement to be made available to the Noteholders on that Payment Date.  Each statement to be delivered to Noteholders will include (to the extent applicable) the following information as to the Notes with respect to that Payment Date:

(1)	the outstanding principal amount of the Exchange Note at the beginning of the related Collection Period;

(2)	delinquencies during such Collection Period;

(3)	the amount of the distribution allocable to principal of each class of Notes;

(4)	the amount of distribution allocable to interest on or with respect to each class of interest-bearing Notes;

(5)	the SOFR Rate (or the then-current Benchmark, as applicable) for the Class A-2B Notes for the related Payment Date;

(6)	the amount of the distribution allocable to draws from the Reserve Fund;

(7)	the outstanding principal amount of the Exchange Note at the end of the related Collection Period;

(8)	any overcollateralization amount;

(9)	the aggregate Note Balance and the appropriate factor for each class of Notes after giving effect to all payments reported under clause (3) above;

(10)	the amount of the Servicing Fee to be paid to the Servicer and the amount of any unpaid Servicing Fee with respect to such Collection Period or prior Collection Periods, as the case may be;

(11)	the amount of aggregate credit and residual losses realized on the Leases and Leased Vehicles allocated to the Reference Pool during the related Collection Period;

(12)	previously due and unpaid interest payments on each class of interest-bearing Notes and the change in these amounts from the preceding statement;

(13)
previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of Notes, and the change in these amounts from the preceding statement;

(14)	the aggregate amount of Repurchase Payments in respect of the related Collection Period;

(15)	the balance of the Reserve Fund, if any, on that date, after giving effect to payments on that date;

Tables of Contents
(16)	any SOFR Adjustment Conforming Changes or Benchmark Conforming Changes for the related Accrual Period; and

(17)	the amount of Servicer Advances in respect of the related Collection Period and the reimbursement amount for such Servicer Advances.

Each amount set forth under clauses (3) and (4) above with respect to the Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of such Notes.

Prior to each Payment Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth substantially the same information described above that is required to be provided to Noteholders.

Within the prescribed period of time for United States federal income tax reporting purposes after the end of each calendar year during the term of the Issuer, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and received any payment with respect to the Issuer a statement containing certain information for the purposes of the Noteholder’s preparation of its United States federal income tax returns.  See “Material Federal Income Tax Consequences.”

The Servicer will use the investor report to direct the Indenture Trustee on payments to be made to the Noteholders on each Payment Date.  The Indenture Trustee will have no obligation to verify calculations made by the Servicer.  On each Payment Date, the Indenture Trustee, as paying agent, will forward the investor report to each Noteholder of record or make the investor report available to Noteholders through the Indenture Trustee’s internet website, which is located at https://pivot.usbank.com.

The Servicer, on behalf of the Issuer, will file a Form 10-D for the Issuer with the SEC within 15 days after each Payment Date which will include the investor report for that Payment Date and the following information, if applicable:

•	a description of the events that triggered a review of the review Leases by the Asset Representations Reviewer during the prior month;

•	if the Asset Representations Reviewer delivered its review report during the prior month, a summary of the report;

•
if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new Asset Representations Reviewer was appointed during the prior month, the identity and experience of the new Asset Representations Reviewer, the date of the change occurred, the circumstances surrounding the change; and

•
a statement that the Issuer received a request from a Noteholder during the prior month to communicate with other Noteholders, together with the date the request was received, the name of the requesting Noteholder, a statement that the requesting Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents and a description of the method which the other Noteholders may contact the requesting Noteholder.

Annual Compliance Reports

The Servicer will prepare or obtain a number of annual reports, statements or certificates for the Issuer.  No later than 90 days after the end of the calendar year, the Servicer will provide to the Depositor, the Owner Trustee, the Indenture Trustee and the Rating Agencies the following:

•
Compliance Certificate:  a certificate stating that the Servicer fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the prior year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure;

Tables of Contents
•
Assessment of Compliance:  copies of the report by the Servicer on its assessment of compliance with the specified applicable servicing criteria set forth in Item 1122(a) of Regulation AB regarding general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior year covering securitization transactions sponsored by MBFS USA involving retail lease contracts that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that Servicer; and

•
Attestation Report:  copies of the report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer of compliance with the minimum servicing criteria set forth in the preceding bullet point.

The Servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the Issuer’s annual report on Form 10-K within 90 days after the end of each calendar year.  A copy of these items may be obtained by any Noteholder by request to the Indenture Trustee.

Reports to be Filed with the SEC

The Depositor will, or will cause the Servicer to, file for the Issuer the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include but are not limited to:

•
Reports on Form 8-K (Current Report), following the issuance of the Notes, including as exhibits to the Form 8-K the opinions related to the tax consequences and the legality of the Notes being issued that are required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related Payment Date; the content of a report on Form 10-D will be substantially similar to the information to be furnished under “—Statements to Noteholders”;

•
Reports on Form ABS-EE, including an asset data file and an asset related document attached as exhibits thereto, containing asset-level data for the Reference Pool for the prior month, which will be filed each month prior to the filing of the report on Form 10-D; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits; the annual report will include the Servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described under “—Annual Compliance Reports” and any other assessments of compliance and accountant’s reports by any other parties performing a servicing function as defined by Regulation AB with respect to the Issuer.

The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant.  The reports filed with the SEC by or on behalf of the Issuer can be accessed on the SEC’s website (www.sec.gov) using the Issuer’s CIK number.

Optional Purchase

The Servicer may, at its option, purchase the Exchange Note for an amount equal to the Optional Purchase Price from the Issuer on any Payment Date on which the Note Balance of the Notes is 5% or less of the Initial Note Balance after giving effect to all principal payments made on such Payment Date.  Exercise of this right to purchase the Exchange Note will result in the redemption of the Notes at the Redemption Price.  Notice of redemption under the Indenture must be given by the Indenture Trustee not later than 10 days prior to the applicable redemption date to each holder of Notes.  In addition, the Issuer will notify each Rating Agency upon redemption of the Notes.

Tables of Contents
On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after the Payment Date if paid in full.  The final distribution to any Noteholder will be made only upon surrender and cancellation of each Noteholder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination.

Certain Matters Regarding the Servicer

The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible under applicable law.  With respect to the Reference Pool, no such resignation of the Servicer will become effective until a successor servicer acceptable to the Indenture Trustee (acting at the direction of the holders of Notes representing at least 51% of the Note Balance of the Notes) has assumed the Servicer’s obligations under the Servicing Agreement.

Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the Servicing Agreement.

In addition, the Servicer will indemnify the Titling Trustee and its agents, responsible officers, directors and employees for any loss, claim, damage or expense that may be incurred by it as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement, but only to the extent such liability arose out of the Servicer’s negligence, willful misconduct, bad faith or recklessness.

Servicer Defaults

A Servicer Default under the Servicing Agreement will consist of the following:

(1)
any failure by the Servicer to deliver to the Indenture Trustee any required payment, which failure continues unremedied for ten Business Days after the earlier of the discovery thereof by an officer of the Servicer or receipt by the Servicer of notice thereof from the Indenture Trustee;

(2)
any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of holders of interests in the Exchange Note, the Noteholders or, in the event that Certificates are sold to unaffiliated third parties, Certificateholders, and which continues unremedied for 90 days after written notice thereof is given as described in clause (1) above;

(3)
any representation, warranty or statement of the Servicer made in the Servicing Agreement or any certificate, report or other writing delivered pursuant to the Servicing Agreement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the Exchange Note, the Noteholders or, in the event that Certificates are sold to unaffiliated third parties, Certificateholders, and which failure continues unremedied for 90 days after written notice thereof is given as described in clause (1) above; or

(4)	occurrence of certain Insolvency Events with respect to the Servicer;

provided, however, that the occurrence of any event set forth in clauses (1) through (3) with respect to the Reference Pool will be a Servicer Default only with respect to the Reference Pool and will not be a Servicer Default with respect the revolving facility pool or to any Other Reference Pool.

Tables of Contents
Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1), (2) or (3) above for a period of 120 days will not constitute a Servicer Default if that failure or delay was caused by force majeure.  Upon the occurrence of any such event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer will provide to the Indenture Trustee, the Depositor and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Upon the occurrence of any Servicer Default, the sole remedy available to the holder of the Exchange Note will be to direct the Titling Trustee to remove the Servicer, whereupon the Indenture Trustee or another successor servicer appointed by the Administrative Agent will succeed to the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement.  Notwithstanding the foregoing, if the commencement of a bankruptcy or similar case or proceeding were the only default, the Servicer or its trustee-in-bankruptcy might have the power to prevent that removal.  See “—Removal of Servicer.”

Rights Upon Servicer Default

The Servicing Agreement will provide that upon the occurrence of a Servicer Default, the holder of the Exchange Note (which shall be the Indenture Trustee acting on behalf of holders of 66 2/3% of the Note Balance of the Notes) may, to the extent such Servicer Default relates to the Exchange Note, waive any default by the Servicer in the performance of its obligations under the Basic Servicing Agreement and the Servicing Supplement or terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the Reference Pool Assets.  Upon any such waiver of a past default, such Servicer Default shall cease to exist and shall be deemed to have been remedied.

The Servicer will be removed by the Titling Trustee with respect to the Reference Pool at the direction of the Indenture Trustee (acting on behalf of holders of 66 2/3% of the Note Balance of the Notes).  Upon the termination of the Servicer with respect to the Reference Pool Assets, the Servicer subject to that termination will continue to perform its functions as Servicer, until the date on which the Administrative Agent shall have appointed a successor servicer under the Basic Servicing Agreement and the Servicing Supplement.  The Indenture Trustee or, after the Notes have been paid in full, the Owner Trustee, may arrange for compensation to be paid to the successor servicer; provided, however, that the servicing compensation paid to the successor servicer may not be greater than the servicing compensation paid to the Servicer under the Servicing Supplement without the prior written consent of the holders of Notes evidencing at least 51% of the Note Balance of the Notes or, after the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the aggregate percentage interest of the Certificates.  The predecessor Servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor servicer.  Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on the Exchange Note, after amounts owed to the Servicer, the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Asset Representations Reviewer, the Administrative Agent and the Noteholders have been paid.  Further, in such event, the Servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected Leases to the successor servicer and as promptly as practicable, the Servicer shall provide to the successor servicer a current computer tape containing all information regarding the related Leases required for the proper servicing of the affected Leases, together with documentation containing any and all information necessary for use of the tape.

Removal of Servicer

The Issuer may, and at the direction of the Indenture Trustee, acting at the direction of Noteholders evidencing not less than 66 2/3% of the Note Balance of the Notes, shall, direct the Titling Trustee to terminate the rights and obligations of the Servicer under the Servicing Agreement upon the occurrence and continuance of a Servicer Default, whereupon the Indenture Trustee or another successor servicer appointed in accordance with the Servicing Agreement will succeed to the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement solely in connection with the Reference Pool.  The Issuer will have the right to approve that successor servicer, and that approval may not be unreasonably withheld.

Under those circumstances, authority and power shall, without further action, pass to and be vested in the successor servicer, which will be the Indenture Trustee or a successor servicer appointed by the Administrative Agent, on behalf of the Issuer, under the Servicing Agreement.  The successor servicer will succeed to the responsibilities, duties and liabilities of the Servicer in its capacity under the Servicing Agreement.  Notwithstanding any such termination, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination.  For additional information regarding the removal of the Servicer during the occurrence or continuation of a Servicer Default, see “—Rights Upon Servicer Default.”

Tables of Contents
Upon the termination of the Servicer with respect to the Reference Pool, the Servicer subject to that termination or removal will continue to perform its functions as Servicer until the date on which a successor servicer shall have been appointed under the Servicing Agreement.  The Servicer will promptly reimburse the Issuer and the Administrator for all reasonable expenses incurred by such entity in connection with the transfer of servicing of the Leases.

Upon appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to making Servicer Advances.  If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders from effecting that transfer of servicing.  The predecessor Servicer will have the right to be reimbursed for any outstanding Servicer Advances made to the extent funds are available therefor in respect of the Servicer Advances made.

Amendments

Modification of the Transaction Documents Other Than the Indenture

The parties to each of the Transaction Documents, other than the Indenture, may amend any of the agreements without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provision in any such Transaction Document that may be inconsistent with any other provision in such Transaction Document or offering document pursuant to which the Notes were sold, to, in the case of the Trust Agreement, provide for the exchange of the Certificates for additional securities or to add, change or eliminate any other provisions with respect to matters or questions arising under such Transaction Document that are not inconsistent with the provisions of such Transaction Document; provided, however, that no such amendment may materially adversely affect the interests of any Noteholder or, after the Notes have been paid in full, any Certificateholder.  An amendment will be deemed not to materially adversely affect the interests of any Noteholder or Certificateholder if the person requesting the amendment:

•	obtains and delivers to the Indenture Trustee or, in the case of Certificateholders, the Owner Trustee an opinion of counsel or an officer’s certificate of the Issuer to that effect; or

•
has, with respect to each Rating Agency, either (1) received written confirmation from such Rating Agency that such amendment will not cause the then-current rating of any class of Notes by such Rating Agency to be qualified, reduced or withdrawn or (2) provided such Rating Agency with at least 10 days’ prior written notice of such amendment and such Rating Agency has not issued written notice that such amendment would cause it to qualify, reduce or withdraw its then-current rating of any class of Notes.

Each Transaction Document, other than the Indenture, may also be amended from time to time by the parties thereto, with the consent of the holders of Notes evidencing at least 51% of the Note Balance of the Notes or, after the Notes have been paid in full, the holders of Certificates evidencing a majority of the percentage interest of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Document or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may:

•
increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Leases and related Leased Vehicles or distributions that are required to be made for the benefit of the Noteholders, change the interest rate applicable to any class of Notes or the Reserve Fund Required Amount, without the consent of all holders of Notes then outstanding or change the Certificate rate, if any, applicable to any class of Certificates, or after the Notes have been paid in full, the Reserve Fund Required Amount, without the consent of all holders of Certificates then outstanding; or

Tables of Contents
•
reduce the percentage of the Note Balance of the Notes the consent of the holders of which is required for any amendment to such Transaction Document without the consent of all holders of all Notes then outstanding.

No amendment to the Trust Agreement will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the amendment will not (1) cause the Issuer to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, (2) cause the Notes to be characterized other than as indebtedness for United States federal income tax purposes and (3) cause the Notes to be deemed to have been exchanged pursuant to Treasury Regulations Section 1.1001-3 (or a successor provision).

Modification of the Indenture

The Issuer, together with the Indenture Trustee, may, without the consent of the Noteholders of the Issuer, but with prior written notice to each Rating Agency, execute a supplemental indenture for the purpose of, among other things:

•	adding to the covenants of the Issuer for the benefit of Noteholders;

•
curing any ambiguity, correcting or supplementing any provision of the Indenture which may be inconsistent with any other provision of the Indenture, any other Transaction Document or of this prospectus; or

•	adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of Noteholders;

provided, however, that no such supplemental indenture may materially adversely affect the interests of any Noteholder.

The Issuer and the Indenture Trustee, may with the consent of the holders of Notes evidencing not less than 51% of the Note Balance of the Notes and with prior written notice to each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture may, without the consent of all Noteholders affected by such supplemental indenture:

•
change any Final Scheduled Payment Date or the due date of any installment of principal of or interest on any Note or reduce the principal amount, the interest rate or the redemption price with respect to any Note, change the application of collections on or the proceeds of a sale of the property of the Issuer to payment of principal and interest on the Notes or change any place of payment where, or the coin or currency in which, any Note or any interest on any Note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payments;

•
reduce the percentage of the Note Balance of the Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

Tables of Contents
•
modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Depositor, the Servicer or any of their respective affiliates or modify or alter the definition of Note Balance;

•
reduce the percentage of the Note Balance the consent of the holders of Notes of which is required to direct the Indenture Trustee to sell or liquidate the property of the Issuer after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

•
reduce the percentage of the Note Balance of the Notes the consent of the holders of Notes of which is required to amend the sections of the Indenture which specify the applicable percentage of the Note Balance of the Notes necessary to amend the Indenture or any other documents relating to the Issuer;

•	affect the calculation of the amount of interest or principal payable on any Note on any Payment Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes provided in the Indenture;

•
permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture; or

•	modify the definitions of “Aggregate Securitization Value,” “Securitization Value” or “Reserve Fund Required Amount,” as such terms are defined in the Indenture.

A supplemental indenture will be deemed not to materially adversely affect the interests of any Noteholder if the person requesting the supplemental indenture:

•
has, with respect to each Rating Agency, either (1) received written confirmation from such Rating Agency that such supplemental indenture will not cause its then-current rating of any class of Notes to be qualified, reduced or withdrawn or (2) provided such Rating Agency with at least 10 days’ prior written notice of such supplemental indenture and such Rating Agency has not issued written notice that such supplemental indenture would cause it to qualify, reduce or withdraw its then-current rating of any class of Notes; or

•
obtains and delivers to the Indenture Trustee either an opinion of counsel or an officer’s certificate of the Issuer to the effect that such supplemental indenture would not materially and adversely affect the interests of any Noteholder.

No supplemental indenture will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the supplemental indenture will not (1) cause the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, (2) cause the Notes to be characterized other than as indebtedness for United States federal income tax purposes and (3) cause the Notes issued by such Issuer to be deemed to have been exchanged pursuant to Treasury Regulations Section 1.1001-3 (or a successor provision).

Tables of Contents
Rate of Interest Amendment

The Administrator (on behalf of the Issuer) may modify the benchmark on a Class A-2B Note in the event published SOFR is unavailable to calculate the rate of interest on the Class A-2B Notes using an alternative method. It is intended that the replacement of the rate of interest on the Class A-2B Notes will not be a taxable event for Noteholders of the Class A-2B Notes.  However, we cannot provide any assurances that the IRS will not take a contrary view.  There is no targeted IRS tax guidance regarding a possible change in the Benchmark as contemplated herein (as there is for transitions from LIBOR to non-LIBOR rates) and hence there is significant uncertainty regarding the U.S. federal income tax consequences of such a change. A U.S. Person that owns a Class A-2B Note may be deemed to have exchanged such Note immediately prior to such change in rate for a “new” Note.  This deemed exchange could be treated as either a recapitalization, provided that the equity of the Issuer is owned by a single corporate owner at the time of the deemed exchange, in which case no gain or loss would be recognized by the U.S. Person that continues to own such Note following such deemed exchange, or as a taxable exchange. If the deemed exchange was treated as taxable, any gain or loss would be equal to the difference between the issue price of the “new” Note (which, depending on whether such Note were then treated as being traded on an established market, may be the fair market value rather than the principal amount of such Note), and the U.S. Person’s tax basis in the “old” Note.  If U.S. Persons are deemed to have exchanged their Class A-2B Notes in a taxable exchange, such U.S. Persons would begin a new holding period in their Class A-2B Notes for purposes of determining whether gain or loss on a further exchange would be long-term or short-term capital gain or loss.  Holders of the Class A-2B Notes should consult their own tax advisors with respect to the consequences of a change in the rate of interest due to the unavailability of a published SOFR.

Termination

The respective obligations of the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to a Transaction Document will terminate upon the earlier of:

•	the maturity or other liquidation of the last Lease and the disposition of the last Leased Vehicle allocated to the Reference Pool;

•
the final distribution of all funds or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the final distribution on the Certificates pursuant to the Trust Agreement; or

•	the exercise by the Servicer of its optional right to purchase the Exchange Note as described under “Description of the Notes—Optional Purchase of the Exchange Note.”

The Indenture will be discharged with respect to the collateral securing the Notes upon:

•
delivery to the Indenture Trustee for cancellation of all the Notes or, if all Notes not delivered to the Indenture Trustee for cancellation have become due and payable, upon the irrevocable deposit with the Indenture Trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the Notes;

•	payment by the Issuer of all amounts due under the Indenture and the other Transaction Documents; and

•
delivery to the Indenture Trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to the Depositor or the Servicer, stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied in all material respects.

The Indenture Trustee will give written notice of termination to each Noteholder of record.  The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s security at any office or agency of the Indenture Trustee specified in the notice of termination.  Any funds remaining in the Issuer will be distributed, subject to applicable law, to the Certificateholders.

Residual Interest; Issuance of Additional Securities

The Depositor initially will hold the Certificates or the residual interest in the Issuer and will be entitled to any amounts not needed on any Payment Date to make payments on the Notes, or to make any other required payments or deposits in accordance with the priority of payments described herein.  The Depositor or any affiliate thereof, as the sole initial Certificateholders, may exchange all or a portion of the Certificates or its residual interest for additional notes or certificates issued by the Issuer only if each of the following conditions is satisfied:

Tables of Contents
•	either

o
the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the holder of the residual interest immediately prior to the issuance of such additional securities, as evidenced by an opinion of counsel delivered to the Indenture Trustee and the Owner Trustee; or

o	all holders of the Notes outstanding immediately prior to the exchange unanimously consent to the terms of the exchange;

•	the exchange must not result in the redemption of any security in exchange for assets of the Issuer or any sale or disposition of the assets of the Issuer;

•	the Rating Agencies have provided written confirmation that the issuance of the additional notes or certificates will not adversely affect the ratings of the outstanding Notes; and

•
the Depositor (or such affiliate) delivers an opinion of counsel to the Indenture Trustee and the Owner Trustee that the issuance of the additional notes or certificates will not (1) adversely affect in any material respect the interest of any Noteholder, (2) cause any outstanding Note to be deemed sold or exchanged for United States federal income tax purposes, (3) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes or (4) adversely affect the treatment of the outstanding Notes as debt for United States federal income tax purposes.

The Depositor (or such affiliate) may register the additional notes or certificates and sell them publicly or may sell them in one or more private placements.

Administration Agreement

MBFS USA will be the Administrator of the Issuer under an Administration Agreement.  The Administrator will provide notices on behalf of the Issuer and perform all administrative obligations of the Issuer under the Transaction Documents.  These obligations include obtaining and preserving the Issuer’s qualification to do business where necessary, notifying the Rating Agencies and the Indenture Trustee of Events of Default, inspecting the Indenture Trustee’s books and records, monitoring the Issuer’s obligations for the satisfaction and discharge of the Indenture, causing the Servicer to comply with its duties and obligations under the Servicing Agreement, causing the Indenture Trustee to notify the Noteholders of the redemption of their Notes, preparing and filing the documents necessary to release property from the lien of the Indenture, and delivering any officer’s certificates of the Issuer in connection with supplemental indentures or amendments to the other Transaction Documents.  The Administrator will be entitled to receive a monthly administration fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the Servicer from the Servicing Fee.

To the extent any notice must be delivered to the Rating Agencies by the Issuer, the Owner Trustee, the Titling Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies.

Legal Proceedings

There are no legal proceedings pending, or to the knowledge of each of the Sponsor, the Depositor, the Issuer, the Initial Beneficiary or the Titling Trust, governmental proceedings contemplated, against such entity or to which any of its properties is subject, that are material to Noteholders.

Tables of Contents

For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Owner Trustee or the Indenture Trustee that would be material to Noteholders, see “The Trustees—The Owner Trustee” and “ —The Indenture Trustee,” respectively.  For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Titling Trustee, the Collateral Agent or the Administrative Agent that would be material to Noteholders, see “The Titling Trust —The Titling Trustee and the Titling Trust Administrator” and “—The Collateral Agent and the Administrative Agent,” respectively.

Certain Legal Aspects of the Titling Trust and the Exchange Note

The Titling Trust

The Titling Trust is a statutory trust under Delaware law.  In a statutory trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law “asset preservation” trust, where the trustee is charged with the mere maintenance of trust property.  The principal requirements for the formation of a statutory trust in Delaware is the execution of a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State.  The Titling Trust has been so formed.  The Titling Trust has also made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the Servicer, such action may be required.

Because the Titling Trust is a statutory trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the Bankruptcy Code, as further described under “—Insolvency-Related Matters.”  As such, the Titling Trust may be subject to Insolvency Laws and claims against the Titling Trust Assets could have priority over the security interest in those assets granted by the Titling Trust to secure the Exchange Note.  In addition, claims of a third party against the Titling Trust Assets, including the assets of the Reference Pool with respect to the Exchange Note, to the extent such claims are not covered by insurance, could take priority over holders of security interests in the assets, such as the Collateral Agent, as more fully described under “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability.”

To the extent that the Titling Trust may be eligible for relief under the Bankruptcy Code or Insolvency Laws, the Titling Trustee is not authorized to commence a case or proceeding thereunder.  Each of the Titling Trustee, the Initial Beneficiary and the holders from time to time of the Specified Interest and the Exchange Note have agreed not to institute a case or proceeding against the Titling Trust under any Insolvency Law for a period of one year and one day after payment in full of all distributions to holders of the Specified Interest or the Exchange Note under the Titling Trust Agreement and the Collateral Agency Agreement.  See “—Insolvency-Related Matters.”

Structural Considerations

Unlike many structured financings in which the holders of the related notes have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Issuer will not own the Reference Pool Assets.  Instead, the Titling Trust will own the Titling Trust Assets and the Titling Trustee will take actions with respect thereto in the name of the Titling Trust on behalf of and as directed by the beneficiaries of the Titling Trust (i.e., the holders of the Specified Interest).  The primary asset of the Issuer will be the Exchange Note secured by and principally paid from the Reference Pool.  The Indenture Trustee will take action with respect thereto in the name of the Issuer and on behalf of the Noteholders.  A security interest in the Exchange Note, rather than ownership, is transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Leased Vehicles in the name of the Indenture Trustee.  The Servicer and/or the Titling Trustee will segregate the Leases and the related Leased Vehicles allocated to the Reference Pool from the other Titling Trust Assets on the books and records each maintains for these assets.  Neither the Servicer nor any holders of Other Reference Pools or the revolving facility pool will have rights in the Leases and the related Leased Vehicles of the Reference Pool and payments made on any Titling Trust Assets other than on those Leases and Leased Vehicles allocated to the Reference Pool will not be available to make payments on the Notes or to cover expenses of the Titling Trust allocable to the Reference Pool.

Tables of Contents
Allocation of Titling Trust Liabilities

The Titling Trust has one or more series of Specified Interests.  A Specified Interest consists of one or more reference pools, such as the Reference Pool, and the revolving facility pool.  The Titling Trust documents permit the Titling Trust, in the course of its activities, to incur other debts or liabilities such as Titling Trustee fees or bank account maintenance expenses.  The Titling Trust may also become subject to involuntary liabilities such as judgment, tax or ERISA liens.  Under the titling trust documents, these sorts of claims and liabilities will be allocated to the Specified Interest to which they relate.  If a particular liability relates to more than one Specified Interest, it will be allocated among all those Specified Interests ratably.  Certain creditors, such as judgment creditors or taxing authorities, may not, however, be bound by this allocation.  As a result, it is possible that a particular Specified Interest might bear a disproportionate share of those liabilities if the assets of another Specified Interest are insufficient to absorb its ratable share of the liabilities.

The Issuer and the Indenture Trustee will not have an ownership interest in the Leases and Leased Vehicles allocated to the Reference Pool.  As discussed under “Certain Legal Aspects of the Leases and the Leased Vehicles—Security Interests,” however, the Collateral Agent will have a perfected security interest in the related Leases and Leased Vehicles (other than for Leased Vehicles in Kansas, Maryland, Missouri, Nebraska, Nevada and South Dakota) that will be senior in priority to the interests of the Pension Benefit Guaranty Corporation or judgment lien creditors.  Certain liens, however, will generally take priority over the interests of the Collateral Agent in the related Leases and Leased Vehicles.  Potentially material examples of such claims could include:

•	tax liens arising against the Depositor, MBFS USA, the Titling Trust, the Initial Beneficiary or the Issuer; and

•	liens arising under various federal and State criminal statutes.

Insolvency-Related Matters

Each holder or pledgee of the Exchange Note will be required to expressly disclaim any interest in the Titling Trust Assets allocated to any Other Reference Pool and to fully subordinate any claims to such Titling Trust Assets in the event that disclaimer is not given effect.  Although no assurances can be given, in the unlikely event of the bankruptcy of the Initial Beneficiary or MBFS USA, the Depositor believes that the Leases and Leased Vehicles allocated to the Reference Pool would not be treated as part of the Initial Beneficiary’s or MBFS USA’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of any Other Reference Pool or the revolving facility pool, should be enforceable.  In addition, as described under “Risk Factors—Legal and Regulatory Risks—The bankruptcy of MBFS USA or the depositor could result in losses or delays in payments on your notes and could delay the appointment of a successor servicer,” each of the Initial Beneficiary, the Titling Trust or the Titling Trustee when acting on behalf of the Titling Trust, and the Depositor has taken steps in structuring the transactions described in this prospectus and has undertaken to act throughout the life of such transactions in a manner intended to ensure that in the event a voluntary or involuntary case is commenced by or against the Initial Beneficiary or MBFS USA under applicable Insolvency Laws, the separate legal existence of each of the Initial Beneficiary and MBFS USA, on the one hand, and the Titling Trust and the Depositor, on the other hand, will be maintained such that none of the respective assets and liabilities of the Titling Trust, the Depositor or the Issuer would be consolidated with those of the Initial Beneficiary or MBFS USA.

With respect to the Titling Trust, these steps include its creation as a separate, special-purpose Delaware statutory trust of which the Initial Beneficiary is the sole beneficiary, pursuant to the Titling Trust Agreement containing certain limitations, including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any Insolvency Law.  With respect to the Depositor, these steps include its creation as a separate limited liability company under a limited liability company agreement, of which MBFS USA is the sole equity member, containing certain limitations, including, the requirement that it must have at all times a board of managers with at least two independent managers, and restrictions on the nature of their businesses and operations and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members of the board of managers, including the two independent managers.  There can be no assurance, however, that the limitations on the activities of the Titling Trust and the Depositor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws, as described above, would prevent a court from concluding that their assets and liabilities should be consolidated with those of the Initial Beneficiary or MBFS USA, as applicable, if the Initial Beneficiary or MBFS USA, respectively, becomes the subject of a case or proceeding under any Insolvency Law.

Tables of Contents
If a court were to conclude that the transfer of the Exchange Note from MBFS USA to the Depositor was not a true sale, or that the Depositor should be treated as the same entity as MBFS USA for bankruptcy purposes, any of the following could delay or prevent payments on the Notes:

•
the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the Bankruptcy Code that permit substitution of collateral in certain circumstances;

•
certain tax or government liens on MBFS USA’s property (that arose prior to the transfer of the Exchange Note to the Depositor) having a prior claim on collections on the Reference Pool before the collections are used to make payments on the Notes; or

•	the Depositor not having a perfected security interest in the Exchange Note or any related cash collections held by MBFS USA at the time that MBFS USA becomes the subject of a bankruptcy proceeding.

MBFS USA will treat its conveyance of the Exchange Note to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes.  Nevertheless, if a case or proceeding under any Insolvency Law were commenced by or against MBFS USA, and MBFS USA as debtor-in-possession or a creditor, receiver or bankruptcy trustee of MBFS USA were to take the position that the sale, transfer and assignment of the Exchange Note by MBFS USA to the Depositor should instead be treated as a pledge of the Exchange Note to secure a borrowing by MBFS USA, delays in payments of proceeds of the Exchange Note to the Issuer, and therefore to the Noteholders, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in the Exchange Note as against MBFS USA which the Depositor will assign to the Issuer and such Issuer will assign to the Indenture Trustee.  The Indenture Trustee will have a perfected security interest in the Exchange Note, which will be a “certificated security” or a “general intangible” under the UCC, by possession and the filing of UCC financing statements.  Accordingly, if the conveyance of the Exchange Note by MBFS USA to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor, and ultimately the Issuer and Indenture Trustee as successors in interest, should be treated as a secured creditor of MBFS USA, although a case or proceeding under any Insolvency Law with respect to MBFS USA could result in delays or reductions in distributions on the Exchange Note as indicated above, notwithstanding such perfected security interest.

In the event that the Servicer were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Servicer Advances and Repurchase Payments, may be recoverable by the Servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the Servicer.  See “Risk Factors—Legal and Regulatory Risks—The bankruptcy of MBFS USA or the depositor could result in losses or delays in payments on your notes and could delay the appointment of a successor servicer.”

On the Closing Date, Sidley Austin llp, special counsel to the Depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if MBFS USA or the Depositor were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the Exchange Note to the Depositor and the Issuer, respectively, each sale, transfer and assignment of the Exchange Note from MBFS USA to the Depositor and from the Depositor to the Issuer would be characterized as a true sale, transfer and assignment, and the Exchange Note and the proceeds thereof would not be property of MBFS USA’s or the Depositor’s bankruptcy estate, respectively.  Such a legal opinion is not, however, binding on any court.

Tables of Contents
On the Closing Date, Sidley Austin llp, special counsel to the Depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if MBFS USA were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a court of its equitable discretion (i) to disregard the separate legal existence of any of the Issuer, the Initial Beneficiary or, so long as the legal existence of the Initial Beneficiary is not disregarded, the Titling Trust, from that of MBFS USA and (ii) to order the substantive consolidation of the assets and liabilities of any of the Issuer, the Initial Beneficiary or, so long as the assets and liabilities of the Initial Beneficiary are not consolidated with those of MBFS USA, the Titling Trust, with the assets and liabilities of MBFS USA.  Among other things, that opinion will assume that the Issuer (or the Administrator or Owner Trustee when acting on its behalf), the Initial Beneficiary and the Titling Trust will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of MBFS USA, not commingling its respective assets with those of MBFS USA, doing business in a separate office from MBFS USA and not holding itself out as having agreed to pay, or being liable for, the debts of MBFS USA.  In addition, that opinion will assume that except as expressly provided by the Trust Agreement and the Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), MBFS USA generally will not guarantee the obligations of the Issuer, the Initial Beneficiary or the Titling Trust to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in its capacity as Servicer acting under and in accordance with the Servicing Agreement or in its capacity as Administrator under the Administration Agreement.  Each of MBFS USA, the Issuer, the Initial Beneficiary and the Titling Trust intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of the Issuer, the Initial Beneficiary and the Titling Trust.  Such a legal opinion, however, will not be binding on any court.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Act established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of certain financial companies and their subsidiaries.  OLA differs from the Bankruptcy Code in several respects.  In addition, because the legislation remains subject to additional clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including MBFS USA, the Depositor, the Titling Trust or the Issuer, or any of their respective creditors.

Potential Applicability to MBFS USA, the Depositor, the Titling Trust and the Issuer.  There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code.  For a financial company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would avoid or mitigate these adverse effects.

If MBFS USA were determined to be a “covered financial company,” the Titling Trust, the Issuer or the Depositor, as “covered subsidiaries” of MBFS USA, could also potentially be subject to the provisions of OLA as a “covered financial company.”  For the Titling Trust, the Issuer or the Depositor to be subject to receivership under OLA as a covered financial company (1) the FDIC would have to be appointed as receiver for MBFS USA under OLA as described above and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Titling Trust, Issuer or Depositor is in default or in danger of default, (b) the appointment of the FDIC as receiver of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of MBFS USA.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of MBFS USA or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States.  In addition, no assurance can be given that OLA would not apply to MBFS USA, the Titling Trust, the Depositor or the Issuer or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the Bankruptcy Code.

Tables of Contents
FDIC’s Repudiation Power Under OLA.  If the FDIC were appointed receiver of MBFS USA or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which MBFS USA or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of MBFS USA’s or such covered subsidiary’s affairs.  In January 2011, the acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA.  In that advisory opinion, the acting FDIC General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law.  As a result, the acting FDIC General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include MBFS USA or its subsidiaries (including the Titling Trust, the Depositor or the Issuer), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law.  In addition, the acting FDIC General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include MBFS USA or its subsidiaries (including the Titling Trust, the Depositor or the Issuer), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code.  Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the acting FDIC General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts.  As no such regulations have been proposed, the foregoing acting FDIC General Counsel’s interpretation currently remains in effect.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving MBFS USA or its subsidiaries (including the Titling Trust, the Depositor or the Issuer), are contrary to this advisory opinion, payment or distributions of principal and interest on the Notes issued by the Issuer could be delayed or reduced.

The transfers of the Exchange Note under the First-Tier Sale Agreement have been structured with the intent that they would be treated as legal true sales under applicable State law.  If the transfers are so treated, based on the acting FDIC General Counsel of the FDIC’s advisory opinion rendered in January 2011, MBFS USA believes that the FDIC would not be able to recover the Exchange Note transferred under the First-Tier Sale Agreement and the Second-Tier Sale Agreement using its repudiation power.  If those transfers were not respected as legal true sales, however, then the Depositor under the applicable First-Tier Sale Agreement would be treated as having made a loan to MBFS USA, and the Issuer under the applicable Second-Tier Sale Agreement would be treated as having made a loan to the Depositor, in each case secured by the transferred Exchange Note.  The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders.  If the Issuer were placed in receivership under OLA, this repudiation power would extend to the Notes issued by such Issuer.  The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver.  There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity.  Under OLA, however, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the First-Tier Sale Agreements and the Second-Tier Sale Agreements are respected as legal true sales, as receiver for MBFS USA or a covered subsidiary the FDIC could:

•	require the Issuer, as assignee of MBFS USA and the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Exchange Note;

Tables of Contents
•
if appointed as receiver of the Titling Trust, require the Issuer as the owner of the Exchange Note or the Indenture Trustee as secured creditor with a security interest in the Exchange Note to go through an administrative claims procedure to establish its rights to payments on the Exchange Note;

•	if appointed as receiver of the Issuer, require the Indenture Trustee for the Notes to go through an administrative claims procedure to establish its rights to payments on the Notes;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against MBFS USA or a covered subsidiary (including the Titling Trust and the Issuer);

•	repudiate MBFS USA’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the leases and related leased vehicles; or

•	prior to any such repudiation of the Basic Servicing Agreement and the Servicing Supplement, prevent any of the Indenture Trustee or the Noteholders from appointing a successor Servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which MBFS USA or a covered subsidiary (including the Titling Trust and the Issuer) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of MBFS USA or any covered subsidiary or affect any contractual rights of MBFS USA or a covered subsidiary (including the Titling Trust and the Issuer) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Titling Trust were itself to become subject to OLA as a “covered subsidiary,” the FDIC may repudiate the Exchange Note, as the debt of such Issuer.  In such an event, the Titling Trust would have a secured claim in the receivership of the Titling Trust for “actual direct compensatory damages” as described above but delays in payments on the Exchange Note would occur and possible reductions in the amount of those payments could occur, which could adversely affect the payments on the Notes.

Similarly, if the Issuer were itself to become subject to OLA as a “covered subsidiary,” the FDIC may repudiate the debt of such Issuer.  In such an event, the Noteholders would have a secured claim in the receivership of the Issuer for “actual direct compensatory damages” as described above but delays in payments on the Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for MBFS USA, the Titling Trust, the Depositor or the Issuer, were to take any of the foregoing actions, payments or distributions of principal and interest on the Notes issued by the Issuer would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA.  The provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code.  If the Titling Trust were to become subject to OLA, there is an interpretation under OLA that the grant by the Titling Trust of a security interest in the Leases to secure the Exchange Note perfected for purposes of State law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code.  In July 2011, the FDIC adopted a final regulation which, among other things, codified the advisory opinion.  Based on the regulation, the grant by the Titling Trust of a security interest in the Leases to secure the Exchange Note would not be avoidable by the FDIC as a preference under OLA.

Tables of Contents
Certain Legal Aspects of the Leases and the Leased Vehicles

Security Interests

The Leases are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the UCC.  Pursuant to the Delaware UCC, a non-possessory security interest in or transfer of chattel paper in favor of the Collateral Agent may be perfected by filing a UCC financing statement with the appropriate State authorities in the jurisdiction of formation of the Collateral Agent (i.e., the Delaware Secretary of State).  UCC financing statements have been filed in Delaware to effect this perfection.  The security interest that the Collateral Agent has in the related Leases could be subordinate to the interest of certain other parties who take possession of those Leases that are in tangible form or obtain “control” of those Leases that are in electronic form.  Specifically, the Collateral Agent’s security interest in the related Lease could be subordinate to the rights of a purchaser of such Lease who takes possession or obtains control of the Lease, as applicable, without knowledge or actual notice of the Collateral Agent’s security interest.  The Leases will not be stamped or marked to reflect the foregoing security arrangements.  Any Leases that are in electronic form will be maintained in a specially-designed computer system maintained by the Servicer or a third-party vendor that is designed to establish the Servicer’s “control” of the electronic leases.

Title to the Leased Vehicles allocated to the Reference Pool or within the revolving facility pool is held by the Titling Trust.  Under the Collateral Agency Agreement, the Titling Trust has granted a security interest in and to certain assets, including the Leases and the related Leased Vehicles, to the Collateral Agent to secure the Titling Trust’s obligations under the revolving facility pool and the exchange notes, such as the Exchange Note, issued by the Titling Trust from time to time.  Under the UCC, the filing of a financing statement is not effective to perfect a security interest in property subject to certificate of title statutes covering motor vehicles, unless the motor vehicles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind.  The Collateral Agent, as lienholder, perfects its security interest in the Leased Vehicle by being designated as the first lienholder on the certificate of title of each Leased Vehicle (other than in Kansas, Maryland, Missouri, Nebraska, Nevada and South Dakota where liens are not placed on the titles for administrative reasons).

ERISA Liens

Liens in favor of the Pension Benefit Guaranty Corporation which are prior to the security interest of the Collateral Agent and Indenture Trustee could attach to the Leases and Leased Vehicles if the Collateral Agent did not have a prior perfected lien on the Leases and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes MBFS USA and its affiliates under its defined benefit pension plans.  The Collateral Agent will, however, have a perfected security interest in the Leases that will be senior in priority to the interests of the Pension Benefit Guaranty Corporation or judgment lien creditors in those Leases and Leased Vehicles.

Limitations on Collateral Agent’s and Indenture Trustee’s Lien

Various liens such as those discussed under “Certain Legal Aspects of the Titling Trust and the Exchange Note—Allocation of Titling Trust Liabilities” could be imposed upon all or part of the Leases allocated to the Exchange Note (including the related Leased Vehicles), that would, by operation of law, take priority over the Collateral Agent’s interest therein.  For a discussion of the risks associated with third-party liens on the Leases, see “Risk Factors—Legal and Regulatory Risks—Interests of other persons in the leases and the leased vehicles could be superior to the issuer’s interest, which may result in delayed or reduced payment on your notes.”  Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the Issuer could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the Exchange Note transferred by the Depositor to the Issuer pursuant to the Second-Tier Sale Agreement.  See “Risk Factors—Legal and Regulatory Risks—The bankruptcy of MBFS USA or the depositor could result in losses or delays in payments on your notes and could delay the appointment of a successor servicer.”

Tables of Contents
Vicarious Tort Liability

Although the Titling Trust will own the Leased Vehicles allocated to the Reference Pool, and the Collateral Agent on behalf of the Issuer will have a perfected security interest therein, the Leased Vehicles will be operated by the related lessees and their invitees.  State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership.  To the extent that applicable State law permits such an action and is not preempted by the Transportation Act, the Titling Trust and the Titling Trust Assets may be subject to liability to such an injured party.  The laws of many States, however, either do not permit these types of suits, or the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some States, such as New York, where liability is joint and several).

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission.  The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident.  Recourse for any judgment arising out of the operation of the leased vehicle must, however, first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other States, in New York, where a large number of Leases were originated, the holder of title of a motor vehicle, including an origination trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle.  It is not clear whether there is a limit on an owner’s liability.  In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled that a finance company acting as an agent for an origination trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease.  As a result of the ruling in New York, losses could arise if lawsuits are brought against either the Titling Trust or MBFS USA, as agent of the Titling Trust, in connection with the negligent use or operation of any Leased Vehicles owned by the Titling Trust, including the Leased Vehicles allocated to the Reference Pool.  This case was decided prior to the enactment of the Transportation Act.

The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a State or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles and there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner).  The Transportation Act is intended to preempt State and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Titling Trust.

State and federal courts considering whether the Transportation Act preempts State laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005.  One New York lower court, however, has reached a contrary conclusion in a recent case involving a leasing trust.  This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability.  New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act.  New York’s highest court, the Court of Appeals, dismissed the appeal.  In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the preemption provision in the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied.  While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

Tables of Contents
Furthermore, the Titling Trust maintains insurance, and MBFS USA is a named insured under the Titling Trust’s insurance policy.  In addition, Mercedes-Benz Group AG maintains an excess liability policy on behalf of all of its subsidiaries, including the Titling Trust and MBFS USA.  Nevertheless, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the contingent and excess liability insurance policies) and damages in respect of vicarious liability were to be assessed against the Titling Trust, claims could be imposed against the Titling Trust Assets, including any Leased Vehicles allocated to the Reference Pool.  If any of these claims were imposed against the Titling Trust assets, investors in the Notes could incur a loss on their investment.

The Titling Trust is a party to and is vigorously defending numerous legal proceedings, all of which are believed to constitute ordinary routine litigation incidental to the ownership of Leased Vehicles and the business and the activities of the Titling Trust.

Repossession of Leased Vehicles

In the event that a default by a lessee has not been cured within a certain period of time after being sent notice of that default, the Servicer will ordinarily repossess the related Leased Vehicle.  Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that a lessee be notified of the default and be given a time period within which to cure that default prior to repossession.  Generally, this right to cure may be exercised on a limited number of occasions in any one-year period.  In these jurisdictions, if a lessee objects or raises a defense to repossession, an order must be obtained from the appropriate State court, and the vehicle must then be repossessed in accordance with that order.  Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully.  If a breach of the peace cannot be avoided, judicial action will be required.

After the Servicer has repossessed a Leased Vehicle, it may provide the related lessee with a period of time within which to cure the default under the related Lease.  If, by the end of that period, the default has not been cured, the Servicer will attempt to sell that Leased Vehicle.  The Sales Proceeds therefrom may be less than the remaining amounts due under that Lease at the time of default.

Deficiency Judgments

The proceeds of sale of a Leased Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Lease.  If the proceeds from the sale do not equal the contract obligation of the related Leased Vehicle, the Servicer may seek a deficiency judgment for the amount of the shortfall subject to the laws in some States that impose prohibitions or limitations on a secured party’s ability to seek a deficiency judgment.  In these States, a deficiency judgment may be prohibited or reduced in amount if the lessee was not given proper notice of the resale or if the terms of resale were not commercially reasonable.  Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected.  Because a deficiency judgment is a personal judgment against a defaulting lessee who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited.  Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances.  These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States.  Courts have generally found that repossession and resale by a lessor do not involve sufficient State action to afford constitutional protection to consumers.

Tables of Contents
Consumer Protection Laws

Numerous federal and State consumer protection laws impose requirements upon lessors and Servicers involved in consumer leasing.  The Consumer Financial Protection Act of 2010, enacted as part of the Dodd-Frank Act, created the Consumer Financial Protection Bureau, a new federal agency that is responsible for administering and enforcing the laws and regulations applicable to consumer financial products and services.  The CFPB is intended to exercise meaningful oversight of all providers of consumer financial products in order to police compliance with substantive consumer protection requirements and to promote transparency for consumers to understand the price and the risk of products in order that they may make direct comparisons from one product to another.  The CFPB has succeeded to some consumer protection functions of other regulatory agencies such as the Federal Trade Commission and has supervisory and limited examination authority over certain depository institutions and other financial institutions.  Effective August 31, 2015, the scope of the CFPB’s supervisory and examination authority was expanded to include larger participants in the auto lending and leasing markets.  MBFS USA is considered such a larger participant and therefore has become subject to the supervisory and examination authority of the CFPB.  The CFPB has stated that it will seek to oversee compliance by such participants with federal consumer financial laws, including the Equal Credit Opportunity Act, the Truth-in-Lending Act, the Consumer Leasing Act and the Dodd-Frank Act’s prohibition on unfair, deceptive or abusive acts or practices.  Its examinations of such participants will focus, among other things, on whether participants are fairly marketing and disclosing finance terms, providing accurate information to credit bureaus, treating customers fairly when collecting debts and lending fairly.

The federal Consumer Leasing Act of 1976 and Regulation M, issued by the CFPB, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts and types of payments due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments and the manner of their calculation, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination.  All States, except for Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods.  Additionally, certain States such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  The various federal and State consumer protection laws would apply to the Titling Trust as owner or lessor of the Leases and may also apply to the Issuer as holder of the Exchange Note.  The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Titling Trust and the Titling Trustee, including liabilities for statutory damages and attorneys’ fees.  In addition, claims by the Servicer, the Titling Trust and the Titling Trustee may be subject to set-off as a result of any noncompliance.  Courts have applied general equitable principles in litigation relating to repossession and deficiency balances.  These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

Many States have adopted “lemon laws” providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period.  Should any Leased Vehicle become subject to a lemon law, a lessee could compel the Titling Trust to terminate the related Lease and refund all or a portion of payments that previously have been paid with respect to that Lease.  Although the Titling Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful.  To the extent a lessee is able to compel the Titling Trust to terminate the related Lease, the Lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such Lease will constitute Liquidation Proceeds.

Representations and warranties will be made in the Servicing Supplement that each Lease complied in all material respects at the time it was originated with applicable laws.  If any such representation and warranty proves to be incorrect with respect to a Lease, has certain material adverse effects and is not timely cured, the Servicer will be required under the Servicing Supplement to deposit an amount equal to the Repurchase Payment in respect of that Lease into the Exchange Note Collection Account.  See “The Leases—Representations and Warranties” and “—MBFS USA Must Repurchase Certain Leases” for further information regarding the foregoing representations and warranties and the Servicer’s obligations with respect thereto.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Titling Trust under the Leases.  For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related Lease is likely to be delayed.  In addition, a lessee who commences bankruptcy proceedings might be able to assign the related Lease to another party even though that Lease prohibits assignment.

Tables of Contents
The Relief Act and similar laws of many States may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment.  Furthermore, under the Relief Act, a lessee may terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days) or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days.  No early termination charge may be imposed on the lessee for such termination.  In addition, pursuant to these laws, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the Leases.  No information can be provided as to the number of Leases that may be affected by these laws.  In addition, current military operations of the United States, including military operations in the Middle East and Asia, have persons in reserve status who have been called or will be called to active duty.  The foregoing laws may impose limitations that would impair the ability of the Servicer to repossess a defaulted vehicle during the related lessee’s period of active duty status and, in some cases, may require the Servicer to extend the maturity of the Lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service.  Thus, if a Lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Titling Trust with respect to the Lease and the related Leased Vehicle in a timely fashion.  If a lessee’s obligations to make payments is reduced, adjusted or extended, the Servicer will not be required to advance such amounts.  Any resulting shortfalls in interest or principal during a Collection Period will reduce the amount available for distribution on the Notes on the related Payment Date.

Credit Risk Retention

The risk retention regulations in Regulation RR under the Exchange Act require the sponsor of a securitization transaction, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the assets being securitized.  The Depositor is a wholly-owned affiliate of MBFS USA.  MBFS USA, as sponsor, expects that the Depositor will retain, and the Depositor intends to retain, an economic interest in the credit risk of the assets being securitized in satisfaction of the requirements under Regulation RR by holding the Certificates representing the residual interest in the Issuer.

The Depositor’s retention of the Certificates is intended to satisfy the requirements for an “eligible horizontal residual interest” under Regulation RR.  The fair value of the Certificates as of the Closing Date is expected to range between $189,148,378 and $192,264,368 if the Initial Note Balance is $1,017,750,000 and between $238,468,968 and $242,394,576 if the Initial Note Balance is $1,283,250,000, in each case representing between approximately 15.71% and 15.92% of the sum of the fair value of the Notes and the Certificates on the Closing Date.  The sponsor, or a majority-owned affiliate of the sponsor, is required under Regulation RR to hold the retained interest until the latest of two years from the Closing Date, the date the unpaid principal balance of the securitized assets is 33% or less of their initial unpaid principal balance as of the Cutoff Date, or the date the total unpaid principal obligations under the related ABS interests is 33% or less of their original principal amount as of the Closing Date.  None of MBFS USA, the Depositor or any of their respective affiliates may sell, transfer or hedge the retained interest during this period other than as permitted by Regulation RR.  The Depositor intends, but is not obligated, to retain the Certificates for the life of this securitization transaction.

Tables of Contents
In general, the Certificates will represent the right to all funds not needed to make required payments on the Notes, pay the fees and expenses of the Issuer or make deposits in the Reserve Fund.  Because the Certificates will be subordinated to each class of Notes and are only entitled to amounts not needed on a payment date to make payments on the Notes or to make other required payments or deposits according to the priority of payments described in “Application of Available Funds — Priority of Payments” and “Description of the Notes — Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default,” the Certificates will absorb all losses on the Leases and Leased Vehicles by reduction of, first, the excess spread, second, the overcollateralization and, third, the amounts in the Reserve Fund, before any losses are incurred by the Notes.  For a description of the credit enhancement available for the Notes, including the excess spread and overcollateralization, see “Description of the Notes — Credit Enhancement.”

The estimated fair values of the Notes and the Certificates, if the Initial Note Balance is $1,017,750,000 is summarized below:

	Fair Value (in millions)	Fair Value (as a percentage)
Class A-1 Notes	$217 - $217	18.0% - 18.0%
Class A-2A Notes	$92 - $92	7.6% - 7.7%
Class A-2B Notes	$276 - $276	22.9% - 23.0%
Class A-3 Notes	$369 - $369	30.5% - 30.6%
Class A-4 Notes	$61 - $61	5.0% - 5.0%
Certificates	$189 - $192	15.7% - 15.9%
Total	$1,204 - $1,207	100.00%

The estimated fair values of the Notes and the Certificates, if the Initial Note Balance is $1,283,250,000 is summarized below:

	Fair Value (in millions)	Fair Value (as a percentage)
Class A-1 Notes	$275 - $275	18.0% - 18.1%
Class A-2A Notes	$116 - $116	7.6% - 7.6%
Class A-2B Notes	$348 - $348	22.9% - 22.9%
Class A-3 Notes	$465 - $465	30.5% - 30.6%
Class A-4 Notes	$76 - $76	5.0% - 5.0%
Certificates	$238 - $242	15.7% - 15.9%
Total	$1,518 - $1,522	100.00%

The totals in the tables may not sum due to rounding.

The Sponsor determined the fair value of the Notes and the Certificates using a fair value measurement framework under U.S. generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 2 and Level 3 inputs, and Level 2 inputs favored over Level 3 inputs.

•	Level 1 – inputs include quoted prices for identical instruments and are the most observable;

•	Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves; and

•	Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the Certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

Tables of Contents
The fair value of the offered Notes is assumed to be equal to the initial principal amount set forth on the cover page of this prospectus.  The fair value of the Class A-1 Notes is assumed to be approximately equal to the discount to the initial Note Balance of that class determined by applying an assumed yield in the range of 5.090% to 5.390% for that class, except that no default or loss is assumed to occur.  This reflects the expectation that the final interest rates of the Notes will be consistent with the following interest rate assumptions for each such class.

Class	Interest Rate
Class A-1	0.00% to 0.00%
Class A-2A	5.12% to 5.42%
Class A-2B	SOFR Rate + 0.45% to SOFR Rate + 0.75%
Class A-3	4.74% to 5.04%
Class A-4	4.70% to 5.00%

To calculate the fair value of the Certificates, MBFS USA used an internal valuation model.  This model projects future payments on the Reference Pool, the interest and principal payments on each class of Notes, transaction fees and expenses and the Servicing Fee.  The model also assumes that the Servicer will exercise its option to purchase the Exchange Note on the first Payment Date that the option is available and that the purchase price paid will be equal to the unpaid principal amount of the Exchange Note as of the last day of the Collection Period relating to the Payment Date on which the Optional Purchase will occur (which amount will be sufficient to pay the Redemption Price for the Notes on such Payment Date).  The resulting cash flows to the Certificates are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows.  In completing these calculations, MBFS USA made the following assumptions:

•	cash flows on the Certificates are discounted at 12.00%;

•	interest accrues on the Notes at the rates described above;

•
when the allocation of the initial principal amount of the Class A-2 Notes is determined on or before the day of pricing, if the initial Note Balance is $1,017,750,000, the amount of Class A-2A Notes that would be issued is $92,125,000 (in which case, $276,375,000 of Class A-2B Notes would be issued), and, if the initial Note Balance is $1,283,250,000, the amount of Class A-2A Notes that would be issued is $116,125,000 (in which case, $348,375,000 of Class A-2B Notes would be issued);

•
in determining the interest payments on the Class A-2B Notes, the SOFR Rate is assumed to reset consistent with the applicable forward rate curve as of September 4, 2024, and no Benchmark Transition Event has occurred;

•	the fair value calculation assumes the principal amounts of the Notes are the same as set forth on the cover page of this prospectus;

•	the payments on the Leases and Leased Vehicles are calculated using the assumptions as described in “Weighted Average Lives of the Notes”;

•	Leases prepay at an ABS rate using a 100% prepayment assumption as described in “Weighted Average Lives of the Notes”;

•
retained and returned Leased Vehicles are assumed to be sold for an amount equal to the lowest of the ALG Current Residual Value, ALG Residual Value and Contract Residual Value resulting in no residual value gains or losses; and

•	cumulative net losses on the Reference Pool, as a percentage of total cumulative net losses of 0.70% of the Cutoff Date Aggregate Securitization Value, occur each month at the following rates:

Tables of Contents
Month	Loss Curve	Month	Loss Curve
1	0.00%	19	63.33%
2	0.00%	20	66.67%
3	0.00%	21	70.00%
4	4.44%	22	73.33%
5	8.89%	23	76.67%
6	13.33%	24	80.00%
7	17.78%	25	81.67%
8	22.22%	26	83.33%
9	26.67%	27	85.00%
10	31.11%	28	86.67%
11	35.56%	29	88.33%
12	40.00%	30	90.00%
13	43.33%	31	91.67%
14	46.67%	32	93.33%
15	50.00%	33	95.00%
16	53.33%	34	96.67%
17	56.67%	35	98.33%
18	60.00%	36	100.00%

MBFS USA developed these inputs and assumptions by considering the following factors:

•	ABS rate – estimated considering the composition of the Leases and the performance of its prior securitized amortizing pools included in Appendix A,

•
Cumulative net loss rate – estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve.  The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the reference pool, the five-year historical average performance of its prior securitized amortizing pools including those in Appendix A, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the hired NRSROs.  Default and recovery rate estimates are included in the cumulative net loss assumption, and

•
Discount rate applicable to the cash flows with respect to the Certificates – estimated to reflect the credit exposure to the cash flows on the Certificates.  Due to the lack of an actively traded market in residual interests such as the Certificates, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure.

The fair value of the Notes and the Certificates was calculated based on the foregoing assumptions, including the assumptions regarding the characteristics and performance of the Reference Pool that will differ from the actual characteristics and performance of the Reference Pool.  You should be sure you understand these assumptions when considering the fair value calculation.

MBFS USA will recalculate the fair value of the Notes and the Certificates following the Closing Date to reflect the issuance of the Notes and any material changes in the methodology or inputs and assumptions described above.  The fair value of the Certificates as a dollar amount and as a percentage of the sum of the fair value of the Notes and the Certificates as of the Closing Date will be included in the first monthly investor report to the investors, together with a description of any material differences or changes in the methodology or key inputs and assumptions used to calculate the fair value.

In no event will the Owner Trustee or the Indenture Trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements for asset-backed securities or other rules or regulations relating to credit risk retention.  Neither the Owner Trustee nor the Indenture Trustee will be charged with knowledge of such rules, nor will either of them be liable to any Noteholder, any Certificateholder, the Depositor, the Servicer or any other person for violation of such rules now or hereinafter in effect.

Tables of Contents
Material Federal Income Tax Consequences

The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of offered Notes to investors who purchase offered Notes in an initial distribution and who hold the Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.  The summary does not purport to deal with all United States federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies, dealers in securities, holders that hold the Notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes, holders subject to the alternative minimum tax, to the extent not otherwise discussed below, holders that might be treated as engaged in a U.S. trade or business by virtue of investing in the offered Notes and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  The Issuer will be provided with an opinion of Sidley Austin llp, as federal tax counsel to the Issuer, regarding certain United States federal income tax matters discussed below.  A legal opinion, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  Moreover, there are no cases or IRS rulings on similar transactions involving interests issued by an issuer with terms similar to those of the Notes.  The IRS may disagree with all or a part of the discussion below.  We suggest that prospective investors consult their own tax advisors in determining the federal, State, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

Unless otherwise specified, the following summary relates only to Noteholders that are United States Persons.  If a partnership (including for this purpose any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A Noteholder that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of Notes.

Sidley Austin llp, as federal tax counsel to the Issuer, is of the opinion that:

•	Assuming compliance with all of the provisions of the applicable Transaction Documents, for United States federal income tax purposes:

(1)	the offered Notes will be characterized as debt if held by persons other than the beneficial owner of 100% of the equity of the Issuer or an affiliate of such beneficial owner for such purposes; and

(2)	the Issuer will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

•	Therefore the Issuer will not be subject to an entity level tax for United States federal income tax purposes.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Tax Characterization of the Issuer

General.  In the opinion of Sidley Austin llp, federal tax counsel to the Issuer, the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes.  Therefore, the Issuer itself will not be subject to tax for United States federal income tax purposes.  This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and that certain other conditions are met.

Tables of Contents
If the Issuer were taxable as a corporation for United States federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income.  The Issuer’s taxable income would include all its income on the leases and may possibly be reduced by its interest expense on the Notes.  Any corporate income tax could materially reduce cash available to make payments on the Notes.  See “Possible Alternative Treatments of the Notes and the Issuer” for more information.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  The Depositor will agree, and the Noteholders and beneficial owners of Notes will agree by their purchase of Notes or beneficial interests therein, as the case may be, to treat the Notes as debt for United States federal income tax purposes.  In the opinion of Sidley Austin LLP, assuming compliance with all of the provisions of applicable agreements, the offered Notes will be classified as debt for United States federal income tax purposes if held by persons other than the beneficial owner of 100% of the equity of the Issuer or an affiliate of such beneficial owner for such purposes.  Except as described below under “—Possible Alternative Treatments of the Notes and the Issuer,” the following discussion assumes that this characterization is correct.

Original Issue Discount, etc.  Although it is not anticipated that any class of the offered Notes will be issued with original issue discount, it is possible that one or more classes of the offered Notes may be issued with original issue discount.  In general, original issue discount is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless the excess is no more than a de minimis amount (i.e., is less than 0.25% of their principal amount multiplied by their weighted average maturities included in their term).  A Note’s stated redemption price at maturity is the aggregate of all payments required to be made under the Note through maturity except qualified stated interest.  Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates.  The issue price will be the first price at which a substantial amount of Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.  If a Note were treated as being issued with original issue discount that is not de minimis, a United States Person would be required to include original issue discount in income as interest over the term of the Note under a constant yield method.  In general, original issue discount must be included in income in advance of the receipt of cash representing that income.  Thus, each cash distribution would be treated as an amount already included in income, to the extent original issue discount has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal.  This treatment would have no significant effect on a United States Person using the accrual method of accounting.  A cash method United States Person may, however, be required to report income on the Notes in advance of the receipt of cash attributable to that income.  The determination of full years to maturity and the accrual of original issue discount, if any, should be made using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Internal Revenue Code.  To date, the IRS has not issued any guidance under Section 1272(a)(6) of the Internal Revenue Code.  Even if a Note has original issue discount falling within the de minimis exception, the United States Person must include that original issue discount in income, as capital gain, proportionately as principal payments are made on that Note.  We suggest that you consult your tax advisor as to the operation of these rules.

Interest Income on the Notes.  If a Note is considered to have been issued without original issue discount, the stated interest paid on such Note will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder’s method of tax accounting.  A subsequent purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a Note having a fixed maturity of one year or less, known as a “Short-Term Note,” may be subject to special rules.  An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note.  A cash basis holder of a Short-Term Note reporting interest income as it is paid may, however, be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis taxpayer may elect under Section 1282 of the Internal Revenue Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Tables of Contents
Market Discount.  A Noteholder that purchases a Note for an amount that is less than its issue price will be treated as having purchased the Note at a “market discount,” unless the amount of market discount is less than a specified de minimis amount.  Under the market discount rules, a holder is required to treat any payment of SRPM and any gain realized on the sale, exchange, retirement or other disposition of, the Note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount that has not previously been included in income and is treated as having accrued on such Note at the time of the payment or disposition.  Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the holder elects to accrue market discount on a constant yield basis.

A Noteholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or continued to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because unless a holder elects to take market discount into income currently, a current deduction is only allowed to the extent the interest expense exceeds the market discount.  If such election is made with respect to a Note, then the holder will be deemed to have elected to include market discount currently with respect to all market discount debt instruments that the investor acquired on the first day of the taxable year to which the election applies and acquires thereafter.

Premium.  If a holder purchases a Note for an amount that is greater than the sum of all amounts of SRPM payable on the Note after the purchase date, such holder is considered to have purchased the Note with “amortizable bond premium” equal in amount to such excess.  A holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year.  If such election is made with respect to a Note, then the holder will be deemed to have elected to amortize bond premium with respect to all premium debt instruments that the investor acquired on the first day of the taxable year to which the election applies and acquires thereafter.

Inclusion of a Floating Rate Class.  The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche, the Class A-2A Notes, and a floating rate tranche, the Class A-2B Notes.  If there is a floating rate tranche, the floating rate will be based on the SOFR Rate plus the applicable spread.  The SOFR Rate is referred to as the Benchmark index.  However, the Benchmark index and the applicable spread may change under certain circumstances, as described under “Description of the Notes – Payments of Interest.”  It is intended that the replacement of the then-current Benchmark index will not be a taxable event for holders of the Class A-2B Notes.  However, we cannot provide any assurances that the IRS will not take a contrary view.  There is no targeted IRS tax guidance regarding a possible change in the Benchmark index as contemplated herein (as there is for transitions from LIBOR to non-LIBOR rates) and hence there is significant uncertainty regarding the U.S. federal income tax consequences of such a change.  If the IRS treats a change in the then-current Benchmark index of the Class A-2B Notes as a taxable event, holders of the Class A-2B Notes may be required to recognize taxable gain or loss at that time.  Holders of the Class A-2B Notes should consult with their own tax advisors regarding the potential consequences of changing to an interest rate based on an alternative Benchmark index.

Sale or Other Disposition.  If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note.  The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount and original issue discount previously included by the Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note.  Any gain or loss will be capital gain or loss if the Note was held as a capital asset, excluding accrued interest and accrued market discount not previously included in income.  Any capital gain recognized upon a sale, exchange or other disposition of a Note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less.  The deductibility of capital losses is subject to certain limitations.  We suggest that prospective investors consult with their own tax advisors concerning the United States federal income tax consequences of the sale, exchange or other disposition of a Note.

Tables of Contents
Medicare Tax.  A 3.8% tax is imposed on the net investment income (which includes interest and net capital gains from the sale of certain debt instruments) of certain individuals, trusts and estates.  We suggest that prospective investors consult with their own tax advisors concerning the Medicare tax.

Foreign Holders.  Interest payments made, or accrued, to a Noteholder who is a Foreign Person for United States federal income tax purposes generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a “10 percent shareholder” of the Issuer or the Depositor (including a holder of 10% of the outstanding Certificates, if any), a “controlled foreign corporation” with respect to which the Issuer or the Depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (2) provides the Indenture Trustee or other person who is otherwise required to withhold United States federal income tax with respect to the Notes with an appropriate statement, on IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, signed under penalty of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing the Foreign Person’s name and address.  In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for United States federal income tax purposes), if a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, provided by the Foreign Person that owns the Note.  If such interest is not portfolio interest, then it will be subject to 30% withholding unless the Foreign Person provides a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI stating that interest paid is not subject to withholding because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States.  If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates in the same manner as United States Persons.  In addition, if the Foreign Person is a foreign corporation, it will be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.  A Foreign Person other than an individual or corporation (or an entity treated as such for United States federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements.  In particular, in case of Notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

FATCA.  Under Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, commonly referred to as FATCA, foreign financial institutions may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information relating to their U.S. account holders and investors to the IRS and withhold U.S. tax from certain payments made by it.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on U.S. source payments, including interest and original issue discount.  Non-financial foreign entities may also be required to provide a certification as to their U.S. owners in order to avoid FATCA withholding.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  The FATCA provisions also impose new information reporting requirements and increase related penalties for United States Persons.  Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA.  While the existence of such agreements will not eliminate the risk that Notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding Notes through financial institutions in) those countries.

Tables of Contents
Prospective investors are urged to consult their own tax advisors regarding the potential application of the FATCA provisions to an investment in the Notes.

Backup Withholding.  Each holder of a Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt Noteholder fail to provide the required certification, the Issuer, the Indenture Trustee or the paying agent, as applicable, will be required to backup withhold a certain portion of the amount otherwise payable to the Noteholder, and remit the withheld amount to the IRS as a credit against the Noteholder’s United States federal income tax liability.

Possible Alternative Treatments of the Notes and the Issuer.  If, contrary to the opinion of Sidley Austin LLP, the IRS successfully asserted that one or more of the Notes did not represent debt for United States federal income tax purposes, the Notes might be treated as equity interests in the Issuer.  If one or more classes of Notes were treated as equity interests in a partnership, the Issuer might be treated as a “publicly traded partnership.”

If the Issuer were treated as a publicly traded partnership taxable as a corporation, the Issuer would be subject to United States federal income tax (and State and local tax) at corporate tax rates on its net income.  Distributions on the Notes might not be deductible in computing the Issuer’s taxable income, and distributions to the Noteholders would probably be treated as dividends to the extent paid out of after-tax earnings.  Such an entity-level tax could result in reduced distributions to Noteholders, or the Noteholders could be liable for a share of such tax.  In addition, payments on recharacterized Notes to Foreign Persons could be subject to withholding tax regardless of whether the Issuer is taxed as a corporation or a partnership.

Alternatively, if the Issuer were treated as a partnership other than a publicly traded partnership taxable as a corporation, the Issuer itself would not be subject to United States federal income tax, but holders or beneficial owners of Notes that were determined to be equity interests may have adverse United States federal income tax consequences.  For example, tax-exempt Noteholders, including pension plans could recognize “unrelated business taxable income,” Foreign Persons would be subject to United States federal income tax (and could also be subject to the branch profits tax and withholding tax) and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all Noteholders treated as equity holders may have adverse timing and character consequences.  If the Issuer were classified as a partnership for United States federal income tax purposes, then, unless the Issuer elects otherwise, taxes arising from audit adjustments are required to be paid by the Issuer rather than by its partners.  The parties responsible for the tax administration of the Issuer will have the authority to utilize, and intend to utilize, any available exceptions so that the persons treated as the Issuer’s partners, to the fullest extent possible, rather than the Issuer itself, will be liable for any taxes arising from audit adjustments to the Issuer’s taxable income if the Issuer is treated as a partnership.

Because the Issuer will treat the Notes as indebtedness for United States federal income tax purposes, if held by persons other than the beneficial owner of the equity in the Issuer or an affiliate of such beneficial owner for such purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Notes discussed above.

Tax Regulations for Related-Party Note Acquisitions.  The United States Treasury and the IRS issued Treasury Regulations under Section 385 of the Internal Revenue Code that address the debt or equity treatment of instruments held by certain parties related to the Issuer.  In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the note is held by an applicable related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links).  Although there is no present intent to sell the Certificates, to the extent that the Certificates are sold in the future as permitted and further described under “Credit Risk Retention,” the Trust Agreement and other operative documents may be amended without the consent of the parties thereto as required to address the Treasury Regulations under Section 385 of the Internal Revenue Code and prevent their application to the Notes.

Tables of Contents
Certain State Tax Consequences

Potential Noteholders should consider the State and local income tax consequences of the purchase, ownership and disposition of the Notes.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any State or locality.  Therefore, potential Noteholders should consult their own tax advisors with respect to the various State and local tax consequences of an investment in the Notes.

The federal and State tax discussions set forth above are included for information purposes only and may not be applicable depending upon a Noteholder’s particular tax situation.  We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under State, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Certain ERISA Considerations

Subject to the following discussion, the offered Notes may generally be acquired with the assets of a Plan.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a Plan from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan.  Certain employee benefit plans that are not subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code may be subject to Similar Law that imposes similar requirements.  A violation of these “prohibited transaction” rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code for such parties in interests or disqualified persons or for the fiduciaries of such Plans.

Certain transactions involving the Issuer might be deemed to constitute Prohibited Transactions under Section 406 of ERISA and Section 4975 of the Internal Revenue Code with respect to a Plan that acquires, holds or disposes of the offered Notes if assets of the Issuer were deemed to be assets of the Plan.  Under the Plan Assets Regulation, the assets of the Issuer would be treated as the assets of a Plan for the purposes of ERISA and Section 4975 of the Internal Revenue Code only if the Plan acquires an “equity interest” in the Issuer and none of the exceptions contained in the Plan Assets Regulation were applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the offered Notes should be treated as indebtedness of the Issuer without substantial equity features for purposes of the Plan Assets Regulation.  This determination is based upon the traditional debt features of the offered Notes, including the reasonable expectation of purchasers of the offered Notes that the offered Notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features.  The debt treatment of the offered Notes for ERISA purposes could change, subsequent to their issuance if the Issuer incurs losses.  In the event of a withdrawal or downgrade to below investment grade of the rating of the offered Notes or a characterization of the offered Notes as other than indebtedness under applicable local law, the subsequent acquisition of the offered Notes (or any interest therein) by a Plan or other employee benefit plan that is subject to Similar Law is prohibited.

Nevertheless, without regard to whether the offered Notes are treated as an equity interest in the Issuer for purposes of the Plan Assets Regulation, the acquisition or holding of offered Notes by, on behalf of or with the assets of, a Plan could be considered to give rise to a Prohibited Transaction if the Issuer, the Depositor, the Servicer, the Administrator, any underwriter, the Owner Trustee, or the Indenture Trustee is or becomes a party in interest or a disqualified person with respect to such Plan.  Depending on the relevant facts and circumstances, certain Prohibited Transaction exemptions may apply to the acquisition and holding of the offered Notes by Plans—for example:

Tables of Contents
•	PTCE 96-23, which exempts certain transactions effected by an “in-house asset manager”;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

•	PTCE 84-14, which exempts certain transactions effected by a “qualified professional asset manager.”

In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase and holding of the offered Notes by Plans.  There can be no assurance, however, that any of these exemptions will apply with respect to any Plan’s investment in the offered Notes, or that an exemption, if it did apply, would apply to all Prohibited Transactions that may occur in connection with the investment.

ERISA also imposes certain duties on persons who are fiduciaries of Plans, including the requirements of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.  Each Fiduciary of a Plan must determine whether the acquisition, holding and disposition of the offered Notes (or any interest therein) and the operations of the Issuer would result in Prohibited Transactions.

A fiduciary of a Plan must also determine whether the purchase of an offered Note (or any interest therein) is consistent with its fiduciary duties under ERISA, based on the particular investment needs of the Plan, and would result in a nonexempt Prohibited Transaction.  Moreover, any person considering an investment in the offered Notes (or any interest therein) by, on behalf of or with the assets of, a Plan should consult with counsel if the Depositor, MBFS USA, the Servicer, an underwriter, the Indenture Trustee, the Owner Trustee, a provider of credit support or any of their respective affiliates:

•	has investment or administrative discretion with respect to the Plan’s assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee and pursuant to an agreement or understanding; or

•	is an employer maintaining or contributing to the Plan.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and non-U.S. plans, as described in Section 4(b)(4) of ERISA are not subject to ERISA or Section 4975 of the Internal Revenue Code but may be subject to Similar Law.  An employee benefit plan that is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  A fiduciary of any such plans considering a purchase of the offered Notes should consult its legal advisors to confirm that the acquisition, holding and disposition of the offered Notes (or any interest therein) will not result in a violation of any applicable Similar Law.

A fiduciary of a Plan considering the purchase of offered Notes should consult its tax and/or legal advisors  as to the potential applicability of ERISA and the Internal Revenue Code to such investment, as well as the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.  Moreover, each Plan Fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Tables of Contents
By acquiring an offered Note (or any interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan or other employee benefit plan or arrangement, its fiduciary) is deemed to represent and warrant that either (i) it is not, and is not acquiring the offered Note (or any interest therein) with the assets of, a Plan or other employee benefit plan or arrangement that is subject to Similar Law; or (ii)(a) the acquisition, holding and disposition of the offered Note (or any interest therein) will not give rise to a nonexempt Prohibited Transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law and (b) such offered Note has at least one investment grade rating from a nationally recognized statistical rating organization at the time of purchase and has not been characterized as other than indebtedness under applicable local law.  No Plan or other employee benefit plan or arrangement that is subject to Similar Law may acquire the Class A‑1 Notes.

The issuance of the offered Notes does not constitute a fiduciary action by the Issuer, the Servicer, the Administrator, any underwriter or any of their respective affiliates, agents or employees with respect to a Plan or other benefit plan subject to any Similar Law.  Any prospective Plan and other employee benefit plan investors considering the purchase of the offered Notes (or any interest therein) should consult with their legal advisors concerning the potential applicability of ERISA and Section 4975 of the Internal Revenue Code or any Similar Law, the effect of the assets of the Issuer being deemed “plan assets” and the applicability of any exemption prior to making an investment in the offered Notes.  Each Plan Fiduciary, including each fiduciary of employee benefit plan subject to any Similar Law considering the purchase of offered Notes (or any interest therein) should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code.  Section 401(c) of ERISA addresses the status of the assets of insurance company general accounts as "plan assets".  Under Section 401(c) of ERISA, the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code.  The general account regulations do not exempt from treatment as “plan assets” assets in an insurance company’s general account that support insurance policies issued to Plans after December 31, 1998.  The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.  Plan investors considering the purchase of offered Notes on behalf of an insurance company general account should consult their legal advisors regarding the “plan asset” implications of such purchase. The general account regulations should not, however, adversely affect the applicability of PTCE 95‑60.

Ratings

The Sponsor expects that the offered Notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the Sponsor to rate the offered Notes.  The ratings of the offered Notes will be based primarily upon the value of the Leases and the Leased Vehicles and the Reserve Fund.  There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant.  In the event that a rating with respect to the offered Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the offered Notes.

The ratings of the offered Notes should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold the offered Notes, inasmuch as such a rating does not comment as to market price or suitability for a particular investor.  The ratings of the offered Notes address the likelihood of the payment of principal of and interest on the offered Notes pursuant to their terms.

There can be no assurance as to whether any rating agency other than the Rating Agencies will rate the offered Notes or, if one does, what rating will be assigned by such other rating agency.  A rating on the offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered Notes by the Rating Agencies.

Tables of Contents
None of the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Administrator or any of their respective affiliates will be required to monitor any changes to the ratings on the offered Notes.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below, for whom MUFG Securities Americas Inc., BNP Paribas Securities Corp. and Citigroup Global Markets Inc. are acting as representatives, and each of those underwriters has severally agreed to purchase, the initial principal amounts of offered Notes set forth opposite its name:

Underwriters of the Notes	Principal Amount of Class A-2A Notes		Principal Amount of Class A-2B Notes		Principal Amount of Class A-3 Notes			Principal Amount of Class A-4 Notes
MUFG Securities Americas Inc.	$		$		$			$
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
BofA Securities, Inc
SMBC Nikko Securities America, Inc.
Total		$(1)		$(1)		$368,500,000	(2)		$60,750,000	(2)

(1)
If the Initial Note Balance is $1,017,750,000, the principal amount of the Class A-2 Notes will be $368,500,000.  If the Initial Note Balance is $1,283,250,000, the principal amount of the Class A-2 Notes will be $464,500,000.  Allocation of such principal amount between the Class A-2A Notes and the Class A-2B Notes will be determined no later than the day of pricing.

(2)
If the Initial Note Balance is $1,017,750,000, the principal amount of the Class A-3 Notes and the Class A-4 Notes will be as set forth in the table.  If the Initial Note Balance is $1,283,250,000, the principal amount of the principal amount of the Class A-3 Notes will be $464,500,000 and the principal amount of the Class A-4 Notes will be $76,250,000.

The Depositor has been advised by the representatives of the underwriters that the underwriters propose initially to offer the offered Notes to the public at the applicable prices set forth on the cover page of this prospectus.  After the initial public offering of the offered Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus.  After the initial public offering of the offered Notes, these discounts and commissions may change.  The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of offered Notes shall be as follows:

	Selling Concessions not to exceed(1)	Reallowance not to exceed
Class A-2A Notes	%	%
Class A-2B Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%

(1)	Due to sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concessions they would otherwise be entitled to receive.

The Notes are new issues of notes and there currently is no secondary market for the offered Notes.  One or more of the underwriters may participate in making a secondary market for the offered Notes, but will not be obligated to do so.  We cannot assure you that a secondary market for the offered Notes will develop.  If a secondary market for the offered Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with MBFS USA, the Servicer, the Depositor and their respective affiliates.  The Indenture Trustee at the direction of the Servicer may, from time to time, invest the funds in the trust accounts in investments acquired from or issued by the underwriters or their affiliates.

Tables of Contents
MBFS USA and the Depositor have agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

The closing of the sale of each class of offered Notes is conditioned on the closing of the sale of each other class of offered Notes.  The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered Notes is subject to, among other things, the receipt of certain legal opinions.

Stabilization Transactions, Short Sales and Penalty Bids

Until the distribution of the Notes being offered pursuant to this prospectus is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the Notes.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the Notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the Notes.

The underwriters may make short sales in the Notes being sold in connection with an offering (i.e., they sell more Notes than they are required to purchase in the offering).  This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional Notes in the offering.  The underwriters must close out any naked short position by purchasing Notes in the open market.  A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.  Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes.

The underwriters may also impose a penalty bid on certain underwriters and selling group members.  This means that if the underwriters purchase Notes in the open market to reduce the underwriters’ short position or to stabilize the price of such Notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Notes as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of the security.

Neither the Depositor nor any of the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor any of the underwriters will make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

EU Securitization Rules and UK Securitization Rules

Investors should be aware of certain requirements imposed by European Union and United Kingdom legislation in respect of investments in securitizations (as defined in the applicable legislation), including as follows.

The EU Securitization Rules place certain conditions on investments in a securitization by any “institutional investor”, defined under the EU Securitization Rules to include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU that manage and/or market alternative investment funds in the European Union; (d) undertakings for collective investment in transferable securities (“UCITS”) management companies, as defined in Directive 2009/65/EC, and internally managed UCITS; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the prescribed conditions to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR).

Tables of Contents
In addition, the UK Securitization Rules place certain conditions on investments in a securitization by any “institutional investor”, defined under the UK Securitization Rules to include: (a) insurance undertakings and reinsurance undertakings as defined in FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the United Kingdom, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the United Kingdom; (d) UCITS as defined in FSMA, which are authorized open ended investment companies as defined in FSMA, and management companies as defined in FSMA; (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of the domestic law of the United Kingdom by virtue of the EUWA and as amended (the “UK CRR”); and (f) FCA investment firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the prescribed conditions to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR).

Any investor subject to the EU Securitization Rules or the UK Securitization Rules (as applicable) is required (amongst other things), prior to investing in a securitization, to verify certain matters, including that (a) certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender retains a material net economic interest in the securitization in accordance with the EU Securitization Rules or the UK Securitization Rules (as applicable), and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made available information in accordance with the EU Securitization Rules or the UK Securitization Rules (as applicable).

None of MBFS USA, the Depositor, the Issuer or any other party to the transaction described in this prospectus is required, or intends, to retain an economic interest in such transaction, or to take any other action with regard to such transaction, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules.  In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any Noteholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.  In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any Noteholder or any other person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.

Consequently, the offered Notes may not be a suitable investment for any person required to comply with the EU Securitization Rules or the UK Securitization Rules in respect of any investment in the offered Notes, and this may, among other things, have a negative impact on the value and liquidity of the offered Notes, and otherwise affect the secondary market for the offered Notes.

  It is expected that, with effect from November 1, 2024, the UK Securitization Regulation and certain related measures will be repealed, and the Future UK Securitization Laws will be implemented. The scope and requirements of the Future UK Securitization Laws will be broadly similar to those of the UK Securitization Regulation and such related measures, but there will be differences between the two regimes, some of which may be significant for affected parties. The Future UK Securitization Laws will (amongst other things) make provision with regard to the “grandfathering” of any securitization in respect of which the securities were issued during the period from January 1, 2019 to October 31, 2024 (inclusive), such that, to the extent (and subject to the conditions) specified in the Future UK Securitization Laws, the relevant securitization will continue to be subject to the UK Securitization Regulation and the applicable related measures, notwithstanding their repeal.

None of MBFS USA, the Depositor, the Issuer or any other party to the transaction described in this prospectus intends, at any time, to take any action in respect of such transaction for purposes of, or in connection with, any person’s compliance with any Future UK Securitization Laws.

Prospective investors and Noteholders are responsible for analyzing their own legal and regulatory position, and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered Notes for investment, and, in particular, the scope and applicability of the EU Securitization Rules, the UK Securitization Rules, and any equivalent or similar requirements (including the Future UK Securitization Laws) and their compliance with any applicable requirement under the EU Securitization Rules, the UK Securitization Rules or any such other requirements.

Tables of Contents
European Economic Area Selling Restrictions

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any offered Notes which are the subject of the offering contemplated by this prospectus to any EU Retail Investor in the EEA.  For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered Notes.

United Kingdom Selling Restrictions

Prohibition on sales to UK Retail Investors

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any offered Notes which are the subject of the offering contemplated by this prospectus to any UK Retail Investor in the United Kingdom.  For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered Notes.

Other United Kingdom regulatory restrictions

Each underwriter has represented and agreed, severally and not jointly, that (1) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Depositor and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered Notes in, from or otherwise involving the United Kingdom.

Certain Investment Company Act Considerations

The Issuer is not registered as an “investment company” under the Investment Company Act.  In making this determination, the Issuer is relying on Rule 3a-7 of the Investment Company Act, although other exclusions or exemptions may also be available to the Issuer.

Certain Legal Investment Considerations

As of the Closing Date, the Issuer is structured so as not to constitute a “covered fund” for purposes of the regulations commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Act.

Legal Opinions

Certain legal matters relating to the Notes, including certain federal income tax matters, will be passed upon for the Depositor, the Servicer and the Issuer by the general counsel of the Servicer and Sidley Austin llp, San Francisco, California.  Certain matters of Delaware law will be passed upon for the Depositor and the Issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Katten Muchin Rosenman LLP, New York, New York, will act as counsel for the underwriters.

Tables of Contents
Glossary of Terms

“ABS” means the Absolute Prepayment Model which is used to measure prepayments on leases and described under “Weighted Average Lives of the Notes.”

“ABS Tables” means the tables captioned “Percent of Initial Note Balance at Various ABS Percentages.”

“Accrual Period” means, with respect to all interest-bearing classes of Notes and any Payment Date and

•
the Class A-2B Notes, the period from, and including, the prior Payment Date (or from, and including, the Closing Date with respect to the first Payment Date) to, but excluding, the current Payment Date; and

•
the Class A-2A Notes, Class A-3 Notes and Class A-4, the period from and including the 15th day of the prior calendar month (or from and including the Closing Date, in the case of the first Payment Date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

“Additional Servicing Fee” means, with respect to any Collection Period, the excess of the servicing fee of any successor Servicer for such Collection Period over the Servicing Fee for such Collection Period.

“Administration Agreement” means the Administration Agreement, dated as of September 1, 2024, among the Administrator, the Issuer and the Indenture Trustee, as amended from time to time.

“Administrative Agent” means U.S. Bank Trust National Association, in its capacity as administrative agent under the Collateral Agency Agreement, and it successors in such capacity.

“Administrator” means MBFS USA, in its capacity as administrator under the Administration Agreement, and its successors in such capacity.

“Aggregate Securitization Value” means the sum of the Securitization Values for each Lease and the related Leased Vehicle.

“ALG” means J.D. Power-ALG.

“ALG Current Residual Value” means, for any Lease, the expected wholesale value of the related Leased Vehicle at its Maturity Date based on a residual value estimate of the JA24 edition (July/August edition) provided by J.D. Power-ALG in July 2024.

“ALG Residual Value” means, for any Lease, the expected wholesale value of the related Leased Vehicle at its Maturity Date based on a residual value estimate provided by ALG at the time such Lease was originated.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of September 1, 2024, among the Issuer, the Servicer, the Administrator and the Asset Representations Reviewer, as amended from time to time.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, in its capacity as asset representations reviewer under the Asset Representations Review Agreement, and its successors in such capacity.

“Available Collections” means, for any Payment Date and the related Collection Period, the sum of (1) all amounts received by the Issuer as payments on the Exchange Note, as described in clauses (2) through (4) under “The Exchange Note—Payments on the Exchange Note” and (2) investment earnings, net of any applicable investment losses and expenses, on funds on deposit in the Issuer accounts.

Tables of Contents
“Available Funds” means, for any Payment Date and the related Collection Period, the sum of Available Collections and any Reserve Fund Draw Amount.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator (on behalf of the Issuer) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuer) as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator (on behalf of the Issuer) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuer) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator (on behalf of the Issuer) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuer) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator (on behalf of the Issuer) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuer) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator (on behalf of the Issuer) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

Tables of Contents
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Base Monthly Payment” means, with respect to any Lease, a level amount payable monthly in advance by the related lessee that provides a fixed internal rate of return, and amortizes the net capitalized cost of such Lease to the Contract Residual Value of the related Leased Vehicle over the lease term.

“Basic Servicing Agreement” means the Second Amended and Restated Servicing Agreement, dated as of May 1, 2023, among the Titling Trust, the Collateral Agent and the Servicer.

“Benefit Plan Investor” means any purchaser of transferee that is a Plan or using assets of a Plan.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, Delaware, Michigan and the State in which the executive offices of the Indenture Trustee are located, are authorized by law, regulation or executive order to be closed.

“Certificateholder” means any holder of the Certificates, which shall initially be the Depositor.

“Certificates” means the asset backed certificates issued by the Issuer, which represent the residual interest in the Issuer.

“CFPB” means the Consumer Financial Protection Bureau, and its successors.

“Class A-1 Notes” means the Issuer’s Class A-1 0.00% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

Tables of Contents
“Class A-2 Notes” means the Class A-2A Notes and the Class A-2B Notes.

“Class A-2A Notes” means the Issuer’s Class A-2A ____% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-2B Notes” means the Issuer’s Class A-2B SOFR Rate  + __% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-3 Notes” means the Issuer’s Class A-3 ____% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-4 Notes” means the Issuer’s Class A-4 ____% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Clayton” means Clayton Fixed Income Services LLC, a Delaware limited liability company, and its successors.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg, and its successors.

“Clearstream Customer” means a participating organization of Clearstream.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be on or about September __, 2024.

“Collateral Agency Agreement” means the Second Amended and Restated Collateral Agency Agreement, dated as of May 1, 2023, among the Titling Trust, the Administrative Agent, the Collateral Agent and the Lender, as amended from time to time.

“Collateral Agent” means Collateral Title Co., in its capacity as collateral agent under the Collateral Agency Agreement, and its successors in such capacity.

“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month (or, in the case of the first Collection Period, the period from but excluding the Cutoff Date to and including the last day of the calendar month immediately preceding the calendar month in which the first Payment Date occurs).

“Collections” means, for any Payment Date and the related Collection Period, an amount equal to the sum of (1) the amounts received on the Reference Pool Assets deposited into the Exchange Note Collection Account, (2) Servicer Advances made by the Servicer, (3) Repurchase Payments and (4) in the case of an Optional Purchase, the Optional Purchase Price; provided, however, that (a) any amounts received with respect to a Lease for which a Repurchase Payment has been included in the Collections for any prior Collection Period and (b) any payments received on any Lease to the extent that the Servicer has previously made a Servicer Advance with respect to such Lease and is entitled to reimbursement from such payment, will be excluded.

“Contract Rate” means, with respect to any Lease, the internal rate of return used to calculate the related Base Monthly Payment.

“Contract Residual Value” means the value of the related Leased Vehicle at the related Maturity Date established or assigned by the Servicer at the time of origination of such Lease.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“Cutoff Date” means the close of business on July 31, 2024.

Tables of Contents
“Cutoff Date Aggregate Securitization Value” means the sum of the Securitization Values as of the Cutoff Date.

“Defaulted Lease” means a Lease with respect to which, at any time prior to the related Maturity Date, (1) an amount equal to 10% or more of any related Base Monthly Payment remains unpaid for 120 days or more from the related due date, (2) such Lease has been identified by the Servicer as uncollectible, (3) the related Leased Vehicle has been repossessed and the related Lease has been terminated, (4) such Lease has been written off by the Servicer in accordance with its customary servicing procedures for writing off lease contracts for Leased Vehicles other than with respect to repossessions or (5) in respect of which the Servicer’s records, in accordance with its customary servicing practices, indicate that all insurance proceeds expected to be received have been received following a casualty or other loss with respect to the related Leased Vehicle.

“Defaulted Vehicle” means a Leased Vehicle related to a Defaulted Lease.

“Definitive Notes” means any Notes that are issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee.

“Delegated Directive” means Commission Delegated Directive (EU) 2017/593, as amended.

“Deposit Date” means, for each Payment Date, the Business Day preceding such Payment Date.

“Depositor” means Mercedes-Benz Trust Leasing LLC, a Delaware limited liability company, and its successors.

“Depository” means DTC and any successor depository selected by the Indenture Trustee or the Administrator, as applicable.

“Determination Date” means, with respect to any Payment Date, the second Business Day preceding such Payment Date.

“Distribution Account” means a trust account established by the securities intermediary on behalf of the Indenture Trustee in its name on behalf of the Noteholders, into which amounts released from the Exchange Note Collection Account and, when necessary, from the Reserve Fund, will be deposited and from which all distributions to the Noteholders will be made.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.

“DOL” means the United States Department of Labor, and its successors.

“DTC” means The Depository Trust Company and any successors.

“EEA” means the European Economic Area.

“Eligible Account” means a trust account (1) maintained with a depository institution or trust company (i)(a) the short-term unsecured debt obligations of which are rated (or such depository institution or trust company has an issuer rating) in the highest short-term rating category (excluding any “+” signs associated with such rating) by each Rating Agency or (b) having corporate trust powers and a long-term unsecured debt rating that is rated “investment grade” by (or such depository institution or trust company has an issuer rating of at least “investment grade” from) each Rating Agency (including a rating of, if Fitch Ratings, Inc. is a Rating Agency, at least “A”) and (ii) which is maintained in a segregated trust account in the corporate trust department of such depository institution or trust company or (2) maintained with the Securities Intermediary or an affiliate (so long as the Securities Intermediary or such affiliate continues to meet the rating requirements for the Indenture Trustee set forth in the Indenture).

Tables of Contents
“Eligible Investments” means certain high-quality, highly liquid short-term investments that are cash equivalents acceptable to the Rating Agencies that are consistent with their initial ratings of the offered Notes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU PRIIPS Regulation” means Regulation (EU) No 1286/2014, as amended.

“EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

“EU Qualified Investor” means a qualified investor as defined in Article 2 of the EU Prospectus Regulation.

“EU Retail Investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EU Qualified Investor.

“EU Securitization Rules” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017, as amended, together with all relevant implementing regulations, and all regulatory and/or implementing technical standards applicable in relation thereto, and any relevant guidance and directions published in relation thereto by any relevant regulatory authority or by the European Commission.

“EUWA” means the European Union (Withdrawal) Act 2018, as amended.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V., and its successors.

“Events of Default” under the Indenture will consist of the events specified under “Description of the Notes—Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Note” means the exchange note (1) issued by the Titling Trust to the Lender, (2) sold by the Lender to the Depositor under the First-Tier Sale Agreement and (3) sold by the Depositor to the Issuer under the Second-Tier Sale Agreement, and which represents an indirect interest in the Reference Pool.

“Exchange Note Collection Account” means an account established by the Servicer at the Securities Intermediary under the Servicing Supplement into which amounts received in respect of the Reference Pool are deposited.

“Exchange Note Default” means each of the events specified under “The Exchange Note—Exchange Note Default.”

“Exchange Note Interest Payment Amount” means, with respect to any Payment Date, an amount equal to the sum of (1) the interest accrued at the Exchange Note interest rate equal to ____% during the related interest period on the principal amount of the Exchange Note as of the first day of that interest period, plus (2) the portion of the Exchange Note Interest Payment Amount, if any, that was not paid on any prior Payment Date, plus interest on such unpaid amount, to the extent permissible by law, at the Exchange Note interest rate.

“Exchange Note Principal Payment Amount” means an amount equal to the sum of (1) the difference between (a) the Aggregate Securitization Value of all Leases and related Leased Vehicles in the Reference Pool as of the close of business on the last day of the immediately preceding Collection Period, minus (b) the Aggregate Securitization Value of all Leases and related Leased Vehicles in the Reference Pool as of the close of business on the last day of the related Collection Period, plus (2) the portion of the Exchange Note Principal Payment Amount, if any, that was not paid on any prior Payment Date; provided, that, for each Payment Date occurring on or after the maturity date for the Exchange Note or after the acceleration of the Exchange Note, the Exchange Note Principal Payment Amount will equal the entire outstanding principal amount of the Exchange Note as of such Payment Date.

Tables of Contents
“Exchange Note Supplement” means the supplement to the Collateral Agency Agreement, dated as of September 1, 2024, among the Titling Trust, the Administrative Agent, the Collateral Agent, the Lender, the Servicer, and the Indenture Trustee, under which the Exchange Note is issued, as amended from time to time.

“FATCA” means the Foreign Account Tax Compliance Act of 2009, as enacted and codified under Sections 1471-74 of the Internal Revenue Code, as amended.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“Final Scheduled Payment Date” means for (i) the Class A-1 Notes, October 15, 2025, (ii) the Class A‑2A Notes and Class A-2B Notes, December 15, 2026, (iii) the Class A-3 Notes, February 15, 2028 and (iv) the Class A-4 Notes, June 17, 2030.

“First-Tier Sale Agreement” means the sale agreement, dated as of September 1, 2024, between MBFS USA and the Depositor, pursuant to which MBFS USA sells the Exchange Note to the Depositor, as amended from time to time.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person that is not a partnership.

“FRBNY’s Website” means the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the FRBNY’s website.

“FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom, as amended.

“Future UK Securitization Laws” means such laws, rules and guidance relating to securitization as may be implemented in the United Kingdom upon the repeal of the UK Securitization Regulation and certain related measures

“Indenture” means the Indenture, dated as of September 1, 2024, between the Issuer and the Indenture Trustee, as amended from time to time.

“Indenture Trustee” means U.S. Bank Trust Co., as indenture trustee under the Indenture, and its successors in such capacity.

“Initial Beneficiary” means Mercedes-Benz Trust Holdings LLC, a Delaware limited liability company, in its capacity as initial beneficiary under the Titling Trust Agreement, and its successors in such capacity.

“Initial Note Balance” means the amount set forth on the cover page of this prospectus above the Issuer’s name.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

Tables of Contents
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Insolvency Event” means, with respect to any person, (1) the making of a general assignment for the benefit of creditors; (2) the filing of a voluntary petition in bankruptcy; (3) being adjudged as bankrupt or insolvent, or having had entered against such person an order for relief in any bankruptcy or insolvency proceeding; (4) the filing by such person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Laws; (5) the filing by such person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such person in any proceeding specified in clause (8) below; (6) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such person or of all or any substantial part of the assets of such person; (7) the failure by such person generally to pay its debts as such debts become due; (8) the failure to obtain dismissal within 90 days of the commencement of any proceeding against such person seeking (a) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or (b) the appointment of a trustee, liquidator, receiver or similar official, in each case of such person or of such person’s assets or any substantial portion thereof; and (9) the taking of action by such person in furtherance of any of the foregoing.  The foregoing definition of “Insolvency Event” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Delaware Limited Liability Company Act.

“Insolvency Laws” means insolvency laws under the Bankruptcy Code or similar applicable State laws.

“Insurance Distribution Directive” means Directive (EU) 2016/97, as amended.

“Interest Carryover Shortfall Amount” means, with respect to any Payment Date and a class of interest-bearing Notes, the excess, if any, of the Interest Distributable Amount for that class of Notes on the immediately preceding Payment Date over the amount in respect of interest that is actually paid to the related holders of the Notes of that class on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Payment Date at the applicable Interest Rate.

“Interest Distributable Amount” means, with respect to any Payment Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class of Notes for that Payment Date.

“Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth on the cover page of this prospectus.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the Internal Revenue Service, and its successors.

“Issuer” means Mercedes-Benz Auto Lease Trust 2024-B, a Delaware statutory trust, and its successors.

“Lease Balance” means, for any Lease, the present value of the remaining Base Monthly Payments owed by the lessee and the present value of the Contract Residual Value of the related Leased Vehicle, each determined using a discount rate equal to the Contract Rate.

“Lease Default” means a default by the related lessee under a Lease.

“Leased Vehicles” means the Mercedes-Benz passenger cars and sport utility vehicles allocated to the Reference Pool.

Tables of Contents
“Leases” means the portfolio of motor vehicle retail lease contracts backed by the related Leased Vehicles allocated to the Reference Pool.

“Lender” means MBFS USA, in its capacity as Lender under the Collateral Agency Agreement, and its successors in such capacity.

“Liquidated Lease” means, with respect to any Collection Period, a Lease (1) in respect of which the related Leased Vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of such Lease or (2) that terminated more than 120 days prior to the end of such Collection Period and the related Leased Vehicle has not been sold or otherwise disposed of by the Servicer as of the end of such Collection Period.

“Liquidated Vehicle” means the Leased Vehicle related to a Defaulted Lease or a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Defaulted Lease or Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the related lessee) or other expenses incurred prior to repossession, recovery or return of the related Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of such Liquidated Vehicle that has been repossessed, recovered or returned or has reached its Maturity Date and expenses incurred in connection with making claims for any Liquidation Expenses and amounts required by applicable law or under the terms of the related Liquidated Lease to be remitted to the related lessee.

“Matured Vehicle” means a Leased Vehicle with respect to a Lease that has reached its Maturity Date.

“Maturity Date” means the scheduled termination date specified in the related Lease.

“Maturity Date Purchase Option Amount” means an amount equal to (i) the sum of (a) the purchase option amount at end of Lease term specified in the Lease, (b) the purchase option fee specified in the Lease, if any, (c) any other fees and taxes related to the purchase of the Leased Vehicle and (d) any due and unpaid payments and other charges under the Lease minus (ii) any concessions granted to the related lessee by MBFS USA.

“MB USA” means Mercedes-Benz USA, LLC, a Delaware limited liability company, and its successors.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company, and its successors.

“Merger Agreement” means the Merger Agreement, dated as of January 31, 2023, among Daimler Trust, as target trust, Mercedes-Benz Vehicle Trust, as surviving trust, the Titling Trustee and the Initial Beneficiary.

“Merger Effective Time” means 11:00 p.m. eastern time on January 31, 2023, the effective time set forth in the Merger Agreement.

“MiFID II” means Directive 2014/65/EU, as amended.

“Monthly Interest Distributable Amount” means, with respect to any Payment Date and any class of interest-bearing Notes, the interest due on that class of Notes for the related Accrual Period calculated based on the Interest Rate and the principal amount of that class of Notes on the preceding Payment Date after giving effect to all payments of principal to holders of that class of Notes on or prior to that Payment Date, or, in the case of the first Payment Date, on the original principal amount of that class of Notes as of the Closing Date.

“Monthly Remittance Condition” means that (1) MBFS USA is the Servicer and is a direct or indirect wholly owned subsidiary of Mercedes-Benz Group AG, (2) there exists no Servicer Default and (3) Mercedes-Benz Group AG’s and MBFS USA’s short-term unsecured debt is rated in the highest short-term rating category (excluding any “+” signs associated with such rating) by each Rating Agency.

Tables of Contents
“Net Liquidation Proceeds” means gross amounts (other than administrative charges) received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Residual Value), the proceeds of any repossession, recovery or any collection effort, the proceeds of recourse or similar payments payable under the such Lease, receipt of net insurance proceeds, application of the related security deposit, the proceeds of any disposition fees or otherwise, net of related Liquidation Expenses.

“Nonrecoverable Advance” will mean an amount equal to a Servicer Advance that the Servicer determines in its sole discretion is not recoverable from payments made on or in respect of the related Lease (including from liquidation proceeds).

“Note Balance” means as of any date of determination, the aggregate principal amount of the Notes or of a class of Notes, as applicable.

“Note Owners” means the beneficial owners of the Notes.

“Noteholder” means any holder of a class of Notes.

“Notes” means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

“OID” means original issue discount.

“OLA” means the Orderly Liquidation Authority.

“Optional Purchase” means the purchase by the Servicer, at its option, of the Exchange Note from the Issuer on any Payment Date on which the Note Balance of the Notes is 5% or less of the Initial Note Balance, after giving effect to all principal payments on such Payment Date.

“Optional Purchase Price” means the purchase price for the Exchange Note, which will be equal to the unpaid principal amount of the Exchange Note plus accrued and unpaid interest as of the last day of the Collection Period relating to the Payment Date on which the Optional Purchase will occur; provided, that such amount may not be less than the Redemption Price for the Notes plus any amounts due to the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Administrative Agent and the Asset Representations Reviewer on the related Payment Date.

“Other Exchange Note” means an exchange note secured by and paid principally from the leases and leased vehicles allocated to an Other Reference Pool, other than the Exchange Note transferred to the Issuer.

“Other Reference Pool” means a reference pool related to an Other Exchange Note.

“Outstanding Balance” means, with respect to a Lease, the present value of the remaining Base Monthly Payments owed by the lessee and the present value of the Contract Residual Value of the related Leased Vehicle, each determined using a discount rate equal to the Contract Rate.

“Owner Trustee” means Wilmington Trust, National Association, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Payment Date” means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning October 15, 2024.

“Plan” means an employee benefit or other plan or arrangement (including an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and entities deemed to hold the “plan assets” of the foregoing.

Tables of Contents
“Plan Assets Regulation” means a regulation issued by the DOL set forth at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Plan Fiduciary” means any fiduciary purchasing a Note (or interest therein) on behalf of a Plan.

“Principal Distribution Amount” means the sum of the Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

“Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to (1) the Note Balance of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) minus (2) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date; provided, however, that the Priority Principal Distribution Amount after the Final Scheduled Payment Date of any class of Notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Notes to zero.

“Prohibited Transactions” means certain transactions between a Plan and a disqualified person under Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

“PTCE” means Prohibited Transaction Class Exemption.

“Pull-Ahead Payments” means any amounts deposited into the Exchange Note Collection Account with respect to any Lease terminated by the related lessee prior to its Maturity Date as described under “MBFS USA—Extensions and Pull-Ahead Programs.”

“Rating Agency” means each of the two nationally recognized statistical rating organizations hired by the Sponsor to assign ratings to the Notes.

“Record Date” means the close of business on the Business Day immediately preceding the Payment Date or redemption date, as applicable, or, with respect to any Definitive Notes, the last Business Day of the month preceding the Payment Date or the redemption date, as applicable.

“Redemption Price” means the Note Balance of the Notes plus accrued and unpaid interest to but excluding the date of redemption.

“Reference Pool” means the portion of the revolving facility pool allocated to the Exchange Note.

“Reference Pool Assets” means the Leases and Leased Vehicles.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to the difference between (1) the excess, if any, of (a) the Note Balance as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) over (b) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date less the Target Overcollateralization Amount and (2) the Priority Principal Distribution Amount, if any, with respect to that Payment Date.

“Regulation AB” means Regulation AB under the Securities Act, as amended.

“Regulation RR” means Regulation RR under the Exchange Act, as amended.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Relief Act” means the Servicemembers Civil Relief Act, as amended.

Tables of Contents
“Repurchase Payment” means the amount required to be deposited by the Servicer into the Exchange Note Collection Account equal to the initial Securitization Value of a Lease required to be repurchased from the Reference Pool, less the principal portion of all payments made in respect of such Lease since the Cutoff Date, and including any interest accrued and unpaid with regard to such Lease.

“Required Payment Amount” means, for any Payment Date, the aggregate amount to be applied on that Payment Date in accordance with clauses (1) through (3) under “Application of Available Funds—Priority of Payments.”

“Reserve Fund” means the segregated trust account established by the Servicer at the Securities Intermediary in the name of the Indenture Trustee, for the benefit of the Noteholders.

“Reserve Fund Amount” means the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Payment Date (or in the case of the first Payment Date, the Closing Date).

“Reserve Fund Deposit” means an amount equal to at least 0.25% of the Cutoff Date Aggregate Securitization Value.

“Reserve Fund Draw Amount” means, for any Payment Date, the lesser of:

•	the amount, if any, by which the Required Payment Amount for that Payment Date exceeds the Available Collections for that Payment Date; and

•	the Reserve Fund Amount;

provided, however, that, if on the last day of the related Collection Period the Reserve Fund Amount exceeds the Note Balance, the Reserve Fund Draw Amount for that Payment Date will equal the Reserve Fund Amount for that Payment Date.

“Reserve Fund Required Amount” will equal:

•
at least 0.25% of the Cutoff Date Aggregate Securitization Value, or at least $2,875,005.20 if the Initial Note Balance is $1,017,750,000, or at least $3,624,993.55 if the Initial Note Balance is $1,283,250,000; or

•	on any Payment Date occurring on or after the date on which the Note Balance of the Notes has been reduced to zero, zero;

provided, that the required amount may not be greater than the aggregate principal amount of the Notes.

“Residual Value” means, with respect to a Leased Vehicle, the lowest of the Contract Residual Value, the ALG Residual Value and the ALG Current Residual Value.

“Sales Proceeds” means, with respect to a Leased Vehicle, all proceeds received from the sale of such Leased Vehicle, net of related disposition expenses.

“SEC” means the Securities and Exchange Commission, and its successors.

“Second-Tier Sale Agreement” means the sale agreement, dated as of September 1, 2024, between the Depositor and the Issuer, pursuant to which the Depositor sells the Exchange Note to the Issuer, as amended.

“Securities” means collectively, the Notes and the Certificates.

“Securities Act” means the Securities Act of 1933, as amended.

Tables of Contents
“Securities Intermediary” means U.S. Bank N.A., as securities intermediary, and its successors in such capacity.

“Securitization Rate” means, for any Lease and the related Leased Vehicle, the greater of (i) the Contract Rate set forth in the related lease agreement and (ii) 10.95%.

“Securitization Value” means with respect to any Lease (1) for each Lease as of the Cutoff Date, the sum of the present values, calculated using a discount rate equal to the Securitization Rate, of (a) the aggregate Base Monthly Payments remaining on such Lease (including Base Monthly Payments due but not yet paid) and (b) the Residual Value of the related Leased Vehicle, (2) for each Lease that was not or did not become a Defaulted Lease or Liquidated Lease as of the last day of any Collection Period, the Securitization Value of such Lease as of the Cutoff Date less the principal portion of all payments made in respect of such Lease since the Cutoff Date and (3) (a) for each related Leased Vehicle repurchased by the Servicer during or prior to the Collection Period before its Maturity Date and (b) for each Lease that became a Liquidated Lease or a Defaulted Lease during or prior to the Collection Period before its Maturity Date, zero.

“Securityholder” means any Noteholder or Certificateholder.

“Servicer” means MBFS USA, in its capacity as servicer under the Servicing Agreement, and its successors in such capacity.

“Servicer Advance” means an amount equal to the aggregate scheduled Base Monthly Payments due on a Lease but not received (or not received in full) during and prior to the related Collection Period.

“Servicer Default” under the Servicing Agreement will consist of the events specified under “Description of the Transaction Documents—Servicer Defaults.”

“Servicing Agreement” means the Basic Servicing Agreement, as supplemented by the Servicing Supplement, as amended from time to time.

“Servicing Fee” means the amount payable to the Servicer on each Payment Date, equal to the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first Payment Date) and the Aggregate Securitization Value as of the first day of the related Collection Period (or as of the Cutoff Date in the case of the first Payment Date).

“Servicing Supplement” means the servicing supplement, dated as of September 1, 2024, among the Titling Trust, the Collateral Agent and the Servicer, entered into in connection with the issuance of the Exchange Note that sets forth certain specific rights and duties of the Servicer related to the Reference Pool, as amended from time to time.

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Similar Law” means any federal, State, local or non-U.S. law or regulation that imposes requirements substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuer) decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator (on behalf of the Issuer) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuer) determines that no market practice exists, in such other manner as the Administrator (on behalf of the Issuer) determines is reasonably necessary).

Tables of Contents
“Specified Interest” means a beneficial interest in all or a portion of the revolving facility pool and other Titling Trust Assets.

“Specified Interest Certificate” means a certificate evidencing the Specified Interest.

“Sponsor” means MBFS USA, and its successors.

“State” means any of the 50 states of the United States or the District of Columbia.

“Target Overcollateralization Amount” means, with respect to any Payment Date, 13.00% of the Cutoff Date Aggregate Securitization Value.

“Titling Trust” means Mercedes-Benz Vehicle Trust, a Delaware statutory trust (as successor by merger to Daimler Trust with respect to all outstanding agreements, instruments and obligations to which Daimler Trust was a party as of the Merger Effective Time, as set forth in the Merger Agreement), and its successors.

“Titling Trust Administrator” means MBFS USA, in its capacity as titling trust administrator under the Titling Trust Agreement, and its successors in such capacity.

“Titling Trust Agreement” means the Amended and Restated Titling Trust Agreement, dated as of January 31, 2023, among the Titling Trust Administrator, the Initial Beneficiary and the Titling Trustee.

“Titling Trust Assets” means the assets of the Titling Trust described under “The Titling Trust—Purpose of the Titling Trust.”

“Titling Trustee” means BNY Mellon Trust of Delaware, a Delaware banking corporation, as trustee under the Titling Trust Agreement.

“Transaction Documents” means the Exchange Note, the Titling Trust Agreement, the Indenture, the Trust Agreement, the Servicing Agreement, the Administration Agreement, the Collateral Agency Agreement, the Exchange Note Supplement, the Asset Representations Review Agreement, the First-Tier Sale Agreement and the Second-Tier Sale Agreement.

“Transportation Act” means the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005, Pub. L. No. 109-59, as amended.

“Treasury Regulations” means the Treasury regulations promulgated and proposed under the Internal Revenue Code.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of September 1, 2024, between the Depositor and the Owner Trustee, as amended from time to time.

“Trust Estate” means the property of the Issuer.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means each of the Indenture Trustee and the Owner Trustee, as applicable.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“UK MiFIR Product Governance Rules” means the FCA Handbook Product Intervention and Product Governance Sourcebook.

“UK PRIIPS Regulation” means Regulation (EU) No 1286/2014, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended.

Tables of Contents
“UK Prospectus Regulation” means Regulation (EU) 2017/1129, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended.

“UK Qualified Investor” means a qualified investor as defined in Article 2 of the UK Prospectus Regulation.

“UK Retail Investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of United Kingdom domestic law by virtue of the EUWA, and as amended; or (iii) not a UK Qualified Investor.

“UK Securitization Regulation” means Regulation (EU) 2017/2402 as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019).

“UK Securitization Rules” means the UK Securitization Regulation, together with all relevant technical standards applicable in relation thereto, and any relevant guidance relating thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States” means the United States of America.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•
a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons, as defined in Section 7701(a)(30) of the Internal Revenue Code, have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States Person.

“U.S. Bank” means collectively, U.S. Bank N.A. and U.S. Bank Trust Co.

“U.S. Bank N.A.” means U.S. Bank National Association, and its successors.

“U.S. Bank Trust Co.” means U.S. Bank Trust Company, National Association, and its successors.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Tables of Contents

Appendix A
Mercedes-Benz Auto Lease Trust 2024-B
Static Pool Information for Prior Securitizations

This Appendix A sets forth in tabular format static pool information of specified pools of the leases and leased vehicles included in the lease securitizations of MBFS USA issued during the last five years. The information in this Appendix A consists of summary information about the original characteristics of the prior pools and prepayment, delinquency and loss data for the prior securitized pools as well as graphical presentation of the data.  Because MBFS USA regularly implements changes to various aspects of its origination, purchasing and underwriting policies, the policies used to originate the various static pools included in Appendix A differ somewhat from those used to originate the Reference Pool.  The prior pools are, however, generally comparable since these changes have not been substantial and the leases in the prior pools were originated under the same general underwriting and purchasing policy framework as the Leases in the Reference Pool.  Nevertheless, prepayments, delinquencies and losses for the pool of Leases in the securitization transaction described in this prospectus may differ from the information shown in this Appendix A for prior securitized pools of leases, due to the differing characteristics of the pools along with the varying economic conditions applicable to those securitizations of MBFS USA.

Tables of Contents
Mercedes-Benz Auto Lease Trust 2019-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	January 30, 2019
Cutoff Date	November 30, 2018
Cutoff Date Aggregate Securitization Value	$1,544,995,985.84
Number of Leases	38,227
Average Securitization Value	$40,416.35
Securitization Value Range	$16,465.57 to $233,658.94
Percentage Mercedes-Benz Passenger Cars	57.68%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	42.32%
Aggregate Residual Value	$1,100,930,284.17
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	71.26%
Average Residual Value	$28,799.81
Residual Value Range	$13,178.00 to $123,025.50
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Securitization Value	60.40%
Weighted Average Original Term(2)	37.97 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	23.64 months
Remaining Term Range	2 to 57 months
Weighted Average FICO® Score(2)	788
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 8.70%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2019-A.

Tables of Contents
Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	298	0.78%	$18,290,919.74	1.18%
25 – 36	31,041	81.20	1,185,051,879.69	76.70
37 – 48	6,559	17.16	320,560,068.33	20.75
49 – 60	329	0.86	21,093,118.08	1.37
Total:	38,227	100.00%	$1,544,995,985.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	6,645	17.38%	$226,639,966.22	14.67%
13 – 24	14,662	38.36	564,469,897.32	36.54
25 – 36	14,573	38.12	627,740,584.68	40.63
37 – 48	2,319	6.07	122,613,707.90	7.94
49 – 60	28	0.07	3,531,829.72	0.23
Total:	38,227	100.00%	$1,544,995,985.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the Leased Vehicles by State representing more than 5% of the Total Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	10,591	27.71%	$414,160,488.57	26.81%
Florida	5,297	13.86	210,461,611.39	13.62
New York	4,914	12.85	204,594,669.00	13.24
New Jersey	2,695	7.05	109,347,871.94	7.08
Texas	2,504	6.55	106,388,739.08	6.89
Total:	26,001	68.02%	$1,044,953,379.98	67.64%

(1)	As a percentage of total number of Leases as of the Cutoff Date.
Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
C	9,916	25.94%	$304,620,587.97	19.72%
E	6,741	17.63	276,814,412.84	17.92
GLK/GLC	6,036	15.79	207,484,133.36	13.43
ML/GLE	4,725	12.36	206,895,483.65	13.39
S	2,339	6.12	186,910,608.68	12.10
GL/GLS	2,491	6.52	147,308,842.68	9.53
Total:	32,248	84.36%	$1,330,034,069.18	86.09%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Tables of Contents
Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2019-A (“MBALT 2019-A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2019-A
Pool Factor(1)

1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57 59
MBALT 2019-A Pool Factor
MBALT 2019-A Assumption

(1)	Prepayment assumption based on 100% prepayment speed.

Tables of Contents
MBALT 2019-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	11/30/2018	1,544,995,985.84	1.00	1,544,995,985.84	1.00
1	01/31/2019	1,498,378,902.28	0.97	1,492,090,228.65	0.97
2	02/28/2019	1,464,756,511.75	0.95	1,461,892,701.29	0.95
3	03/31/2019	1,428,451,653.78	0.92	1,426,813,563.77	0.92
4	04/30/2019	1,384,364,256.50	0.90	1,384,631,155.89	0.90
5	05/31/2019	1,340,699,305.31	0.87	1,344,260,268.25	0.87
6	06/30/2019	1,293,392,519.13	0.84	1,310,258,658.20	0.85
7	07/31/2019	1,241,770,769.00	0.80	1,270,003,152.14	0.82
8	08/31/2019	1,182,899,788.15	0.77	1,228,838,418.03	0.80
9	09/30/2019	1,122,457,772.97	0.73	1,189,079,480.93	0.77
10	10/31/2019	1,071,706,542.43	0.69	1,144,677,878.64	0.74
11	11/30/2019	1,019,545,339.27	0.66	1,101,726,327.45	0.71
12	12/31/2019	963,222,059.78	0.62	1,051,217,502.94	0.68
13	01/31/2020	907,130,682.94	0.59	994,950,817.18	0.64
14	02/29/2020	855,466,237.23	0.55	948,845,323.39	0.61
15	03/31/2020	807,280,992.76	0.52	909,611,660.42	0.59
16	04/30/2020	753,894,622.27	0.49	882,695,445.82	0.57
17	05/31/2020	704,701,363.31	0.46	841,709,862.24	0.54
18	06/30/2020	654,845,560.66	0.42	784,979,347.24	0.51
19	07/31/2020	607,832,695.70	0.39	728,549,719.17	0.47
20	08/31/2020	566,413,015.72	0.37	681,417,445.81	0.44
21	09/30/2020	525,207,429.34	0.34	636,655,357.17	0.41
22	10/31/2020	476,923,913.83	0.31	589,223,046.60	0.38
23	11/30/2020	431,674,739.71	0.28	547,022,336.69	0.35
24	12/31/2020	380,045,519.63	0.25	499,515,638.10	0.32
25	01/31/2021	341,289,949.20	0.22	453,283,209.80	0.29
26	02/28/2021	304,960,203.70	0.20	408,729,993.21	0.26
27	03/31/2021	270,625,754.79	0.18	341,288,525.42	0.22
28	4/30/2021	235,708,873.79	0.15	287,296,490.43	0.19*

* The Servicer exercised its option to purchase the 2019-A exchange note on the first payment date on which the aggregate principal amount of the 2019-A notes was 5% or less of the aggregate principal amount of the 2019-A notes as of the closing date.

Tables of Contents
Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2019-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes”.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	11/30/2018	—	—
1	01/31/2019	0.53%	153.21%
2	02/28/2019	0.41%	116.51%
3	03/31/2019	0.42%	106.41%
4	04/30/2019	0.45%	99.26%
5	05/31/2019	0.48%	92.80%
6	06/30/2019	0.43%	73.86%
7	07/31/2019	0.44%	65.70%
8	08/31/2019	0.41%	54.85%
9	09/30/2019	0.38%	46.06%
10	10/31/2019	0.41%	47.38%
11	11/30/2019	0.41%	45.87%
12	12/31/2019	0.42%	46.08%
13	01/31/2020	0.47%	49.45%
14	02/29/2020	0.47%	48.84%
15	03/31/2020	0.45%	46.11%
16	04/30/2020	0.32%	32.66%
17	05/31/2020	0.30%	29.64%
18	06/30/2020	0.35%	34.43%
19	07/31/2020	0.41%	40.11%
20	08/31/2020	0.45%	43.69%
21	09/30/2020	0.47%	45.58%
22	10/31/2020	0.46%	43.69%
23	11/30/2020	0.38%	36.71%
24	12/31/2020	0.26%	25.87%
25	01/31/2021	0.24%	23.99%
26	02/28/2021	0.22%	22.63%
27	03/31/2021	0.41%	43.47%
28	04/30/2021	0.50%	54.23%

Tables of Contents
Delinquency Experience

Set forth below is delinquency information relating to the leases allocated to the reference pool for MBALT 2019-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	01/31/2019	1,492,090,228.65	1,439,566.05	32	0.10%	482,833.29	11	0.03%	-	0	0.00%	0.00	0	0.00%
2	02/28/2019	1,461,892,701.29	1,055,785.05	24	0.07%	456,854.11	12	0.03%	95,092.07	2	0.01%	0.00	0	0.00%
3	03/31/2019	1,426,813,563.77	1,772,233.18	31	0.12%	181,876.79	6	0.01%	279,034.11	7	0.02%	0.00	0	0.00%
4	04/30/2019	1,384,631,155.89	1,584,404.41	37	0.11%	482,934.02	10	0.03%	73,160.55	2	0.01%	0.00	0	0.00%
5	05/31/2019	1,344,260,268.25	1,800,044.50	41	0.13%	545,017.23	13	0.04%	286,688.26	4	0.02%	0.00	0	0.00%
6	06/30/2019	1,310,258,658.20	1,900,612.47	49	0.15%	540,296.83	11	0.04%	139,816.15	5	0.01%	0.00	0	0.00%
7	07/31/2019	1,270,003,152.14	2,076,242.61	57	0.16%	598,278.82	14	0.05%	196,822.59	4	0.02%	0.00	0	0.00%
8	08/31/2019	1,228,838,418.03	2,155,691.26	54	0.18%	375,008.62	11	0.03%	278,036.94	5	0.02%	0.00	0	0.00%
9	09/30/2019	1,189,079,480.93	2,337,344.85	60	0.20%	466,774.60	12	0.04%	142,546.45	4	0.01%	0.00	0	0.00%
10	10/31/2019	1,144,677,878.64	2,583,486.48	63	0.23%	393,508.77	9	0.03%	76,034.02	3	0.01%	0.00	0	0.00%
11	11/30/2019	1,101,726,327.45	2,583,658.95	62	0.23%	628,849.21	17	0.06%	160,221.02	4	0.01%	0.00	0	0.00%
12	12/31/2019	1,051,217,502.94	3,279,034.75	79	0.31%	783,723.69	20	0.07%	458,652.43	11	0.04%	0.00	0	0.00%
13	01/31/2020	994,950,817.18	3,209,205.24	75	0.32%	577,365.89	15	0.06%	126,847.15	4	0.01%	0.00	0	0.00%
14	02/29/2020	948,845,323.39	2,486,805.39	62	0.26%	445,145.23	11	0.05%	192,817.58	5	0.02%	0.00	0	0.00%
15	03/31/2020	909,611,660.42	2,438,433.67	65	0.27%	927,877.43	23	0.10%	198,599.19	4	0.02%	0.00	0	0.00%
16	04/30/2020	882,695,445.82	2,712,848.37	64	0.31%	763,995.36	22	0.09%	722,087.08	18	0.08%	0.00	0	0.00%
17	05/31/2020	841,709,862.24	1,613,308.85	49	0.19%	680,821.46	18	0.08%	338,050.54	9	0.04%	0.00	0	0.00%
18	06/30/2020	784,979,347.24	1,683,262.40	44	0.21%	610,438.61	17	0.08%	229,320.13	6	0.03%	0.00	0	0.00%
19	07/31/2020	728,549,719.17	2,285,415.30	58	0.31%	398,108.87	11	0.05%	252,372.69	7	0.03%	0.00	0	0.00%
20	08/31/2020	681,417,445.81	2,561,104.16	73	0.38%	696,138.14	16	0.10%	180,565.75	5	0.03%	0.00	0	0.00%
21	09/30/2020	636,655,357.17	2,012,050.77	57	0.32%	823,766.81	23	0.13%	165,588.09	4	0.03%	0.00	0	0.00%
22	10/31/2020	589,223,046.60	1,993,395.56	54	0.34%	492,899.32	12	0.08%	439,715.66	11	0.07%	0.00	0	0.00%
23	11/30/2020	547,022,336.69	1,849,110.43	52	0.34%	579,178.03	16	0.11%	236,085.46	4	0.04%	0.00	0	0.00%
24	12/31/2020	499,515,638.10	2,297,562.99	63	0.46%	507,892.52	16	0.10%	341,642.87	8	0.07%	0.00	0	0.00%
25	01/31/2021	453,283,209.80	1,851,416.57	50	0.41%	718,976.98	17	0.16%	244,969.03	6	0.05%	0.00	0	0.00%
26	02/28/2021	408,729,993.21	1,936,657.67	49	0.47%	520,465.47	15	0.13%	440,346.79	10	0.11%	0.00	0	0.00%
27	03/31/2021	341,288,525.42	1,743,512.63	44	0.51%	262,994.76	7	0.08%	168,034.26	5	0.05%	0.00	0	0.00%
28	04/30/2021	287,296,490.43	743,724.72	24	0.26%	394,551.76	10	0.14%	80,118.36	3	0.03%	0.00	0	0.00%

Tables of Contents
Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2019-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Proceeds and Recoveries ($)	Net Credit L oss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	01/31/2019	1,283,884.94	1,513,504.75	(229,619.81)	(229,619.81)	(0.015)%
2	02/28/2019	1,123,346.56	1,052,947.50	70,399.06	(159,220.75)	(0.010)%
3	03/31/2019	1,038,825.90	1,022,599.40	16,226.50	(142,994.25)	(0.009)%
4	04/30/2019	1,548,405.17	1,405,355.13	143,050.04	55.79	0.000%
5	05/31/2019	745,261.81	779,808.37	(34,546.56)	(34,490.77)	(0.002)%
6	06/30/2019	1,144,619.75	1,003,967.33	140,652.42	106,161.65	0.007%
7	07/31/2019	1,400,200.18	1,368,879.18	31,321.00	137,482.65	0.009%
8	08/31/2019	1,463,966.97	1,663,396.79	(199,429.82)	(61,947.17)	(0.004)%
9	09/30/2019	928,851.84	897,108.28	31,743.56	(30,203.61)	(0.002)%
10	10/31/2019	1,233,577.81	944,788.34	288,789.47	258,585.86	0.017%
11	11/30/2019	854,525.09	1,149,776.07	(295,250.98)	(36,665.12)	(0.002)%
12	12/31/2019	625,693.36	750,163.08	(124,469.72)	(161,134.84)	(0.010)%
13	01/31/2020	1,400,094.04	873,923.33	526,170.71	365,035.87	0.024%
14	02/29/2020	1,167,351.18	1,182,914.13	(15,562.95)	349,472.92	0.023%
15	03/31/2020	1,004,484.49	1,333,020.61	(328,536.12)	20,936.80	0.001%
16	04/30/2020	674,978.14	638,505.35	36,472.79	57,409.59	0.004%
17	05/31/2020	678,033.71	391,598.01	286,435.70	343,845.29	0.022%
18	06/30/2020	599,070.44	585,977.49	13,092.95	356,938.24	0.023%
19	07/31/2020	656,697.21	583,202.83	73,494.38	430,432.62	0.028%
20	08/31/2020	602,439.49	577,080.91	25,358.58	455,791.20	0.030%
21	09/30/2020	797,148.40	856,795.27	(59,646.87)	396,144.33	0.026%
22	10/31/2020	500,494.99	581,462.86	(80,967.87)	315,176.46	0.020%
23	11/30/2020	857,297.19	928,380.96	(71,083.77)	244,092.69	0.016%
24	12/31/2020	305,301.62	378,934.61	(73,632.99)	170,459.70	0.011%
25	01/31/2021	562,138.73	560,207.83	1,930.90	172,390.60	0.011%
26	02/28/2021	458,333.78	513,553.50	(55,219.72)	117,170.88	0.008%
27	03/31/2021	769,274.87	888,692.17	(119,417.30)	(2,246.42)	0.000%
28	04/30/2021	352,126.60	350,668.55	1,458.05	(788.37)	0.000%

Tables of Contents
	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	01/31/2019	15,086,930.55	16,613,793.51	(1,526,862.96)	(1,526,862.96)	(0.099)%
2	02/28/2019	10,593,116.37	11,520,196.66	(927,080.29)	(2,453,943.25)	(0.159)%
3	03/31/2019	16,321,300.75	16,867,580.00	(546,279.25)	(3,000,222.50)	(0.194)%
4	04/30/2019	22,226,437.11	21,871,225.98	355,211.13	(2,645,011.37)	(0.171)%
5	05/31/2019	21,496,501.04	21,281,656.94	214,844.10	(2,430,167.27)	(0.157)%
6	06/30/2019	16,111,465.60	16,384,381.36	(272,915.76)	(2,703,083.03)	(0.175)%
7	07/31/2019	20,842,360.26	21,571,920.58	(729,560.32)	(3,432,643.35)	(0.222)%
8	08/31/2019	22,639,733.20	22,684,424.56	(44,691.36)	(3,477,334.71)	(0.225)%
9	09/30/2019	21,998,417.42	21,927,897.20	70,520.22	(3,406,814.49)	(0.221)%
10	10/31/2019	26,797,426.57	27,971,939.43	(1,174,512.86)	(4,581,327.35)	(0.297)%
11	11/30/2019	26,502,716.33	27,884,831.11	(1,382,114.78)	(5,963,442.13)	(0.386)%
12	12/31/2019	33,603,422.46	32,971,940.89	631,481.57	(5,331,960.56)	(0.345)%
13	01/31/2020	39,909,392.58	38,391,041.64	1,518,350.94	(3,813,609.62)	(0.247)%
14	02/29/2020	31,395,744.65	31,151,637.20	244,107.45	(3,569,502.17)	(0.231)%
15	03/31/2020	23,980,141.81	24,718,663.11	(738,521.30)	(4,308,023.47)	(0.279)%
16	04/30/2020	13,274,387.68	10,480,616.51	2,793,771.17	(1,514,252.30)	(0.098)%
17	05/31/2020	28,289,698.30	27,469,429.96	820,268.34	(693,983.96)	(0.045)%
18	06/30/2020	44,185,821.33	48,849,319.91	(4,663,498.58)	(5,357,482.54)	(0.347)%
19	07/31/2020	44,369,362.75	50,674,418.47	(6,305,055.72)	(11,662,538.26)	(0.755)%
20	08/31/2020	35,759,969.81	41,058,765.09	(5,298,795.28)	(16,961,333.54)	(1.098)%
21	09/30/2020	33,419,666.46	40,109,064.65	(6,689,398.19)	(23,650,731.73)	(1.531)%
22	10/31/2020	37,101,520.44	45,966,902.27	(8,865,381.83)	(32,516,113.56)	(2.105)%
23	11/30/2020	32,163,265.94	40,464,601.08	(8,301,335.14)	(40,817,448.70)	(2.642)%
24	12/31/2020	38,513,994.86	46,084,652.13	(7,570,657.27)	(48,388,105.97)	(3.132)%
25	01/31/2021	38,411,856.98	43,659,017.76	(5,247,160.78)	(53,635,266.75)	(3.472)%
26	02/28/2021	37,890,122.89	44,274,174.50	(6,384,051.61)	(60,019,318.36)	(3.885)%
27	03/31/2021	59,382,972.31	71,675,935.55	(12,292,963.24)	(72,312,281.60)	(4.680)%
28	04/30/2021	48,112,759.39	58,565,438.86	(10,452,679.47)	(82,764,961.07)	(5.357)%

Tables of Contents
Mercedes-Benz Auto Lease Trust 2019-B
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	November 20, 2019
Cutoff Date	September 30, 2019
Cutoff Date Aggregate Securitization Value	$1,488,353,333.59
Number of Leases	34,342
Average Securitization Value	$43,339.16
Securitization Value Range	$16,589.34 to $243,805.85
Percentage Mercedes-Benz Passenger Cars	54.85%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	45.15%
Aggregate Residual Value	$1,019,238,943.26
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	68.48%
Average Residual Value	$29,679.08
Residual Value Range	$12,336.00 to $114,884.25
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Securitization Value	58.87%
Weighted Average Original Term(2)	38.40 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	24.66 months
Remaining Term Range	4 to 57 months
Weighted Average FICO® Score(2)	788.5
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 7.65%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2019-B.

Tables of Contents
Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	353	1.03%	$19,480,910.13	1.31%
25 – 36	26,276	76.51	1,070,682,023.76	71.94
37 – 48	7,192	20.94	363,036,080.80	24.39
49 – 60	521	1.52	35,154,318.90	2.36
Total:	34,342	100.00%	$1,488,353,333.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	6,641	19.34%	$232,373,297.92	15.61%
13 – 24	10,101	29.41	405,244,031.58	27.23
25 – 36	14,785	43.05	687,596,541.53	46.20
37 – 48	2,742	7.98	152,498,926.69	10.25
49 – 60	73	0.21	10,640,535.87	0.71
Total:	34,342	100.00%	$1,488,353,333.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the Leased Vehicles by State representing more than 5% of the Total Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	10,615	30.91%	$446,251,662.94	29.98%
Florida	4,797	13.97	206,066,818.21	13.85
New York	4,101	11.94	181,544,636.11	12.20
New Jersey	2,382	6.94	104,980,516.81	7.05
Texas	1,980	5.77	91,531,250.04	6.15
Total:	23,875	69.53%	$1,030,374,884.11	69.23%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
 (As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
E	5,619	16.36%	$245,928,175.60	16.52%
GLK/GLC	6,446	18.77	233,437,161.40	15.68
C	7,002	20.39	224,963,067.81	15.11
ML/GLE	4,599	13.39	221,475,330.98	14.88
S	2,165	6.30	180,629,307.84	12.14
GL/GLS	2,172	6.32	123,300,967.99	8.28
Total:	28,003	81.53%	$1,229,734,011.62	82.61%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Tables of Contents
Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2019-B (“MBALT 2019-B”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2019-B
Pool Factor(1)

1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57 59
MBALT 2019-B Pool Factor
MBALT 2019-B Assumption

(1)	Prepayment assumption based on 100% prepayment speed.

Tables of Contents
MBALT 2019-B

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	09/30/2019	1,488,353,333.59	1.00	1,488,353,333.59	1.00
1	11/30/2019	1,440,880,179.88	0.97	1,437,241,422.55	0.97
2	12/31/2019	1,416,424,214.27	0.95	1,406,171,096.58	0.94
3	01/31/2020	1,388,733,339.31	0.93	1,370,383,430.49	0.92
4	02/29/2020	1,340,133,763.44	0.90	1,330,939,547.49	0.89
5	03/31/2020	1,290,584,406.17	0.87	1,291,683,193.30	0.87
6	04/30/2020	1,235,213,275.56	0.83	1,264,152,423.07	0.85
7	05/31/2020	1,179,983,472.47	0.79	1,225,935,127.11	0.82
8	06/30/2020	1,121,715,062.56	0.75	1,176,550,872.46	0.79
9	07/31/2020	1,063,253,980.80	0.71	1,126,002,534.36	0.76
10	08/31/2020	1,011,974,216.43	0.68	1,080,657,411.46	0.73
11	09/30/2020	962,728,015.80	0.65	1,036,440,527.41	0.70
12	10/31/2020	908,185,278.79	0.61	990,957,847.16	0.67
13	11/30/2020	852,420,877.62	0.57	949,747,313.41	0.64
14	12/31/2020	795,007,788.71	0.53	905,556,385.64	0.61
15	01/31/2021	748,012,586.16	0.50	866,609,450.46	0.58
16	02/28/2021	702,482,820.25	0.47	826,304,264.52	0.56
17	03/31/2021	659,544,938.41	0.44	772,193,479.05	0.52
18	04/30/2021	620,051,599.12	0.42	728,567,398.08	0.49
19	05/31/2021	582,352,564.09	0.39	690,888,397.83	0.46
20	06/30/2021	546,113,657.46	0.37	649,234,415.42	0.44
21	07/31/2021	512,485,666.27	0.34	612,989,710.90	0.41
22	08/31/2021	481,324,364.96	0.32	570,816,573.89	0.38
23	09/30/2021	454,924,872.17	0.31	530,789,962.68	0.36
24	10/31/2021	421,847,677.34	0.28	491,383,459.92	0.33
25	11/30/2021	385,622,684.47	0.26	445,004,265.07	0.30
26	12/31/2021	348,100,300.29	0.23	401,581,455.25	0.27
27	01/31/2022	322,295,814.62	0.22	359,964,120.69	0.24
28	02/28/2022	280,698,713.92	0.19	312,182,832.14	0.21
29	03/31/2022	231,103,180.09	0.16	259,273,797.30	0.17*

*
The Servicer exercised its option to purchase the 2019-B exchange note on the first payment date on which the aggregate principal amount of the 2019-B notes was 5% or less of the aggregate principal amount of the 2019-B notes as of the closing date.

Tables of Contents
Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2019-B.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes”.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	09/30/2019	—	—
1	11/30/2019	0.46%	132.37%
2	12/31/2019	0.56%	159.75%
3	01/31/2020	0.67%	171.09%
4	02/29/2020	0.56%	125.77%
5	03/31/2020	0.50%	97.70%
6	04/30/2020	0.31%	52.14%
7	05/31/2020	0.26%	39.74%
8	06/30/2020	0.32%	42.38%
9	07/31/2020	0.39%	46.39%
10	08/31/2020	0.41%	47.56%
11	09/30/2020	0.44%	48.79%
12	10/31/2020	0.43%	46.22%
13	11/30/2020	0.37%	39.55%
14	12/31/2020	0.32%	33.38%
15	01/31/2021	0.30%	31.13%
16	02/28/2021	0.30%	30.29%
17	03/31/2021	0.39%	39.04%
18	04/30/2021	0.43%	42.99%
19	05/31/2021	0.45%	44.14%
20	06/30/2021	0.49%	47.98%
21	07/31/2021	0.52%	50.06%
22	08/31/2021	0.59%	56.42%
23	09/30/2021	0.63%	62.00%
24	10/31/2021	0.63%	63.23%
25	11/30/2021	0.65%	66.48%
26	12/31/2021	0.64%	67.22%
27	01/31/2022	0.71%	75.84%
28	02/28/2022	0.71%	77.30%
29	03/31/2022	0.69%	75.73%

Tables of Contents
Delinquency Experience

Set forth below is delinquency information relating to the leases allocated to the reference pool for MBALT 2019-B presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	11/30/2019	1,437,241,422.55	1,539,540.60	32	0.11%	568,394.61	7	0.04%	-	0	0.00%	0.00	0	0.00%
2	12/31/2019	1,406,171,096.58	1,786,921.52	36	0.13%	825,945.91	15	0.06%	156,332.42	1	0.01%	0.00	0	0.00%
3	01/31/2020	1,370,383,430.49	3,222,322.31	63	0.24%	799,059.08	15	0.06%	289,533.19	5	0.02%	0.00	0	0.00%
4	02/29/2020	1,330,939,547.49	2,186,279.24	50	0.16%	808,658.98	17	0.06%	107,960.10	2	0.01%	0.00	0	0.00%
5	03/31/2020	1,291,683,193.30	3,244,852.15	68	0.25%	706,177.74	18	0.05%	247,837.38	4	0.02%	0.00	0	0.00%
6	04/30/2020	1,264,152,423.07	4,029,035.99	85	0.32%	1,219,886.20	23	0.10%	312,156.11	7	0.02%	0.00	0	0.00%
7	05/31/2020	1,225,935,127.11	2,322,220.20	55	0.19%	1,018,204.41	21	0.08%	683,221.17	12	0.06%	0.00	0	0.00%
8	06/30/2020	1,176,550,872.46	2,325,410.73	51	0.20%	724,837.40	17	0.06%	306,797.91	6	0.03%	0.00	0	0.00%
9	07/31/2020	1,126,002,534.36	3,143,728.09	64	0.28%	411,376.54	9	0.04%	281,537.00	7	0.03%	0.00	0	0.00%
10	08/31/2020	1,080,657,411.46	3,302,807.19	69	0.31%	1,367,473.58	26	0.13%	272,734.49	6	0.03%	0.00	0	0.00%
11	09/30/2020	1,036,440,527.41	2,700,339.88	62	0.26%	1,701,314.17	32	0.16%	269,213.69	7	0.03%	0.00	0	0.00%
12	10/31/2020	990,957,847.16	3,002,435.16	70	0.30%	866,059.84	18	0.09%	654,882.57	12	0.07%	0.00	0	0.00%
13	11/30/2020	949,747,313.41	3,484,812.30	75	0.37%	990,413.58	24	0.10%	437,403.83	9	0.05%	0.00	0	0.00%
14	12/31/2020	905,556,385.64	2,642,339.10	69	0.29%	1,267,505.83	23	0.14%	252,819.12	8	0.03%	0.00	0	0.00%
15	01/31/2021	866,609,450.46	2,969,614.58	70	0.34%	897,174.92	23	0.10%	582,369.80	7	0.07%	0.00	0	0.00%
16	02/28/2021	826,304,264.52	2,288,327.38	60	0.28%	1,011,884.68	25	0.12%	178,814.47	4	0.02%	0.00	0	0.00%
17	03/31/2021	772,193,479.05	1,454,263.99	38	0.19%	890,172.43	22	0.12%	214,555.17	3	0.03%	0.00	0	0.00%
18	04/30/2021	728,567,398.08	1,874,712.46	47	0.26%	664,251.73	17	0.09%	308,494.48	8	0.04%	0.00	0	0.00%
19	05/31/2021	690,888,397.83	1,349,994.03	35	0.20%	711,347.52	16	0.10%	95,410.27	3	0.01%	0.00	0	0.00%
20	06/30/2021	649,234,415.42	1,695,261.92	44	0.26%	560,661.96	14	0.09%	70,756.47	3	0.01%	0.00	0	0.00%
21	07/31/2021	612,989,710.90	1,426,168.05	35	0.23%	568,147.30	16	0.09%	161,251.12	4	0.03%	0.00	0	0.00%
22	08/31/2021	570,816,573.89	1,225,595.73	30	0.21%	494,443.77	13	0.09%	161,089.71	3	0.03%	0.00	0	0.00%
23	09/30/2021	530,789,962.68	1,204,259.84	31	0.23%	420,513.71	11	0.08%	103,611.50	2	0.02%	0.00	0	0.00%
24	10/31/2021	491,383,459.92	1,149,243.05	33	0.23%	570,237.28	12	0.12%	135,858.73	4	0.03%	0.00	0	0.00%
25	11/30/2021	445,004,265.07	1,189,700.46	33	0.27%	392,177.17	10	0.09%	215,833.29	5	0.05%	0.00	0	0.00%
26	12/31/2021	401,581,455.25	1,280,007.98	32	0.32%	292,158.69	9	0.07%	154,291.23	4	0.04%	0.00	0	0.00%
27	01/31/2022	359,964,120.69	888,029.70	26	0.25%	751,643.57	14	0.21%	74,892.92	2	0.02%	0.00	0	0.00%
28	02/28/2022	312,182,832.14	963,124.92	26	0.31%	345,791.31	8	0.11%	192,046.40	5	0.06%	0.00	0	0.00%
29	03/31/2022	259,273,797.30	1,070,845.85	32	0.41%	481,803.07	11	0.19%	102,622.34	4	0.04%	0.00	0	0.00%

Tables of Contents
Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2019-B presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Proceeds and Recoveries ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	11/30/2019	1,500,178.50	1,550,135.74	(49,957.24)	(49,957.24)	(0.003)%
2	12/31/2019	1,077,678.70	958,699.27	118,979.43	69,022.19	0.005%
3	01/31/2020	1,128,035.27	1,078,887.49	49,147.78	118,169.97	0.008%
4	02/29/2020	1,496,069.51	1,215,615.07	280,454.44	398,624.41	0.027%
5	03/31/2020	1,819,648.92	1,688,850.86	130,798.06	529,422.47	0.036%
6	04/30/2020	1,386,641.90	1,269,857.69	116,784.21	646,206.68	0.043%
7	05/31/2020	485,871.83	500,816.63	(14,944.80)	631,261.88	0.042%
8	06/30/2020	868,880.20	542,586.50	326,293.70	957,555.58	0.064%
9	07/31/2020	1,032,755.17	951,665.57	81,089.60	1,038,645.18	0.070%
10	08/31/2020	975,340.51	990,947.04	(15,606.53)	1,023,038.65	0.069%
11	09/30/2020	993,467.21	793,469.23	199,997.98	1,223,036.63	0.082%
12	10/31/2020	903,763.30	720,057.71	183,705.59	1,406,742.22	0.095%
13	11/30/2020	991,960.22	813,209.55	178,750.67	1,585,492.89	0.107%
14	12/31/2020	994,331.73	936,533.93	57,797.80	1,643,290.69	0.110%
15	01/31/2021	749,988.16	633,263.70	116,724.46	1,760,015.15	0.118%
16	02/28/2021	1,224,013.61	1,159,357.96	64,655.65	1,824,670.80	0.123%
17	03/31/2021	599,027.57	1,007,447.91	(408,420.34)	1,416,250.46	0.095%
18	04/30/2021	519,438.24	552,605.99	(33,167.75)	1,383,082.71	0.093%
19	05/31/2021	572,218.11	766,463.09	(194,244.98)	1,188,837.73	0.080%
20	06/30/2021	402,880.61	538,899.44	(136,018.83)	1,052,818.90	0.071%
21	07/31/2021	563,557.52	833,309.83	(269,752.31)	783,066.59	0.053%
22	08/31/2021	795,288.95	938,720.11	(143,431.16)	639,635.43	0.043%
23	09/30/2021	268,600.19	244,318.14	24,282.05	663,917.48	0.045%
24	10/31/2021	1,167,245.58	1,266,533.17	(99,287.59)	564,629.89	0.038%
25	11/30/2021	1,252,854.55	1,654,762.72	(401,908.17)	162,721.72	0.011%
26	12/31/2021	242,375.75	292,775.23	(50,399.48)	112,322.24	0.008%
27	01/31/2022	353,941.43	319,666.76	34,274.67	146,596.91	0.010%
28	02/28/2022	525,005.30	610,628.75	(85,623.45)	60,973.46	0.004%
29	03/31/2022	527,805.98	615,026.43	(87,220.45)	(26,246.99)	(0.002)%

Tables of Contents
	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	11/30/2019	12,308,880.28	13,335,573.13	(1,026,692.85)	(1,026,692.85)	(0.069)%
2	12/31/2019	9,619,599.56	10,154,643.67	(535,044.11)	(1,561,736.96)	(0.105)%
3	01/31/2020	15,594,305.34	15,467,650.44	126,654.90	(1,435,082.06)	(0.096)%
4	02/29/2020	20,392,816.31	20,495,894.01	(103,077.70)	(1,538,159.76)	(0.103)%
5	03/31/2020	19,063,955.53	19,378,769.31	(314,813.78)	(1,852,973.54)	(0.124)%
6	04/30/2020	9,612,654.52	8,818,105.51	794,549.01	(1,058,424.53)	(0.071)%
7	05/31/2020	21,861,378.31	20,612,019.91	1,249,358.40	190,933.87	0.013%
8	06/30/2020	32,190,106.99	34,176,569.93	(1,986,462.94)	(1,795,529.07)	(0.121)%
9	07/31/2020	33,543,255.98	37,226,276.15	(3,683,020.17)	(5,478,549.24)	(0.368)%
10	08/31/2020	28,961,277.72	32,861,544.38	(3,900,266.66)	(9,378,815.90)	(0.630)%
11	09/30/2020	27,964,436.45	31,892,145.42	(3,927,708.97)	(13,306,524.87)	(0.894)%
12	10/31/2020	29,459,625.15	36,063,376.96	(6,603,751.81)	(19,910,276.68)	(1.338)%
13	11/30/2020	26,022,937.07	30,641,523.44	(4,618,586.37)	(24,528,863.05)	(1.648)%
14	12/31/2020	28,935,225.54	34,333,895.66	(5,398,670.12)	(29,927,533.17)	(2.011)%
15	01/31/2021	25,452,948.44	29,151,817.38	(3,698,868.94)	(33,626,402.11)	(2.259)%
16	02/28/2021	27,430,791.07	31,239,051.85	(3,808,260.78)	(37,434,662.89)	(2.515)%
17	03/31/2021	39,070,404.44	46,260,936.88	(7,190,532.44)	(44,625,195.33)	(2.998)%
18	04/30/2021	31,015,700.86	36,815,248.51	(5,799,547.65)	(50,424,742.98)	(3.388)%
19	05/31/2021	26,350,342.03	31,653,409.53	(5,303,067.50)	(55,727,810.48)	(3.744)%
20	06/30/2021	29,557,916.33	35,636,723.28	(6,078,806.95)	(61,806,617.43)	(4.153)%
21	07/31/2021	25,133,660.22	29,761,788.80	(4,628,128.58)	(66,434,746.01)	(4.464)%
22	08/31/2021	31,409,660.88	37,059,432.99	(5,649,772.11)	(72,084,518.12)	(4.843)%
23	09/30/2021	30,496,315.55	36,023,431.45	(5,527,115.90)	(77,611,634.02)	(5.215)%
24	10/31/2021	29,782,139.36	35,445,697.52	(5,663,558.16)	(83,275,192.18)	(5.595)%
25	11/30/2021	36,916,740.43	43,446,206.29	(6,529,465.86)	(89,804,658.04)	(6.034)%
26	12/31/2021	35,739,871.54	41,381,553.26	(5,641,681.72)	(95,446,339.76)	(6.413)%
27	01/31/2022	34,596,202.16	40,546,233.89	(5,950,031.73)	(101,396,371.49)	(6.813)%
28	02/28/2022	41,528,575.72	47,392,198.31	(5,863,622.59)	(107,259,994.08)	(7.207)%
29	03/31/2022	47,440,731.86	55,188,568.45	(7,747,836.59)	(115,007,830.67)	(7.727)%

Tables of Contents
Mercedes-Benz Auto Lease Trust 2020-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	January 29, 2020
Cutoff Date	November 30, 2019
Cutoff Date Aggregate Securitization Value	$1,770,802,694.31
Number of Leases	41,713
Average Securitization Value	$42,452.06
Securitization Value Range	$15,593.74 to $232,950.92
Percentage Mercedes-Benz Passenger Cars	54.93%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	45.07%
Aggregate Residual Value	$1,199,619,731.80
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	67.74%
Average Residual Value	$28,758.89
Residual Value Range	$10,732.80 to $116,248.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Securitization Value	58.13%
Weighted Average Original Term(2)	38.38 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	24.95 months
Remaining Term Range	1 to 56 months
Weighted Average FICO® Score(2)	789.59
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 7.65%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2020-A.

Tables of Contents
Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	421	1.01%	$21,720,393.57	1.23%
25 – 36	32,012	76.74	1,279,305,428.61	72.24
37 – 48	8,703	20.86	430,496,650.03	24.31
49 – 60	577	1.38	39,280,222.10	2.22
Total:	41,713	100.00%	$1,770,802,694.31	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	8,071	19.35%	$271,141,826.32	15.31%
13 – 24	11,489	27.54	455,943,329.86	25.75
25 – 36	18,672	44.76	850,681,692.73	48.04
37 – 48	3,403	8.16	181,881,944.96	10.27
49 – 60	78	0.19	11,153,900.44	0.63
Total:	41,713	100.00%	$1,770,802,694.31	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the Leased Vehicles by State representing more than 5% of the Total Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	12,875	30.87%	$530,982,927.76	29.99%
Florida	5,713	13.70	240,367,141.71	13.57
New York	5,123	12.28	223,836,903.43	12.64
New Jersey	2,792	6.69	117,458,897.66	6.63
Texas	2,355	5.65	107,614,001.85	6.08
Total:	28,858	69.19%	$1,220,259,872.41	68.91%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
C	9,515	22.81%	$297,293,760.12	16.79%
ML/GLE	5,800	13.9	286,982,742.01	16.21
E	6,471	15.51	279,235,260.88	15.77
GLK/GLC	7,684	18.42	276,085,131.51	15.59
S	2,323	5.57	193,525,502.06	10.93
GL/GLS	2,406	5.77	134,986,584.35	7.62
Total:	34,199	81.98%	$1,468,108,980.93	82.91%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Tables of Contents
Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2020-A (“MBALT 2020-A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2020-A
Pool Factor(1)

1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57
MBALT 2020-A Pool Factor
MBALT 2020-A Assumption

(1)	Prepayment assumption based on 100% prepayment speed.

Tables of Contents
MBALT 2020-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	11/30/2019	1,770,802,694.31	1.00	1,770,802,694.31	1.00
1	01/31/2020	1,712,377,552.24	0.97	1,698,792,614.26	0.96
2	02/29/2020	1,669,147,906.71	0.94	1,658,786,864.98	0.94
3	03/31/2020	1,622,541,303.83	0.92	1,617,658,213.90	0.91
4	04/30/2020	1,568,784,674.61	0.89	1,587,123,520.46	0.90
5	05/31/2020	1,514,871,282.06	0.86	1,546,737,786.27	0.87
6	06/30/2020	1,457,690,397.71	0.82	1,493,964,809.90	0.84
7	07/31/2020	1,397,777,007.60	0.79	1,440,062,052.53	0.81
8	08/31/2020	1,336,724,961.73	0.75	1,391,297,078.56	0.79
9	09/30/2020	1,273,397,181.17	0.72	1,345,420,841.20	0.76
10	10/31/2020	1,210,942,917.80	0.68	1,296,838,071.20	0.73
11	11/30/2020	1,147,529,756.09	0.65	1,251,129,368.30	0.71
12	12/31/2020	1,082,154,217.40	0.61	1,205,052,000.30	0.68
13	01/31/2021	1,027,162,605.57	0.58	1,159,675,964.09	0.65
14	02/28/2021	974,643,181.28	0.55	1,115,269,634.80	0.63
15	03/31/2021	922,337,786.26	0.52	1,052,102,411.26	0.59
16	04/30/2021	874,293,894.64	0.49	998,378,206.14	0.56
17	05/31/2021	825,204,796.82	0.47	953,218,179.52	0.54
18	06/30/2021	779,297,082.54	0.44	900,920,721.91	0.51
19	07/31/2021	734,800,554.15	0.41	853,711,028.98	0.48
20	08/31/2021	691,266,889.46	0.39	803,148,199.54	0.45
21	09/30/2021	648,385,099.70	0.37	753,224,814.12	0.43
22	10/31/2021	599,231,627.10	0.34	703,052,164.19	0.40
23	11/30/2021	557,548,945.80	0.31	645,953,545.31	0.36
24	12/31/2021	512,481,521.43	0.29	590,620,995.62	0.33
25	01/31/2022	480,266,010.60	0.27	539,383,655.85	0.30
26	02/28/2022	431,726,674.24	0.24	477,567,317.72	0.27
27	03/31/2022	367,584,269.35	0.21	410,600,050.95	0.23
28	04/30/2022	329,167,459.04	0.19	356,600,701.66	0.20
29	05/31/2022	276,202,705.19	0.16	298,682,314.17	0.17*

*
The Servicer exercised its option to purchase the 2020-A exchange note on the first payment date on which the aggregate principal amount of the 2020-A notes was 5% or less of the aggregate principal amount of the 2020-A notes as of the closing date.

Tables of Contents
Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2020-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes”.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	11/30/2019	-	-
1	01/31/2020	0.68%	198.22%
2	02/29/2020	0.53%	151.46%
3	03/31/2020	0.46%	116.72%
4	04/30/2020	0.24%	53.94%
5	05/31/2020	0.21%	40.68%
6	06/30/2020	0.29%	49.03%
7	07/31/2020	0.36%	53.82%
8	08/31/2020	0.39%	52.40%
9	09/30/2020	0.41%	48.77%
10	10/31/2020	0.39%	45.01%
11	11/30/2020	0.35%	38.81%
12	12/31/2020	0.29%	31.65%
13	01/31/2021	0.29%	30.87%
14	02/28/2021	0.29%	30.61%
15	03/31/2021	0.39%	39.63%
16	04/30/2021	0.45%	45.06%
17	05/31/2021	0.45%	45.13%
18	06/30/2021	0.50%	49.67%
19	07/31/2021	0.53%	52.09%
20	08/31/2021	0.58%	55.96%
21	09/30/2021	0.62%	59.43%
22	10/31/2021	0.62%	59.60%
23	11/30/2021	0.65%	63.90%
24	12/31/2021	0.66%	66.14%
25	01/31/2022	0.72%	73.48%
26	02/28/2022	0.74%	77.70%
27	03/31/2022	0.71%	75.81%
28	04/30/2022	0.77%	83.27%
29	05/31/2022	0.76%	83.98%

Tables of Contents
Delinquency Experience

Set forth below is delinquency information relating to the leases allocated to the reference pool for MBALT 2020-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	01/31/2020	1,698,792,614.26	2,429,272.81	46	0.14%	317,729.87	8	0.02%	45,848.31	1	0.00%	0.00	0	0.00%
2	02/29/2020	1,658,786,864.98	2,284,711.94	48	0.14%	470,470.63	8	0.03%	70,439.11	2	0.00%	0.00	0	0.00%
3	03/31/2020	1,617,658,213.90	3,114,581.07	72	0.19%	744,249.95	12	0.05%	120,076.82	2	0.01%	0.00	0	0.00%
4	04/30/2020	1,587,123,520.46	3,391,187.67	76	0.21%	943,006.42	23	0.06%	630,372.93	9	0.04%	0.00	0	0.00%
5	05/31/2020	1,546,737,786.27	2,398,394.85	55	0.16%	540,184.87	13	0.03%	561,211.93	12	0.04%	0.00	0	0.00%
6	06/30/2020	1,493,964,809.90	2,274,608.27	51	0.15%	708,435.20	18	0.05%	268,590.70	7	0.02%	0.00	0	0.00%
7	07/31/2020	1,440,062,052.53	3,034,418.61	65	0.21%	508,724.00	14	0.04%	342,109.00	9	0.02%	0.00	0	0.00%
8	08/31/2020	1,391,297,078.56	3,561,654.96	86	0.26%	1,060,853.93	21	0.08%	302,292.92	8	0.02%	0.00	0	0.00%
9	09/30/2020	1,345,420,841.20	2,896,963.78	68	0.22%	1,199,432.01	26	0.09%	412,336.57	8	0.03%	0.00	0	0.00%
10	10/31/2020	1,296,838,071.20	2,701,237.84	65	0.21%	639,102.56	16	0.05%	227,480.13	6	0.02%	0.00	0	0.00%
11	11/30/2020	1,251,129,368.30	2,771,168.64	70	0.22%	1,019,244.90	25	0.08%	78,541.00	2	0.01%	0.00	0	0.00%
12	12/31/2020	1,205,052,000.30	3,775,669.32	88	0.31%	577,048.98	14	0.05%	96,283.85	4	0.01%	0.00	0	0.00%
13	01/31/2021	1,159,675,964.09	2,844,789.10	72	0.25%	987,156.46	22	0.09%	207,604.64	6	0.02%	0.00	0	0.00%
14	02/28/2021	1,115,269,634.80	2,977,350.12	67	0.27%	1,159,985.76	28	0.10%	222,005.80	5	0.02%	0.00	0	0.00%
15	03/31/2021	1,052,102,411.26	2,675,040.92	65	0.25%	352,321.57	6	0.03%	352,577.74	6	0.03%	0.00	0	0.00%
16	04/30/2021	998,378,206.14	2,150,503.28	53	0.22%	704,371.93	17	0.07%	-	0	0.00%	0.00	0	0.00%
17	05/31/2021	953,218,179.52	1,737,694.95	48	0.18%	441,638.98	13	0.05%	296,889.53	4	0.03%	0.00	0	0.00%
18	06/30/2021	900,920,721.91	2,137,449.72	56	0.24%	546,287.77	15	0.06%	148,918.57	4	0.02%	0.00	0	0.00%
19	07/31/2021	853,711,028.98	1,309,730.84	38	0.15%	777,007.36	20	0.09%	121,087.20	4	0.01%	0.00	0	0.00%
20	08/31/2021	803,148,199.54	1,569,206.20	47	0.20%	497,788.08	15	0.06%	129,451.99	3	0.02%	0.00	0	0.00%
21	09/30/2021	753,224,814.12	1,506,408.61	39	0.20%	316,497.89	11	0.04%	90,290.95	3	0.01%	0.00	0	0.00%
22	10/31/2021	703,052,164.19	1,509,112.94	42	0.21%	453,436.08	13	0.06%	67,894.52	3	0.01%	0.00	0	0.00%
23	11/30/2021	645,953,545.31	1,750,088.14	49	0.27%	320,011.35	10	0.05%	101,831.82	4	0.02%	0.00	0	0.00%
24	12/31/2021	590,620,995.62	1,951,463.22	61	0.33%	546,971.46	16	0.09%	168,454.04	4	0.03%	0.00	0	0.00%
25	01/31/2022	539,383,655.85	1,238,413.40	41	0.23%	708,738.12	18	0.13%	192,358.23	7	0.04%	0.00	0	0.00%
26	02/28/2022	477,567,317.72	1,266,572.43	41	0.27%	385,038.14	12	0.08%	144,852.54	4	0.03%	0.00	0	0.00%
27	03/31/2022	410,600,050.95	1,521,420.71	48	0.37%	362,890.63	12	0.09%	82,466.80	3	0.02%	0.00	0	0.00%
28	04/30/2022	356,600,701.66	1,237,939.72	38	0.35%	505,353.43	15	0.14%	59,437.42	2	0.02%	0.00	0	0.00%
29	05/31/2022	298,682,314.17	1,039,546.49	31	0.35%	375,983.84	10	0.13%	227,286.75	8	0.08%	0.00	0	0.00%

Tables of Contents
Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2020-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Proceeds and Recoveries ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	01/31/2020	1,124,902.00	1,186,403.54	(61,501.54)	(61,501.54)	(0.003)%
2	02/29/2020	1,559,592.79	1,580,430.19	(20,837.40)	(82,338.94)	(0.005)%
3	03/31/2020	1,308,508.77	1,321,486.09	(12,977.32)	(95,316.26)	(0.005)%
4	04/30/2020	719,199.62	563,958.39	155,241.23	59,924.97	0.003%
5	05/31/2020	925,123.87	533,582.79	391,541.08	451,466.05	0.025%
6	06/30/2020	1,047,332.48	783,642.80	263,689.68	715,155.73	0.040%
7	07/31/2020	1,448,528.12	1,230,716.16	217,811.96	932,967.69	0.053%
8	08/31/2020	1,180,706.30	1,130,772.71	49,933.59	982,901.28	0.056%
9	09/30/2020	1,207,589.20	844,330.85	363,258.35	1,346,159.63	0.076%
10	10/31/2020	1,175,406.16	840,129.27	335,276.89	1,681,436.52	0.095%
11	11/30/2020	1,071,878.09	1,190,669.68	(118,791.59)	1,562,644.93	0.088%
12	12/31/2020	944,489.94	1,086,959.62	(142,469.68)	1,420,175.25	0.080%
13	01/31/2021	529,204.44	725,883.35	(196,678.91)	1,223,496.34	0.069%
14	02/28/2021	953,220.76	939,404.06	13,816.70	1,237,313.04	0.070%
15	03/31/2021	1,155,786.91	1,362,893.47	(207,106.56)	1,030,206.48	0.058%
16	04/30/2021	1,120,531.28	700,451.66	420,079.62	1,450,286.10	0.082%
17	05/31/2021	339,601.36	694,583.42	(354,982.06)	1,095,304.04	0.062%
18	06/30/2021	959,840.56	965,883.44	(6,042.88)	1,089,261.16	0.062%
19	07/31/2021	1,001,181.86	1,011,026.41	(9,844.55)	1,079,416.61	0.061%
20	08/31/2021	953,179.37	1,222,892.65	(269,713.28)	809,703.33	0.046%
21	09/30/2021	861,696.84	1,210,755.26	(349,058.42)	460,644.91	0.026%
22	10/31/2021	983,611.00	1,439,194.53	(455,583.53)	5,061.38	0.000%
23	11/30/2021	1,808,086.84	2,337,825.02	(529,738.18)	(524,676.80)	(0.030)%
24	12/31/2021	357,346.64	467,840.26	(110,493.62)	(635,170.42)	(0.036)%
25	01/31/2022	521,496.25	592,424.69	(70,928.44)	(706,098.86)	(0.040)%
26	02/28/2022	879,318.31	795,726.62	83,591.69	(622,507.17)	(0.035)%
27	03/31/2022	514,075.12	660,092.09	(146,016.97)	(768,524.14)	(0.043)%
28	04/30/2022	410,393.44	498,663.09	(88,269.65)	(856,793.79)	(0.048)%
29	05/31/2022	332,113.74	375,131.80	(43,018.06)	(899,811.85)	(0.051)%

Tables of Contents
	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	01/31/2020	24,387,245.10	25,202,812.65	(815,567.55)	(815,567.55)	(0.046)%
2	02/29/2020	17,269,175.14	17,860,279.88	(591,104.74)	(1,406,672.29)	(0.079)%
3	03/31/2020	16,805,089.54	17,261,025.24	(455,935.70)	(1,862,607.99)	(0.105)%
4	04/30/2020	9,814,227.78	9,216,129.07	598,098.71	(1,264,509.28)	(0.071)%
5	05/31/2020	20,369,403.88	19,703,346.49	666,057.39	(598,451.89)	(0.034)%
6	06/30/2020	31,318,487.05	33,402,539.51	(2,084,052.46)	(2,682,504.35)	(0.151)%
7	07/31/2020	32,638,408.51	36,702,272.61	(4,063,864.10)	(6,746,368.45)	(0.381)%
8	08/31/2020	28,078,242.72	31,435,658.14	(3,357,415.42)	(10,103,783.87)	(0.571)%
9	09/30/2020	25,281,687.03	29,765,712.46	(4,484,025.43)	(14,587,809.30)	(0.824)%
10	10/31/2020	28,453,870.16	35,229,299.57	(6,775,429.41)	(21,363,238.71)	(1.206)%
11	11/30/2020	25,908,576.05	31,174,800.82	(5,266,224.77)	(26,629,463.48)	(1.504)%
12	12/31/2020	26,340,299.92	31,044,861.04	(4,704,561.12)	(31,334,024.60)	(1.769)%
13	01/31/2021	28,311,401.07	32,440,419.79	(4,129,018.72)	(35,463,043.32)	(2.003)%
14	02/28/2021	27,892,277.05	31,965,673.06	(4,073,396.01)	(39,536,439.33)	(2.233)%
15	03/31/2021	42,184,362.26	50,511,352.68	(8,326,990.42)	(47,863,429.75)	(2.703)%
16	04/30/2021	36,133,674.93	43,292,221.26	(7,158,546.33)	(55,021,976.08)	(3.107)%
17	05/31/2021	30,307,449.02	36,625,844.04	(6,318,395.02)	(61,340,371.10)	(3.464)%
18	06/30/2021	35,000,249.60	42,304,371.92	(7,304,122.32)	(68,644,493.42)	(3.876)%
19	07/31/2021	31,842,051.13	38,129,976.25	(6,287,925.12)	(74,932,418.54)	(4.232)%
20	08/31/2021	35,377,672.07	42,331,091.57	(6,953,419.50)	(81,885,838.04)	(4.624)%
21	09/30/2021	35,861,280.96	43,113,919.18	(7,252,638.22)	(89,138,476.26)	(5.034)%
22	10/31/2021	37,357,607.50	44,593,810.23	(7,236,202.73)	(96,374,678.99)	(5.442)%
23	11/30/2021	43,155,914.39	51,524,434.94	(8,368,520.55)	(104,743,199.54)	(5.915)%
24	12/31/2021	44,066,062.88	52,337,027.65	(8,270,964.77)	(113,014,164.31)	(6.382)%
25	01/31/2022	40,686,476.89	48,138,607.65	(7,452,130.76)	(120,466,295.07)	(6.803)%
26	02/28/2022	52,031,229.97	61,806,682.72	(9,775,452.75)	(130,241,747.82)	(7.355)%
27	03/31/2022	58,594,120.46	69,991,686.36	(11,397,565.90)	(141,639,313.72)	(7.999)%
28	04/30/2022	46,953,947.85	55,914,998.02	(8,961,050.17)	(150,600,363.89)	(8.505)%
29	05/31/2022	51,388,599.70	61,119,057.15	(9,730,457.45)	(160,330,821.34)	(9.054)%

Tables of Contents
Mercedes-Benz Auto Lease Trust 2020-B
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	September 23, 2020
Cutoff Date	July 31, 2020
Cutoff Date Aggregate Securitization Value	$1,181,429,810.94
Number of Leases	28,897
Average Securitization Value	$40,884.17
Securitization Value Range	$15,056.18 to $226,615.36
Percentage Mercedes-Benz Passenger Cars	42.95%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	57.05%
Aggregate Residual Value	$775,726,981.78
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	65.66%
Average Residual Value	$26,844.55
Residual Value Range	$10,657.00 to $112,876.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Securitization Value	56.82%
Weighted Average Original Term(2)	38.40 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	27.02 months
Remaining Term Range	1 to 57 months
Weighted Average FICO® Score(2)	789.97
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 6.60%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2020-B.

Tables of Contents
Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	215	0.74%	$12,081,350.75	1.02%
25 – 36	22,442	77.66	851,568,340.81	72.08
37 – 48	5,886	20.37	292,931,661.24	24.79
49 – 60	354	1.23	24,848,458.14	2.10
Total:	28,897	100.00%	$1,181,429,810.94	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	5,280	18.27%	$147,719,115.51	12.50%
13 – 24	5,942	20.56	214,168,078.77	18.13
25 – 36	14,546	50.34	648,534,727.36	54.89
37 – 48	3,063	10.60	160,835,216.80	13.61
49 – 60	66	0.23	10,172,672.50	0.86
Total:	28,897	100.00%	$1,181,429,810.94	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the Leased Vehicles by State representing more than 5% of the Total Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	9,429	32.63%	$360,986,248.05	30.56%
New York	3,819	13.22	155,620,295.09	13.17
Florida	3,504	12.13	149,851,922.15	12.68
New Jersey	2,833	9.80	109,717,591.84	9.29
Texas	1,421	4.92	68,430,102.51	5.79
Total:	21,006	72.70%	$844,606,159.64	71.49%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
ML/GLE	7,016	24.28%	$296,114,577.83	25.06%
GLK/GLC	4,549	15.74	169,239,676.45	14.32
E	2,978	10.31	133,411,534.28	11.29
C	4,041	13.98	131,880,549.56	11.16
GL/GLS	1,393	4.82	91,226,458.03	7.72
S	904	3.13	77,923,375.35	6.60
CLA	2,690	9.31	65,008,703.92	5.50
Total:	23,571	81.57%	$964,804,875.42	81.65%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Tables of Contents
Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2020-B (“MBALT 2020-B”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2020-B
Pool Factor(1)

1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57
MBALT 2020-B Pool Factor
MBALT 2020-B Assumption

(1)	Prepayment assumption based on 100% prepayment speed.

Tables of Contents
MBALT 2020-B

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	07/31/2020	1,181,429,810.94	1.00	1,181,429,810.94	1.00
1	09/30/2020	1,145,394,476.89	0.97	1,143,095,172.83	0.97
2	10/31/2020	1,123,346,495.79	0.95	1,120,714,780.88	0.95
3	11/30/2020	1,101,062,232.60	0.93	1,099,522,711.98	0.93
4	12/31/2020	1,077,445,495.92	0.91	1,075,616,018.66	0.91
5	01/31/2021	1,054,984,527.62	0.89	1,052,546,873.08	0.89
6	02/28/2021	1,030,968,117.94	0.87	1,029,106,907.98	0.87
7	03/31/2021	996,451,248.58	0.84	991,364,587.14	0.84
8	04/30/2021	960,649,864.74	0.81	956,265,033.55	0.81
9	05/31/2021	909,443,252.97	0.77	917,784,779.73	0.78
10	06/30/2021	863,475,319.02	0.73	876,533,415.80	0.74
11	07/31/2021	817,082,650.08	0.69	838,841,935.21	0.71
12	08/31/2021	779,692,978.14	0.66	803,890,279.03	0.68
13	09/30/2021	738,683,278.88	0.63	769,598,513.46	0.65
14	10/31/2021	698,352,694.94	0.59	737,525,124.58	0.62
15	11/30/2021	668,458,182.89	0.57	705,479,489.27	0.60
16	12/31/2021	638,797,227.10	0.54	677,275,950.26	0.57
17	01/31/2022	612,927,881.94	0.52	652,693,732.37	0.55
18	02/28/2022	587,194,977.10	0.50	625,407,802.67	0.53
19	03/31/2022	561,203,732.54	0.48	598,582,003.04	0.51
20	04/30/2022	535,653,314.51	0.45	573,146,412.40	0.49
21	05/31/2022	508,045,289.85	0.43	546,735,695.85	0.46
22	06/30/2022	482,498,292.85	0.41	514,243,209.52	0.44
23	07/31/2022	451,387,825.64	0.38	483,746,784.63	0.41
24	08/31/2022	414,040,728.48	0.35	448,780,240.37	0.38
25	09/30/2022	372,539,112.58	0.32	412,828,142.37	0.35
26	10/31/2022	338,867,337.47	0.29	376,353,225.61	0.32
27	11/30/2022	303,717,155.23	0.26	336,072,117.71	0.28
28	12/31/2022	261,610,902.07	0.22	290,746,253.28	0.25
29	01/31/2023	223,319,327.63	0.19	245,860,021.50	0.21
30	02/28/2023	187,985,848.45	0.16	206,816,126.64	0.18*

* The Servicer exercised its option to purchase the 2020-B exchange note on the first payment date on which the aggregate principal amount of the 2020-B notes was 5% or less of the aggregate principal amount of the 2020-B notes as of the closing date.

Tables of Contents
Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2020-B.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes”.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	07/31/2020	-	-
1	09/30/2020	0.41%	129.19%
2	10/31/2020	0.39%	122.30%
3	11/30/2020	0.36%	109.83%
4	12/31/2020	0.36%	109.36%
5	01/31/2021	0.37%	110.39%
6	02/28/2021	0.38%	106.39%
7	03/31/2021	0.46%	113.92%
8	04/30/2021	0.50%	109.63%
9	05/31/2021	0.43%	84.78%
10	06/30/2021	0.46%	80.32%
11	07/31/2021	0.47%	72.54%
12	08/31/2021	0.55%	74.68%
13	09/30/2021	0.54%	70.46%
14	10/31/2021	0.52%	65.17%
15	11/30/2021	0.58%	69.67%
16	12/31/2021	0.60%	70.53%
17	01/31/2022	0.63%	71.43%
18	02/28/2022	0.66%	74.07%
19	03/31/2022	0.69%	75.84%
20	04/30/2022	0.71%	76.76%
21	05/31/2022	0.72%	76.73%
22	06/30/2022	0.78%	81.54%
23	07/31/2022	0.79%	81.36%
24	08/31/2022	0.78%	79.70%
25	09/30/2022	0.75%	75.52%
26	10/31/2022	0.73%	75.43%
27	11/30/2022	0.73%	76.83%
28	12/31/2022	0.71%	76.22%
29	01/31/2023	0.72%	78.92%
30	02/28/2023	0.72%	79.49%

Tables of Contents
Delinquency Experience

Set forth below is delinquency information relating to the leases allocated to the reference pool for MBALT 2020-B presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	09/30/2020	1,143,095,172.83	1,135,544.51	26	0.10%	293,158.49	6	0.03%	-	0	0.00%	0.00	0	0.00%
2	10/31/2020	1,120,714,780.88	1,357,024.09	31	0.12%	299,325.17	7	0.03%	126,490.03	2	0.01%	0.00	0	0.00%
3	11/30/2020	1,099,522,711.98	1,741,827.98	33	0.16%	425,629.57	11	0.04%	-	0	0.00%	0.00	0	0.00%
4	12/31/2020	1,075,616,018.66	1,827,575.78	36	0.17%	482,693.77	8	0.04%	200,875.51	5	0.02%	0.00	0	0.00%
5	01/31/2021	1,052,546,873.08	1,649,094.36	37	0.16%	691,258.88	12	0.07%	208,316.48	3	0.02%	0.00	0	0.00%
6	02/28/2021	1,029,106,907.98	1,605,891.76	37	0.16%	616,614.51	13	0.06%	313,790.64	5	0.03%	0.00	0	0.00%
7	03/31/2021	991,364,587.14	1,456,474.82	35	0.15%	405,261.61	7	0.04%	210,073.92	3	0.02%	0.00	0	0.00%
8	04/30/2021	956,265,033.55	1,206,186.45	29	0.13%	456,671.34	10	0.05%	50,049.89	2	0.01%	0.00	0	0.00%
9	05/31/2021	917,784,779.73	1,280,049.58	31	0.14%	222,118.16	6	0.02%	203,559.60	3	0.02%	0.00	0	0.00%
10	06/30/2021	876,533,415.80	1,087,318.64	29	0.12%	317,145.77	10	0.04%	92,979.72	3	0.01%	0.00	0	0.00%
11	07/31/2021	838,841,935.21	1,555,176.59	41	0.19%	267,157.01	7	0.03%	79,152.06	4	0.01%	0.00	0	0.00%
12	08/31/2021	803,890,279.03	1,221,471.63	30	0.15%	560,309.58	15	0.07%	72,145.52	2	0.01%	0.00	0	0.00%
13	09/30/2021	769,598,513.46	1,532,850.02	39	0.20%	271,184.78	5	0.04%	175,218.92	5	0.02%	0.00	0	0.00%
14	10/31/2021	737,525,124.58	1,531,817.03	37	0.21%	263,031.55	6	0.04%	271,184.78	5	0.04%	0.00	0	0.00%
15	11/30/2021	705,479,489.27	1,475,976.97	37	0.21%	301,854.18	8	0.04%	123,290.29	4	0.02%	0.00	0	0.00%
16	12/31/2021	677,275,950.26	1,668,496.02	42	0.25%	353,379.57	9	0.05%	239,948.35	6	0.04%	0.00	0	0.00%
17	01/31/2022	652,693,732.37	1,094,989.88	32	0.17%	612,892.20	16	0.09%	90,217.13	3	0.01%	0.00	0	0.00%
18	02/28/2022	625,407,802.67	1,173,310.25	32	0.19%	147,736.80	5	0.02%	122,817.62	2	0.02%	0.00	0	0.00%
19	03/31/2022	598,582,003.04	860,179.53	23	0.14%	258,418.91	7	0.04%	-	0	0.00%	0.00	0	0.00%
20	04/30/2022	573,146,412.40	702,808.10	20	0.12%	345,197.50	8	0.06%	176,511.93	4	0.03%	0.00	0	0.00%
21	05/31/2022	546,735,695.85	972,788.74	30	0.18%	362,075.85	9	0.07%	244,016.80	5	0.04%	0.00	0	0.00%
22	06/30/2022	514,243,209.52	720,895.30	20	0.14%	474,594.10	11	0.09%	151,848.38	3	0.03%	0.00	0	0.00%
23	07/31/2022	483,746,784.63	766,708.41	14	0.16%	335,643.91	9	0.07%	184,252.21	3	0.04%	0.00	0	0.00%
24	08/31/2022	448,780,240.37	1,135,295.38	32	0.25%	225,367.35	4	0.05%	148,603.65	4	0.03%	0.00	0	0.00%
25	09/30/2022	412,828,142.37	1,201,350.49	28	0.29%	255,900.63	8	0.06%	57,322.78	1	0.01%	0.00	0	0.00%
26	10/31/2022	376,353,225.61	1,124,784.10	34	0.30%	405,370.69	7	0.11%	169,886.25	5	0.05%	0.00	0	0.00%
27	11/30/2022	336,072,117.71	1,246,189.21	34	0.37%	465,357.92	11	0.14%	190,086.76	3	0.06%	0.00	0	0.00%
28	12/31/2022	290,746,253.28	808,931.51	26	0.28%	518,085.40	14	0.18%	268,041.31	6	0.09%	0.00	0	0.00%
29	01/31/2023	245,860,021.50	821,204.00	26	0.33%	343,714.96	11	0.14%	232,054.67	6	0.09%	0.00	0	0.00%
30	02/28/2023	206,816,126.64	603,477.42	18	0.29%	397,443.27	13	0.19%	133,942.00	5	0.06%	0.00	0	0.00%

Tables of Contents
Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2020-B presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Proceeds and Recoveries ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	09/30/2020	1,268,712.19	1,333,552.46	(64,840.27)	(64,840.27)	(0.005)%
2	10/31/2020	583,362.29	768,369.06	(185,006.77)	(249,847.04)	(0.021)%
3	11/30/2020	994,268.72	810,239.83	184,028.89	(65,818.15)	(0.006)%
4	12/31/2020	725,820.89	705,687.12	20,133.77	(45,684.38)	(0.004)%
5	01/31/2021	531,717.89	510,054.09	21,663.80	(24,020.58)	(0.002)%
6	02/28/2021	887,040.90	897,022.97	(9,982.07)	(34,002.65)	(0.003)%
7	03/31/2021	1,302,102.60	1,124,242.21	177,860.39	143,857.74	0.012%
8	04/30/2021	520,400.17	680,753.20	(160,353.03)	(16,495.29)	(0.001)%
9	05/31/2021	516,281.23	487,113.91	29,167.32	12,672.03	0.001%
10	06/30/2021	781,478.78	964,014.97	(182,536.19)	(169,864.16)	(0.014)%
11	07/31/2021	695,831.77	877,994.85	(182,163.08)	(352,027.24)	(0.030)%
12	08/31/2021	609,124.87	662,877.07	(53,752.20)	(405,779.44)	(0.034)%
13	09/30/2021	358,599.51	402,067.46	(43,467.95)	(449,247.39)	(0.038)%
14	10/31/2021	1,199,341.74	1,318,765.47	(119,423.73)	(568,671.12)	(0.048)%
15	11/30/2021	1,347,038.66	1,545,479.25	(198,440.59)	(767,111.71)	(0.065)%
16	12/31/2021	272,060.97	423,682.27	(151,621.30)	(918,733.01)	(0.078)%
17	01/31/2022	640,005.53	677,125.07	(37,119.54)	(955,852.55)	(0.081)%
18	02/28/2022	823,339.80	812,214.09	11,125.71	(944,726.84)	(0.080)%
19	03/31/2022	741,321.03	751,933.29	(10,612.26)	(955,339.10)	(0.081)%
20	04/30/2022	370,693.24	539,943.45	(169,250.21)	(1,124,589.31)	(0.095)%
21	05/31/2022	460,555.82	571,492.29	(110,936.47)	(1,235,525.78)	(0.105)%
22	06/30/2022	916,680.59	856,630.06	60,050.53	(1,175,475.25)	(0.099)%
23	07/31/2022	442,480.34	468,965.45	(26,485.11)	(1,201,960.36)	(0.102)%
24	08/31/2022	436,293.21	575,387.62	(139,094.41)	(1,341,054.77)	(0.114)%
25	09/30/2022	300,303.03	303,866.10	(3,563.07)	(1,344,617.84)	(0.114)%
26	10/31/2022	118,484.51	206,030.33	(87,545.82)	(1,432,163.66)	(0.121)%
27	11/30/2022	415,331.36	474,518.29	(59,186.93)	(1,491,350.59)	(0.126)%
28	12/31/2022	521,064.22	583,735.30	(62,671.08)	(1,554,021.67)	(0.132)%
29	01/31/2023	483,028.24	298,752.76	184,275.48	(1,369,746.19)	(0.116)%
30	02/28/2023	299,169.95	294,428.07	4,741.88	(1,365,004.31)	(0.116)%

Tables of Contents
	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	09/30/2020	8,155,300.67	9,693,965.63	(1,538,664.96)	(1,538,664.96)	(0.130)%
2	10/31/2020	6,996,064.17	8,671,624.51	(1,675,560.34)	(3,214,225.30)	(0.272)%
3	11/30/2020	5,742,451.94	7,198,460.84	(1,456,008.90)	(4,670,234.20)	(0.395)%
4	12/31/2020	8,339,827.58	10,131,621.16	(1,791,793.58)	(6,462,027.78)	(0.547)%
5	01/31/2021	9,137,888.29	11,186,227.77	(2,048,339.48)	(8,510,367.26)	(0.720)%
6	02/28/2021	9,566,672.44	11,449,015.53	(1,882,343.09)	(10,392,710.35)	(0.880)%
7	03/31/2021	20,331,703.63	24,805,235.55	(4,473,531.92)	(14,866,242.27)	(1.258)%
8	04/30/2021	20,834,351.48	25,939,871.63	(5,105,520.15)	(19,971,762.42)	(1.690)%
9	05/31/2021	25,817,656.77	32,213,843.74	(6,396,186.97)	(26,367,949.39)	(2.232)%
10	06/30/2021	26,972,154.93	33,285,330.62	(6,313,175.69)	(32,681,125.08)	(2.766)%
11	07/31/2021	24,755,854.01	31,016,357.63	(6,260,503.62)	(38,941,628.70)	(3.296)%
12	08/31/2021	22,247,349.98	27,926,807.68	(5,679,457.70)	(44,621,086.40)	(3.777)%
13	09/30/2021	22,444,650.14	27,654,856.30	(5,210,206.16)	(49,831,292.56)	(4.218)%
14	10/31/2021	20,208,544.66	24,700,116.85	(4,491,572.19)	(54,322,864.75)	(4.598)%
15	11/30/2021	19,381,767.01	23,783,839.11	(4,402,072.10)	(58,724,936.85)	(4.971)%
16	12/31/2021	17,009,924.44	20,492,780.40	(3,482,855.96)	(62,207,792.81)	(5.265)%
17	01/31/2022	13,597,909.55	16,410,415.98	(2,812,506.43)	(65,020,299.24)	(5.504)%
18	02/28/2022	16,322,333.14	19,761,777.79	(3,439,444.65)	(68,459,743.89)	(5.795)%
19	03/31/2022	15,950,178.54	19,324,148.77	(3,373,970.23)	(71,833,714.12)	(6.080)%
20	04/30/2022	15,747,739.58	19,176,842.18	(3,429,102.60)	(75,262,816.72)	(6.370)%
21	05/31/2022	16,219,935.35	19,807,324.83	(3,587,389.48)	(78,850,206.20)	(6.674)%
22	06/30/2022	22,478,864.85	27,188,438.29	(4,709,573.44)	(83,559,779.64)	(7.073)%
23	07/31/2022	21,825,694.20	26,443,984.94	(4,618,290.74)	(88,178,070.38)	(7.464)%
24	08/31/2022	26,022,970.99	31,352,947.17	(5,329,976.18)	(93,508,046.56)	(7.915)%
25	09/30/2022	28,027,241.83	34,038,399.00	(6,011,157.17)	(99,519,203.73)	(8.424)%
26	10/31/2022	29,461,843.16	35,560,747.57	(6,098,904.41)	(105,618,108.14)	(8.940)%
27	11/30/2022	33,613,333.05	40,893,427.92	(7,280,094.87)	(112,898,203.01)	(9.556)%
28	12/31/2022	39,275,400.85	48,053,508.63	(8,778,107.78)	(121,676,310.79)	(10.299)%
29	01/31/2023	39,619,778.33	48,151,280.91	(8,531,502.58)	(130,207,813.37)	(11.021)%
30	02/28/2023	34,736,935.25	42,380,725.57	(7,643,790.32)	(137,851,603.69)	(11.668)%

Tables of Contents
Mercedes-Benz Auto Lease Trust 2021-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	January 27, 2021
Cutoff Date	November 30, 2020
Cutoff Date Aggregate Securitization Value	$1,489,899,733.86
Number of Leases	35,662
Average Securitization Value	$41,778.36
Securitization Value Range	$15,350.61 to $233,553.61
Percentage Mercedes-Benz Passenger Cars	47.21%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	52.79%
Aggregate Residual Value	$1,003,544,881.25
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	67.36%
Average Residual Value	$28,140.45
Residual Value Range	$11,637.00 to $117,014.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Securitization Value	58.99%
Weighted Average Original Term(2)	38.62 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	25.29 months
Remaining Term Range	1 to 57 months
Weighted Average FICO® Score(2)	787.86
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 6.60%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2021-A.

Tables of Contents
Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	292	0.82%	$16,509,936.90	1.11%
25 – 36	26,122	73.25	1,017,672,072.64	68.30
37 – 48	8,702	24.40	417,029,731.63	27.99
49 – 60	546	1.53	38,687,992.69	2.60
Total:	35,662	100.00%	$1,489,899,733.86	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	8,965	25.14%	$282,908,687.65	18.99%
13 – 24	8,708	24.42	347,017,270.87	23.29
25 – 36	14,360	40.27	662,749,850.90	44.48
37 – 48	3,548	9.95	185,123,441.59	12.43
49 – 60	81	0.23	12,100,482.85	0.81
Total:	35,662	100.00%	$1,489,899,733.86	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the Leased Vehicles by State representing more than 5% of the Total Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	10,965	30.75%	$445,271,507.16	29.89%
New York	4,956	13.90	208,709,220.70	14.01
Florida	4,564	12.80	191,958,846.68	12.88
New Jersey	2,922	8.19	117,484,759.87	7.89
Texas	1,700	4.77	77,431,344.57	5.20
Total:	25,107	70.41%	$1,040,855,678.98	69.87%

(1)  As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
ML/GLE	5,267	14.77%	$255,082,105.57	17.12%
GLK/GLC	6,055	16.98	218,620,713.01	14.67
C	6,270	17.58	198,173,165.77	13.30
E	4,418	12.39	189,585,684.04	12.72
GL/GLS	2,174	6.10	132,911,503.13	8.92
S	1,493	4.19	117,998,021.05	7.92
GLA	2,996	8.40	80,266,610.89	5.39
Total:	28,673	80.41%	$1,192,637,803.46	80.04%

(1)  As a percentage of total number of Leases as of the Cutoff Date.

Tables of Contents
Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2021-A (“MBALT 2021-A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2021-A
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

Tables of Contents
MBALT 2021-A
	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	11/30/2020	1,489,899,733.86	1.00	1,489,899,733.86	1.00
1	01/31/2021	1,441,613,571.14	0.97	1,435,251,665.29	0.96
2	02/28/2021	1,399,545,798.80	0.94	1,399,978,196.03	0.94
3	03/31/2021	1,356,164,496.72	0.91	1,349,591,962.25	0.91
4	04/30/2021	1,311,448,867.32	0.88	1,301,797,545.94	0.87
5	05/31/2021	1,263,583,416.63	0.85	1,257,058,550.79	0.84
6	06/30/2021	1,215,989,590.82	0.82	1,207,513,591.15	0.81
7	07/31/2021	1,167,311,956.13	0.78	1,163,437,779.00	0.78
8	08/31/2021	1,116,021,167.08	0.75	1,116,927,245.23	0.75
9	09/30/2021	1,061,029,753.40	0.71	1,068,453,273.29	0.72
10	10/31/2021	997,648,962.77	0.67	1,021,549,303.47	0.69
11	11/30/2021	941,170,413.42	0.63	970,312,271.88	0.65
12	12/31/2021	884,751,628.72	0.59	924,064,183.18	0.62
13	01/31/2022	839,418,734.27	0.56	881,557,833.12	0.59
14	02/28/2022	802,305,763.15	0.54	843,249,833.16	0.57
15	03/31/2022	766,547,896.96	0.51	804,805,834.82	0.54
16	04/30/2022	724,524,283.45	0.49	769,120,059.82	0.52
17	05/31/2022	685,888,984.90	0.46	733,226,132.52	0.49
18	06/30/2022	649,250,811.10	0.44	698,560,535.20	0.47
19	07/31/2022	615,744,803.69	0.41	667,448,586.79	0.45
20	08/31/2022	583,474,955.24	0.39	635,130,878.52	0.43
21	09/30/2022	550,216,036.34	0.37	604,098,969.91	0.41
22	10/31/2022	508,182,121.38	0.34	568,369,467.55	0.38
23	11/30/2022	462,720,489.36	0.31	528,958,439.11	0.36
24	12/31/2022	428,391,287.75	0.29	492,977,132.27	0.33
25	01/31/2023	404,307,472.09	0.27	459,060,691.54	0.31
26	02/28/2023	380,052,409.23	0.26	426,506,041.59	0.29
27	03/31/2023	360,371,766.48	0.24	386,822,042.26	0.26
28	04/30/2023	340,695,222.26	0.23	352,425,425.48	0.24
29	05/31/2023	287,034,258.21	0.19	300,033,619.31	0.20
30	06/30/2023	229,705,671.58	0.15	245,117,800.82	0.16*

* The Servicer exercised its option to purchase the 2021-A exchange note on the first payment date on which the aggregate principal amount of the 2021-A notes was 5% or less of the aggregate principal amount of the 2021-A notes as of the closing date.

Tables of Contents
Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2021-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes”.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	11/30/2020	-	-
1	01/31/2021	0.53%	158.24%
2	02/28/2021	0.33%	97.26%
3	03/31/2021	0.45%	131.10%
4	04/30/2021	0.51%	133.76%
5	05/31/2021	0.50%	117.20%
6	06/30/2021	0.57%	116.98%
7	07/31/2021	0.59%	106.07%
8	08/31/2021	0.62%	98.87%
9	09/30/2021	0.66%	92.45%
10	10/31/2021	0.63%	79.63%
11	11/30/2021	0.64%	77.45%
12	12/31/2021	0.62%	71.68%
13	01/31/2022	0.64%	71.82%
14	02/28/2022	0.68%	74.59%
15	03/31/2022	0.72%	77.78%
16	04/30/2022	0.71%	75.13%
17	05/31/2022	0.72%	74.62%
18	06/30/2022	0.73%	74.45%
19	07/31/2022	0.73%	74.04%
20	08/31/2022	0.75%	74.79%
21	09/30/2022	0.75%	74.19%
22	10/31/2022	0.72%	70.90%
23	11/30/2022	0.69%	67.10%
24	12/31/2022	0.66%	65.96%
25	01/31/2023	0.69%	70.19%
26	02/28/2023	0.71%	73.73%
27	03/31/2023	0.80%	84.76%
28	04/30/2023	0.86%	93.06%
29	05/31/2023	0.83%	91.01%
30	06/30/2023	0.78%	86.86%

Tables of Contents
Delinquency Experience

Set forth below is delinquency information relating to the leases allocated to the reference pool for MBALT 2021-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	01/31/2021	1,435,251,665.29	1,849,873.78	38	0.13%	297,886.35	8	0.02%	-	0	0.00%	0.00	0	0.00%
2	02/28/2021	1,399,978,196.03	1,387,074.37	33	0.10%	452,968.03	12	0.03%	117,625.15	4	0.01%	0.00	0	0.00%
3	03/31/2021	1,349,591,962.25	1,650,612.28	32	0.12%	461,740.17	10	0.03%	105,122.84	3	0.01%	0.00	0	0.00%
4	04/30/2021	1,301,797,545.94	1,847,727.94	41	0.14%	518,323.43	8	0.04%	61,164.76	2	0.00%	0.00	0	0.00%
5	05/31/2021	1,257,058,550.79	1,892,458.12	36	0.15%	475,370.95	11	0.04%	96,755.23	2	0.01%	0.00	0	0.00%
6	06/30/2021	1,207,513,591.15	1,508,888.15	36	0.12%	534,037.58	12	0.04%	35,110.15	1	0.00%	0.00	0	0.00%
7	07/31/2021	1,163,437,779.00	1,634,883.55	34	0.14%	549,255.83	13	0.05%	102,457.18	3	0.01%	0.00	0	0.00%
8	08/31/2021	1,116,927,245.23	1,323,484.08	35	0.12%	799,519.69	19	0.07%	255,949.00	5	0.02%	0.00	0	0.00%
9	09/30/2021	1,068,453,273.29	1,962,239.19	45	0.18%	523,069.91	12	0.05%	277,605.64	7	0.03%	0.00	0	0.00%
10	10/31/2021	1,021,549,303.47	2,087,420.63	44	0.20%	450,233.25	12	0.04%	118,768.12	4	0.01%	0.00	0	0.00%
11	11/30/2021	970,312,271.88	2,067,302.03	49	0.21%	799,118.46	16	0.08%	118,010.88	3	0.01%	0.00	0	0.00%
12	12/31/2021	924,064,183.18	3,564,125.20	78	0.39%	405,429.86	9	0.04%	363,446.99	7	0.04%	0.00	0	0.00%
13	01/31/2022	881,557,833.12	2,310,472.82	50	0.26%	892,569.40	25	0.10%	75,087.06	2	0.01%	0.00	0	0.00%
14	02/28/2022	843,249,833.16	1,655,614.14	41	0.20%	827,299.48	18	0.10%	112,801.72	3	0.01%	0.00	0	0.00%
15	03/31/2022	804,805,834.82	2,611,428.03	60	0.32%	243,909.73	6	0.03%	166,636.34	4	0.02%	0.00	0	0.00%
16	04/30/2022	769,120,059.82	2,116,541.14	51	0.28%	518,804.23	15	0.07%	255,023.10	5	0.03%	0.00	0	0.00%
17	05/31/2022	733,226,132.52	2,354,802.88	58	0.32%	672,459.98	16	0.09%	432,452.87	12	0.06%	0.00	0	0.00%
18	06/30/2022	698,560,535.20	1,862,195.57	51	0.27%	938,568.13	20	0.13%	344,586.36	7	0.05%	0.00	0	0.00%
19	07/31/2022	667,448,586.79	1,605,121.51	44	0.24%	787,406.28	17	0.12%	131,464.54	3	0.02%	0.00	0	0.00%
20	08/31/2022	635,130,878.52	1,966,804.94	55	0.31%	457,052.35	15	0.07%	225,442.40	5	0.04%	0.00	0	0.00%
21	09/30/2022	604,098,969.91	1,940,364.24	49	0.32%	736,609.69	19	0.12%	154,131.22	5	0.03%	0.00	0	0.00%
22	10/31/2022	568,369,467.55	2,239,466.38	53	0.39%	557,592.67	18	0.10%	349,738.27	8	0.06%	0.00	0	0.00%
23	11/30/2022	528,958,439.11	2,403,730.60	63	0.45%	830,033.86	14	0.16%	165,950.08	6	0.03%	0.00	0	0.00%
24	12/31/2022	492,977,132.27	1,698,949.44	47	0.34%	1,134,989.84	24	0.23%	290,956.86	6	0.06%	0.00	0	0.00%
25	01/31/2023	459,060,691.54	1,882,445.32	52	0.41%	599,610.49	15	0.13%	480,637.74	13	0.10%	0.00	0	0.00%
26	02/28/2023	426,506,041.59	1,501,582.69	40	0.35%	676,731.85	14	0.16%	394,999.07	9	0.09%	0.00	0	0.00%
27	03/31/2023	386,822,042.26	1,485,519.62	46	0.38%	803,570.70	18	0.21%	58,107.08	2	0.02%	0.00	0	0.00%
28	04/30/2023	352,425,425.48	1,512,003.04	45	0.43%	439,735.33	14	0.12%	340,943.12	7	0.10%	0.00	0	0.00%
29	05/31/2023	300,033,619.31	1,521,669.05	44	0.51%	538,159.40	15	0.18%	171,767.04	5	0.06%	0.00	0	0.00%
30	06/30/2023	245,117,800.82	1,468,514.06	37	0.60%	776,139.95	20	0.32%	176,928.57	4	0.07%	0.00	0	0.00%

Tables of Contents
Credit Loss and Residual Loss Experience
Set forth below is loss information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2021-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Proceeds and Recoveries ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	01/31/2021	130,793.47	158,018.14	(27,224.67)	(27,224.67)	(0.002)%
2	02/28/2021	1,138,611.50	1,308,026.60	(169,415.10)	(196,639.77)	(0.013)%
3	03/31/2021	1,184,834.97	1,050,373.52	134,461.45	(62,178.32)	(0.004)%
4	04/30/2021	1,029,899.53	1,197,040.94	(167,141.41)	(229,319.73)	(0.015)%
5	05/31/2021	437,974.55	564,698.14	(126,723.59)	(356,043.32)	(0.024)%
6	06/30/2021	978,833.68	972,058.55	6,775.13	(349,268.19)	(0.023)%
7	07/31/2021	727,438.38	743,618.60	(16,180.22)	(365,448.41)	(0.025)%
8	08/31/2021	391,783.17	478,905.79	(87,122.62)	(452,571.03)	(0.030)%
9	09/30/2021	1,001,406.92	840,830.25	160,576.67	(291,994.36)	(0.020)%
10	10/31/2021	1,744,052.12	1,812,956.35	(68,904.23)	(360,898.59)	(0.024)%
11	11/30/2021	2,562,682.31	2,945,270.32	(382,588.01)	(743,486.60)	(0.050)%
12	12/31/2021	429,031.58	368,737.39	60,294.19	(683,192.41)	(0.046)%
13	01/31/2022	1,306,704.95	1,108,117.78	198,587.17	(484,605.24)	(0.033)%
14	02/28/2022	1,131,198.08	1,497,425.63	(366,227.55)	(850,832.79)	(0.057)%
15	03/31/2022	889,858.52	1,015,442.01	(125,583.49)	(976,416.28)	(0.066)%
16	04/30/2022	541,779.11	740,050.93	(198,271.82)	(1,174,688.10)	(0.079)%
17	05/31/2022	655,875.27	675,821.31	(19,946.04)	(1,194,634.14)	(0.080)%
18	06/30/2022	815,051.02	759,844.53	55,206.49	(1,139,427.65)	(0.076)%
19	07/31/2022	753,544.19	622,702.61	130,841.58	(1,008,586.07)	(0.068)%
20	08/31/2022	981,902.82	977,804.13	4,098.69	(1,004,487.38)	(0.067)%
21	09/30/2022	367,110.56	415,859.00	(48,748.44)	(1,053,235.82)	(0.071)%
22	10/31/2022	618,112.04	623,286.97	(5,174.93)	(1,058,410.75)	(0.071)%
23	11/30/2022	1,113,281.77	924,984.24	188,297.53	(870,113.22)	(0.058)%
24	12/31/2022	736,167.59	675,006.03	61,161.56	(808,951.66)	(0.054)%
25	01/31/2023	881,327.08	947,075.72	(65,748.64)	(874,700.30)	(0.059)%
26	02/28/2023	879,126.05	540,160.39	338,965.66	(535,734.64)	(0.036)%
27	03/31/2023	412,055.05	519,063.34	(107,008.29)	(642,742.93)	(0.043)%
28	04/30/2023	548,232.07	758,145.40	(209,913.33)	(852,656.26)	(0.057)%
29	05/31/2023	645,044.90	400,747.08	244,297.82	(608,358.44)	(0.041)%
30	06/30/2023	309,710.67	606,988.84	(297,278.17)	(905,636.61)	(0.061)%

Tables of Contents
	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	01/31/2021	17,453,418.05	20,078,489.37	(2,625,071.32)	(2,625,071.32)	(0.176)%
2	02/28/2021	16,389,854.82	19,009,710.49	(2,619,855.67)	(5,244,926.99)	(0.352)%
3	03/31/2021	27,622,118.40	32,171,343.42	(4,549,225.02)	(9,794,152.01)	(0.657)%
4	04/30/2021	28,757,838.04	33,943,497.09	(5,185,659.05)	(14,979,811.06)	(1.005)%
5	05/31/2021	28,208,927.05	33,674,950.48	(5,466,023.43)	(20,445,834.49)	(1.372)%
6	06/30/2021	30,237,933.70	36,378,405.62	(6,140,471.92)	(26,586,306.41)	(1.784)%
7	07/31/2021	26,814,919.10	31,693,759.67	(4,878,840.57)	(31,465,146.98)	(2.112)%
8	08/31/2021	29,742,061.97	35,689,573.83	(5,947,511.86)	(37,412,658.84)	(2.511)%
9	09/30/2021	31,977,179.67	38,335,215.33	(6,358,035.66)	(43,770,694.50)	(2.938)%
10	10/31/2021	30,906,485.04	37,095,501.68	(6,189,016.64)	(49,959,711.14)	(3.353)%
11	11/30/2021	33,755,966.27	40,376,970.14	(6,621,003.87)	(56,580,715.01)	(3.798)%
12	12/31/2021	31,819,755.26	37,760,085.20	(5,940,329.94)	(62,521,044.95)	(4.196)%
13	01/31/2022	27,935,853.35	33,012,983.74	(5,077,130.39)	(67,598,175.34)	(4.537)%
14	02/28/2022	24,389,535.30	28,597,402.26	(4,207,866.96)	(71,806,042.30)	(4.820)%
15	03/31/2022	24,758,895.20	29,231,518.03	(4,472,622.83)	(76,278,665.13)	(5.120)%
16	04/30/2022	23,500,979.69	27,496,650.07	(3,995,670.38)	(80,274,335.51)	(5.388)%
17	05/31/2022	23,066,867.69	27,073,424.92	(4,006,557.23)	(84,280,892.74)	(5.657)%
18	06/30/2022	22,495,615.91	26,479,542.70	(3,983,926.79)	(88,264,819.53)	(5.924)%
19	07/31/2022	19,844,848.69	23,302,025.66	(3,457,176.97)	(91,721,996.50)	(6.156)%
20	08/31/2022	20,019,784.72	23,354,496.79	(3,334,712.07)	(95,056,708.57)	(6.380)%
21	09/30/2022	20,194,360.48	23,854,301.20	(3,659,940.72)	(98,716,649.29)	(6.626)%
22	10/31/2022	25,421,138.83	29,773,675.35	(4,352,536.52)	(103,069,185.81)	(6.918)%
23	11/30/2022	29,001,134.89	34,535,009.33	(5,533,874.44)	(108,603,060.25)	(7.289)%
24	12/31/2022	26,497,923.95	31,708,587.40	(5,210,663.45)	(113,813,723.70)	(7.639)%
25	01/31/2023	24,478,240.63	29,255,673.75	(4,777,433.12)	(118,591,156.82)	(7.960)%
26	02/28/2023	23,917,405.93	28,728,424.43	(4,811,018.50)	(123,402,175.32)	(8.283)%
27	03/31/2023	31,852,655.03	38,153,362.41	(6,300,707.38)	(129,702,882.70)	(8.705)%
28	04/30/2023	27,747,783.98	33,097,892.10	(5,350,108.12)	(135,052,990.82)	(9.065)%
29	05/31/2023	45,672,764.00	54,463,951.08	(8,791,187.08)	(143,844,177.90)	(9.655)%
30	06/30/2023	49,764,707.51	59,370,144.25	(9,605,436.74)	(153,449,614.64)	(10.300)%

Tables of Contents
Mercedes-Benz Auto Lease Trust 2021-B
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	June 29, 2021
Cutoff Date	April 30, 2021
Cutoff Date Aggregate Securitization Value	$1,469,999,530.12
Number of Leases	32,998
Average Securitization Value	$44,548.14
Securitization Value Range	$16,723.50 to $232,108.95
Percentage Mercedes-Benz Passenger Cars	41.13%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	58.87%
Aggregate Residual Value	$917,070,196.49
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	62.39%
Average Residual Value	$27,791.69
Residual Value Range	$10,508.95 to $119,499.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Securitization Value	53.47%
Weighted Average Original Term(2)	40.84 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	29.51 months
Remaining Term Range	1 to 57 months
Weighted Average FICO® Score(2)	780.22
Range of FICO® Scores	621 to 899

(1)  Discounted by the greater of the contract rate and 6.50%.
(2)  Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2021-B.

Tables of Contents
Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	230	0.70%	$12,853,275.38	0.87%
25 – 36	18,271	55.37	754,658,584.32	51.34
37 – 48	13,993	42.41	667,602,621.31	45.42
49 – 60	504	1.53	34,885,049.11	2.37
Total:	32,998	100.00%	$1,469,999,530.12	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	4,711	14.28%	$145,328,094.45	9.89%
13 – 24	5,402	16.37	211,162,983.34	14.36
25 – 36	15,315	46.41	718,246,339.14	48.86
37 – 48	7,485	22.68	383,063,638.30	26.06
49 – 60	85	0.26	12,198,474.89	0.83
Total:	32,998	100.00%	$1,469,999,530.12	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the Leased Vehicles by State representing more than 5% of the Total Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	10,029	30.39%	$441,832,024.51	30.06%
Florida	4,541	13.76	201,707,491.96	13.72
New York	4,105	12.44	182,665,101.57	12.43
New Jersey	2,578	7.81	111,439,256.62	7.58
Texas	1,973	5.98	94,782,421.95	6.45
Total:	23,226	70.38%	$1,032,426,296.61	70.24%

(1)  As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
GLE	5,247	15.90%	$290,423,887.59	19.76%
GLC	6,250	18.94	240,825,581.35	16.38
E	3,689	11.18	167,103,213.93	11.37
C	5,032	15.25	166,428,274.40	11.32
GLS	1,932	5.85	129,770,544.81	8.83
GLA	3,272	9.92	96,672,829.25	6.58
S	1,098	3.33	85,786,169.96	5.84
Total:	26,520	80.37%	$1,177,010,501.29	80.08%

(1)  As a percentage of total number of Leases as of the Cutoff Date.

Tables of Contents
Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2021-B (“MBALT 2021-B”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2021-B
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

Tables of Contents
MBALT 2021-B

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	04/30/2021	1,469,999,530.12	1.00	1,469,999,530.12	1.00
1	06/30/2021	1,424,971,248.50	0.97	1,411,101,357.20	0.96
2	07/31/2021	1,386,826,808.40	0.94	1,374,364,479.24	0.93
3	08/31/2021	1,353,969,024.76	0.92	1,335,509,137.54	0.91
4	09/30/2021	1,321,794,673.54	0.90	1,295,550,183.95	0.88
5	10/31/2021	1,286,945,590.04	0.88	1,256,994,193.35	0.86
6	11/30/2021	1,250,186,533.55	0.85	1,213,612,883.37	0.83
7	12/31/2021	1,209,264,498.44	0.82	1,176,129,968.79	0.80
8	01/31/2022	1,171,513,513.45	0.80	1,140,171,663.52	0.78
9	02/28/2022	1,133,775,290.99	0.77	1,102,613,010.84	0.75
10	03/31/2022	1,092,974,351.31	0.74	1,062,952,751.46	0.72
11	04/30/2022	1,048,035,394.20	0.71	1,029,046,522.53	0.70
12	05/31/2022	1,000,140,645.53	0.68	995,363,708.03	0.68
13	06/30/2022	960,150,392.84	0.65	962,080,764.85	0.65
14	07/31/2022	922,358,565.37	0.63	932,490,287.89	0.63
15	08/31/2022	885,544,221.16	0.60	899,209,814.83	0.61
16	09/30/2022	849,602,696.39	0.58	869,277,756.88	0.59
17	10/31/2022	809,911,821.45	0.55	839,470,002.14	0.57
18	11/30/2022	769,378,654.72	0.52	805,976,033.57	0.55
19	12/31/2022	729,136,844.86	0.50	774,310,651.59	0.53
20	01/31/2023	694,413,517.78	0.47	743,163,653.31	0.51
21	02/28/2023	661,015,463.47	0.45	713,239,521.34	0.49
22	03/31/2023	631,372,664.56	0.43	679,091,666.75	0.46
23	04/30/2023	602,230,065.34	0.41	645,690,423.00	0.44
24	05/31/2023	563,307,213.87	0.38	604,367,527.03	0.41
25	06/30/2023	519,099,305.29	0.35	559,177,173.00	0.38
26	07/31/2023	485,065,950.90	0.33	520,978,418.36	0.35
27	08/31/2023	451,636,942.50	0.31	477,523,887.46	0.32
28	09/30/2023	415,307,431.61	0.28	436,208,277.34	0.30
29	10/31/2023	375,849,116.03	0.26	388,546,582.14	0.26
30	11/30/2023	333,466,028.15	0.23	340,994,460.20	0.23
31	12/31/2023	281,738,188.99	0.19	295,060,895.12	0.20
32	01/31/2024	234,467,323.56	0.16	250,176,532.14	0.17
33	02/29/2024	195,407,980.49	0.13	215,273,759.59	0.15*

* The Servicer exercised its option to purchase the 2021-B exchange note on the first payment date on which the aggregate principal amount of the 2021-B notes was 5% or less of the aggregate principal amount of the 2021-B notes as of the closing date.

Tables of Contents
Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2021-B.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes”.
	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	04/30/2021	-	-
1	06/30/2021	0.74%	236.04%
2	07/31/2021	0.59%	183.62%
3	08/31/2021	0.63%	192.85%
4	09/30/2021	0.68%	205.42%
5	10/31/2021	0.67%	205.20%
6	11/30/2021	0.72%	199.51%
7	12/31/2021	0.69%	172.69%
8	01/31/2022	0.70%	155.08%
9	02/28/2022	0.74%	144.01%
10	03/31/2022	0.78%	134.45%
11	04/30/2022	0.77%	118.04%
12	05/31/2022	0.76%	103.80%
13	06/30/2022	0.76%	98.62%
14	07/31/2022	0.75%	93.36%
15	08/31/2022	0.76%	91.73%
16	09/30/2022	0.76%	88.88%
17	10/31/2022	0.74%	84.14%
18	11/30/2022	0.73%	81.19%
19	12/31/2022	0.71%	77.57%
20	01/31/2023	0.71%	76.69%
21	02/28/2023	0.72%	75.84%
22	03/31/2023	0.75%	78.72%
23	04/30/2023	0.79%	81.24%
24	05/31/2023	0.81%	82.42%
25	06/30/2023	0.82%	82.67%
26	07/31/2023	0.81%	83.72%
27	08/31/2023	0.83%	87.69%
28	09/30/2023	0.83%	89.41%
29	10/31/2023	0.85%	93.05%
30	11/30/2023	0.86%	95.46%
31	12/31/2023	0.80%	90.61%
32	01/31/2024	0.76%	86.89%
33	02/29/2024	0.69%	80.35%

Tables of Contents
Delinquency Experience

Set forth below is delinquency information relating to the leases allocated to the reference pool for MBALT 2021-B presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	06/30/2021	1,411,101,357.20	1,390,149.22	27	0.10%	177,003.52	5	0.01%	-	0	0.00%	0.00	0	0.00%
2	07/31/2021	1,374,364,479.24	2,363,320.71	40	0.17%	256,228.83	4	0.02%	80,568.14	2	0.01%	0.00	0	0.00%
3	08/31/2021	1,335,509,137.54	2,079,114.48	41	0.16%	637,396.14	11	0.05%	144,198.31	2	0.01%	0.00	0	0.00%
4	09/30/2021	1,295,550,183.95	2,982,127.31	64	0.23%	267,752.46	4	0.02%	359,539.63	4	0.03%	0.00	0	0.00%
5	10/31/2021	1,256,994,193.35	2,574,313.18	51	0.20%	880,871.18	15	0.07%	145,082.69	3	0.01%	0.00	0	0.00%
6	11/30/2021	1,213,612,883.37	2,270,257.09	50	0.19%	777,308.42	12	0.06%	544,943.70	9	0.04%	0.00	0	0.00%
7	12/31/2021	1,176,129,968.79	3,163,230.43	79	0.27%	913,737.48	16	0.08%	459,389.11	6	0.04%	0.00	0	0.00%
8	01/31/2022	1,140,171,663.52	2,579,711.71	60	0.23%	1,307,381.23	28	0.11%	351,443.45	6	0.03%	0.00	0	0.00%
9	02/28/2022	1,102,613,010.84	2,295,596.53	56	0.21%	711,775.66	17	0.06%	445,106.35	8	0.04%	0.00	0	0.00%
10	03/31/2022	1,062,952,751.46	2,751,709.35	63	0.26%	592,161.36	16	0.06%	321,433.03	7	0.03%	0.00	0	0.00%
11	04/30/2022	1,029,046,522.53	2,852,751.30	64	0.28%	592,243.94	15	0.06%	279,480.77	8	0.03%	0.00	0	0.00%
12	05/31/2022	995,363,708.03	2,973,203.62	70	0.30%	797,244.14	18	0.08%	407,027.83	10	0.04%	0.00	0	0.00%
13	06/30/2022	962,080,764.85	3,253,195.59	78	0.34%	918,308.69	22	0.10%	251,590.05	6	0.03%	0.00	0	0.00%
14	07/31/2022	932,490,287.89	2,632,343.40	62	0.28%	1,100,160.63	23	0.12%	466,065.11	9	0.05%	0.00	0	0.00%
15	08/31/2022	899,209,814.83	2,906,783.63	70	0.32%	922,295.44	22	0.10%	542,582.53	9	0.06%	0.00	0	0.00%
16	09/30/2022	869,277,756.88	2,836,538.89	71	0.33%	894,885.54	17	0.10%	253,531.83	6	0.03%	0.00	0	0.00%
17	10/31/2022	839,470,002.14	2,949,487.97	78	0.35%	1,229,126.89	27	0.15%	251,567.48	4	0.03%	0.00	0	0.00%
18	11/30/2022	805,976,033.57	2,195,657.02	60	0.27%	1,222,405.21	30	0.15%	349,089.02	8	0.04%	0.00	0	0.00%
19	12/31/2022	774,310,651.59	3,257,559.92	85	0.42%	594,012.32	13	0.08%	433,995.38	12	0.06%	0.00	0	0.00%
20	01/31/2023	743,163,653.31	2,811,687.53	72	0.38%	733,469.78	21	0.10%	148,866.95	3	0.02%	0.00	0	0.00%
21	02/28/2023	713,239,521.34	2,661,363.25	68	0.37%	861,703.91	20	0.12%	209,390.12	7	0.03%	0.00	0	0.00%
22	03/31/2023	679,091,666.75	2,378,992.90	62	0.35%	1,018,457.93	23	0.15%	269,893.29	7	0.04%	0.00	0	0.00%
23	04/30/2023	645,690,423.00	2,509,596.16	66	0.39%	757,130.34	19	0.12%	499,602.45	12	0.08%	0.00	0	0.00%
24	05/31/2023	604,367,527.03	3,138,013.63	85	0.52%	923,553.35	23	0.15%	481,402.15	13	0.08%	0.00	0	0.00%
25	06/30/2023	559,177,173.00	2,577,804.31	69	0.46%	1,012,019.76	28	0.18%	475,557.38	12	0.09%	0.00	0	0.00%
26	07/31/2023	520,978,418.36	2,628,370.45	74	0.50%	1,038,593.11	27	0.20%	412,891.59	13	0.08%	0.00	0	0.00%
27	08/31/2023	477,523,887.46	3,292,188.45	90	0.69%	848,696.12	22	0.18%	570,758.59	15	0.12%	0.00	0	0.00%
28	09/30/2023	436,208,277.34	3,010,480.63	78	0.69%	1,256,717.36	35	0.29%	413,560.73	11	0.09%	0.00	0	0.00%
29	10/31/2023	388,546,582.14	2,483,602.19	69	0.64%	1,425,353.61	33	0.37%	396,643.81	13	0.10%	0.00	0	0.00%
30	11/30/2023	340,994,460.20	2,516,543.43	73	0.74%	1,080,723.78	26	0.32%	338,886.86	8	0.10%	0.00	0	0.00%
31	12/31/2023	295,060,895.12	3,065,607.18	85	1.04%	943,011.03	26	0.32%	260,313.99	8	0.09%	0.00	0	0.00%
32	01/31/2024	250,176,532.14	2,660,574.90	77	1.06%	1,405,269.86	39	0.56%	512,250.13	15	0.20%	0.00	0	0.00%
33	02/29/2024	215,273,759.59	2,070,960.26	61	0.96%	1,133,351.39	29	0.53%	614,655.98	17	0.29%	0.00	0	0.00%

Tables of Contents
Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2021-B presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Proceeds and Recoveries ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	06/30/2021	483,195.44	544,867.52	(61,672.08)	(61,672.08)	(0.004)%
2	07/31/2021	993,470.60	1,074,250.08	(80,779.48)	(142,451.56)	(0.010)%
3	08/31/2021	601,799.30	656,585.02	(54,785.72)	(197,237.28)	(0.013)%
4	09/30/2021	1,269,361.10	1,177,652.44	91,708.66	(105,528.62)	(0.007)%
5	10/31/2021	2,020,006.25	1,968,592.45	51,413.80	(54,114.82)	(0.004)%
6	11/30/2021	3,210,230.06	3,361,804.62	(151,574.56)	(205,689.38)	(0.014)%
7	12/31/2021	917,729.93	640,457.51	277,272.42	71,583.04	0.005%
8	01/31/2022	1,585,578.39	1,369,429.69	216,148.70	287,731.74	0.020%
9	02/28/2022	1,798,346.81	1,767,847.33	30,499.48	318,231.22	0.022%
10	03/31/2022	1,470,063.04	1,569,389.13	(99,326.09)	218,905.13	0.015%
11	04/30/2022	1,098,385.77	1,262,738.08	(164,352.31)	54,552.82	0.004%
12	05/31/2022	854,557.42	1,062,222.16	(207,664.74)	(153,111.92)	(0.010)%
13	06/30/2022	1,107,021.92	987,839.84	119,182.08	(33,929.84)	(0.002)%
14	07/31/2022	1,119,370.12	1,047,729.78	71,640.34	37,710.50	0.003%
15	08/31/2022	1,378,880.48	1,697,068.60	(318,188.12)	(280,477.62)	(0.019)%
16	09/30/2022	1,158,824.81	878,584.52	280,240.29	(237.33)	0.000%
17	10/31/2022	991,601.28	1,348,653.86	(357,052.58)	(357,289.91)	(0.024)%
18	11/30/2022	1,524,226.36	1,498,730.77	25,495.59	(331,794.32)	(0.023)%
19	12/31/2022	1,213,041.28	1,213,727.77	(686.49)	(332,480.81)	(0.023)%
20	01/31/2023	1,008,178.03	1,170,854.63	(162,676.60)	(495,157.41)	(0.034)%
21	02/28/2023	820,837.59	943,393.71	(122,556.12)	(617,713.53)	(0.042)%
22	03/31/2023	893,225.62	942,619.74	(49,394.12)	(667,107.65)	(0.045)%
23	04/30/2023	879,398.82	989,018.94	(109,620.12)	(776,727.77)	(0.053)%
24	05/31/2023	1,061,185.54	931,792.27	129,393.27	(647,334.50)	(0.044)%
25	06/30/2023	937,647.02	598,479.93	339,167.09	(308,167.41)	(0.021)%
26	07/31/2023	1,220,699.81	1,064,624.01	156,075.80	(152,091.61)	(0.010)%
27	08/31/2023	536,429.05	455,208.94	81,220.11	(70,871.50)	(0.005)%
28	09/30/2023	1,018,057.68	1,169,029.99	(150,972.31)	(221,843.81)	(0.015)%
29	10/31/2023	876,948.81	986,425.98	(109,477.17)	(331,320.98)	(0.023)%
30	11/30/2023	655,537.25	505,183.05	150,354.20	(180,966.78)	(0.012)%
31	12/31/2023	655,988.16	503,815.38	152,172.78	(28,794.00)	(0.002)%
32	01/31/2024	456,589.15	526,400.55	(69,811.40)	(98,605.40)	(0.007)%
33	02/29/2024	635,604.08	527,955.74	107,648.34	9,042.94	0.001%

Tables of Contents
	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	06/30/2021	22,675,918.14	26,196,871.85	(3,520,953.71)	(3,520,953.71)	(0.240)%
2	07/31/2021	18,031,255.00	20,799,714.11	(2,768,459.11)	(6,289,412.82)	(0.428)%
3	08/31/2021	20,705,184.92	24,025,775.30	(3,320,590.38)	(9,610,003.20)	(0.654)%
4	09/30/2021	21,798,303.46	25,514,581.67	(3,716,278.21)	(13,326,281.41)	(0.907)%
5	10/31/2021	20,568,413.13	23,877,731.07	(3,309,317.94)	(16,635,599.35)	(1.132)%
6	11/30/2021	23,227,576.26	27,213,034.34	(3,985,458.08)	(20,621,057.43)	(1.403)%
7	12/31/2021	20,289,480.38	23,728,408.61	(3,438,928.23)	(24,059,985.66)	(1.637)%
8	01/31/2022	18,733,752.21	21,734,891.98	(3,001,139.77)	(27,061,125.43)	(1.841)%
9	02/28/2022	20,507,616.30	23,500,192.45	(2,992,576.15)	(30,053,701.58)	(2.044)%
10	03/31/2022	22,751,121.38	26,432,939.07	(3,681,817.69)	(33,735,519.27)	(2.295)%
11	04/30/2022	18,510,157.44	21,431,238.82	(2,921,081.38)	(36,656,600.65)	(2.494)%
12	05/31/2022	17,682,953.11	20,628,539.70	(2,945,586.59)	(39,602,187.24)	(2.694)%
13	06/30/2022	17,826,797.58	20,654,121.97	(2,827,324.39)	(42,429,511.63)	(2.886)%
14	07/31/2022	14,990,961.60	17,297,774.20	(2,306,812.60)	(44,736,324.23)	(3.043)%
15	08/31/2022	17,338,333.69	20,030,528.99	(2,692,195.30)	(47,428,519.53)	(3.226)%
16	09/30/2022	14,988,680.34	17,572,179.98	(2,583,499.64)	(50,012,019.17)	(3.402)%
17	10/31/2022	15,569,959.99	18,073,037.31	(2,503,077.32)	(52,515,096.49)	(3.572)%
18	11/30/2022	18,954,432.86	22,199,711.22	(3,245,278.36)	(55,760,374.85)	(3.793)%
19	12/31/2022	17,665,734.44	21,107,042.64	(3,441,308.20)	(59,201,683.05)	(4.027)%
20	01/31/2023	17,419,534.16	20,485,538.09	(3,066,003.93)	(62,267,686.98)	(4.236)%
21	02/28/2023	17,089,209.94	20,267,254.92	(3,178,044.98)	(65,445,731.96)	(4.452)%
22	03/31/2023	21,112,640.41	24,878,535.75	(3,765,895.34)	(69,211,627.30)	(4.708)%
23	04/30/2023	22,106,519.87	25,933,035.58	(3,826,515.71)	(73,038,143.01)	(4.969)%
24	05/31/2023	28,896,029.07	34,081,033.09	(5,185,004.02)	(78,223,147.03)	(5.321)%
25	06/30/2023	33,895,691.97	40,130,778.51	(6,235,086.54)	(84,458,233.57)	(5.745)%
26	07/31/2023	27,394,483.13	32,307,133.25	(4,912,650.12)	(89,370,883.69)	(6.080)%
27	08/31/2023	33,921,231.32	40,144,733.72	(6,223,502.40)	(95,594,386.09)	(6.503)%
28	09/30/2023	32,339,264.85	38,065,743.82	(5,726,478.97)	(101,320,865.06)	(6.893)%
29	10/31/2023	38,912,135.25	45,393,110.08	(6,480,974.83)	(107,801,839.89)	(7.333)%
30	11/30/2023	40,252,761.70	47,547,412.32	(7,294,650.62)	(115,096,490.51)	(7.830)%
31	12/31/2023	39,634,195.81	45,899,888.03	(6,265,692.22)	(121,362,182.73)	(8.256)%
32	01/31/2024	39,224,034.10	45,884,422.27	(6,660,388.17)	(128,022,570.90)	(8.709)%
33	02/29/2024	29,898,731.51	34,949,479.92	(5,050,748.41)	(133,073,319.31)	(9.053)%

Tables of Contents
Mercedes-Benz Auto Lease Trust 2023-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	May 24, 2023
Cutoff Date	March 31, 2023
Cutoff Date Aggregate Securitization Value	$1,582,911,701.69
Number of Leases	34,991
Average Securitization Value	$45,237.68
Securitization Value Range	$15,256.07 to $236,414.16
Percentage Mercedes-Benz Passenger Cars	42.55%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	57.45%
Aggregate Residual Value	$998,583,831.26
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	63.09%
Average Residual Value	$28,538.31
Residual Value Range	$9,975.00 to $114,588.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Securitization Value	49.81%
Weighted Average Original Term(2)	43.17 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	28.22 months
Remaining Term Range	1 to 58 months
Weighted Average FICO® Score(2)	780.11
Range of FICO® Scores	600 to 899

(1)  Discounted by the greater of the contract rate and 11.25%.
(2)  Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2023-A.

Tables of Contents
Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	176	0.50%	$10,698,183.06	0.68%
25 – 36	13,954	39.88	593,653,163.74	37.50
37 – 48	18,838	53.84	853,147,619.62	53.90
49 – 60	2,023	5.78	125,412,735.27	7.92
Total:	34,991	100.00%	$1,582,911,701.69	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	7,879	22.52%	$242,914,907.86	15.35%
13 – 24	7,823	22.36	314,176,388.54	19.85
25 – 36	11,637	33.26	574,944,026.95	36.32
37 – 48	6,346	18.14	365,279,545.15	23.08
49 – 60	1,306	3.73	85,596,833.19	5.41
Total:	34,991	100.00%	$1,582,911,701.69	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the Leased Vehicles by State representing more than 5% of the Total Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	9,774	27.93%	$459,910,204.68	29.05%
Florida	6,170	17.63	273,875,284.54	17.30
New York	4,492	12.84	203,551,604.53	12.86
New Jersey	2,919	8.34	125,375,769.84	7.92
Texas	1,975	5.64	88,796,921.06	5.61
Total:	25,330	72.38%	$1,151,509,784.65	72.74%

(1)  As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
GLE	6,081	17.38%	$321,756,170.06	20.33%
GLC	7,089	20.26	252,099,664.37	15.93
S	2,386	6.82	210,376,512.16	13.29
C	5,675	16.22	194,414,339.75	12.28
E	2,974	8.50	133,719,108.63	8.45
GLS	1,905	5.44	122,137,612.93	7.72
GLB	2,764	7.90	91,775,094.85	5.80
Total:	28,874	82.52%	$1,326,278,502.75	83.80%

(1)  As a percentage of total number of Leases as of the Cutoff Date.

Tables of Contents
Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2023-A (“MBALT 2023-A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2023-A
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

Tables of Contents
MBALT 2023-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	03/31/2023	1,582,911,701.69	1.00	1,582,911,701.69	1.00
1	05/31/2023	1,533,580,168.94	0.97	1,507,580,105.13	0.95
2	06/30/2023	1,484,352,495.50	0.94	1,455,641,496.60	0.92
3	07/31/2023	1,437,122,998.04	0.91	1,409,618,543.36	0.89
4	08/31/2023	1,387,085,191.96	0.88	1,363,212,293.52	0.86
5	09/30/2023	1,334,924,641.96	0.84	1,320,631,119.52	0.83
6	10/31/2023	1,278,400,464.73	0.81	1,268,893,008.63	0.80
7	11/30/2023	1,220,097,275.92	0.77	1,220,355,663.79	0.77
8	12/31/2023	1,154,850,316.50	0.73	1,178,110,453.84	0.74
9	01/31/2024	1,105,047,582.15	0.70	1,132,043,812.11	0.72
10	02/29/2024	1,058,302,222.59	0.67	1,086,103,302.32	0.69
11	03/31/2024	1,006,645,099.33	0.64	1,043,738,972.50	0.66
12	04/30/2024	958,625,630.76	0.61	996,039,546.62	0.63
13	05/31/2024	910,273,458.01	0.58	950,271,881.28	0.60
14	06/30/2024	864,192,339.00	0.55	913,356,283.62	0.58

Tables of Contents
Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2023-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes”.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	03/31/2023	-	-
1	05/31/2023	1.03%	289.74%
2	06/30/2023	0.92%	226.11%
3	07/31/2023	0.85%	179.99%
4	08/31/2023	0.82%	149.15%
5	09/30/2023	0.76%	121.99%
6	10/31/2023	0.79%	111.23%
7	11/30/2023	0.79%	99.76%
8	12/31/2023	0.72%	82.07%
9	01/31/2024	0.74%	81.59%
10	02/29/2024	0.78%	82.97%
11	03/31/2024	0.76%	78.96%
12	04/30/2024	0.78%	80.30%
13	05/31/2024	0.80%	80.16%
14	06/30/2024	0.77%	76.72%

Tables of Contents
Delinquency Experience

Set forth below is delinquency information relating to the leases allocated to the reference pool for MBALT 2023-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of S ecuritization Value
1	05/31/2023	1,507,580,105.13	2,994,949.96	58	0.20%	909,405.21	14	0.06%	26,084.64	1	0.00%	0.00	0	0.00%
2	06/30/2023	1,455,641,496.60	3,540,282.18	71	0.24%	1,332,581.03	20	0.09%	499,022.34	7	0.03%	0.00	0	0.00%
3	07/31/2023	1,409,618,543.36	3,503,937.78	81	0.25%	1,014,066.30	19	0.07%	713,118.33	10	0.05%	0.00	0	0.00%
4	08/31/2023	1,363,212,293.52	5,149,992.87	110	0.38%	1,304,443.11	25	0.10%	273,635.58	7	0.02%	0.00	0	0.00%
5	09/30/2023	1,320,631,119.52	5,067,054.31	107	0.38%	1,971,814.87	41	0.15%	727,311.44	12	0.06%	0.00	0	0.00%
6	10/31/2023	1,268,893,008.63	5,411,520.43	116	0.43%	1,811,554.69	34	0.14%	1,049,301.64	18	0.08%	0.00	0	0.00%
7	11/30/2023	1,220,355,663.79	5,503,825.42	117	0.45%	2,149,160.92	44	0.18%	942,239.59	14	0.08%	0.00	0	0.00%
8	12/31/2023	1,178,110,453.84	5,769,393.35	123	0.49%	2,495,994.24	49	0.21%	1,131,149.97	21	0.10%	0.00	0	0.00%
9	01/31/2024	1,132,043,812.11	5,301,695.31	116	0.47%	2,191,356.17	50	0.19%	1,344,191.89	23	0.12%	0.00	0	0.00%
10	02/29/2024	1,086,103,302.32	6,263,685.06	140	0.58%	1,295,076.89	27	0.12%	966,553.83	21	0.09%	0.00	0	0.00%
11	03/31/2024	1,043,738,972.50	5,077,692.71	113	0.49%	2,205,011.73	46	0.21%	558,524.54	13	0.05%	0.00	0	0.00%
12	04/30/2024	996,039,546.62	6,195,136.78	135	0.62%	1,959,886.60	39	0.20%	1,059,911.75	23	0.11%	0.00	0	0.00%
13	05/31/2024	950,271,881.28	5,170,123.65	110	0.54%	1,557,960.39	36	0.16%	942,153.99	21	0.10%	0.00	0	0.00%
14	06/30/2024	913,356,283.62	5,926,772.88	125	0.65%	1,727,135.53	38	0.19%	613,897.60	15	0.07%	0.00	0	0.00%

Tables of Contents
Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2023-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Proceeds and Recoveries ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	05/31/2023	1,893,423.10	2,183,238.38	(289,815.28)	(289,815.28)	(0.018)%
2	06/30/2023	1,577,636.04	1,512,085.31	65,550.73	(224,264.55)	(0.014)%
3	07/31/2023	1,834,308.84	1,398,719.79	435,589.05	211,324.50	0.013%
4	08/31/2023	2,278,570.53	1,698,876.00	579,694.53	791,019.03	0.050%
5	09/30/2023	1,433,380.82	1,493,040.96	(59,660.14)	731,358.89	0.046%
6	10/31/2023	2,012,811.12	1,422,024.30	590,786.82	1,322,145.71	0.084%
7	11/30/2023	2,959,368.15	2,430,003.11	529,365.04	1,851,510.75	0.117%
8	12/31/2023	2,026,710.56	1,431,506.49	595,204.07	2,446,714.82	0.155%
9	01/31/2024	2,682,430.34	2,120,070.06	562,360.28	3,009,075.10	0.190%
10	02/29/2024	2,951,085.47	2,081,365.26	869,720.21	3,878,795.31	0.245%
11	03/31/2024	2,037,192.13	2,033,339.78	3,852.35	3,882,647.66	0.245%
12	04/30/2024	1,501,939.23	1,728,061.63	(226,122.40)	3,656,525.26	0.231%
13	05/31/2024	2,163,280.76	1,934,070.86	229,209.90	3,885,735.16	0.245%
14	06/30/2024	1,978,618.78	1,579,525.26	399,093.52	4,284,828.68	0.271%

Tables of Contents
	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	05/31/2023	36,721,950.71	42,911,795.74	(6,189,845.03)	(6,189,845.03)	(0.391)%
2	06/30/2023	30,950,360.51	36,475,029.25	(5,524,668.74)	(11,714,513.77)	(0.740)%
3	07/31/2023	25,980,242.36	30,410,815.39	(4,430,573.03)	(16,145,086.80)	(1.020)%
4	08/31/2023	26,222,478.02	30,903,215.56	(4,680,737.54)	(20,825,824.34)	(1.316)%
5	09/30/2023	24,584,547.96	28,874,322.28	(4,289,774.32)	(25,115,598.66)	(1.587)%
6	10/31/2023	31,599,095.60	36,881,274.54	(5,282,178.94)	(30,397,777.60)	(1.920)%
7	11/30/2023	29,019,115.03	33,698,453.33	(4,679,338.30)	(35,077,115.90)	(2.216)%
8	12/31/2023	24,571,150.84	28,502,978.51	(3,931,827.67)	(39,008,943.57)	(2.464)%
9	01/31/2024	26,504,916.54	30,926,014.91	(4,421,098.37)	(43,430,041.94)	(2.744)%
10	02/29/2024	27,186,757.91	31,447,091.15	(4,260,333.24)	(47,690,375.18)	(3.013)%
11	03/31/2024	25,618,271.33	29,646,671.73	(4,028,400.40)	(51,718,775.58)	(3.267)%
12	04/30/2024	30,340,492.56	35,406,408.76	(5,065,916.20)	(56,784,691.78)	(3.587)%
13	05/31/2024	28,729,408.58	33,250,986.82	(4,521,578.24)	(61,306,270.02)	(3.873)%
14	06/30/2024	21,599,155.13	24,854,393.50	(3,255,238.37)	(64,561,508.39)	(4.079)%

Tables of Contents
Mercedes-Benz Auto Lease Trust 2024-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	May 23, 2024
Cutoff Date	March 31, 2024
Cutoff Date Aggregate Securitization Value	$1,450,004,611.27
Number of Leases	26,302
Average Securitization Value	$55,129.06
Securitization Value Range	$15,549.17 to $237,377.11
Percentage Mercedes-Benz Passenger Cars	45.90%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	54.10%
Aggregate Residual Value	$888,302,349.92
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	61.26%
Average Residual Value	$33,773.19
Residual Value Range	$10,461.00 to $126,047.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Securitization Value	46.29%
Weighted Average Original Term(2)	41.62 months
Original Term Range	13 to 60 months
Weighted Average Remaining Term(2)	31.83 months
Remaining Term Range	1 to 58 months
Weighted Average FICO® Score(2)	786.67
Range of FICO® Scores	600 to 899

(1)  Discounted by the greater of the contract rate and 11.35%.
(2)  Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2024-A.

Tables of Contents
Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	916	3.48%	$67,996,267.74	4.69%
25 – 36	12,000	45.62	628,213,997.70	43.32
37 – 48	11,573	44.00	630,420,047.05	43.48
49 – 60	1,813	6.89	123,374,298.78	8.51
Total:	26,302	100.00%	$1,450,004,611.27	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	2,938	11.17%	$120,103,568.59	8.28%
13 – 24	3,170	12.05	151,429,730.37	10.44
25 – 36	12,066	45.87	665,439,084.89	45.89
37 – 48	7,189	27.33	440,041,934.21	30.35
49 – 60	939	3.57	72,990,293.21	5.03
Total:	26,302	100.00%	$1,450,004,611.27	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Tables of Contents
Distribution of the Leased Vehicles by State representing more than 5% of the Total Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	7,503	28.53%	$425,447,629.41	29.34%
Florida	3,744	14.23	214,223,163.90	14.77
New York	3,675	13.97	189,558,524.09	13.07
New Jersey	2,291	8.71	114,222,212.15	7.88
Texas	1,392	5.29	81,587,027.03	5.63
Total:	18,605	70.73%	$1,025,038,556.58	70.69%

(1)  As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
GLE	4,454	16.93%	$289,987,180.89	20.00%
GLC	4,501	17.11	193,436,070.81	13.34
S	1,765	6.71	161,083,659.84	11.11
C	3,772	14.34	146,534,388.01	10.11
GLS	1,507	5.73	129,357,307.96	8.92
E	2,147	8.16	111,120,895.01	7.66
GLB	2,217	8.43	78,653,944.94	5.42
EQS	953	3.62	76,837,294.30	5.30
Total:	21,316	81.03%	$1,187,010,741.76	81.86%

(1)  As a percentage of total number of Leases as of the Cutoff Date.

Tables of Contents
Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2024-A (“MBALT 2024-A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2024-A

Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

Tables of Contents
MBALT 2024-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	03/31/2024	1,450,004,611.27	1.00	1,450,004,611.27	1.00
1	05/31/2024	1,409,495,737.76	0.97	1,394,770,069.14	0.96
2	06/30/2024	1,382,429,007.88	0.95	1,367,345,413.49	0.94

Tables of Contents
Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2024-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes”.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	03/31/2024	-	-
1	05/31/2024	0.77%	252.29%
2	06/30/2024	1.18%	381.69%

Tables of Contents
Delinquency Experience

Set forth below is delinquency information relating to the leases allocated to the reference pool for MBALT 2024-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	05/31/2024	1,394,770,069.14	2,829,071.80	51	0.20%	572,393.17	11	0.04%	155,522.29	2	0.01%	0.00	0	0.00%
2	06/30/2024	1,367,345,413.49	3,085,548.89	57	0.23%	584,238.33	12	0.04%	335,512.29	6	0.02%	0.00	0	0.00%

Tables of Contents
Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles allocated to the reference pool for MBALT 2024-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Proceeds and Recoveries ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	05/31/2024	1,003,556.29	868,165.25	135,391.04	135,391.04	0.009%
2	06/30/2024	911,097.86	839,216.30	71,881.56	207,272.60	0.014%

Tables of Contents
	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	05/31/2024	22,431,262.45	25,406,606.75	(2,975,344.30)	(2,975,344.30)	(0.205)%
2	06/30/2024	11,420,113.88	12,779,416.93	(1,359,303.05)	(4,334,647.35)	(0.299)%

Tables of Contents
Graphical Presentation for Prior Securitizations

Delinquency Experience.  The delinquency information set forth below relating to the leases allocated to the related reference pools for the referenced trusts is presented on a monthly basis.

Tables of Contents

Tables of Contents
Loss Experience.  The indicated credit and residual loss information set forth relating to the leases allocated to the related references pools for the referenced trusts is presented on a monthly basis.

Tables of Contents

Tables of Contents
Appendix B

Assumed Cashflows

The cash flow schedules appearing in the immediately following tables were generated assuming that the Initial Note Balance of $1,017,750,000 and $1,283,250,000, respectively, and, in each case, that (i) the lessees make their remaining lease payments starting in August 2024 and every month thereafter until all scheduled lease payments are made and (ii) the residual value of the Leased Vehicles is due the month following the last related lease payment.

Assumed Cashflows if the Initial Note Balance is $1,017,750,000

Period	Ending Aggregate Securitization Value ($)	Base Monthly Payment ($)	Residual Value ($)
July 2024	1,150,002,080.36	0.00	0.00
August 2024	1,135,603,731.79	25,023,514.40	0.00
September 2024	1,120,863,715.42	25,102,411.85	0.00
October 2024	1,092,585,547.69	24,720,359.33	13,785,701.10
November 2024	1,064,295,090.10	24,314,452.47	13,945,859.40
December 2024	1,032,291,256.44	23,771,922.08	17,943,615.30
January 2025	1,002,881,773.42	23,293,194.02	15,535,957.60
February 2025	974,064,694.93	22,774,404.67	15,193,980.75
March 2025	939,637,512.19	22,227,048.64	21,088,485.05
April 2025	906,127,346.32	21,592,483.49	20,491,885.15
May 2025	872,178,066.51	20,954,004.47	21,263,697.70
June 2025	844,281,280.67	20,420,089.48	15,435,331.40
July 2025	818,327,215.17	19,962,937.14	13,695,204.40
August 2025	793,373,959.37	19,481,377.31	12,939,123.55
September 2025	772,013,804.71	19,122,496.05	9,477,205.10
October 2025	750,044,042.29	18,768,415.32	10,245,982.05
November 2025	727,226,386.51	18,358,557.33	11,303,259.20
December 2025	702,431,004.95	17,910,880.97	13,520,450.10
January 2026	678,889,444.90	17,482,698.29	12,468,553.30
February 2026	653,522,881.46	16,928,801.16	14,632,636.95
March 2026	622,240,669.64	16,335,163.62	20,910,452.85
April 2026	595,212,762.07	15,670,921.32	17,034,940.60
May 2026	568,902,911.63	15,123,683.29	16,617,491.70
June 2026	544,484,385.81	14,590,227.46	15,019,545.40
July 2026	521,092,565.67	14,115,446.33	14,244,801.65
August 2026	499,109,625.31	13,653,913.29	13,084,002.60
September 2026	476,633,921.84	13,174,700.92	13,855,383.65
October 2026	450,942,593.46	12,641,798.43	17,398,820.15
November 2026	426,600,595.48	12,084,757.32	16,372,097.40
December 2026	397,731,455.16	11,458,329.60	21,303,546.25
January 2027	376,007,125.84	10,986,634.15	14,366,998.70
February 2027	346,107,079.94	10,222,340.04	23,108,774.80
March 2027	306,738,570.76	9,248,667.82	33,278,072.30
April 2027	254,151,982.16	7,900,062.41	47,485,519.40
May 2027	179,758,206.17	5,677,125.70	71,035,790.80
June 2027	169,502,687.87	5,412,762.33	6,483,053.20
July 2027	157,687,800.33	5,115,170.52	8,246,432.55
August 2027	145,157,583.89	4,738,558.90	9,230,562.15
September 2027	135,936,380.55	4,502,209.83	6,043,559.80
October 2027	123,963,845.02	4,203,990.76	9,008,967.50
November 2027	111,351,947.90	3,801,158.98	9,941,911.40
December 2027	104,499,508.82	3,639,642.99	4,228,885.70

Tables of Contents
Period	Ending Aggregate Securitization Value ($)	Base Monthly Payment ($)	Residual Value ($)
January 2028	97,426,579.14	3,477,652.00	4,548,838.70
February 2028	87,363,780.61	3,157,363.22	7,794,455.75
March 2028	74,848,624.64	2,770,517.84	10,541,835.45
April 2028	53,854,446.16	2,091,005.68	19,586,168.85
May 2028	22,164,014.68	857,631.63	31,324,223.95
June 2028	19,811,916.20	790,318.22	1,764,029.10
July 2028	16,864,784.62	699,639.24	2,428,278.20
August 2028	13,636,129.83	542,581.89	2,839,966.10
September 2028	12,581,708.47	501,839.02	677,014.00
October 2028	11,755,411.05	473,653.32	467,453.50
November 2028	11,025,185.72	460,019.74	377,475.00
December 2028	9,831,584.38	426,540.41	867,667.00
January 2029	9,130,369.58	400,827.86	390,101.35
February 2029	7,808,031.27	353,627.11	1,052,027.00
March 2029	6,164,861.50	281,897.29	1,432,521.90
April 2029	2,849,221.79	166,117.17	3,205,778.00
May 2029	0.00	0.00	2,875,222.00
June 2029	0.00	0.00	0.00

Assumed Cashflows if the Initial Note Balance is $1,283,250,000

Period	Ending Aggregate Securitization Value ($)	Base Monthly Payment ($)	Residual Value ($)
July 2024	1,449,997,421.25	0.00	0.00
August 2024	1,431,836,966.96	31,557,409.02	0.00
September 2024	1,413,250,459.19	31,652,033.50	0.00
October 2024	1,377,868,364.90	31,175,179.03	17,102,838.95
November 2024	1,342,309,366.05	30,676,697.01	17,455,363.75
December 2024	1,301,902,975.39	29,988,521.99	22,666,454.55
January 2025	1,264,676,166.00	29,386,967.14	19,719,719.65
February 2025	1,228,149,590.37	28,720,999.77	19,345,758.45
March 2025	1,184,599,648.25	28,016,635.48	26,740,184.05
April 2025	1,142,550,198.83	27,217,328.00	25,641,605.45
May 2025	1,100,155,459.44	26,447,621.71	26,372,900.30
June 2025	1,063,963,062.58	25,744,411.56	20,486,915.75
July 2025	1,031,335,660.63	25,148,852.71	17,187,223.20
August 2025	999,525,695.77	24,546,849.17	16,674,064.45
September 2025	972,265,676.82	24,077,841.03	12,302,860.60
October 2025	944,476,720.58	23,630,848.29	13,030,042.80
November 2025	915,441,067.50	23,107,245.50	14,546,768.05
December 2025	883,974,253.54	22,523,282.39	17,296,941.55
January 2026	854,850,294.05	22,007,504.53	15,182,730.10
February 2026	822,123,916.03	21,273,073.86	19,253,823.00
March 2026	782,770,232.86	20,524,140.71	26,331,432.95
April 2026	749,139,396.26	19,715,516.31	21,058,108.25
May 2026	716,869,682.08	19,044,649.64	20,060,970.95
June 2026	686,379,408.26	18,381,704.88	18,650,014.05
July 2026	656,474,495.90	17,778,860.32	18,389,273.20
August 2026	628,547,839.70	17,183,233.85	16,733,759.20
September 2026	600,697,321.29	16,584,396.30	17,001,628.05
October 2026	568,786,458.25	15,927,582.67	21,464,649.50
November 2026	537,919,589.58	15,238,048.42	20,819,002.65

Tables of Contents
Period	Ending Aggregate Securitization Value ($)	Base Monthly Payment ($)	Residual Value ($)
December 2026	501,674,269.36	14,436,715.42	26,717,126.55
January 2027	474,389,816.44	13,860,666.18	18,001,568.70
February 2027	436,236,295.49	12,883,374.49	29,598,957.70
March 2027	387,080,447.75	11,697,509.87	41,438,998.15
April 2027	321,446,689.09	10,001,177.89	59,164,693.85
May 2027	226,899,179.09	7,164,820.06	90,315,894.88
June 2027	213,474,467.94	6,814,286.53	8,680,883.45
July 2027	198,883,157.17	6,443,817.47	10,095,451.55
August 2027	182,821,106.14	5,961,227.33	11,915,636.15
September 2027	171,387,581.57	5,672,474.62	7,429,296.10
October 2027	156,405,595.31	5,302,599.70	11,243,301.70
November 2027	140,596,534.35	4,794,523.88	12,441,741.50
December 2027	132,071,113.37	4,589,004.33	5,219,363.30
January 2028	123,128,478.23	4,396,704.53	5,751,082.70
February 2028	109,930,807.91	3,973,036.81	10,348,183.95
March 2028	94,172,980.38	3,482,399.19	13,278,549.95
April 2028	67,660,821.85	2,626,935.69	24,744,553.80
May 2028	27,636,608.60	1,065,146.93	39,576,473.60
June 2028	24,732,047.73	977,725.03	2,179,022.10
July 2028	21,230,233.88	873,315.31	2,854,180.60
August 2028	17,175,757.13	680,986.03	3,567,218.65
September 2028	15,971,212.94	639,468.94	721,806.00
October 2028	14,901,111.57	604,592.86	611,247.15
November 2028	13,924,710.34	580,575.15	531,800.00
December 2028	12,495,542.09	543,059.48	1,013,173.00
January 2029	11,491,758.21	513,302.56	604,504.35
February 2029	9,872,244.93	447,610.75	1,276,766.00
March 2029	7,839,423.71	361,353.69	1,761,552.90
April 2029	3,801,236.21	224,065.34	3,885,658.00
May 2029	0.00	0.00	3,835,923.55
June 2029	0.00	0.00	0.00

Tables of Contents
ANNEX I
Global Clearance, Settlement and
 Tax Documentation Procedures

The globally-offered securities to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear.  The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be affected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

See “Description of the Notes—Book-Entry Registration” in the prospectus for further information.

A beneficial owner of globally-offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the securities through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

Exemption for Non-United States Persons.  Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for United States federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing IRS Form W-8BEN or W-8BEN-E.  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for Non-United States Persons with Effectively Connected Income.  Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing IRS Form W-8ECI.

Exemption or Reduced Rate for Non-United States Persons Resident in Treaty Countries.  Non-United States Persons that for United States federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing IRS Form W-8BEN or W-8BEN-E.  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for United States Persons.  United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing IRS Form W-9.

A-I-1

Tables of Contents
United States Federal Income Tax Reporting Procedure.  The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency.  IRS Form W-8BEN, W-8BEN-E and W-8ECI are effective from the date the form is signed through the end of the third succeeding calendar year.  If the information on either IRS Form W-8BEN, W-8BEN-E or W-8ECI changes, a new IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable, must be filed within 30 days of such change.  IRS Form W-8BEN, W-8BEN-E and W-8ECI may be filed by the beneficial owner of a security or its agent.

This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities.  We suggest that you read “Material Federal Income Tax Consequences” in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities.  The information contained in this Annex I is an integral part of the prospectus to which it is attached.

A-I-2

Tables of Contents
Mercedes-Benz Auto Lease Trust 2024-B
Issuer

Mercedes-Benz Trust Leasing LLC
 Depositor

Mercedes-Benz Financial Services USA LLC
Sponsor, Servicer and Administrator

Mercedes-Benz Auto Lease Trust 2024-B

$220,000,000	(1)		____%	Class A-1 Asset Backed Notes(2)
$368,500,000	(1)	{	____% SOFR Rate + ____%	Class A-2A Asset Backed Notes(3) Class A-2B Asset Backed Notes(3)(4)
$368,500,000	(1)		____%	Class A-3 Asset Backed Notes
$60,750,000	(1)		____%	Class A-4 Asset Backed Notes

(1)
If the aggregate principal amount of Notes to be offered is $797,750,000, the aggregate principal amount of the Notes to be issued will be $1,017,750,000, and the initial principal amount of each class of Notes will be as set forth above.  If the aggregate principal amount of Notes to be offered is $1,005,250,000, the aggregate principal amount of the Notes to be issued will be $1,283,250,000, and the initial principal amount of each class of Notes will be $278,000,000 of Class A-1 Notes (not offered hereby), $464,500,000 of Class A-2 Notes, $464,500,000 of Class A-3 Notes and $76,250,000 of Class A-4 Notes. The determination regarding the initial principal amount of the Notes will be made no later than the day of pricing.

(2)	The Class A-1 Notes are not offered hereby and will be retained by the Depositor or one or more of its affiliates.
(3)
The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable. However, the Benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the Benchmark and the applicable spread may change, see “Description of the Notes — Payments of Interest.” The aggregate principal amount of the Class A-2A and Class A-2B Notes will be $368,500,000 (or $464,500,000) but the allocation of such aggregate principal amount between the Class A-2A and Class A-2B Notes will be determined no later than the day of pricing.  The Depositor expects that the initial principal amount of the Class A-2B Notes will not exceed $276,375,000 if the aggregate principal amount of the Class A-2A and Class A-2B Notes is $368,500,000, or $348,375,000 if the aggregate principal amount of the Class A-2A and Class A-2B Notes is $464,500,000.

(4)
If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread is less than 0.00% for any accrual period, then the interest rate for the Class A-2B Notes for such accrual period will be 0.00%, as described under “Description of the Notes—Payments of Interest.”

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus.  Mercedes-Benz Trust Leasing LLC has not authorized anyone to provide you with additional or different information.  Mercedes-Benz Trust Leasing LLC is not offering the Notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the Notes may be required to deliver a prospectus until 90 days after the date of this prospectus.

Joint Bookrunners

MUFG	BNP PARIBAS	Citigroup

Co-Managers

BofA Securities		SMBC Nikko

__________, 2024